AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON March 4, 2004
                                                  REGISTRATION NO. _____________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ___________________
                                    FORM S-1
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933
                               ___________________
                             GRANT PARK FUTURES FUND
                               LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)

      ILLINOIS                        6799                      36-3596839
  (State or other          (Primary Standard Industrial      (I.R.S. Employer
  jurisdiction of           Classification Code Number)        Identification
 incorporation or                                                 Number)
   organization)
                     C/O DEARBORN CAPITAL MANAGEMENT, L.L.C.
                     550 WEST JACKSON BOULEVARD, SUITE 1300
                             CHICAGO, ILLINOIS 60661
                                  312-756-4450
               (Address, including zip code, and telephone number,
        including area code of registrant's principal executive offices)

                 DAVID M. KAVANAGH                                         Copies to:
     GRANT PARK FUTURES FUND LIMITED PARTNERSHIP                     JENNIFER R. EVANS, ESQ.
       C/O DEARBORN CAPITAL MANAGEMENT, L.L.C.                    JENNIFER DURHAM KING, ESQ.
       550 WEST JACKSON BOULEVARD, SUITE 1300               VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
              CHICAGO, ILLINOIS 60661                       222 NORTH LASALLE STREET, SUITE 2600
                   312-756-4450                                       CHICAGO, ILLINOIS, 60601
(name, address, including zip code, and telephone number,               312-609-7500
    including area code, of agent for service)

                               ___________________
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.
                               ___________________
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering: [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

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      TITLE OF EACH CLASS OF SECURITIES                          PROPOSED MAXIMUM                               AMOUNT OF
              TO BE REGISTERED                              AGGREGATE OFFERING PRICE(1)                      REGISTRATION FEE
---------------------------------------------        ---------------------------------------         -------------------------------
Limited Partnership Units, consisting of
  Class A and Class B units ....                             $200,000,000                                        $25,340

------------------
(1) Calculated pursuant to Rule 457(o).

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

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 Subject to Completion, dated March 4, 2004

                          PART ONE: DISCLOSURE DOCUMENT
                             GRANT PARK FUTURES FUND
                               LIMITED PARTNERSHIP
                  $50,000,000 CLASS A LIMITED PARTNERSHIP UNITS
                 $150,000,000 CLASS B LIMITED PARTNERSHIP UNITS

                                  THE OFFERING

         Grant Park Futures Fund Limited Partnership, which is referred to in this prospectus as Grant Park, is a multi-advisor commodity pool organized to pool assets of investors for the purpose of investing those assets in U.S. and international futures and forward contracts, options contracts and other interests in commodities. Grant Park, which is not registered as a mutual fund under the Investment Company Act of 1940, has been in continuous operation since January 1989 and until June 30, 2003 when the fund began publicly offering units for sale, previously has offered its beneficial interests to qualified investors on a private placement basis. It is managed by its general partner, Dearborn Capital Management, L.L.C., and invests through independent professional commodity trading advisors.

         This offering consists of two classes of limited partnership units:
Class A units and Class B units. Class A units are reserved for existing Class A limited partners, their affiliates and family members and for new investors who make a sizable investment in Grant Park, as described below. Class B units are reserved for investments by new investors generally. The difference between the Class A units and the Class B units is that the Class B units are subject to a higher fee and expense structure as described in this prospectus.

         The selling agents offer the Class A and Class B units at a price equal to the net asset value per unit of each of the units at the close of business on each closing date, which is the last business day of each month. As of the close of business on January 31, 2004, the net asset value per unit of the Class A units was $1,198.531, and the net asset value per unit of the Class B units was $1,079.927. Class B units began trading on August 1, 2003, with a net asset value of $1,000 on that date, and Class A units converted to net asset value per unit accounting on April 1, 2003, with a net asset value of $1,000 on that date. Grant Park is registering an aggregate amount of units that it reasonably expects to offer and sell within two years of the date of this prospectus.

         The selling agents are not required to sell any specific quantity of units, but have agreed to use their best efforts to sell the units offered. Subscriptions approved for investment will be effective as of each closing date and will be held in Grant Park's subscription account until invested. The offering is not contingent on a minimum aggregate level of investment and is expected to continue until all registered units are sold. The general partner may, however, in its discretion, terminate the offering, or it may elect to register and offer additional units.


                                    THE RISKS

         Before you decide whether to invest, you should read this entire prospectus carefully and consider the risk factors beginning on page 13.

         o An investment in Grant Park is speculative and leveraged; as a result of this leverage, small movements in the price of a commodity interest may cause you to incur significant losses.

         o Performance can be volatile; rapid and substantial fluctuations in commodity interest prices could cause Grant Park's trading positions to suddenly turn unprofitable and cause you to lose all or substantially all of your investment in Grant Park.

         o Trading in commodity interests is a zero-sum economic activity in which, for every gain, there is an offsetting loss. Grant Park therefore bears the risk that, on every trade, it will incur the loss.

         o Grant Park's past performance is not necessarily indicative of future performance.

         o Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.

         o No secondary market exists for the units; redemptions are limited and may result in early redemption fees.

         o Grant Park pays substantial fees and expenses, including fees paid to its trading advisors, that must be offset by trading profits and interest income.

         o A substantial portion of the trades executed for Grant Park takes place outside of the U.S., much of which exposes Grant Park to substantial credit, regulatory and foreign exchange risk.

         o You will have no right to participate in the management of Grant Park.

         o The structure and operation of Grant Park involve several conflicts of interest.


                               MINIMUM INVESTMENT

         The minimum investment in Class A units for existing Class A limited partners and their affiliates is $15,000, except in the case of existing Class A limited partners that are employee benefit plans and/or individual retirement accounts for which the minimum investment is $5,000. For new investors, the minimum initial investment in Class A units is $200,000. In order to satisfy this minimum initial investment requirement, new investors in Class A units may commit to purchase at least $200,000 within one year from the date of their initial subscription. These minimums may be waived in the sole discretion of the general partner.

         The minimum initial investment in Class B units for investors is $10,000, except in the case of employee benefit plans and individual retirement accounts, for which the minimum initial investment is $5,000. These minimums may be waived in the sole discretion of the general partner. The Class A units and Class B units are referred to collectively in this prospectus as the units.

                           __________________________

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMODITY FUTURES TRADING COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.

         THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH PARTS CONTAIN IMPORTANT INFORMATION.

                THE DATE OF THIS PROSPECTUS IS ___________, 2004

                      COMMODITY FUTURES TRADING COMMISSION

                            RISK DISCLOSURE STATEMENT

         YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. LARGE TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

         FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS PROSPECTUS CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL BEGINNING ON PAGE 63 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, ON PAGES 9 AND 10.

         THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS PROSPECTUS, INCLUDING THE DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING ON PAGE 13.

         YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

         UNTIL _______________, 2004 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS.

                       DEARBORN CAPITAL MANAGEMENT, L.L.C.
                                 GENERAL PARTNER
                     550 WEST JACKSON BOULEVARD, SUITE 1300
                                CHICAGO, IL 60661
                                 (312) 756-4450

                                TABLE OF CONTENTS

                                                                                                               PAGE

                          PART ONE: DISCLOSURE DOCUMENT

Summary  ........................................................................................................1
Risk Factors....................................................................................................13
Cautionary Note Regarding Forward-Looking Statements............................................................25
Selected Financial Data.........................................................................................26
Supplementary Financial Information.............................................................................26
The General Partner.............................................................................................27
The Trading Advisors............................................................................................29
Performance of Grant Park--Class A Units........................................................................41
Performance of Grant Park--Class B Units........................................................................43
Management's Discussion and Analysis of Financial Condition and Results of Operations...........................44
Quantitative and Qualitative Disclosures About Market Risk......................................................53
The Clearing Brokers............................................................................................58
Conflicts of Interest...........................................................................................60
Fees and Expenses...............................................................................................63
Use of Proceeds.................................................................................................69
Limited Partnership Agreement...................................................................................69
U.S. Federal Income Tax Consequences............................................................................75
Investment by ERISA Accounts....................................................................................79
Plan of Distribution............................................................................................82
Privacy Policy..................................................................................................85
Legal Matters...................................................................................................86
Experts  .......................................................................................................86
Where You Can Find More Information.............................................................................86
Index to Financial Statements...................................................................................87

                  PART TWO: STATEMENT OF ADDITIONAL INFORMATION

The Commodity Interest Markets.................................................................................113
Historical Perspective of the Managed Futures Industry.........................................................122
Potential Advantages of Investment.............................................................................124
Supplemental Performance Information of Grant Park Futures Fund................................................129

                                   APPENDICES

Appendix A:  Limited Partnership Agreement.....................................................................A-1
Appendix B:  Subscription Agreement and Power of Attorney......................................................B-1
Appendix C:  Subscription Requirements.........................................................................C-1
Appendix D:  Request for Redemption Form.......................................................................D-1
Appendix E:  Glossary..........................................................................................E-1

         You should rely only on the information contained in this prospectus. Grant Park, the general partner and the selling agents have not authorized anyone to provide you with different information, and if you receive any unauthorized information, you should not rely on it. We are not making an offer of these securities in any place where the offer is not permitted. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date of the front cover of that document, regardless of the time you receive this prospectus.

                                     SUMMARY

         This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in the units. You should read this entire prospectus carefully, including the risk factors beginning on page 13. See the glossary in Appendix E for definitions of certain key terms relating to Grant Park's trading activities that are used in this prospectus.

GRANT PARK

         Grant Park is organized to pool assets of investors for the purpose of trading in the U.S. and international markets for currencies, interest rates, stock indices, agricultural and energy products, precious and base metals and other commodities. In trading on these markets, Grant Park may employ futures and forward contracts, security futures contracts, options contracts and other interests in commodities. Grant Park's general partner, commodity pool operator and sponsor is Dearborn Capital Management, L.L.C., an Illinois limited liability company. The managing member of Dearborn Capital Management, L.L.C. is Dearborn Capital Management, Ltd., an Illinois corporation whose sole shareholder is David M. Kavanagh.

         Grant Park is a multi-advisor pool that invests through independent professional commodity trading advisors retained by the general partner. Presently, Rabar Market Research, Inc., EMC Capital Management, Inc., Graham Capital Management, L.P. and Eckhardt Trading Company, or ETC, serve as Grant Park's commodity trading advisors. As of January 31, 2004, the general partner allocated Grant Park's net assets among the trading advisors as follows: 32% to Rabar, 28% to EMC, 24% to Graham and 16% to ETC. Each of the trading advisors employs technical and trend-following trading strategies through proprietary trading programs in an effort to achieve capital appreciation while controlling risk and volatility. Grant Park has been trading continuously since January 1989 and, as of January 31, 2004, had a net asset value of approximately $86.0 million and 2,352 limited partners. As of the close of business on January 31, 2004, the net asset value per unit of the Class A units was $1,198.531, and the net asset value of the Class B units was $1,079.927. Since its inception and through February 28, 2003, Grant Park offered its beneficial interests exclusively to qualified investors on a private placement basis. Effective June 30, 2003, Grant Park began publicly offering both Class A and Class B units for sale.

         Grant Park's main office is located at 550 West Jackson Boulevard, Suite 1300, Chicago, Illinois 60661, and its telephone number is (312) 756-4450.

COMMODITY INTERESTS

         Grant Park trades in U.S. and international futures and forward contracts and other interests in commodities, including options contracts on futures, forwards and commodities, spot contracts, swap contracts and security futures contracts. The commodities underlying these contracts may include stock indices, interest rates, currencies, or physical commodities, such as agricultural products, energy products or metals. A brief description of Grant Park's main types of investments is set forth below.

         o A futures contract is a standardized contract traded on an exchange that calls for the future delivery of a specified quantity of a commodity at a specified time and place.

         o A forward contract is an individually negotiated contract between principals, not traded on an exchange, to buy or sell a specified quantity of a commodity at or before a specified date at a specified price.

         o An option on a futures contract, forward contract or a commodity gives the buyer of the option the right, but not the obligation, to buy or sell a futures contract, forward contract or a commodity, as applicable, at a specified price on or before a specified date. Options on futures contracts are standardized contracts traded on an exchange, while options on forward contracts and commodities, referred to collectively in this prospectus as over-the-counter options, generally are individually negotiated, principal-to-principal contracts not traded on an exchange.

         o A spot contract is a cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement. Spot contracts are not uniform and not exchange-traded.

         o A swap contract generally involves an exchange of a stream of payments between the contracting parties. Swap contracts generally are not uniform and not exchange-traded.

         o A security futures contract is a futures contract on a single equity security or narrow-based stock index. Security futures contracts are relatively new financial instruments, having only begun trading in the United States in November 2002. Security futures contracts are exchange-traded. A trading advisor generally may choose to trade security futures contracts for Grant Park's account if the trading advisor determines that the market for the particular contract is sufficiently liquid and that trading the contract is consistent with the trading advisor's trading program.

         For convenience and unless otherwise specified, futures contracts, forward contracts, options contracts and all other commodity interests collectively will be referred to as commodity interests in this prospectus.

         For more detailed descriptions of futures contracts, forward contracts, options contracts, other commodity interest contracts and other aspects of the commodity interest markets, see the statement of additional information beginning on page 112.

PLAN OF DISTRIBUTION

WHAT IS THE MINIMUM INVESTMENT?

         o The minimum investment in Class A units for existing Class A limited partners and their affiliates is $15,000, except for existing Class A limited partners that are eligible employee benefit plans and/or individual retirement accounts for which the minimum investment is $5,000. The minimum initial investment in Class A units for new investors is $200,000. In order to satisfy this minimum initial investment requirement, new investors in Class A units may commit to purchase at least $200,000 within one year from the date of their initial subscription. Subsequent investments in Class A units for all holders of Class A units must be at least $15,000, except for employee benefit plans and individual retirement accounts, for which it must be at least $5,000.

         o The minimum initial investment in Class B units is $10,000, except for eligible employee benefit plans and/or individual retirement accounts for which the minimum investment is $5,000. Subsequent investments in Class B units for all limited partners must be at least $2,000.

         o Any of these minimums may be waived by the general partner in its sole discretion. Units will be sold in fractions calculated to three decimal places.

HOW DO I INVEST IN GRANT PARK?

         o You may buy units at the close of business of the last business day of any month by submitting a subscription at least five business days before the last business day of that month, or at an earlier date if required by your selling agent. The number of units that you receive will be based on the net asset value per unit of the applicable class of units at the close of business on the last business day of the month. Approved subscriptions will be accepted once payments are received and cleared, and each investor will receive written confirmation of the purchase following acceptance.

         o The general partner will accept or reject your subscription, in whole or in part, in its sole discretion, within five business days after receipt. The general partner will deposit your subscription funds in Grant Park's non-interest bearing subscription account. If the general partner accepts your subscription, your subscription funds will be invested in Grant Park on the next closing date, which will be at the close of business on the last business day of the month in which the subscription is accepted. There is no minimum aggregate subscription amount that must be received before new investors' funds can be invested. If the general partner does not accept your subscription, your subscription funds will be returned to you without interest.

         o The selling agents, which are the registered broker-dealers who are offering the units, will use their best efforts to sell the units being offered, without any firm underwriting commitment. You will not directly pay sales commissions to the selling agents. All sales commissions and other compensation to the selling agents are paid by the general partner out of the brokerage charge paid by Grant Park to the general partner.

         o Carefully read the prospectus, along with all appendices, including the limited partnership agreement and the subscription agreement and power of attorney and discuss with your financial advisor any questions you have about Grant Park. Investors will be required to make the representations and warranties set forth in Appendix C relating to their suitability to purchase the offered units in the subscription agreement and power of attorney. If you decide to invest, please complete and sign the subscription agreement and power of attorney and deliver to your selling agent a check made payable to "Grant Park Futures Fund Limited Partnership--Subscription Account," or authorize a wire transfer in the amount of your subscription in accordance with the instructions set forth in the subscription agreement and power of attorney. Alternatively, if available, you may authorize your selling agent to debit your customer securities account in the amount of your subscription.

WHAT IS THE DIFFERENCE BETWEEN THE CLASS A UNITS AND CLASS B UNITS?

         The Class A units are being offered only to existing Class A limited partners and their affiliates, which generally include entities that control, or are controlled by, the existing limited partner, to the spouse, siblings or descendants of existing limited partners, and to new investors who are making an initial investment or investment commitment of at least $200,000, provided that they meet the suitability criteria described below and in Appendix C. The Class B units are being offered to new investors generally at a minimum investment amount of $10,000, provided they meet the same suitability criteria. Another major difference between the classes is that the Class B units are subject to a higher fee and expense structure. The Class B units will bear organization and offering expenses at an annual rate of 90 basis points (0.90%) of the adjusted net assets of the Class B units, calculated and payable monthly on the basis of month-end adjusted assets (before accruals for fees and expenses and redemptions). Effective April 1, 2004, Class A units will bear organization and offering expenses at an annual rate of 20 basis points (0.20%) of the adjusted net assets of the Class A units, calculated and payable monthly. With respect to the monthly brokerage charge payable by Grant Park to the general partner, effective April 1, 2004, Class A units are charged 0.6583% of month-end adjusted net assets of the Class A units, a rate of 7.90% annually, whereas Class B units are charged 0.675% of the month-end adjusted net assets of the Class B units, a rate of 8.1% annually. Also, Class B units that are redeemed before the one-year anniversary of the subscription for the units will pay an early redemption fee. For these reasons, each class of units has its own net asset value per unit. For purposes of trading and allocation of Grant Park's assets, however, the general partner does not segregate the assets represented by each class.

IS GRANT PARK A SUITABLE INVESTMENT FOR YOU?

         An investment in Grant Park is speculative and involves a high degree of risk. Grant Park is not suitable for all investors. The general partner offers Grant Park as a diversification opportunity for an investor's entire investment portfolio, and therefore an investment in Grant Park should only represent a limited portion of an investor's overall portfolio.

         To invest in Grant Park, you must have at a minimum:

         (1) a net worth of at least $150,000, exclusive of home, furnishings and automobiles; or

         (2) a net worth, similarly calculated, of at least $45,000 and an annual gross income of $45,000.

         A number of jurisdictions in which the units are offered impose on their residents higher minimum suitability requirements, which are described in Appendix C to this prospectus. Please see Appendix C for a detailed description of the minimum suitability requirements in the state in which you reside. You will be required to represent that you meet the requirements set forth in your state of residence before your subscription to purchase units will be accepted. THESE SUITABILITY REQUIREMENTS ARE, IN EACH CASE, REGULATORY MINIMUMS ONLY, AND JUST BECAUSE YOU MEET SUCH REQUIREMENTS DOES NOT MEAN THAT AN INVESTMENT IN THE UNITS IS SUITABLE FOR YOU. In no event may you invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in Grant Park. Employee benefit plans and individual retirement accounts are subject to special suitability requirements. See "Investment by ERISA Accounts" beginning on page
79. IN ADDITION, INDIVIDUAL SELLING AGENTS MAY IMPOSE EVEN HIGHER MINIMUM SUITABILITY REQUIREMENTS ON THEIR CLIENTS INVESTING IN GRANT PARK THAN THOSE DESCRIBED ABOVE OR REQUIRED BY AN INDIVIDUAL STATE. YOU SHOULD CONSULT WITH YOUR FINANCIAL ADVISOR TO CONFIRM THAT YOU MEET THESE REQUIREMENTS BEFORE DECIDING TO INVEST IN GRANT PARK.

RISK FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN GRANT PARK

         An investment in Grant Park is highly speculative and involves a significant degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 13.

         o The prices of commodity interest contracts are highly volatile and subject to rapid and substantial fluctuations. You could therefore lose all or substantially all of your investment if Grant Park's trading positions suddenly turn unprofitable. These movements in price are often the result of factors outside of Grant Park's and its trading advisors' control and may not be anticipated by Grant Park's trading advisors.

         o Because Grant Park's trading positions are typically secured by the deposit of margin funds that represent only a small percentage of a contract's entire face value, Grant Park is highly leveraged. As a result of this leverage, relatively small movements in the price of a contract can cause significant losses to Grant Park.

         o Grant Park trades in commodity interests, which, unlike typical stock or bond investing, is a zero-sum economic activity in which, for every gain, there is an equal and offsetting loss. As a result, Grant Park bears the risk on every trade it makes that it will be the party that incurs a loss.

         o Grant Park's use of multiple independent trading advisors may result in Grant Park taking offsetting positions on the same commodity interest contract thereby possibly incurring additional expenses but without any net change in Grant Park's holdings. In addition, the trading programs used by each trading advisor bear some similarities to the trading programs used by other trading advisors, which may negate the benefits of having multiple trading advisors.

         o Past performance of Grant Park is not necessarily indicative of future performance, and you should not rely on the performance record to date of Grant Park and/or the trading advisors in deciding whether to invest. This is especially true here, because the general partner has increased Grant Park's fee and expense structure in certain respects to accommodate the public offering of units, and the fees and expenses have an impact on Grant Park's net performance.

         o A substantial portion of Grant Park's trades takes place on markets and exchanges outside the United States. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. In some of these non-U.S. markets, the performance on a contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes Grant Park to credit risk. Trading in non-U.S. markets also leaves Grant Park susceptible to swings in the value of the local currency against the U.S. dollar.

         o Grant Park pays substantial amounts in fees and expenses that are incurred regardless of whether it is profitable. In addition, Grant Park pays each of its trading advisors an incentive fee that is based only on that trading advisor's trading profits, which means that Grant Park could pay incentive fees to one or more of its trading advisors even if Grant Park as a whole is not profitable.

         o You will have no rights to participate in the management of Grant Park and will have to rely on the fiduciary duty and judgment of the general partner to manage Grant Park in the best interest of the limited partners.

         o The structure and operation of Grant Park involves several conflicts of interest. For example, an entity controlled by the general partner's president occasionally does business, which is unrelated to that of Grant Park, with one of Grant Park's clearing brokers, Refco Inc. In addition, one of Grant Park's lead selling agents, UBS Financial Services, also serves as Grant Park's other clearing broker, in which case its dual role may create a conflict between its obligations to Grant Park and those it owes to its investor customers. These and other conflicts may cause the parties involved to act in a manner that is other than in Grant Park's best interests.

INVESTMENT FACTORS TO CONSIDER BEFORE INVESTING IN GRANT PARK

         o Grant Park is an alternative investment fund managed by experienced, professional trading advisors that trade in a wide range of futures and other commodity interest contracts.

         o The trading programs that the trading advisors use for Grant Park are comprised of a variety of proprietary trading strategies and systems.

         o An investment in Grant Park may diversify a traditional securities portfolio. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, may increase overall return and reduce the volatility of a portfolio. As a risk transfer activity, commodity interest trading has no inherent correlation with any other investment. However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that Grant Park will outperform other sectors of an investor's portfolio or not produce losses. Grant Park's profitability also depends on the success of the trading advisors' trading techniques. If Grant Park is unprofitable, then it will not increase the return on an investor's portfolio or achieve its diversification objectives.

         o Investors in Grant Park obtain the advantage of limited liability in highly leveraged trading.

THE GENERAL PARTNER

         Dearborn Capital Management, L.L.C., an Illinois limited liability company, is Grant Park's general partner and commodity pool operator and has sole authority and responsibility for administering Grant Park. Along with its managing member and predecessor as Grant Park's general partner and commodity pool operator, Dearborn Capital Management, Ltd., the general partner has had management responsibility for Grant Park since Grant Park's inception. The general partner is registered as a commodity pool operator and as a commodity trading advisor under the Commodity Exchange Act and is a member of the National Futures Association, or NFA.

         The office of the general partner is located at 550 West Jackson Boulevard, Suite 1300, Chicago, Illinois 60661; telephone: (312) 756-4450; facsimile: (312) 756-4452; e-mail: funds@dearborncapital.com. The general partner's website address is www.dearborncapital.com. The books and records of the general partner and Grant Park will be kept and made available for inspection at the general partner's office.

THE TRADING ADVISORS

         Grant Park currently trades through its four independent professional commodity trading advisors: Rabar Market Research, Inc., EMC Capital Management, Inc., Graham Capital Management, L.P. and Eckhardt Trading Company. Each of the trading advisors is registered as a commodity trading advisor under the Commodity Exchange Act and is a member of the NFA. The general partner may terminate or replace any or all of the trading advisors at any time in its sole discretion.

         Rabar Market Research, Inc. is located at 10 Bank Street, Suite 830, White Plains, New York 10606, and its telephone number is (914) 682-8363. EMC Capital Management, Inc. is located at 2201 Waukegan Road, Suite West 240, Bannockburn, Illinois 60015, and its telephone number is (847) 267-8700. Graham Capital Management, L.P. is located at Rock Ledge Financial Center, 40 Highland Avenue, Rowayton, Connecticut 06853, and its telephone number is (203) 899-3400. ETC is located at 53 West Jackson Boulevard, Suite 1240, Chicago, Illinois 60604, and its telephone number is (312) 939-4712.

THE CLEARING BROKERS

         Refco, Inc. acts as a clearing broker for Grant Park. Refco provides commodity interest brokerage and clearing services to Grant Park. It is not a sponsor, general partner or selling agent for Grant Park; its only relationship to Grant Park is that of broker for executing and clearing Grant Park's commodity interest transactions. Nevertheless, it should be noted that a brokerage entity owned by David M. Kavanagh, who indirectly controls and is president of the general partner, receives compensation from Refco in exchange for transactions introduced to and cleared through Refco. This compensation is unrelated to the trading activities of Grant Park. Refco's principal office is located at 550 West Jackson Boulevard, Suite 1300, Chicago, Illinois 60661, and its telephone number is (312) 788-2000. It is registered as a futures commission merchant under the Commodity Exchange Act and is a member of the NFA. Refco also is a member of certain principal U.S. futures exchanges.

         UBS Financial Services acts as a clearing broker for Grant Park, in addition to serving as one of Grant Park's selling agents. UBS Financial Services did not sponsor or organize Grant Park and is not responsible for the activities of the general partner or the trading advisors. UBS Financial Services is a wholly-owned indirect subsidiary of UBS AG. It is registered as a futures commission merchant under the Commodity Exchange Act and is a member of the NFA. UBS Financial Services' principal office is located at 800 Harbor Boulevard, Weehawken, New Jersey 07086, and its telephone number is (201) 352-3000.

         The clearing brokers or their affiliates also may act as dealers through which Grant Park's forward contracts, over-the-counter options contracts, spot contracts and/or swap contracts will be transacted. The trading advisors also may utilize other dealers in engaging in such transactions, with the general partner's consent.

         The general partner may retain additional or substitute clearing brokers for Grant Park in its sole discretion.

FEES AND EXPENSES

         The following fees and expenses include all compensation, fees, profits and other benefits that the general partner, the trading advisors, the selling agents, the clearing brokers, any executing brokers and other dealers used by Grant Park, and the affiliates of those parties may earn or receive in connection with the offering of units in, and the operation of, Grant Park. Except as noted below, the Class A units and Class B units will be subject to the same fees and expenses.

         o Brokerage Charge--Class A units pay the general partner a monthly brokerage charge equal to 0.6583%, a rate of 7.90% annually, of the month-end adjusted net assets of the Class A units. Class B units pay the general partner a monthly brokerage charge equal to 0.675%, a rate of 8.1% annually, of the month-end adjusted net assets of the Class B units. The general partner pays from the brokerage charge all clearing, execution and give-up, floor brokerage, exchange, and NFA fees, any other transaction costs, selling agent compensation and consulting fees to the trading advisors. The payments to the clearing brokers will be based upon a specified amount per round-turn for each exchange-traded commodity interest transaction executed on behalf of Grant Park. A round-turn is both the purchase, or sale, of a commodity interest contract and the subsequent offsetting sale, or purchase, of the contract. The payments to the clearing brokers are expected to be between $5.00 and $10.00 per round-turn transaction. The amounts paid to selling agents, trading advisors or others may be based upon a specified percentage of Grant Park's net asset value or round-turn transactions. The balance of the brokerage charge not paid out to other parties shall be retained by the general partner as payment for its services to Grant Park.

         o Dealer Spreads--Grant Park will trade foreign currency forward contracts and other non-exchange traded commodity interest contracts. These contracts are traded among dealers, which act as principals or counterparties to each trade. The execution costs are included in the price of the contract purchased or sold, and accordingly, these costs to Grant Park cannot be determined. However, the general partner believes the bid-ask spreads paid by Grant Park will be competitive with the spreads paid by other institutional customers generally. Any commissions or other transaction fees that may be incurred by Grant Park in trading forward and other non-exchange traded contracts, other than the associated bid-ask spreads, will be paid by the general partner out of the brokerage charge.

         o Incentive Fees--Grant Park currently pays each trading advisor a quarterly incentive fee based on any new trading profits achieved on the trading advisor's allocated net assets at the end of each calendar quarter. Generally, new trading profits means the net increase in trading profits, realized and unrealized, experienced by the trading advisor on its allocated net assets from the most recent prior quarter in which an incentive fee was paid to the trading advisor, or if an incentive fee has yet to be paid to that trading advisor, the trading advisor's initial allocation of net assets. Currently, the incentive fees are payable as follows: 20% to Rabar, 22.5% to EMC, 24% to ETC, and 20% to Graham. The method of calculating new trading profits on the allocated net assets of each trading advisor is described in "Fees and Expenses--Incentive Fees."

         o Organization and Offering Expenses--All expenses incurred in connection with the organization and ongoing offering of the units are paid by the general partner and then reimbursed to the general partner by Grant Park. Effective April 1, 2004, Class A units will bear organization and offering expenses at an annual rate of 20 basis points (0.20%) of the adjusted net assets of the Class A units, calculated and payable monthly on the basis of month-end adjusted net assets. Class B units will bear these expenses at an annual rate of 90 basis points (0.90%) of the adjusted net assets of the Class B units, calculated and payable monthly on the basis of month-end adjusted net assets. In no event, however, will the reimbursement from Grant Park to the general partner exceed 1.0% per annum of the average month-end net assets of Grant Park. Any amounts incurred exceeding this limit in any year may be carried forward for reimbursement by Grant Park in a later year, in the general partner's discretion. "Adjusted net assets" is defined as the month-end net assets of the particular class before accruals for fees and expenses and redemptions.

         o Operating Expenses--Grant Park has borne, and will continue to bear, all ongoing operating expenses, such as legal, auditing, administration, transfer agent, printing and postage expenses, including the costs and expenses associated with preparing and filing required periodic reports with the SEC. The general partner estimates that these operating expenses will be approximately 0.35% of the average net assets of Grant Park per year. The general partner estimates that the legal and audit fee portion of the operating expense chargeable to Grant Park during 2004, the first full year of its operation as a publicly-offered fund, will be approximately $200,000. Grant Park is also responsible for any federal, state and local taxes payable by it, which amounts are not included in this 0.35% estimate. The general partner, not Grant Park, is responsible for paying any operating expenses during any year that exceed 0.35% of the average net assets of Grant Park per year.

         o Early Redemption Fee--Class B limited partners that cause Grant Park to redeem their units before the one-year anniversary of their subscription for units will pay the general partner an early redemption fee. The early redemption fee is based on the net asset value of the redeemed units and will differ depending on when the units are redeemed during the first year of investment as follows:

                  o units redeemed on or before the third month-end after the subscription are subject to a fee of 3.5% of the net asset value of the redeemed units;

                  o units redeemed after the third month-end and on or before the sixth month-end after the subscription are subject to a fee of 2.625% of the net asset value of the redeemed units;

                  o units redeemed after the sixth month-end and on or before the ninth month-end after the subscription are subject to a fee of 1.75% of the net asset value of the redeemed units; and

                  o units redeemed after the ninth month-end and before the one-year anniversary of the subscription are subject to a fee of 0.875% of the net asset value of the redeemed units.

         Class A limited partners generally, and Class B limited partners causing redemption of their units on or after the one-year anniversary of their subscription for the redeemed Class B units, do not pay any redemption fees.

         o Extraordinary Expenses--Grant Park is required to pay all of its extraordinary expenses, such as litigation expenses or IRS audit expenses, if any.

BREAKEVEN ANALYSIS

         The breakeven analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical $10,000 initial investment in Class A units or Class B units to equal the amount invested 12 months after the investment was made. The breakeven analysis for the Class B units shows the amount required to "break even" both with and without an early redemption fee which, for purposes of this analysis, has been averaged to approximate the effect that payment of an early redemption fee will have on a redemption of Class B units during the first year of investment, as described in footnote 7 below. The breakeven analysis is an approximation only.


                               BREAKEVEN ANALYSIS

                                                                             CLASS A UNITS        CLASS B UNITS
                                                                             -------------        -------------
Assumed initial selling price per unit(1)............................          $10,000               $10,000
Trading advisors' incentive fees(2)..................................          $    40               $    47
Brokerage charge(3) (Class A: 7.9%; Class B: 8.1%)...................          $   790               $   810
Operating expenses(4) (0.35%)........................................          $    35               $    35
Offering expenses(5) (0.2% Class A units; 0.9% Class B units)........          $    20               $    90
Interest income(6) (1.0%)............................................          $  (100)              $  (100)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit,
   without early redemption fee......................................          $   785               $   882
                                                                               =======               =======
Percentage of initial selling price per unit, without early
   redemption fee....................................................               7.85%                 8.82%
                                                                               =========             =========
Average early redemption fee(7) (2.188%; Class B units only).........                                $   219
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price per Class B
   unit, with average early redemption fee...........................                                $ 1,101
                                                                                                     =======
Percentage of initial selling price per Class B unit, with average
   early redemption fee..............................................                                     10%
                                                                                                     =======


                                       9

------------------

(1) $15,000 is the minimum initial investment in Class A units for existing Class A limited partners and $10,000 is the minimum initial investment in Class B units for new limited partners. However, for ease of comparability, $10,000 will be deemed to be the initial selling price per unit of both a Class A unit and a Class B unit for purposes of this breakeven analysis.

(2) Reflects incentive fees payable to Graham and ETC, assuming they manage 24% and 16%, respectively, of invested assets and assuming each of the four advisors have equivalent performance returns for the 12-month period. Actual incentive fees are calculated quarterly on the basis of each trading advisor's individual performance, not the overall performance of Grant Park. Because incentive fees payable to these two trading advisors are calculated on the basis of trading profits realized on the assets they manage without deduction for the allocable portion of certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the "break-even" level.

(3) The brokerage charge is paid to the general partner on a monthly basis. The brokerage charge equals 0.6583% per month, a rate of 7.90% annually, of the Class A month-end adjusted net assets, and 0.675% per month, a rate of 8.1% annually, of the Class B month-end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation and consulting fees to the trading advisors. The general partner retains the balance as payment for its services to Grant Park. Bid-ask spreads on Grant Park's forward and other non-exchange traded contracts are not included in this breakeven table due to the difficulty of determining those spreads.

(4) Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.35% of Grant Park's average net assets per year. This amount is used for purposes of this breakeven analysis. Included in the operating expense estimate is $200,000 of estimated legal and accounting fees payable by Grant Park.

(5) Grant Park's organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, effective April 1, 2004, Class A units are assessed at an annual rate of 20 basis points (0.20%), and Class B units are assessed at an annual rate of 90 basis points (0.90%), of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class.

(6) Grant Park earns interest on free cash balances held in its futures trading accounts. Interest is estimated for these purposes at a rate of 1.0% per year.

(7) Class B limited partners causing redemption of their units on or before the one-year anniversary of their subscription for the redeemed units will pay an early redemption fee of 3.5%, 2.625%, 1.75% or 0.875% of the net asset value of the redeemed units, depending on when the units are redeemed during the first year. Class A limited partners, and Class B limited partners causing redemption of units on or after the one-year anniversary of their subscription for the redeemed units, will not pay an early redemption fee. For purposes of this breakeven analysis, the early redemption fee has been presented as an average of the four different early redemption fees to approximate the effect payment of an early redemption fee would have on a redemption of Class B units at an undetermined point during the first year of investment. Because the early redemption fee has been averaged and the other fees and expenses shown assume an investment in Grant Park for one year, the breakeven analysis does not reflect the actual amount required to "break even" for Class B units that are redeemed prior to the one-year anniversary of the investment, which will vary depending on the date of redemption.

TRANSFERS, REDEMPTIONS AND DISTRIBUTIONS

         You may transfer your units subject to conditions described in the limited partnership agreement, which is attached to this prospectus as Appendix A; however, no secondary market for the units exists or is likely to develop. You may cause Grant Park to redeem your units at the net asset value per applicable unit as of the end of any month with 10 days' advance written notice to the general partner, or at an earlier date if required by your selling agent. There are no redemption fees applicable to Class A limited partners or to Class B limited partners who cause Grant Park to redeem their units on or after the one-year anniversary of their subscription for the redeemed units. Class B limited partners who effect a redemption of their units prior to the one-year anniversary of their subscription for the redeemed units will pay the applicable early redemption fee described above. The general partner does not intend to make any distributions of Grant Park assets.

FEDERAL INCOME TAX ASPECTS

         Grant Park has received an opinion of counsel to the effect that Grant Park will be treated as a partnership and not as an association taxable as a corporation for federal income tax purposes, so long as Grant Park satisfies an annual gross income test, which the general partner anticipates that Grant Park will satisfy, and is organized and operated in accordance with its governing agreements and applicable law. Accordingly, whether or not Grant Park makes any distributions to you, you will be required to report your share of income, gain, loss and deduction of Grant Park and will be individually liable for federal and state income tax on that share. The gain or loss on Grant Park's investment in commodity interest contracts, depending on the contracts traded, will constitute a mixture of ordinary income or loss and capital gain or loss. Trading losses of Grant Park, which will generally constitute capital losses, may only be used to offset a limited amount of the ordinary income allocated to you, and the deductibility of Grant Park expenses may be subject to specified limitations.

REPORTS TO LIMITED PARTNERS

         You will receive monthly statements setting forth the value of your units and other information relating to Grant Park's performance. Within 90 days of the end of each calendar year, you also will receive a certified annual report of Grant Park together with the information necessary for you to prepare your annual income tax return. This certified annual report will contain financial statements that have been audited by Grant Park's independent accountants.

GLOSSARY

         The meanings of certain commodity interest industry terms used in this prospectus are provided in the glossary set forth as Appendix E.

ORGANIZATIONAL CHART

         The organizational chart below illustrates the relationship among the various service providers for Grant Park.

[GRAPHIC OMITTED]

                                  RISK FACTORS

         You should carefully consider the risks and uncertainties described below, as well as all of the other information included in the prospectus, before you decide whether to purchase any units. Any of the following risks and uncertainties could materially adversely affect Grant Park, its trading activities, operating results, financial condition and net asset value and therefore could negatively impact the value of your investment. You should not invest in the units unless you can afford to lose all of your investment.

MARKET RISKS

THE COMMODITY INTEREST MARKETS IN WHICH GRANT PARK TRADES ARE HIGHLY VOLATILE, WHICH COULD CAUSE SUBSTANTIAL LOSSES TO GRANT PARK AND MAY CAUSE YOU TO LOSE YOUR ENTIRE INVESTMENT.

         Commodity interest contracts are highly volatile and are subject to occasional rapid and substantial fluctuations. Consequently, you could lose all or substantially all of your investment in Grant Park should Grant Park's trading positions suddenly turn unprofitable. The profitability of Grant Park depends primarily on the ability of Grant Park's trading advisors to predict these fluctuations accurately. Price movements for commodity interests are influenced by, among other things:

         o        changes in interest rates;

         o governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies;

         o        weather and climate conditions;

         o        changing supply and demand relationships;

         o        changes in balances of payments and trade;

         o        U.S. and international rates of inflation;

         o        currency devaluations and revaluations;

         o        U.S. and international political and economic events; and

         o        changes in philosophies and emotions of market participants.

         The trading advisors' technical trading methods may not take account of these factors except as they may be reflected in the technical input data analyzed by the trading advisors.

         In addition, governments from time to time intervene, directly and by regulation, in certain markets, often with the intent to influence prices directly. The effects of governmental intervention may be particularly significant at certain times in the financial instrument and currency markets, and this intervention may cause these markets to move rapidly.

OPTIONS ARE VOLATILE AND INHERENTLY LEVERAGED, AND SHARP MOVEMENTS IN PRICES COULD CAUSE GRANT PARK TO INCUR LARGE LOSSES.

         Grant Park may use options on futures contracts, forward contracts or on commodities to generate premium income or speculative gains. Options involve risks similar to futures, because options are subject to sudden price movements and are highly leveraged, in that payment of a relatively small purchase price, called a premium, gives the buyer the right to acquire an underlying futures contract, forward contract or commodity that has a face value substantially greater than the premium paid. The buyer of an option risks losing the entire purchase price of the option. The writer, or seller, of an option risks losing the difference between the purchase price received for the option and the price of the futures contract, forward contract or commodity underlying the option that the writer must purchase or deliver upon exercise of the option. There is no limit on the potential loss. Specific market movements of the futures contracts, forward contracts or commodities underlying an option cannot accurately be predicted. In addition, over-the-counter options present risks in addition to those associated with exchange-traded options, as discussed immediately below.

OVER-THE-COUNTER TRANSACTIONS ARE SUBJECT TO LITTLE, IF ANY, REGULATION AND MAY BE SUBJECT TO THE RISK OF COUNTERPARTY DEFAULT.

         A portion of Grant Park's assets may be used to trade over-the-counter commodity interest contracts, such as forward contracts, option contracts in foreign currencies and other commodities, or swap or spot contracts. Over-the-counter contracts are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and are essentially unregulated by the Commodity Futures Trading Commission, or CFTC. You therefore do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act in connection with this trading activity by Grant Park. The markets for over-the-counter contracts rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. The lack of regulation in these markets could expose Grant Park in certain circumstances to significant losses in the event of trading abuses or financial failure by participants.

         Grant Park also faces the risk of non-performance by the counterparties to the over-the-counter contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. The clearing member, clearing organization or other counterparty may not be able to meet its obligations to Grant Park, in which case Grant Park could suffer significant losses on these contracts.

         Historically, the only over-the-counter transactions in which Grant Park has invested are in the forward, option and spot foreign currency markets. Grant Park's investment in these transactions historically has ranged from approximately 0% to 7% of its assets. It is anticipated, however, that as assets allocated to the trading advisors increase, the percentage invested in the over-the-counter foreign currency markets may also increase.

CERTAIN OF GRANT PARK'S INVESTMENTS COULD BE ILLIQUID.

         Grant Park may not always be able to liquidate its commodity interest positions at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a foreign government taking political actions that disrupt the market in its currency or in a major export, can also make it difficult to liquidate a position. Alternatively, limits imposed by futures exchanges or other regulatory organizations, such as speculative position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some commodity interests.

         Unexpected market illiquidity may cause major losses to investors at any time or from time to time. The large face value of the positions that the trading advisors will acquire for Grant Park increases the risk of illiquidity by both making its positions more difficult to liquidate at favorable prices and increasing the losses incurred while trying to do so.

THE UNITS ARE SUBJECT TO RESTRICTIONS ON REDEMPTION AND TRANSFER.

         There is not likely to be a secondary market for the units. While the units have redemption rights, there are restrictions. For example, redemptions can occur only at the end of a month. Transfers of units are permitted only with the prior written consent of the general partner and provided that conditions specified in the limited partnership agreement are satisfied.

AN INVESTMENT IN GRANT PARK MAY NOT DIVERSIFY AN OVERALL PORTFOLIO.

         Historically, managed futures have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the performance of futures and other commodity interest transactions, on the one hand, and stocks or bonds, on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. Because of this non-correlation, Grant Park cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa. If, however, during a particular period of time, Grant Park's performance moves in the same general direction as the general financial markets or Grant Park does not perform successfully, you will obtain little or no diversification benefits during that period from an investment in the units. In such a case, Grant Park may have no gains to offset your losses from other investments, and you may suffer losses on your investment in Grant Park at the same time losses on your other investments are increasing. This was the case, for example, during the first quarter of 1994, when Grant Park yielded a loss of approximately 3.66% while the Standard & Poor's 500 Index yielded a loss of approximately 3.79%. You should therefore not consider Grant Park to be a hedge against losses in your core stock and bond portfolios.

TRADING IN INTERNATIONAL MARKETS EXPOSES GRANT PARK TO CREDIT AND REGULATORY
RISK.

         A substantial portion of Grant Park's trades have in the past and are expected in the future to continue to take place on markets or exchanges outside the United States. There is no limit to the amount of Grant Park assets that may be committed to trading on non-U.S. markets, and historically, as much as approximately 30% to 60% of Grant Park's overall market exposure has involved positions taken on non-U.S. markets. The risk of loss in trading non-U.S. futures and options on futures contracts can be substantial. Participation in non-U.S. futures and options on futures contracts involves the execution and clearing of trades on, or subject to the rules of, a foreign board of trade or exchange. Some of these non-U.S. markets, in contrast to U.S. exchanges, are so-called principals' markets in which performance is the responsibility only of the individual counterparty with whom the trader has entered into a commodity interest transaction and not of the exchange or clearing corporation. In these kinds of markets, Grant Park will be subject to the risk of bankruptcy or other failure or refusal to perform by the counterparty.

         Some non-U.S. markets present additional risk, because they are not subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA or any domestic exchange regulates activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, nor has the power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws. Similarly, the rights of market participants, such as Grant Park, in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers. As a result, in these markets, Grant Park has less legal and regulatory protection than it does when it trades domestically.

         Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

GRANT PARK'S INTERNATIONAL TRADING ACTIVITIES SUBJECT IT TO FOREIGN EXCHANGE
RISK.

         The price of any non-U.S. futures, options on futures or other commodity interest contract and, therefore, the potential profit and loss on such contract, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised. As a result, changes in the value of the local currency relative to the U.S. dollar may cause losses to Grant Park even if the contract traded is profitable.

GRANT PARK'S INTERNATIONAL TRADING MAY EXPOSE IT TO LOSSES RESULTING FROM NON-U.S. EXCHANGES THAT ARE LESS DEVELOPED OR LESS RELIABLE THAN U.S. EXCHANGES.

         Some non-U.S. exchanges also may be in a more developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, Grant Park may not have the same access to certain positions on foreign trading exchanges as do local traders, and the historical market data on which the trading advisors base their strategies may not be as reliable or accessible as it is in the United States.

TRADING IN COMMODITY INTERESTS IS A ZERO SUM ECONOMIC ACTIVITY, UNLIKE STOCKS AND BONDS.

         Trading in commodity interests is a zero-sum economic activity in which for every gain there is an equal and offsetting loss, disregarding transaction costs. This distinguishes it from a typical stock or bond investment, where there is an expectation of, in the case of bonds, constant yields, or, in the case of equity, participation over time in general economic growth. Grant Park may incur major losses while stock and bond prices rise substantially in a prospering economy.

TRADING RISKS

GRANT PARK WILL BE HIGHLY LEVERAGED, WHICH MEANS THAT SHARP DECLINES IN PRICE COULD LEAD TO LARGE LOSSES.

         Because the amount of margin funds necessary to be deposited with a clearing broker to enter into a futures or forward contract position is typically about 2% to 10% of the total value of the contract, the general partner can hold positions in Grant Park's account with face values equal to several times Grant Park's net assets. The ratio of margin to equity is typically 8% to 15%, but can range from 5% to 25%. As a result of this leveraging, even a small movement in the price of a contract can cause major losses. Any purchase or sale of a futures or forward contract may result in losses that substantially exceed the amount invested in the contract. For example, if $2,200 in margin is required to hold one U.S. Treasury bond futures contract with a face value of $100,000, a $2,200 decrease in the value of that contract could, if the contract is then closed out, result in a complete loss of the margin deposit, not even taking into account deductions of fees and/or commissions. Severe short-term price declines could, therefore, force the liquidation of open positions with large losses.

THERE ARE DISADVANTAGES TO MAKING TRADING DECISIONS BASED ON TECHNICAL ANALYSIS.

         The trading advisors base their trading decisions primarily on trading strategies that use mathematical analyses of technical factors relating to past market performance. The buy and sell signals generated by a technical, trend-following trading strategy are derived from a study of actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest in the markets. The profitability of any technical, trend-following trading strategy depends upon the occurrence in the future of significant, sustained price moves in some of the markets traded. A danger for trend-following traders is whip-saw markets, that is, markets in which a potential price trend may start to develop but reverses before an actual trend is realized. A pattern of false starts may generate repeated entry and exit signals in technical systems, resulting in unprofitable transactions. In the past, there have been prolonged periods without sustained price moves. Presumably these periods will continue to occur. Periods without sustained price moves may produce substantial losses for trend-following trading strategies. Further, any factor that may lessen the prospect of these types of moves in the future, such as increased governmental control of, or participation in, the relevant markets, may reduce the prospect that any trend-following trading strategy will be profitable in the future.

THE RISK MANAGEMENT APPROACHES OF ONE OR ALL OF THE TRADING ADVISORS MAY NOT BE FULLY EFFECTIVE.

         The mechanisms employed by each trading advisor to monitor and manage the risks associated with its trading activities on behalf of Grant Park may not succeed in mitigating all identified risks. Even if a trading advisor's risk management approaches are fully effective, it cannot anticipate all risks that it may face. To the extent one or more of the trading advisors fails to identify and adequately monitor and manage all of the risks associated with its trading activities, Grant Park may suffer losses.

INCREASED COMPETITION FROM OTHER TREND-FOLLOWING TRADERS COULD REDUCE THE TRADING ADVISORS' PROFITABILITY.

         There has been a dramatic increase over the past 15 to 25 years in the amount of assets managed by trend-following trading systems like that of the trading advisors. Assets in managed futures, for example, have grown from approximately $300 million in 1980 to over $86 billion in 2003. This means increased trading competition among a larger number of market participants for transactions at favorable prices, which could operate to the detriment of Grant Park by preventing Grant Park from effecting transactions at its desired price. It may become more difficult for Grant Park to implement its trading strategy if other commodity trading advisors using technical systems are, at the same time, also attempting to initiate or liquidate commodity interest positions at the same time as Grant Park.

SPECULATIVE POSITION LIMITS AND DAILY PRICE FLUCTUATION LIMITS MAY ALTER TRADING DECISIONS FOR GRANT PARK.

         The CFTC and U.S. exchanges have established limits, known as speculative position limits, on the maximum net long or net short positions that any person may hold or control in certain futures and options on futures contracts. Most exchanges also impose limits, known as daily limits, on the amount of fluctuation in certain futures and options on futures contracts in a single trading day. All accounts controlled by a particular trading advisor are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, or if prices were to approach the level of the daily limit, these limits could cause a modification of the particular trading advisor's trading decisions or force liquidation of certain futures or options on futures positions. If one or more of Grant Park's trading advisors must take either of these actions, Grant Park may be required to forego profitable trades or strategies.

INCREASES IN ASSETS UNDER MANAGEMENT OF ANY OF THE TRADING ADVISORS MAY AFFECT TRADING DECISIONS.

         In general, with the exception of ETC, none of the trading advisors intends to limit the amount of additional equity of Grant Park that it may manage, and each will continue to seek major new accounts. The more equity a trading advisor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions. ETC, for example, recently informed the general partner that it may no longer accept additional assets for management on behalf of Grant Park, which in part led the general partner to engage Graham as an additional trading advisor. Accordingly, future increases in equity under management may require a trading advisor to modify its trading decisions for Grant Park or may cause the general partner to add additional trading advisors, either of which could have a detrimental effect on your investment.

THE USE OF MULTIPLE TRADING ADVISORS MAY RESULT IN OFFSETTING OR OPPOSING TRADING POSITIONS AND MAY ALSO REQUIRE ONE TRADING ADVISOR TO FUND THE MARGIN REQUIREMENTS OF ANOTHER TRADING ADVISOR.

         The use of multiple trading advisors may result in developments or positions that adversely affect Grant Park's net asset value. For example, because the trading advisors will be acting independently, Grant Park could buy and sell the same futures contract, thereby incurring additional expenses but with no net change in its holdings. The trading advisors also may compete, from time to time, for the same trades or other transactions, increasing the cost to Grant Park of making trades or transactions or causing some of them to be foregone altogether. And, even though each trading advisor's margin requirements ordinarily will be met from that trading advisor's allocated net assets, one trading advisor may incur losses of such magnitude that Grant Park is unable to meet margin calls from the allocated net assets of that trading advisor. In this event, Grant Park's clearing brokers may require liquidations and contributions from the allocated net assets of another trading advisor.

THE TRADING ADVISORS' TRADING PROGRAMS BEAR SOME SIMILARITIES AND, THEREFORE, MAY LESSEN THE BENEFITS OF HAVING MULTIPLE TRADING ADVISORS.

         Some of the trading advisors initially received their trading experience under the guidance of the same individual. However, each trading advisor has, over time, developed and modified the program it will use for Grant Park. Nevertheless, the trading advisors' trading programs have some similarities. These similarities may, in fact, mitigate the positive effect of having multiple trading advisors. For example, in periods where one trading advisor experiences a draw-down, it is possible that these similarities will cause the other trading advisors to also experience a draw-down.

GRANT PARK'S POSITIONS MAY BE CONCENTRATED FROM TIME TO TIME, WHICH MAY RENDER GRANT PARK SUSCEPTIBLE TO LARGER LOSSES THAN IF GRANT PARK WERE MORE DIVERSIFIED.

         One or more of the trading advisors may from time to time cause Grant Park to hold a few, relatively large positions in relation to its assets. Consequently, a loss in any such position could result in a proportionately greater loss to Grant Park than if Grant Park's assets had been spread among a wider number of instruments.

OPERATING RISKS

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

         You should not rely for predictive purposes on the record to date of Grant Park, the general partner or any of the trading advisors. This is particularly so because Grant Park's fee and expense structure was changed in certain respects to accommodate the public offering of units, and Grant Park's fees and expenses impact Grant Park's net performance. Likewise, you should not assume that any trading advisor's future trading decisions will create profit, avoid substantial losses or result in performance comparable to that trading advisor's past performance. Trading advisors may alter their strategies from time to time, and their performance results in the future may materially differ from their prior trading records. Moreover, the technical analysis employed by the trading advisors may not take into account the effect of economic or market forces or events that may cause losses to Grant Park. Furthermore, the general partner, in its discretion, may terminate any of the trading advisors or change the allocation of assets among the trading advisors, which could cause a substantial change in Grant Park's future performance.

GRANT PARK PAYS SUBSTANTIAL FEES AND EXPENSES REGARDLESS OF PROFITABILITY.

         Grant Park pays brokerage charges, organization and offering expenses, ongoing operating expenses and over-the-counter dealer spreads, in all cases regardless of whether Grant Park's activities are profitable. In addition, Grant Park pays each trading advisor an incentive fee based on a percentage of Grant Park's trading profits earned on Grant Park's net assets allocated to that trading advisor. It is possible that Grant Park could pay substantial incentive fees to one or more trading advisors in a year in which Grant Park has no net trading profits or in which it actually loses money. Accordingly, Grant Park must earn trading gains sufficient to compensate for these fees and expenses before it can earn any profit.

GRANT PARK MAY INCUR HIGHER FEES AND EXPENSES UPON RENEWING EXISTING OR ENTERING INTO NEW CONTRACTUAL RELATIONSHIPS.

         The clearing arrangements between the clearing brokers and Grant Park generally are terminable by the clearing brokers once the clearing broker has given Grant Park notice. Upon termination, the general partner may be required to renegotiate or make other arrangements for obtaining similar services if Grant Park intends to continue trading in commodity interest contracts at its present level of capacity. The services of Refco, UBS Financial Services or an additional or substitute clearing broker may not be available, or even if available, these services may not be available on the terms as favorable as those of the expired or terminated clearing arrangements.

         Likewise, upon termination of any of the advisory contracts entered into between Grant Park and each trading advisor, the general partner may be required to renegotiate the contracts or make other arrangements for obtaining commodity trading advisory services. The services of the particular trading advisor may not be available, or these services may not be available on the terms as favorable as those contained in the expired or terminated advisory contract. There is severe competition for the services of qualified commodity trading advisors, and the general partner may not be able to retain replacement or additional trading advisors on acceptable terms. This could result in losses to Grant Park and/or the inability of Grant Park to achieve its investment objectives. Moreover, if an advisory contract is renegotiated or additional or substitute trading advisors are retained by the general partner on behalf of Grant Park, the fee structures of the new or additional arrangements may not be as favorable to Grant Park as are those currently in place.

THE INCENTIVE FEES COULD BE AN INCENTIVE TO THE TRADING ADVISORS TO MAKE RISKIER INVESTMENTS.

         Each trading advisor employs a speculative strategy for Grant Park and receives incentive fees based on the trading profits earned by it for Grant Park. Accordingly, each of the trading advisors has a financial incentive to make investments that are riskier than might be made if Grant Park's assets were managed by a trading advisor that did not receive performance-based compensation.

YOU WILL NOT PARTICIPATE IN THE MANAGEMENT OF GRANT PARK.

         You will only have limited voting rights with respect to Grant Park's affairs, which rights will not permit you to participate in the management or control of Grant Park or the conduct of its business. You must therefore rely upon the fiduciary responsibility and judgment of the general partner to manage Grant Park's affairs in the best interests of the limited partners.

AN UNANTICIPATED NUMBER OF REDEMPTION REQUESTS DURING A SHORT PERIOD OF TIME COULD HAVE AN ADVERSE EFFECT ON THE NET ASSET VALUE OF GRANT PARK.

         If a substantial number of requests for redemption are received by Grant Park during a relatively short period of time, Grant Park may not be able to satisfy the requests from funds not committed to trading. As a consequence, it could be necessary to liquidate positions in Grant Park's trading positions before the time that the trading advisors' trading strategies would dictate liquidation. If this were to occur, it could affect adversely the net asset value per unit of each class, not only for limited partners redeeming units but also for nonredeeming limited partners.

CONFLICTS OF INTEREST EXIST IN THE STRUCTURE AND OPERATION OF GRANT PARK.

         Mr. Kavanagh, who indirectly controls and is president of the general partner, has a conflict of interest with Grant Park, because an entity controlled by him occasionally receives from Refco, one of Grant Park's clearing brokers, compensation for trades introduced to and cleared through Refco. He therefore may have a disincentive to cause the general partner to terminate or replace Refco even if such replacement is in Grant Park's best interest.

         Grant Park's other clearing broker, UBS Financial Services, also serves as Grant Park's selling agent, so the general partner may be inclined not to replace or terminate UBS Financial Services as clearing broker if it believes that this will adversely affect UBS Financial Services' efforts as selling agent. UBS Financial Services' dual role may also give rise to a conflict in that as a selling agent it may have a disincentive to advise potential investors against investing in Grant Park or to advise existing investors to cause Grant Park to redeem their units, in either case in the best interests of the investors, because to do so would reduce Grant Park's assets and in turn the compensation paid to UBS Financial Services as clearing broker.

         The general partner, the trading advisors and their respective principals, all of which are engaged in other investment activities, are not required to devote substantially all of their time to Grant Park's business, which also presents the potential for numerous conflicts of interest with Grant Park. In the case of the trading advisors, for example, it is possible that other accounts managed by the trading advisor or its affiliates may compete with Grant Park for the same or similar trading positions, which may cause Grant Park to obtain prices that are less favorable than those obtained for the other accounts. The trading advisors may also take positions in their proprietary accounts that are opposite to or ahead of Grant Park's account. Trading ahead presents a conflict because the trade executed first may receive a more favorable price than the later trade.

         As a result of these and other relationships, parties involved with Grant Park have a financial incentive to act in a manner other than in the best interests of Grant Park and its limited partners. The general partner has not established, and has no plans to establish, any formal procedures to resolve these and other conflicts of interest. Consequently, there is no independent control over how the general partner will resolve these conflicts on which investors can rely in ensuring that Grant Park is treated equitably.

THE FAILURE OR BANKRUPTCY OF ONE OF ITS CLEARING BROKERS COULD RESULT IN A SUBSTANTIAL LOSS OF GRANT PARK'S ASSETS.

         Under CFTC regulations, a clearing broker maintains customers' assets in a bulk segregated account. If a clearing broker fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of loss of their funds in the event of that clearing broker's bankruptcy. In that event, the clearing broker's customers, such as Grant Park, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker's customers. Grant Park also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which commodity interest contracts are traded.

         From time to time, the clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker's involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker's trading operations, which could impair the clearing broker's ability to successfully execute and clear Grant Park's trades. Material legal proceedings involving the clearing brokers within the last five years are summarized on pages 58 through 60.

YOU WILL NOT BE ABLE TO REVIEW GRANT PARK'S HOLDINGS ON A DAILY BASIS.

         The trading advisors make Grant Park's trading decisions. While the trading advisors receive daily trade confirmations from the clearing brokers of each transaction entered into by Grant Park, Grant Park's trading results are only reported to investors monthly in summary fashion. Accordingly, an investment in Grant Park does not offer investors the same transparency that a personal trading account offers.

GRANT PARK COULD TERMINATE BEFORE YOU ACHIEVE YOUR INVESTMENT OBJECTIVE.

         The general partner may, in its sole discretion, terminate Grant Park at any time, regardless of whether Grant Park has incurred losses, without giving you prior notice. In particular, unforeseen circumstances, including substantial losses, withdrawal of Grant Park's general partner or suspension or revocation of the general partner's or any of trading advisors' respective registrations with the CFTC or memberships in the NFA could cause Grant Park to terminate before its stated termination date of December 31, 2027. However, no level of losses will require the general partner to terminate Grant Park. Grant Park's termination would cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

GRANT PARK IS NOT A REGULATED INVESTMENT COMPANY.

         Grant Park is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections afforded by that statute which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

THE GENERAL PARTNER IS LEANLY STAFFED AND RELIES HEAVILY ON ITS KEY PERSONNEL TO MANAGE GRANT PARK'S TRADING ACTIVITIES.

         In managing and directing the day-to-day activities and affairs of Grant Park, the general partner relies heavily on Mr. Kavanagh, Margaret E. Manning, one of the general partner's vice presidents and Maureen O'Rourke, the general partner's chief financial officer. The general partner is leanly staffed, so if any of these persons were to leave or be unable to carry out his or her present responsibilities, it may have an adverse effect on the management of Grant Park.

THE GENERAL PARTNER PLACES SIGNIFICANT RELIANCE ON THE TRADING ADVISORS AND THEIR KEY PERSONNEL.

         The general partner relies on the trading advisors to achieve trading gains for Grant Park, entrusting each of them with the responsibility for, and discretion over, the investment of their allocated portions of Grant Park's assets. The trading advisors, in turn, are dependent on the services of a limited number of persons to develop and refine their trading approaches and strategies and execute Grant Park's transactions. The loss of the services of any trading advisor's principals or key employees, or the failure of those principals or key employees to function effectively as a team, may have an adverse effect on that trading advisor's ability to manage its trading activities successfully or may cause the trading advisor to cease operations entirely, either of which, in turn, could negatively impact Grant Park's performance.

Each of Grant Park's trading advisors is controlled, directly or indirectly, by single individuals. These individuals, Paul Rabar at Rabar, Elizabeth Cheval at EMC, William Eckhardt at EMC, and Kenneth Tropin at Graham, have major roles in developing, refining and implementing each of their trading advisor's trading strategies and operating its business. The death, incapacity or other prolonged unavailability of such individuals likely would greatly hinder these trading advisors' operations, and could result in their ceasing operations entirely, which could adversely affect the value of your investment in Grant Park.

THE GENERAL PARTNER MAY TERMINATE, REPLACE AND/OR ADD TRADING ADVISORS IN ITS SOLE DISCRETION.

         The general partner may terminate, substitute or retain trading advisors on behalf of Grant Park in its sole discretion. The addition of a new trading advisor and/or the removal of one of the current trading advisors may cause disruptions in Grant Park's trading as assets are reallocated and new trading advisors transition over to Grant Park, which may have an adverse effect on the net asset value of Grant Park.

THE GENERAL PARTNER'S ALLOCATION OF GRANT PARK'S ASSETS AMONG TRADING ADVISORS MAY RESULT IN LESS THAN OPTIMAL PERFORMANCE BY GRANT PARK.

         The general partner may reallocate assets among the trading advisors upon termination of a trading advisor or retention of a new trading advisor or at the commencement of any month. Consequently, the net assets of Grant Park may be apportioned among the trading advisors in a different manner than the current apportionment. The general partner's allocation of assets will directly affect the profitability of Grant Park's trading, possibly in an adverse manner. For example, a trading advisor may experience a high rate of return but may be managing only a small percentage of Grant Park's net assets. In this case, the trading advisor's performance could have a minimal effect on the net asset value of Grant Park.

         In particular, ETC has recently informed the general partner that it may no longer accept additional assets for management on behalf of Grant Park. Accordingly, in the future, the general partner is likely to be limited in its ability to allocate additional Grant Park assets to ETC. As of January 31, 2004, approximately 16% of Grant Park's assets were allocated to ETC.

THIRD PARTIES MAY INFRINGE OR OTHERWISE VIOLATE A TRADING ADVISOR'S INTELLECTUAL PROPERTY RIGHTS OR ASSERT THAT A TRADING ADVISOR HAS INFRINGED OR OTHERWISE VIOLATED THEIR INTELLECTUAL PROPERTY RIGHTS, WHICH MAY RESULT IN SIGNIFICANT COSTS AND DIVERTED ATTENTION.

         Third parties may obtain and use a trading advisor's intellectual property or technology, including its trading program software, without permission. Any unauthorized use of a trading advisor's proprietary software and other technology could adversely affect its competitive advantage. Proprietary software and other technology are becoming increasingly easy to duplicate, particularly as employees with proprietary knowledge leave the owner or licensed user of that software or other technology. Each trading advisor may have difficulty monitoring unauthorized uses of its proprietary software and other technology. The precautions it has taken may not prevent misappropriation or infringement of its proprietary software and other technology. Also, third parties may independently develop proprietary software and other technology similar to that of a trading advisor or claim that the trading advisor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, a trading advisor may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties' proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties' rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the trading advisor is successful and regardless of the merits, may result in significant costs, divert its resources from Grant Park, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

THE SUCCESS OF GRANT PARK DEPENDS ON THE ABILITY OF EACH OF THE TRADING ADVISORS' PERSONNEL TO ACCURATELY IMPLEMENT THEIR TRADING SYSTEMS, AND ANY FAILURE TO DO SO COULD SUBJECT GRANT PARK TO LOSSES ON SUCH TRANSACTIONS.

         The trading advisors' computerized trading systems rely on the trading advisors' personnel to accurately process the systems' outputs and execute the transactions called for by the systems. In addition, each trading advisor relies on its staff to properly operate and maintain its computer and communications systems upon which the trading systems rely. Execution and operation of each trading advisor's systems is therefore subject to human errors. Any failure, inaccuracy or delay in implementing any of the trading advisors' systems and executing Grant Park's transactions could impair its ability to identify profit opportunities and benefit from them. It could also result in decisions to undertake transactions based on inaccurate or incomplete information. This could cause substantial losses on transactions.

GRANT PARK MAY EXPERIENCE SUBSTANTIAL LOSSES ON TRANSACTIONS IF A TRADING ADVISOR'S COMPUTER OR COMMUNICATIONS SYSTEMS FAIL.

         Each trading advisor's trading activities, including its risk management, depends on the integrity and performance of the computer and communications systems supporting it. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster or other catastrophe could cause any trading advisor's computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that a trading advisor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the trading advisors', the general partner's and Grant Park's reputations, increased operational expenses and diversion of technical resources.

IF A TRADING ADVISOR, OR THIRD PARTIES ON WHICH A TRADING ADVISOR DEPENDS, FAIL TO UPGRADE COMPUTER AND COMMUNICATIONS SYSTEMS, GRANT PARK'S FINANCIAL CONDITION COULD BE HARMED.

         The development of complex communications and new technologies may render the existing computer and communication systems supporting the trading advisors' trading activities obsolete. In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, clearing brokers and the executing brokers used by the trading advisors. As a result, if these third parties upgrade their systems, the trading advisors will need to make corresponding upgrades to continue effectively its trading activities. Grant Park's future success will depend on each trading advisor's and third parties' ability to respond to changing technologies on a timely and cost-effective basis.

EACH TRADING ADVISOR DEPENDS ON THE RELIABLE PERFORMANCE OF THE COMPUTER OR COMMUNICATIONS SYSTEMS OF THIRD PARTIES, SUCH AS BROKERS AND FUTURES EXCHANGES, AND MAY EXPERIENCE SUBSTANTIAL LOSSES ON TRANSACTIONS IF THEY FAIL.

         Each trading advisor depends on the proper and timely function of complex computer and communications systems maintained and operated by the futures exchanges, brokers and other data providers that the trading advisor uses to conduct its trading activities. Failure or inadequate performance of any of these systems could adversely affect the trading advisor's ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses on commodity interest transactions. This could have a material adverse effect on revenues and materially reduce Grant Park's available capital. For example, unavailability of price quotations from third parties may make it difficult or impossible for a trading advisor to use its proprietary software that it relies upon to conduct its trading activities. Unavailability of records from brokerage firms can make it difficult or impossible for the trading advisor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed. This unavailability of information also may make it difficult or impossible for the trading advisor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

THE OCCURRENCE OF A TERRORIST ATTACK, OR THE OUTBREAK, CONTINUATION OR EXPANSION OF WAR OR OTHER HOSTILITIES COULD DISRUPT GRANT PARK'S TRADING ACTIVITY AND MATERIALLY AFFECT GRANT PARK'S PROFITABILITY.

         The operations of the general partner, the trading advisors, Grant Park, the exchanges, brokers and counterparties with which the general partner, the trading advisors and Grant Park do business, and the markets in which the general partner, the trading advisors and Grant Park do business could be severely disrupted in the event of a major terrorist attack or the outbreak, continuation or expansion of war or other hostilities. The terrorist attacks of September 11, 2001 have heightened this concern tremendously. The aftermath of the war and continuing reconstruction process in Iraq, global anti-terrorism initiatives and political unrest in the Middle East and Southeast Asia continue to fuel this concern.

IF ANY OF THE TRADING ADVISORS ARE UNABLE TO ATTRACT AND RETAIN QUALIFIED EMPLOYEES, ITS ABILITY TO CONDUCT TRADING ACTIVITIES MAY BE ADVERSELY AFFECTED.

         Grant Park's future success and growth depends on each trading advisor's ability to attract and retain employees that fit into its culture. There is intense competition for the limited pool of qualified personnel that meets these criteria. If any of the trading advisors are unable to attract and retain qualified personnel, its ability to successfully execute its trading strategies may be diminished.

REGULATION OF THE COMMODITY INTEREST MARKETS IS EXTENSIVE AND CONSTANTLY CHANGING; FUTURE REGULATORY DEVELOPMENTS ARE IMPOSSIBLE TO PREDICT, BUT MAY SIGNIFICANTLY AND ADVERSELY AFFECT GRANT PARK.

         The futures, options on futures and security futures markets are subject to comprehensive statutes, regulations and margin requirements. Recent legislation has created a new multi-tiered structure of exchanges in the United States subject to varying degrees of regulation, and rules and interpretations regarding various aspects of this new regulatory structure have only recently been proposed or finalized. Traditional futures exchanges, which are now called designated contract markets, are now subject to more streamlined and flexible core principles rather than the prior statutory and regulatory mandates. However, with respect to these traditional futures exchanges, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on Grant Park is impossible to predict, but could be substantial and adverse.

TAX RISKS

YOUR TAX LIABILITY MAY EXCEED YOUR CASH DISTRIBUTIONS.

         Cash is distributed to limited partners at the sole discretion of the general partner, and the general partner does not currently intend to distribute cash to limited partners. Limited partners nevertheless will be taxed on their share of Grant Park's income and gain each year, regardless of whether they redeem any units or receive any cash distributions from Grant Park.

YOU COULD OWE TAXES ON YOUR SHARE OF GRANT PARK'S ORDINARY INCOME DESPITE OVERALL LOSSES.

         Gain or loss on domestic futures and options on futures as well as on most foreign currency contracts will generally be taxed as capital gains or losses for U.S. federal income tax purposes. Interest income and other ordinary income earned by Grant Park generally cannot be offset by capital losses. Consequently, you could owe taxes on your allocable share of Grant Park's ordinary income for a calendar year even if Grant Park reports a net trading loss for that year. Also, your ability to deduct particular operating expenses of Grant Park, such as trading advisor consulting fees, may be subject to limitations for purposes of calculating your federal and/or state and local income tax liability.

PARTNERSHIP TREATMENT IS NOT ASSURED.

         Grant Park has received an opinion of counsel to the effect that, under current U.S. federal income tax law, Grant Park will be treated as a partnership for U.S. federal income tax purposes, provided that (a) at least 90% of Grant Park's annual gross income consists of "qualifying income" as defined in the Internal Revenue Code and (b) Grant Park is organized and operated in accordance with its governing agreements and applicable law. The general partner believes it is likely, but not certain, that Grant Park will meet the income test. An opinion of counsel is subject to any changes in applicable tax laws and is not binding on the Internal Revenue Service or the courts.

         If Grant Park were to be treated as an association taxable as a corporation instead of as a partnership for U.S. federal income tax purposes,
(1) its net income would be taxed at corporate income tax rates, thereby substantially reducing its profitability, (2) you would not be allowed to deduct your share of losses of Grant Park and (3) distributions to you, other than liquidating distributions, would constitute dividends to the extent of Grant Park's current or accumulated earnings and profits, and would be taxable as such.

THERE IS THE POSSIBILITY OF A TAX AUDIT.

         We cannot assure you that Grant Park's tax returns will not be audited by a taxing authority or that an audit will not result in adjustments to Grant Park's returns. Any adjustments resulting from an audit may require each limited partner to file an amended tax return and to pay additional taxes plus interest, which generally is not deductible, and might result in an audit of the limited partner's own return. Any audit of a limited partner's return could result in adjustments of non-Grant Park, as well as Grant Park, income and deductions.

NON-U.S. INVESTORS MAY FACE EXCHANGE RATE RISK AND LOCAL TAX CONSEQUENCES.

         Non-U.S. investors should note that the units are denominated in U.S. dollars and that changes in the rates of exchange between currencies may cause the value of their investment to decrease. Non-U.S. investors should consult their own tax advisors concerning the applicable U.S. and foreign tax implications of this investment.


              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus includes forward-looking statements that reflect the general partner's current expectations about the future results, performance, prospects and opportunities of Grant Park. The general partner has tried to identify these forward-looking statements by using words such as "may," "will," "expect," "anticipate," "believe," "intend," "should," "estimate" or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the general partner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in "Risk Factors" and elsewhere in this prospectus, and unknown, that could cause Grant Park's actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

         You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the general partner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this prospectus.

                             SELECTED FINANCIAL DATA

         The selected financial information for the years ended December 31, 2002, 2001 and 2000 is taken from the financial statements of Grant Park audited by McGladrey & Pullen, LLP. The selected financial information for the years ended December 31, 1999 and 1998 is taken from the financial statements of Grant Park audited by Taglia and Associates. The information, as of and for the nine months ended September 30, 2003 and 2002 is unaudited and has been derived from Grant Park's unaudited financial statements. On March 10, 2003, the general partner engaged the accounting firm of McGladrey & Pullen, LLP as Grant Park's independent accountants. McGladrey & Pullen replaced Taglia and Associates, Grant Park's previous accountants. In addition to auditing Grant Park's financial statements for the fiscal year ended December 31, 2002, McGladrey & Pullen also reaudited Grant Park's financial statements for the fiscal years ended December 31, 2001 and 2000.

         You should read this information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes included elsewhere in this prospectus. Results from past periods are not necessarily indicative of results that may be expected for any future period.


                             FOR THE NINE MONTHS
                             ENDED SEPTEMBER 30,                    FOR THE YEAR ENDED DECEMBER 31,
                             -------------------                    -------------------------------
                              2003         2002        2002         2001         2000        1999         1998
                              ----         ----        ----         ----         ----        ----         ----
                                (unaudited)
Total assets..........     $40,474,225  $13,750,157  $15,791,790 $12,218,595  $14,015,746  $18,856,264 $21,786,128
Total partners'
   capital............      29,378,037   13,416,731   14,605,959  11,567,075   12,086,390   17,356,543  21,284,353
Gains (losses) from
   trading............       3,476,174    3,012,733    2,971,464   1,570,432    1,512,800     (992,966)  5,626,438
Interest income.......         141,158      132,196      173,351     399,709      797,560      895,199     790,233
Total expenses........       1,688,746      980,820    1,356,610   1,149,598    1,239,549    1,707,851   2,653,674
Net income (loss).....       1,928,586    2,164,109    1,788,205     820,543    1,070,811   (1,805,618)  3,762,997


                       SUPPLEMENTARY FINANCIAL INFORMATION

         The following summarized quarterly financial information presents Grant Park's results of operations for the three-month periods ending March 31, June 30 and September 30, 2003, and March 31, June 30, September 30 and December 31, 2002 and 2001.

                                   1ST QUARTER      2ND QUARTER     3RD QUARTER
                                      2003             2003            2003
                                   -----------      -----------     -----------
                                   (unaudited)      (unaudited)     (unaudited)
Gains (losses) from trading..      $237,373          $2,685,331      $553,470
Total income (loss)..........       283,828           2,735,458       598,046
Net income (loss)............      (101,913)          2,044,410       (13,912)

                                   1ST QUARTER     2ND QUARTER      3RD QUARTER     4TH QUARTER
                                      2002             2002            2002             2002            TOTAL
                                   -----------     -----------      -----------     -----------      -----------
                                   (unaudited)      (unaudited)     (unaudited)     (unaudited)
Gains (losses) from trading..      $(328,244)     $1,617,021       $1,723,956       $(41,269)      $2,971,464
Total income (loss)..........       (288,288)      1,660,027        1,773,190           (114)       3,144,815
Net income (loss)............       (541,358)      1,320,303        1,385,164       (375,904)       1,788,205

                                   1ST QUARTER     2ND QUARTER      3RD QUARTER     4TH QUARTER
                                      2001             2001            2001             2001            TOTAL
                                   -----------     -----------      -----------     -----------      -----------
                                   (unaudited)      (unaudited)     (unaudited)     (unaudited)
Gains (losses) from trading..      $1,245,955      $(835,477)      $1,032,107       $127,847        $1,570,432
Total income (loss)..........       1,393,360       (720,410)       1,124,659        172,532         1,970,141
Net income (loss)............       1,106,600       (973,155)         788,396       (101,298)          820,543

                               THE GENERAL PARTNER

BACKGROUND

         Dearborn Capital Management, L.L.C., an Illinois limited liability company, is Grant Park's general partner, commodity pool operator and sponsor. Along with its managing member and predecessor as general partner and commodity pool operator, Dearborn Capital Management Ltd., the general partner has had management responsibility for Grant Park since its inception. The general partner has been registered as a commodity pool operator and a commodity trading advisor under the Commodity Exchange Act and has been a member of the NFA since December 1995. Dearborn Capital Management Ltd., which served as Grant Park's general partner, commodity pool operator and sponsor from 1989 through 1995, was registered as a commodity pool operator between August 1988 and March 1996 and as a commodity trading advisor between September 1991 and March 1996 and was a member of the NFA between August 1988 and March 1996.

         General management responsibility for Grant Park is vested solely in the general partner under the limited partnership agreement. The general partner has full responsibility for this offering, the selection, monitoring and replacement of the trading advisors, the ongoing operation of Grant Park, the preparation and mailing of monthly and annual reports, the filing with the SEC, CFTC and other regulatory or self-regulatory authorities of all required reports, the preparation of all Grant Park and limited partner tax information, the handling of redemption requests, the investment of Grant Park's funds not committed to trading in U.S. government obligations or bank depositories and the admission of additional limited partners. The general partner utilizes the services of third parties to assist in the provision of some of these services.

         The general partner also is the co-sponsor and co-investment manager, along with Weston Capital Management Ltd., of the Wimbledon Dearborn Alternative Investment Fund Ltd., a Channel Islands company. The Wimbledon Dearborn Alternative Investment Fund is a multi-manager private investment fund pursuing various trading and arbitrage opportunities and is open for investment only to qualified non-U.S. investors.

         Dearborn Capital Management Ltd. and Centum Prata Holding AG, a Swiss holding company, own the general partner. David Kavanagh is the sole shareholder of Dearborn Capital Management Ltd. and, indirectly through his ownership of Dearborn Capital Management Ltd., which is the managing member of the general partner, has a majority and controlling interest in the general partner.

         There have been no material administrative, civil or criminal actions within the past five years against the general partner or its principals and no such actions currently are pending.

         The limited partnership agreement requires the general partner to own units in Grant Park in an amount at least equal to the greater of (1) 1% of the aggregate capital contributions of all limited partners or (2) $25,000 during any time that units in Grant Park are publicly offered for sale.

         The past performance record of Grant Park is found on pages 41 and 43.

MANAGEMENT

         The principals of the general partner are Dearborn Capital Management Ltd., Centum Prata Holding AG, David M. Kavanagh, Margaret E. Manning, Maureen O'Rourke and Abdullah Mohammed Al Rayes. Only the officers of the general partner, Mr. Kavanagh, Ms. Manning and Ms. O'Rourke have management responsibility and control over the general partner.

         Mr. Kavanagh, president of the general partner, has been responsible for overseeing all operations and activities of the general partner since its formation. Commencing in October 1998, Mr. Kavanagh also became president, a principal and an associated person of Dearborn Capital Brokers Ltd., an independent introducing broker. Since 1983, Mr. Kavanagh has been a member in good standing of the Chicago Board of Trade. Between 1983 and October 1998, Mr. Kavanagh served as an institutional salesman in the financial futures area on behalf of Refco and Conti Commodity Services, Inc., which was acquired by Refco in 1984. His clients included large hedge funds and financial institutions. Since October 1998, Mr. Kavanagh has from time to time continued to perform introducing brokerage services for Refco, through Dearborn Capital Brokers. Neither Dearborn Capital Brokers nor Mr. Kavanagh provide brokerage services to Grant Park's trading account. In the past, from time to time Mr. Kavanagh has provided brokerage services to Financial Consortium International LLC, a registered introducing broker, commodity pool operator and broker-dealer, since October 1999. In 1980, Mr. Kavanagh received an MBA from the University of Notre Dame, and in 1978, graduated with a B.S. in business administration from John Carroll University.

         Ms. Manning, vice president of the general partner, is primarily responsible for the marketing and research operations of the general partner. Ms. Manning joined the general partner in May 1993. Before joining the general partner, Ms. Manning was employed as an auditor at KPMG LLP (formerly KPMG Peat Marwick LLP) from 1991 to 1993, specializing in the financial and real estate industries. Ms. Manning is a certified public accountant and received a B.S. in accounting from Indiana University in 1991.

         Ms. O'Rourke, chief financial officer of the general partner, is responsible for financial reporting and compliance issues. Prior to joining the general partner in May 2003, Ms. O'Rourke was employed as assistant vice president at MetLife Investors Life Insurance Company from 1992 to September 2001. Before that, Ms. O'Rourke was employed as a tax senior at KPMG LLP (formerly KPMG Peat Marwick LLP) from 1987 to 1991. Ms. O'Rourke is a certified public accountant. She received a B.B.A. in accounting from the University of Notre Dame in 1987 and received a Masters of Science in Taxation from DePaul University in 1996.

                              THE TRADING ADVISORS

         The general partner has retained Rabar Market Research, Inc., EMC Capital Management, Inc., Eckhardt Trading Company and Graham Capital Management, L.P. as Grant Park's trading advisors. Rabar and EMC have been trading on behalf of Grant Park since January 1989 and ETC has been trading on behalf of Grant Park since April 1998. Graham began trading for Grant Park on September 1, 2003. As of January 31, 2004, Grant Park's assets were allocated among the trading advisors as follows:

                  Rabar 32%, EMC 28%, Graham 24%, and ETC 16%.

         The advisory contracts authorize the general partner to reallocate assets among the trading advisors monthly as it determines in its sole discretion upon 10 days' prior written notice to the affected trading advisors. However, no reallocation of assets will be made to a trading advisor if the trading advisor determines that the amount of the reallocated assets, together with other assets that are already under the trading advisor's management or which, pursuant to firm written commitments, will be placed under the trading advisor's discretion, would exceed the total amount of funds the trading advisor could manage without detriment to the accounts it manages. For example, ETC recently informed the general partner that it may no longer accept additional assets for management on behalf of Grant Park. The general partner therefore is likely to be limited in its ability to allocate additional Grant Park assets to ETC. As of January 31, 2004, approximately 16% of Grant Park's assets were allocated to ETC.

         Because the advisory contracts also provide for reallocation upon termination of a trading advisor's advisory contract, it is possible that, during the terms of the advisory contracts, the percentage of assets managed by the trading advisors may vary, perhaps substantially, from the current allocations. The advisory contracts are for a term of one year and are automatically renewable for successive one-year terms until terminated. The advisory contracts generally provide that either party may terminate the advisory contract at any time for any or no reason upon no less than 60 days' written notice. The advisory contracts also provide that either party may terminate the advisory contract immediately upon written notice of the occurrence of enumerated events including the withdrawal of the general partner, the suspension, revocation or withdrawal of either party's CFTC registration or NFA membership or a material breach of the advisory contract by a trading advisor.

         The general partner may allocate funds in excess of actual funds, referred to as notional funds, to the trading advisors. Because of the leverage available from the use of notional funds, performance of a notionally funded account expressed as a percentage of nominal account size, which is the sum of notional funds and actual funds, will be different than the performance of the account expressed as a percentage of actual funds only. Grant Park will not be charged any consulting fees with respect to any notional funds allocated to the trading advisors. Incentive fees only are paid to a trading advisor if the trading advisor has new trading profits on its allocated net assets, which includes any notional funds and actual funds.

         No trading advisor has authority or responsibility for the selection of any clearing broker for Grant Park or for negotiating the terms, including the commission rates, upon which a clearing broker or brokers are engaged. For ease of administration, however, the trading advisors have discretion to direct all or a portion of their trades on behalf of Grant Park to one or more executing brokers or floor brokers of their choice for execution with instruction to give-up the executed trade to the clearing broker, which will clear and settle the trade and carry the resulting position in the account of Grant Park. The trading advisors also may from time to time execute Grant Park's over-the-counter options, forward, spot and swap contracts with dealers other than the clearing brokers or their affiliates, but only with the prior written consent of the general partner.

         The trading advisors and their principals may currently, or may in the future, trade for their own accounts and/or invest in other commodity pools for which they serve as advisor. In doing so, these trading advisors and/or principals may make trades that are different from, opposite to or similar to, trades entered into by Grant Park and they may even be the other party to a trade entered into by Grant Park. Investors should note that any orders for other accounts might not be part of a block order but might be placed before or after orders for Grant Park, and might or might not obtain more favorable order execution. If the trading advisors or their principals engage in personal account trading, or trading for commodity pools in which they invest, limited partners will not be permitted to inspect records of this trading or any written policies related to this trading.

         The advisory contracts with each trading advisor generally provide that the general partner and Grant Park shall indemnify and hold harmless the trading advisor and its affiliates against any losses, liabilities, expenses (including reasonable attorneys' and accountants' fees), judgments or settlements if the trading advisor or its affiliates acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of Grant Park, and provided that the trading advisor's or its affiliates' conduct does not constitute negligence (or, in the case of certain trading advisors, gross negligence) or a breach of its or their fiduciary obligations.

         The following descriptions include background information and information concerning each trading advisor's trading strategy. You should note that the descriptions were prepared by each trading advisor and may emphasize different aspects of each. Because each trading advisor's strategies and programs are proprietary and confidential, their descriptions here are general in nature. Each of the trading advisors has advised the general partner that there have been no material administrative, civil or criminal actions within the past five years against that trading advisor or its principals and no such actions are currently pending.

RABAR MARKET RESEARCH, INC.

         Rabar is an Illinois corporation and is a registered commodity trading advisor and commodity pool operator. Rabar also is a member of the NFA. The business address of Rabar is 10 Bank Street, Suite 830, White Plains, New York 10606-1933, and its telephone number is (914) 682-8363.

         Rabar was originally named Rainbow Market Research, Inc. when it was incorporated in November 1986. Its name was changed to Rabar Market Research, Inc. in January 1989. It was registered as a commodity trading advisor and a commodity pool operator in June 1988, and it has managed accounts continuously since July 1988.

         MANAGEMENT

         The principals of Rabar are Paul Rabar and Jeffrey Izenman.

         Paul Rabar is the president and founder of Rabar. Since 1988, Mr. Rabar has focused his full business time and attention on the operation of Rabar with a particular focus on trading and research. Mr. Rabar first became involved with futures when he began trading for his own account in 1980. He then worked as an account executive in the futures area at E.F. Hutton from 1981 to 1983 and later at Clayton Brokerage where he worked until 1984. In 1985, Mr. Rabar was selected among a large pool of applicants to participate in a futures trading program operated by Mr. Richard J. Dennis, Jr., a trader of futures and options. Mr. Rabar participated in that program in 1985 and 1986, managing a proprietary account for Mr. Dennis, and in 1987 and 1988, managing an account for another individual who was also an experienced trader in futures and options. Mr. Rabar then managed his personal account in futures in 1988 and also began the operations of, and the managing of client assets through, Rabar. Mr. Rabar is a graduate of the New England Conservatory of Music. He did additional work--primarily in science and mathematics--at Harvard University and, in 1979 and 1980 was an assistant instructor of physics at Harvard University.

         Jeffrey Izenman is the executive vice president of Rabar, having joined Rabar in that capacity in November 1998. He is also a managing member of BRI Partners LLC, a venture capital firm for emerging and developing hedge fund managers. From September 1994 through October 1998, he was the president of EMC Capital Management, Inc., one of Grant Park's other trading advisors, where he was responsible for business development, client relations and various administrative and operational aspects of EMC. Mr. Izenman is also the past chairman, and a member of the board of directors and executive committee, of the Managed Funds Association. Mr. Izenman is also a member of the business conduct committee of the NFA. Before joining EMC, Mr. Izenman was a partner in the law firm of Katten Muchin Zavis (which is now known as Katten Muchin Zavis Rosenman) from October 1988 through August 1994, and an associate with that firm from September 1982 through September 1988. There he specialized in the representation of commodity trading advisors, including Rabar, and commodity pool operators, as well as securities investment advisors and hedge fund operators. Mr. Izenman received his J.D. degree from the University of Michigan Law School in May 1982 and a B.S. in accountancy from the University of Illinois in May 1979.

         RABAR'S TRADING PROGRAM

         Strategy

         Rabar currently uses a trading program known as the Diversified Program in trading for Grant Park. The objective of Rabar's investment strategy is to generate capital appreciation over the long run by investing exclusively in exchange-traded futures contracts, options on futures contracts, foreign currency forward contracts and, to a very limited extent, cash commodities. Rabar may also engage in exchange for physical transactions, more commonly referred to as EFPs. An EFP transaction involves the exchange of a futures position for the underlying commodity without making an open competitive trade on an exchange, as permitted by exchange rules.

         Rabar's strategy employs a diversified, systematic, technical, trend-following approach, utilizing a blend of several separate and distinct quantitative models. Each of these elements is described more fully below.

         o The approach is diversified in that it can be invested in more than 80 markets, covering more than 20 different exchanges in 22 different countries. The portfolio includes futures contracts on currencies, financial instruments, precious and base metals, stock indices, energies, meats, grains and soft commodities. The specific markets have been chosen for, among other reasons, their historical performance and customary liquidity.

         o The approach is systematic in that Rabar utilizes multiple quantitative investment models that generate signals directing Rabar to initiate or liquidate positions in each market at specific, predetermined price points. In the vast majority of circumstances, Rabar will follow the specific signals generated by the models. The approach does, however, incorporate a small discretionary element. In this regard, Rabar may, from time to time, analyze certain key fundamental factors affecting supply and demand, such as a regional or global financial crisis, extreme weather conditions, or major political events. As a result of the analysis Rabar may make adjustments to the size of positions or the timing of trades in the portfolio in an effort to control risk or to take advantage of potential profit opportunities.

         o The approach is technical, meaning that the signals generated by the models are based upon an analysis of objective technical factors rather than fundamental factors. Although the technical indicators analyzed are varied, they are all based primarily on daily, weekly, and monthly price movement.

         o The approach is trend-following and, in some cases, trend-identifying. In this regard, Rabar seeks to invest in markets exhibits directional price movement over time. Since the portfolio will maintain both long and short positions, it is not necessarily relevant whether a particular market is rising or falling. It is merely the case that Rabar's best opportunity for profit will come from markets moving continuously in one direction while Rabar will have a difficult time profiting from, and may incur losses in, markets that are not exhibiting sustained directional movement.

         o        The approach incorporates a blend of quantitative models.
                  Specifically, the methodology employs several totally separate and distinct investment models in its overall approach, and several additional variations of those models, all of which are blended together in Rabar's program.

         Risk Management

         Rabar employs a number of risk management techniques in the strategy with a view toward reducing and controlling risk in the portfolio. For example, Rabar's portfolio is broadly diversified thereby spreading the risk across multiple markets. Rabar's portfolio is also diversified across multiple quantitative models, limiting the risk exposure in the portfolio to any one such model. Rabar also employs predetermined stop loss levels or exit points for each position. These stop losses can have the effect of limiting the exposure to each position, system, market and market sector, and in the portfolio as a whole. In addition, Rabar utilizes a proprietary quantitative methodology to determine the size of each position with a view toward equalizing risk in the portfolio across all markets.

         It should be noted that the risk management techniques described above may not have the desired effects of controlling or even reducing risk in the portfolio, as investing in commodity interests involves a high degree of risk.

         Research & Development

         Rabar believes that the development of quantitative models for use in investing in commodity interests is a continual process. To this end, Rabar conducts an ongoing research and development effort led by Paul Rabar and including a team of professionals working on research related matters. The goal of the research effort is to evaluate the continued viability of the existing models, to enhance the existing models, and to develop new models. Although these goals may not be achieved, through its research effort Rabar has modified its models over time and it is likely that modifications will be made in the future. Thus, the models that might be used by Rabar in the future may differ from those presently used or those used in the past. Clients such as Grant Park will not be informed about non-material modifications, including generally, markets or commodity interest contracts traded.

         Miscellaneous

         As stated above, some investment decisions involve the exercise of judgment by Rabar. For example, the decision not to trade particular commodity interests or to reduce or eliminate exposure in particular markets may result at times in missing price moves and hence profits of great magnitude, which other managers who are willing to trade these commodity interests or have not reduced exposure may be able to capture. For these and other reasons, the performance of Rabar may not result in profitable trading.

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

EMC CAPITAL MANAGEMENT, INC.

         EMC is an Illinois corporation formed and organized in January 1988. It has been registered as a commodity trading advisor since May 1988 and as a commodity pool operator since February 1991. EMC also is a member of the NFA. The business address and telephone number of EMC are 2201 Waukegan Road, Suite West 240, Bannockburn, Illinois 60015, and (847) 267-8700.

         MANAGEMENT

         Elizabeth A. Cheval is the chairperson of EMC, its sole principal, its sole director and its sole beneficial shareholder. Ms. Cheval began investing in commodity interests in 1984 when she was selected by Richard J. Dennis, Jr., a speculative trader of futures and options, to invest for his personal account pursuant to a program developed by Mr. Dennis. As his employee, Ms. Cheval received extensive training from Mr. Dennis, who personally supervised her investment activities. In 1986 Ms. Cheval became a self-employed trader and continued to invest for accounts of family members of Mr. Dennis. In May of 1988, Mr. Dennis elected to discontinue his trading program, and Ms. Cheval started EMC.

         Before working with Mr. Dennis, Ms. Cheval worked with A.G. Becker, a Chicago-based brokerage firm, on the floor of the Chicago Board of Trade. Ms. Cheval has invested in futures since 1983, when she began investing in financial futures for her own account. She received a B.A. in mathematics from Lawrence University in 1978. Ms. Cheval currently is a limited partner in Grant Park.

         Some of the commodity interests that EMC will trade for client accounts, including Grant Park's account, and that EMC or its principal may trade for their own accounts, if any, are limited with respect to the size of a position that any one speculative trader or trading concern may directly or indirectly own or control. EMC has advised the general partner that if EMC or its principal reach a speculative position limit, they will reduce the positions so that all accounts are treated in a fair and equitable manner.

         EMC'S TRADING PROGRAM

         EMC's objective in providing management services to Grant Park is to effect appreciation of Grant Park's assets through speculative trading of commodity interests.

         EMC currently uses a trading program called the Classic Program for Grant Park. The investment strategy employed in the Classic Program is technical rather than fundamental in nature in that it is developed from analyses of patterns of actual monthly, weekly and daily price movements and is not based on analysis of fundamental supply and demand factors, general economic factors or anticipated world events. EMC relies on historical analyses of these price patterns to interpret current market behavior and to evaluate technical indicators for trade initiations and liquidations. EMC's investment strategy in the Classic Program is trend-following in that initiations and liquidations of positions in a particular market are generally in the direction of the price trend in that market.

         EMC employs an investment strategy that uses a number of trading systems simultaneously. Also, the strategies are diversified in that EMC follows over 50 commodity interests and often invests in more than 10 at one time.

         Although the specific commodity interests, including futures contracts, options on futures contracts, forward contracts and cash commodities, to be invested in through the Classic Program will vary from time to time, at the present time EMC principally invests in futures contracts for its clients. Examples of futures contracts that are now invested in by EMC include precious and base metals, U.S. and international financial instruments, stock indices, foreign currencies, grains and grain products, energy products such as crude oil, and soft commodities such as cocoa, orange juice, sugar and coffee. EMC may invest in other commodity interests in the future. EMC also may invest in foreign currency forward contracts and, to a lesser extent, may engage in EFP transactions.

         The commodity interests typically invested in through the Classic Program have been chosen for, among other things, their historical performance and for their customary liquidity. EMC may frequently invest, however, in less liquid markets. If an open position cannot be liquidated, Grant Park may be required to accept delivery of the underlying commodity. In these circumstances, it may be necessary for Grant Park to borrow funds.

         If possible within existing market conditions, EMC adheres to the requirements of a money management system that determines and limits the equity committed to each position, each commodity interest contract and each group of commodity interest contracts, and sets optimal stop-losses for each position and each account. The level of liquidation determined by this money management system can override liquidations determined by technical indicators.

         EMC continues to develop investment strategies and programs, as well as risk and money management systems. As a result of EMC's ongoing research and development, enhancements and modifications have been made from time to time in the specifics of EMC's methods, and it is likely that similar modifications will be made in the future. Accordingly, the methods that may be used by EMC in the future might differ from those presently being used. The general partner will be informed of changes in EMC's trading methods if strategy changes are deemed material by EMC.

ECKHARDT TRADING COMPANY

         ETC is an Illinois corporation formed in May 1992 that became registered as a commodity trading advisor and commodity pool operator and a member of the NFA in June 1992. ETC succeeded to the business formerly conducted by William Eckhardt, who was individually registered as a commodity trading advisor and commodity pool operator and a member of the NFA from June 1991 until his registration was changed over to ETC in June 1992. William Eckhardt is the chairman, chief executive officer and sole beneficial shareholder of ETC; John
D. Fornengo is president. The address and telephone number of ETC's business office is 53 West Jackson Boulevard, Suite 1240, Chicago, IL 60604 and (312) 939-4712.

         MANAGEMENT

         The principals of ETC are William Eckhardt and John D. Fornengo.

         Mr. Eckhardt has traded futures professionally for over 29 years. He received a B.A. in mathematics from DePaul University in 1969 and an M.S. in mathematics from the University of Chicago in 1970. In 1974, after four years of doctoral research at the University of Chicago in mathematical logic, he began trading for his own account at the Mid-America Commodity Exchange. Mr. Eckhardt traded off-floor for his personal account from 1978 through July 1991. In July 1986, he began managing accounts for a small number of friends and business associates, and in July 1991, he began managing accounts as a registered commodity trading advisor.

         In conjunction with his trading, over the past 25 years Mr. Eckhardt has conducted extensive research into the nature of futures price action and risk management. He has developed numerous technical trading systems. Along with Richard Dennis, he co-developed certain trading systems and subsequently co-taught these systems to a group of individuals that have become known as the "Turtles."

         Mr. Fornengo, a 1980 honors graduate of Lake Forest College, Lake Forest, Illinois, has traded futures for over 17 years. He has been professionally associated with Mr. Eckhardt since the beginning of his trading career in April 1986. In 1991, he became registered as a commodity trading advisor and began managing client accounts utilizing the technical indicators of ETC's system, which he modified with systematically larger position sizes.

         In January 1993, Mr. Fornengo began working with ETC to assist Mr. Eckhardt in the implementation and execution of ETC's trading program. In June 1995, Mr. Fornengo became vice president of ETC, and in August 1999, he became president. From January 1989 through June 1995, Mr. Fornengo managed a proprietary account for Mr. Eckhardt, the cash balance of which was invested in Eckhardt Futures Limited Partnership in July 1995. Mr. Fornengo is registered in his individual capacity as a sole proprietor commodity trading advisor; currently, he has no accounts under management.

         Mr. Eckhardt is solely responsible for ETC's systems development and ongoing research. Mr. Eckhardt and Mr. Fornengo share the responsibility of implementing and executing ETC's trading program and for any judgment or discretion utilized in implementation.

         ETC'S TRADING PROGRAM

         ETC uses its Global Financial Program in trading for Grant Park. The Global Financial Program trades financial markets, including U.S. and international interest rates, currencies, cross-rates and the dollar index. The Global Financial Program began trading on November 24, 1997.

         ETC's objective is to achieve appreciation of its clients' assets through speculative trading of futures contracts and related investments. Before 1992, ETC primarily engaged in trading futures contracts on U.S. exchanges and EFPs in currencies.

         Beginning in July 1992, ETC also began trading contracts on the London International Financial Futures Exchange and has since added contracts on other non-U.S. exchanges. In addition, ETC may trade options on futures, forward contracts on commodities and currencies, and cash currencies, and may engage in transactions in physical commodities, including EFPs (in addition to EFPs in currencies).

         ETC's trading approach is the product of over 25 years of intensive research on futures price action, risk management and trading system development. Diverse systems are melded in accordance with the modern mathematical theory of risk. The systems are technical in origin and trend following in thrust. They are not based on the analysis of fundamental supply and demand factors.

         ETC's trading approach is predominantly applied in an algorithmic or mechanical manner. Occasionally, discretion and judgment may be used; discretion is nonetheless informed by investigations into historical price action and is often employed for risk management purposes. Discretion also may be utilized in connection with the timing of the entry of orders in the markets traded.

         ETC also devotes its time and resources to trading-related research. The systems used have undergone an evolutionary development, some for protracted periods. Many of the current systems bear little resemblance to their prototypes. The systems are subject to change if ETC's methodological principles indicate that it is warranted. Additionally, trading decisions may require the exercise of judgment of ETC. The decision not to trade certain futures, not to make certain trades or to reduce position sizes may result at times in missing price moves and profits of great magnitude that other trading advisors who are willing to trade such positions, or trade larger positions, may be able to capture. The past performance of ETC is not indicative of profitable trading in the future.

         The markets traded have been chosen for historical performance, and for customary liquidity, but liquidity may not always be present, because from time to time, ETC may trade in less liquid markets. In cases involving futures contracts, ETC may determine to accept or to make delivery, or market conditions may be such that an open position cannot be liquidated to avoid delivery. In the event of delivery, it may be necessary for the account to borrow funds. Such borrowing may, but is not required to, be arranged by ETC from independent third parties, generally banks, at market rates for short-term loans; any borrowing will be at Grant Park's expense.

GRAHAM CAPITAL MANAGEMENT

         Graham Capital Management, L.P. was organized as a Delaware limited partnership in May 1994. The general partner of Graham is KGT, Inc., a Delaware corporation of which Kenneth G. Tropin is the president and sole shareholder. The limited partner of Graham is KGT Investment Partners, L.P., a Delaware limited partnership of which KGT, Inc. is also a general partner and in which Mr. Tropin is the principal investor. Graham became registered as a commodity pool operator and commodity trading advisor under the Commodity Exchange Act and a member of the NFA on July 27, 1994.

         As of December 31, 2003, Graham had over 75 employees and managed total assets of approximately $4.6 billion. Graham maintains its main business office at Rock Ledge Financial Center, 40 Highland Avenue, Rowayton, Connecticut 06853. Graham's telephone number is (203) 899-3400.

         MANAGEMENT

         Kenneth G. Tropin is the chairman, the founder and a principal of Graham. As chairman of Graham, Mr. Tropin is responsible for the investment management strategies of the organization. He has developed Graham's core trading programs.

         Prior to organizing Graham, Mr. Tropin served as the president, chief executive officer and a director of John W. Henry & Company, Inc., referred to in this prospectus as JWH, from March 1989 to September 1993. Mr. Tropin was formerly senior vice president and director of managed futures and precious metals at Dean Witter Reynolds. He joined Dean Witter Reynolds from Shearson in February 1982 to run the Managed Futures Department, and in October 1984 Mr. Tropin assumed responsibility for Dean Witter Precious Metals as well. In November 1984, Mr. Tropin was appointed president of Demeter Management Corp., an affiliate of Dean Witter Financial Services Inc., which functions as the general partner to and manager of Dean Witter futures funds. During the period Mr. Tropin was president, Demeter grew to be the largest commodity pool operator, in terms of total assets managed, in the United States, with assets of approximately $800 million. In February 1986, Mr. Tropin was instrumental in the foundation of the Managed Futures Trade Association (now called the Managed Funds Association). Mr. Tropin was elected chairman of the Managed Futures Trade Association in March 1986 and held this position until 1991. In June 1987, Mr. Tropin was appointed president of Dean Witter Futures and Currency Management Inc., an affiliate of Dean Witter Financial Services Inc. that functions as a commodity trading advisor in the futures and foreign exchange markets. As president, Mr. Tropin was responsible for the development and management of its proprietary trading programs.

         As president and chief executive officer of JWH, Mr. Tropin was responsible for the management and administration of JWH as well as the management of its trading activities. During his tenure at JWH, assets under management grew from approximately $200 million to approximately $1.2 billion. In addition to his responsibilities as president and chief executive officer of JWH, Mr. Tropin was president and chief executive officer of JWH Investment Advisory Services Inc. and was also the chairman of Global Capital Management, a British Virgin Islands company. Mr. Tropin also served as chairman of the Managed Futures Association in 1991 and 1992, the successor organization to the Managed Futures Trade Association and the National Association of Futures Trading Advisors.

         Paul Sedlack is chief executive officer, general counsel and a principal of Graham. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in 1986 and was resident in Coudert's Singapore office from 1988 to 1989. Prior to joining Graham in June 1998, Mr. Sedlack was a partner at the law firm of McDermott, Will & Emery in New York, focusing on securities and commodities laws pertaining to the investment management and related industries. Mr. Sedlack received a J.D. from Cornell Law School in 1986 and an M.B.A. in finance in 1983 and B.S. in engineering in 1982 from State University of New York at Buffalo.

         Michael S. Rulle Jr. is the president and a principal of Graham. Prior to joining Graham in February 2002, Mr. Rulle was president of Hamilton Partners Limited, a private investment company that deployed its capital in a variety of internally managed equity and fixed income alternative investment strategies on behalf of its sole shareholder, Stockton Reinsurance Limited, a Bermuda-based insurance company. From 1994 to 1999, Mr. Rulle was chairman and chief executive officer of CIBC World Markets Corp., the U.S. broker-dealer formerly known as CIBC Oppenheimer Corp. Mr. Rulle served as a member of its management committee, executive board and credit committee and was co-chair of its risk committee. Business responsibilities included Global Financial Products, Asset Management, Structured Credit and Loan Portfolio Management. Prior to joining CIBC World Markets Corp., Mr. Rulle was a managing director of Lehman Brothers and a member of its executive committee and held positions of increasing responsibility since 1979. At Lehman, Mr. Rulle founded and headed the firm's Derivative Division, which grew to a $600 million enterprise by 1994. Mr. Rulle received his M.B.A. from Columbia University in 1979, where he graduated first in his class, and he received his bachelor's degree from Hobart College in 1972 with a concentration in political science.

         Robert E. Murray is the chief operating officer and a principal of Graham, where he is responsible for the management and oversight of Graham's client services, systematic trading and technology efforts. From 1984 until 2003, Mr. Murray held positions of increasing responsibility at various Morgan Stanley entities (and predecessors), including managing director of the Strategic Products Group, chairman of Demeter Management Corporation (a commodity pool operator that grew to $2.3 billion in assets under management during Mr. Murray's tenure) and chairman of Morgan Stanley Futures & Currency Management Inc. (a commodity trading advisor). Mr. Murray is currently a member of the board of directors of the National Futures Association and serves on its membership and finance committees. Mr. Murray has served as vice chairman and a director of the board of the Managed Futures Association. Mr. Murray received a bachelor's degree in finance from Geneseo State University in 1983.

         Thomas P. Schneider is an executive vice president, the chief trader and a principal of Graham. He is responsible for managing Graham's systematic and discretionary futures trading operations, including order execution, formulating policies and procedures, and developing and maintaining relationships with independent executing brokers and futures commission merchants. Mr. Schneider graduated from the University of Notre Dame in 1983 with a B.B.A. in finance, and received his Executive M.B.A. from the University of Texas at Austin in 1994. From June 1985 through September 1993, Mr. Schneider was employed by ELM Financial, Inc., a commodity trading advisor in Dallas, Texas. While employed at ELM, Mr. Schneider held positions of increasing responsibility and was ultimately chief trader, vice president and principal of ELM, responsible for 24-hour trading execution, compliance and accounting. In January 1994, Mr. Schneider began working as chief trader for Chang Crowell Management Corporation, a commodity trading advisor in Norwalk, Connecticut. He was responsible for streamlining operations for more efficient order execution, and for maintaining and developing relationships with over 15 futures commission merchants on a global basis. Mr. Schneider joined Graham in June 1994. In addition to his responsibilities as chief trader, Mr. Schneider has been an

NFA arbitrator since 1989 and has served on the Managed Futures Association's trading and markets committee.

         Robert G. Griffith is an executive vice president, the director of research and a principal of Graham and is responsible for the management of all research activities and technology resources of Graham, including portfolio management, asset allocation and trading system development. Mr. Griffith is also in charge of the day-to-day administration of Graham's trend-following trading systems. Prior to joining Graham in June 1994, Mr. Griffith's company, Veridical Methods, Inc., provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. He received his B.B.A. in management information systems from the University of Iowa in 1979.

         Fred J. Levin is the chief economist, a senior discretionary trader and a principal of Graham specializing in fixed income markets with particular emphasis on short-term interest rates. Prior to joining Graham in March 1999, Mr. Levin was employed as director of research at Aubrey G. Lanston & Co. Inc. from 1998. From 1991 to 1998, Mr. Levin was the chief economist and a trader at Eastbridge Capital. From 1988 to 1991, Mr. Levin was the chief economist and a trader at Transworld Oil. From 1982 to 1988, Mr. Levin was the chief economist, North American Investment Bank at Citibank. From 1970 to 1982, Mr. Levin headed the domestic research department and helped manage the open market desk at the Federal Reserve Bank of New York. Mr. Levin received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in 1964.

         Savvas Savvinidis, C.P.A., joined Graham in April 2003 as chief financial officer and a principal. He was chief operating officer of Agnos Group, L.L.C. from January 2001 until February 2003 and had previously served as director of operations, from October 1994 to June 2000, of Moore Capital Management, Inc., and from July 1993 to September 1994, of Argonaut Capital Management, Inc. From May 1988 to June 1993, he worked at Lehman Brothers and from July 1986 to April 1988, at the North American Investment Bank of Citibank. Upon graduating from St. John's University with a B.S. in accounting, Mr. Savvinidis started his career with Grant Thornton in 1984, where he received his C.P.A. designation in 1986. He is a member of the New York Society of C.P.A.'s.

         Robert C. Hill is a discretionary trader and a principal of Graham specializing in the energy commodity markets. Prior to joining Graham in April 2003, Mr. Hill worked as a consultant at Gerson Lehrman Group. From November 1999 to October 2002, he was employed as Director of Trading at Duke Energy. From March 1997 to October 1999, Mr. Hill was an energy trader at Louis Dreyfus Energy Corp. and from May 1994 to March 1997, he worked for Enterprise Products Company as a distribution coordinator for energy products. Mr. Hill received an MBA in 1997 from the University of St. Thomas in Houston, TX and a B.A. in 1992 from Stephen F. Austin State University.

         Jason C. Shapiro is a discretionary trader and a principal of Graham. From January 2002 to October 2003, when he joined Graham, Mr. Shapiro was President of Applied Systematic Trading where he developed its trading program. Mr. Shapiro worked as a portfolio manager for Chelsey Capital from July 2001 to December 2001 and as a proprietary trader for The Gelber Group from September 2000 to April 2001. He served both as a portfolio manager for HCM Capital Management, Inc. and as a principal in Kilgore Capital from the period May 1997 to January 2000. From July 1996 to April 1997, he was engaged in the development of trading programs. He completed the coursework for a Masters of Finance at the London Business School over the 1995-1996 academic year. He worked at the Development Bank of Singapore in Hong Kong (from March 1994 to August 1995), Overseas Chinese Banking Corporation from (from October 1992 to February 1994) and the Hongkong and Shanghai Banking Corporation (from February 1991 to August
1992) in sales and trading positions. Mr. Shapiro received a B.S. in Finance with honors from The University of South Florida in 1989.

         Steven T. Aibel is a discretionary trader and a principal of Graham specializing in global macro markets with a primary focus on foreign exchange. Prior to joining Graham in July 2003, Mr. Aibel worked as a proprietary trader at J.P. Morgan Chase from April 2002 to March 2003 trading foreign exchange. He began his career at Goldman Sachs and Co. in the precious metals area in 1988 until 1993, moving over to the foreign exchange area of Goldman Sachs and Co. until November 1994. Following work in the foreign exchange area of Lehman Brothers from then until June 1995, Mr. Aibel worked at Credit Suisse First Boston as a Deutsche Mark market maker from July 1995 until July 1997 and a proprietary foreign exchange trader from July 1997 until April 2000. Mr. Aibel received an MBA in 1988 with a double major in Finance and International Business and a B.A. in 1987 in Finance, all from George Washington University.

         Brian Aldershof, Ph.D., CFA is the risk manager, a vice president and a quantitative research analyst of Graham with significant expertise in mathematics and statistics. Prior to joining Graham, Dr. Aldershof was a professor of mathematics at Lafayette College in Easton, Pennsylvania. Dr. Aldershof received his M.S. in 1990 and Ph.D. in 1991 in statistics from the University of North Carolina at Chapel Hill where he was a Pogue Fellow. During this time, he was a consultant for the RAND Corporation, the Center for Naval Analyses, and the Environmental Protection Agency. Dr. Aldershof received his A.B. in 1985 from Middlebury College where he completed a double major in mathematics and psychology. He is a CFA charterholder and a member of the Association for Investment Management and Research.

         Barry S. Fox joined Graham in August 2000 and is a portfolio manager for Graham's Equity Arbitrage Program. From March 1991 until April 1998, Mr. Fox held positions of increasing responsibility, concluding as the director of research, at John W. Henry & Co. Inc. From June 1989 until March 1991, Mr. Fox was a partner at Technical Trading Group in Farmingdale, New York. Mr. Fox received a B.S. in business administration from State University of New York at Buffalo in 1986.

         GRAHAM'S TRADING METHODS

         Graham trades actively in both U.S. and international markets, primarily in futures contracts, forward contracts, spot contracts and associated derivative instruments such as options and swaps. Graham engages in EFP transactions, which involve the exchange of a futures position for the underlying physical commodity without making an open, competitive trade on an exchange. Graham at times will trade certain instruments as a substitute for futures or options traded on futures exchanges. Instruments and contracts not traded on any organized exchange may be entered into with banks, brokerage firms or other financial institutions as counterparties.

         Graham's trading systems rely primarily on technical rather than fundamental information as the basis for their trading decisions. Graham's systems are based on the expectation that they can over time successfully anticipate market events using quantitative mathematical models to determine their trading activities, as opposed to attempting properly to forecast price trends using subjective analysis of supply and demand.

         Graham's core trading systems are primarily very long term in nature and are designed to participate selectively in potential profit opportunities that can occur during periods of sustained price trends in a diverse number of U.S. and international markets. The primary objective of the core trading systems is to establish positions in markets where the price action of a particular market signals the computerized systems used by Graham that a potential trend in prices is occurring. The systems are designed to analyze mathematically the recent trading characteristics of each market and statistically compare such characteristics to the long-term historical trading pattern of the particular market. As a result of this analysis, the systems will utilize proprietary risk management and trade filter strategies that are intended to benefit from sustained price trends while reducing risk and volatility exposure.

         GRAHAM'S TRADING PROGRAM

         Graham trades Grant Park's assets allocated to it in accordance with its Global Diversified Program at standard leverage, as described below. Margin requirements over time at standard leverage are expected to average about 13% to 20% of equity for the accounts traded by Graham.

         In extraordinary market conditions, Graham may reduce leverage and portfolio risk if it believes that it is in the best interest of its clients to do so. While these actions are anticipated to occur very infrequently, these may not enhance performance.

          The Global Diversified Program utilizes multiple computerized trading models designed to participate in potential profit opportunities during sustained price trends in approximately 80 global markets. This program features broad diversification in both financial and non-financial markets.

         The strategies that are utilized are primarily long-term in nature and are intended to generate significant returns over time with an acceptable degree of risk and volatility. The computer models on a daily basis analyze the recent price action, the relative strength and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market.

         Subject to the prior approval of the general partner, Graham may, at any time, trade all or a portion of Grant Park's assets allocated to it pursuant to one or more of Graham's other programs, including but not limited to the Selective Trading Program, the K4 Program and the K5 Program, and at an increased or reduced rate of leverage.

TRADING POLICIES OF GRANT PARK

         The objective of Grant Park is to achieve appreciation of its assets through trading in futures contracts, forward contracts, options contracts and other interests in commodities. The general partner and the trading advisors follow the operating policies described below in attempting to achieve this objective.

         LIQUIDITY

         Grant Park invests only in futures contracts and other commodity interests that are traded in sufficient volume to permit, in the opinion of the trading advisors, ease of taking and liquidating positions.

         SPOT COMMODITIES

         Although Grant Park does not expect to make or take delivery of commodities, it is authorized to do so. In addition, Grant Park may from time to time trade in spot, or cash, commodities.

         LEVERAGE

         Grant Park normally will not be as highly leveraged as permitted in the case of an investment by an individual investor, and the trading advisors may use less than the otherwise available amount of leverage in the application of certain money management techniques on behalf of Grant Park. Historically, Grant Park's ratio of margin to equity has typically been between 8% to 15%, but it can range from 5% to 25%.

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

         BORROWINGS

         Unless Grant Park is required to borrow money in the event of delivery or if Grant Park trades in cash commodities, borrowings will not be used by Grant Park.

         SPREADS AND STRADDLES

         Grant Park may employ spreads or straddles in its trading. Spreads and straddles are futures trading transactions involving the simultaneous buying and selling of a particular futures contract in the same or a related commodity but involving different delivery dates. The purpose of these trades is to earn profits from a widening or narrowing movement of the two prices of the futures contracts.

         PYRAMIDING

         Grant Park does not employ the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as margin for the purchase or sale of additional positions in the same or another commodity interest.

         MODIFICATIONS IN TRADING POLICIES

         The advisory contracts require the trading advisors to notify the general partner of any material modification in trading policies promptly and in any event no less than 10 business days prior to institution of the modification. The general partner will not be notified of non-material changes in the nature or types of commodity interests traded.

                            PERFORMANCE OF GRANT PARK
                                   (UNAUDITED)

         As required by CFTC regulations, the past performance record of Grant Park's Class A units for the last five full calendar years and year-to-date 2004 is presented below. The past performance record of Grant Park Class A units since Grant Park's inception in January 1989 appears in the Statement of Additional Information on page 130.

         While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. ALL PERFORMANCE INFORMATION IS SHOWN NET OF FEES AND EXPENSES.

Name.........................................  Grant Park Futures Fund Limited
                                               Partnership (Class A units)
                                               Privately offered (through
                                               February 2003); Publicly offered
                                               beginning June 30, 2003
Type.........................................  Multi-advisor
Inception of Trading.........................  January 1989
Aggregate Gross Subscriptions at 1/31/04.....  $42,712,869
Net Asset Value at 1/31/04...................  $37,128,393
Worst Monthly Percentage Draw-Down*
  (Since 1/99)...............................  -8.65%   10/99
Worst Peak-to-Valley Draw-Down*
  (Since 1/99)...............................  -21.36%  10/98 - 07/00

                                                                 RATE OF RETURN
                                 -----------------------------------------------------------------------------
MONTH                            2004           2003          2002           2001          2000           1999
                                 ----           ----          ----           ----          ----           ----
January..................         0.38%         2.72%         -0.87%         1.86%         -1.12%        -2.02%
February.................                       5.77          -5.95          0.53           0.69          7.95
March....................                      -7.47           2.26          6.63          -1.70         -5.18
April....................                       2.57          -3.07         -4.51          -3.84          2.92
May......................                       9.68           5.17         -0.47           1.80         -5.51
June.....................                      -1.26          10.07         -2.66          -3.51          0.22
July.....................                      -0.49           6.63          0.12          -1.60         -2.68
August...................                       0.19           1.57          2.88           4.36         -1.16
September................                       0.13           2.87          3.69          -2.30          1.54
October..................                       2.52          -6.04          5.30           0.80         -8.65
November.................                      -0.19          -2.53         -7.80           8.91          2.10
December.................                       6.00           5.58          2.14           9.00          3.05
YEAR.....................         0.38%        20.03%         15.25%         7.00%         10.97%        -8.24%

------------------
* Draw-Down means losses experienced by Grant Park over a specified period.

         Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

         Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

         The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

         During the period presented through March 31, 2003, Grant Park's net profits and losses were allocated on a capital account-by-capital account basis. As of April 1, 2003, net profits and losses are allocated on a per-unit basis within each class of units. Investors should note that these two methods of allocation may result in slight differences in how Grant Park's performance is calculated.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                            PERFORMANCE OF GRANT PARK
                                   (UNAUDITED)

         The past performance record of Grant Park's Class B units for 2003 (since August 2003 when the Class B units began trading) and year-to-date 2004 is presented below. The pro forma past performance record of Grant Park's Class B units for the last five years appears in the Statement of Additional Information on page 132.

         While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. ALL PERFORMANCE INFORMATION IS SHOWN NET OF FEES AND EXPENSES.

Name.........................................  Grant Park Futures Fund Limited
                                               Partnership (Class B units)
Type.........................................  Public; Multi-advisor
Inception of Trading.........................  August 2003
Aggregate Gross Subscriptions at 1/31/04.....  $46,708,606
Net Asset Value at 1/31/04...................  $48,868,242
Worst Monthly Percentage Draw-Down*
  (Since 8/03)...............................  -0.98%   11/03
Worst Peak-to-Valley Draw-Down*
  (Since 8/03)...............................  -0.98%   11/03

                                        RATE OF RETURN
                                       -----------------
          MONTH                        2004         2003
                                       ----         ----

          January..............         0.31%
          February.............
          March................
          April................
          May..................
          June.................
          July.................
          August...............                      0.12%
          September............                      0.06
          October..............                      2.45
          November.............                     -0.98
          December.............                      5.93
          YEAR.................         0.31%        7.66%

------------------
* Draw-Down means losses experienced by Grant Park over a specified period.

         Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

         Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

         The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

         Grant Park is a multi-advisor commodity pool organized to pool assets of its investors for purposes of investing those assets in U.S. and international commodity futures, forward contracts and other commodity interests, including options contracts on futures, forwards and commodities, spot contracts, swap contracts and security futures. Grant Park has been in continuous operation since it commenced trading on January 1, 1989.

CRITICAL ACCOUNTING POLICIES

         Grant Park's only critical accounting policy is the valuation of its investments. The substantial majority of the investments are exchange-traded contracts, valued based upon exchange settlement prices. The remainder of its investments are non-exchange-traded contracts with valuation of those investments based on third-party quoted dealer values on the Interbank market. With the valuation of the investments easily obtained, there is little or no judgment or uncertainty involved in the valuation of investments, and accordingly, it is unlikely that materially different amounts would be reported under different conditions using different but reasonably plausible assumptions.

RESULTS OF OPERATIONS

         Grant Park's returns, which are Grant Park's trading gains plus interest income less brokerage fees, performance fees, operating costs and offering costs borne by Grant Park, for the nine months ended September 30, 2003 for Class A units were 11.47%, and for Class B units were 0.19%, for the nine months ended September 30, 2002 were 19.18%, and for the years ended December 31, 2002 and 2001 were 15.3% and 7.0%, respectively. The net asset value at December 31, 2002 and 2001 was approximately $14.6 million and $11.6 million, respectively. The net asset value at September 30, 2003 was approximately $29.4 million and at September 30, 2002 was approximately $13.4 million.

         The table below sets forth Grant Park's trading gains or losses by sector for the nine month periods ended September 30, 2003 and 2002, and each of the years ended December 31, 2002, 2001 and 2000.


                                                                            % GAIN (LOSS)
                                                       ------------------------------------------------------
                                                       NINE MONTHS ENDED                  YEAR ENDED
                                                         SEPTEMBER 30,                   DECEMBER 31,
                                                       -----------------        -----------------------------
SECTOR                                                 2003         2002        2002         2001        2000
------                                                 ----         ----        ----         ----        ----
                                                          (Unaudited)
Interest Rates..................................         8.7        11.5         10.1        10.2        18.5
Currencies......................................        10.6        10.9         14.6         1.2         3.1
Stock Indices...................................         1.5         1.2         (0.1)        4.7        (8.3)
Energy..........................................         1.0         1.2          1.6        (2.3)        7.8
Agriculturals...................................         0.9         5.0          4.7        (0.3)       (1.4)
Metals..........................................        (1.6)       (0.8)        (2.0)        0.5        (4.8)
Softs...........................................        (0.9)       (1.4)        (1.9)       (0.6)       (0.1)
Miscellaneous...................................        (0.1)        0.1         (1.8)       (0.1)       (0.5)
                                                        ----        ----         ----        ----        ----
   Total........................................        20.1%       27.7%        25.2%       13.3%       14.3%
                                                        ====        ====         ====        ====        ====

NINE MONTHS ENDED SEPTEMBER 30, 2003 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2002

         For the first nine months of 2003, Grant Park had a positive return of approximately 11.5% for the Class A units and 0.2% for the Class B units. On a combined basis prior to expenses, approximately 20.1% resulted from trading gains, and approximately 0.7% was due to interest income. These gains were offset by approximately 9.3% in combined total brokerage fees, performance fees and operating and offering costs borne by Grant Park. For the same period in 2002, Grant Park had a positive return of approximately 19.2%. Approximately 27.7% resulted from trading gains, and 1.1% was due to interest income. An offset of approximately 9.6% was the result of brokerage fees, performance fees and operating and offering costs borne by Grant Park.

         Nine months ended September 30, 2003

         Key trading developments for Grant Park during the first nine months of 2003 included the following:

         January was a positive month for Grant Park, as it earned a net return of approximately 2.72%. The most profitable position for the month was short the U.S. dollar against global currencies. Geopolitical worries were the primary cause of the U.S. currency's decline, as the U.S. continued to prepare for military action in Iraq. These concerns, as well as a continued Venezuelan oil strike and extended cold weather in the U.S. also led to firm energy prices, which was profitable for Grant Park's long energy positions. Other profits were made via gold and European interest rate positions. Losses were incurred in the soybean complex, which declined in response to a Department of Agriculture report showing higher-than-expected U.S. production levels. Additional losses were incurred in U.S. equity and interest rate markets, which fell amid the growing likelihood of war with Iraq.

         February was a strong positive month for Grant Park, as it earned a net return of approximately 5.77%. Energy was the leading sector as natural gas posted a 25-month high near the end of the month due to unreasonably cold weather and inventory depletion. The rest of the energy sector pushed higher amid supply concerns due to the increased probability of a U.S.-led invasion of Iraq. These war concerns also spurred safe-haven buying of U.S. and European government debt prices, which proved to be profitable for Grant Park. Losses for the month were incurred in gold, the British pound and cocoa.

         Grant Park posted a significant loss in March due to the launch of the war with Iraq, earning a negative net return of 7.47%. Previously profitable long positions in the energy sector experienced a sharp reversal, as crude oil dropped 24% in only six trading sessions. Natural gas fell rapidly alongside crude oil, leading to further losses. Established trends in the government debt and currency sectors also reversed, forcing liquidations of long-held positions. Grant Park was able to make some profits in the 10-year Japanese government bond, U.S. and European interest rate futures, the Canadian dollar and the South African rand.

         Performance for Grant Park was positive during the month of April, with a net return of 2.57%. A long soybean position proved profitable as the U.S. Department of Agriculture estimated that domestic physical stocks would reach a seven-year low before the present crop is harvested in the fall. The rally was also fueled by speculation that aggressive planting of corn may reduce the acreage available for soybeans, which would further exacerbate the existing supply concerns. Profits were also garnered in stock indices, as the U.S.-led military campaign in Iraq came to a quick conclusion. Losses for the month were incurred in cotton, which declined amid fears that the spread of SARS in China, the largest purchaser of U.S. exports, could result in substantially reduced demand. Additional losses were incurred in corn, which fell as favorable weather conditions in the midwest caused the planting of the U.S. crop to accelerate.

         Grant Park had an exceptionally strong month in May as Grant Park produced a net return of 9.68%. In the bond market, so-called bull-flattening trades, involving the purchase of long maturities and the sale of short ones in belief the long issues will rally, were a developing trend. The federal reserve expressed concern that the economy was more at risk to deflationary rather than inflationary pressures, which further triggered the rally in the long-end of the yield curve. Gains were also made via short positions in the U.S. dollar as Treasury Secretary Snow made comments perceived to be supportive of a weak U.S. dollar policy. The Euro in particular showed strength, reaching a four year high against the dollar. Losses for the month were in corn, as prices reversed when excessive rain early in the month gave way to more favorable planting conditions later in the month. The Japanese yen produced additional losses, which fell as a decrease in industrial production led to new recession fears for the Japanese economy.

         June proved to be a challenging month for the managed futures industry generally and Grant Park in particular. For June, Grant Park earned a negative net return of 1.26%. Sharp reversals in the bond market proved costly for most managers. Grant Park suffered additional losses in the European currencies as both the Euro and Swiss franc fell against the U.S. dollar amid evidence of an improving U.S. economy and the Federal Reserve's decision to cut interest rates by only a quarter-point rather than the point many market participants had expected. Natural gas also led to losses as the Energy Department reported record growth in the U.S. inventory levels due to moderate weather throughout the U.S. and historically high prices. Some losses were offset by profits in the Nikkei, which rallied amid hopes that an economic recovery in the U.S. would lead to increased consumer demand for Japanese exports. Additional profits were earned in the S&P 500 as assets moved out of bonds and into stocks.

         Grant Park experienced a modest loss for July, with a net loss of 0.49%. The month was highlighted by very few significant losses or gains in any one particular market or sector. The currency sector however, was our worst performer with significant losses occurring in Japanese yen trading as choppy markets led to reversals in our short positions just before the Bank of Japan, or BOJ, announced they would not allow a strong yen to continue. The BOJ sold 30 billion yen in July, making it the largest monthly intervention on record. Additional losses were incurred in New Zealand, Australian and Canadian dollars as well as the British pound and Euro currency. Profits were generated in long positions in Stock Indices including the Nikkei, DAX, NASDAQ and the Taiwanese stock index. The entire global stock index sector continued to climb because of a mix of better than expected economic statistics, rising corporate earnings and an improved outlook for the U.S. economy.

         August performance was slightly positive with Grant Park posting a 0.19% return for A Units and 0.12% for B Units. Upbeat economic data here in the U.S. led to a surge in global stock prices and supported the U.S. dollar against most major currencies. Profits were generated in global stock indices, as the Dow Jones posted its sixth straight monthly gain. This increasing confidence in the U.S. markets led to strength abroad, particularly in the Asian markets. The improving economic picture in the U.S. also led to gains in both long dollar positions and short short-term global fixed income positions. Losses were incurred in both the base and precious metals with long positions in zinc proving the most costly. Zinc prices fell in response to an increase in warehouse inventories. Additional losses were incurred in soybean oil.

         September was another slightly positive month for Grant Park, wrapping up a quiet quarter. Grant Park's net return for the Class A units was 0.13% and 0.06% for the Class B units. Grant Park's diversification across market sectors and across trading managers played a role this month in Grant Park's slightly positive performance. Positions in agriculturals and softs proved profitable, while positions in the financial and energy sectors generated losses. Three of our four traders posted modest profits while one (Graham) posted a net loss. Our most profitable trades were in long positions in the soy complex, cotton and the Japanese yen. Losses were incurred in the fixed income sector and the energy sector.

         Nine months ended September 30, 2002

         Key trading developments during the first nine months of 2002 included the following:

         January produced a negative net return for Grant Park of approximately 0.87%. The Enron and Global Crossing bankruptcies took a toll on the U.S. equities markets, which were already under pressure, resulting in a difficult start to the new year. The international picture was no better as Japan continued to struggle economically and the political situation in Argentina led to instability in South America. On the positive side, U.S. consumer spending continued to be robust. Grant Park posted a small loss for January, largely as a result of volatility in the global currency markets. Energy and short stock index positions contributed small gains.

         February continued the trend of high market volatility resulting in a negative net return for Grant Park of approximately 5.95%. Losses were generated specifically in the British pound and short sterling as the Bank of England reported a surge in inflation. Additional losses were generated in short positions in the Japanese government bond as the Bank of Japan continued to inject cash into the ailing economy by buying an unprecedented amount of bonds.

         March resulted in the first positive month of the year for Grant Park as long positions in the energy complex and soybeans both proved profitable. Grant Park's net return for the month was approximately 2.26%. Energy rallied as tensions in the Middle East intensified, sparking fears of supply disruptions. Soybeans rallied due to a deal between the United States and China regarding the exporting of genetically modified crops from the United States to China, which is the single largest soybean customer of the United States.

         April was a negative month for Grant Park as the crude oil market proved exceptionally volatile. Grant Park earned a negative net return for the month of approximately 3.07%. While firm diplomacy by the United States eased tensions in the Middle East, the situation in Venezuela was becoming less predictable as President Hugo Chavez returned to office in a political reversal after being ousted just a few days earlier. Profitable positions in the U.S. dollar helped offset some of the losses incurred in the energy markets.

         Grant Park experienced solid gains in May as the U.S. dollar slipped sharply amidst renewed terror threats and weaker stocks. Net return for May was approximately 5.17%. The U.S. dollar weakened unilaterally around the globe, hitting an eight-month low against the Euro and slipping against every major currency. Grant Park also profited in gold as the precious metal soared to its highest level since June 2000 on dollar worries, heightened tensions in Kashmir and floundering equity markets.

         June produced the first double-digit profitable month for Grant Park since the Long Term Capital Management and Russian debacles of 1998, as Grant Park earned a net return of approximately 10.07%. Equity markets around the world were dramatically affected as accounting irregularities were uncovered at several public corporations. Several large companies warned that earnings would not meet expectations, which further accelerated the decline back to the lows seen after September 11, 2001. The U.S. dollar also fell, posting a twenty-seven-month low against the Euro and a seven-month low against the yen. Grant Park benefited from these trades as well as unrelated positions in long cotton and short coffee. Losses were incurred in gold, Canadian dollars and soybean oil.

         For the third consecutive month, Grant Park enjoyed solid gains in July. The most significant gains were generated in U.S. and European interest rate futures, stock indices, grains and the British pound. Some losses were generated by the rebound of the U.S. dollar and in volatility in soft commodities.

         In August, Grant Park posted another profitable month making for four consecutive months of positive performance. Long positions in Japanese government bonds and U.S. interest rate futures accounted for a substantial portion of the gains as investors repositioned money away from the world's equity markets. Corn and wheat were also profitable as poor weather conditions caused the Department of Agriculture to reduce its crop yield forecasts, resulting in prices reaching four and one half year highs. Losses in August stemmed from reversals in the currency and stock index sectors.

         September was the fifth consecutive profitable month for Grant Park. Once again, long positions in U.S. interest rate futures produced positive returns as a wave of negative economic data renewed speculation that the Federal Reserve would respond with another round of interest rate cuts. Additional profits were made in energy, global stock indices and British interest rate futures. Japanese government bonds and the yen produced losses for Grant Park in September as the Japanese government indicated it might begin large-scale intervention in order to weaken the currency and stimulate the domestic economy.

YEAR ENDED DECEMBER 31, 2002

         The return for 2002 was approximately 15.3%. Of this 15.3% increase, approximately 25.2% was due to trading gains and approximately 1.5% was due to interest income, offset by approximately 11.4% due to brokerage fees, performance fees, operating costs and offering costs borne by Grant Park. An analysis of the 25.2% trading gains by sector is as follows:

                             SECTOR                        % GAIN (LOSS)
        -----------------------------------------------    -------------
        Interest Rates.................................       10.1%
        Currencies.....................................       14.6
        Stock Indices..................................       (0.1)
        Energy.........................................        1.6
        Agriculturals..................................        4.7
        Metals.........................................       (2.0)
        Softs..........................................       (1.9)
        Miscellaneous..................................       (1.8)
                                                              ----
                                                              25.2%
                                                              ====

         January produced a slight negative return for Grant Park. The Enron and Global Crossing bankruptcies took a toll on the U.S. equities markets, which were already under pressure resulting in a difficult start to the new year. The international picture was no better as Japan continued to struggle economically and the political situation in Argentina led to instability in South America. On the positive side, U.S. consumer spending continued to be robust. Grant Park posted a small loss for January, largely as a result of volatility in the global currency markets. Energy and short stock index positions contributed small gains.

         February continued the trend of high market volatility resulting in negative performance for Grant Park. Losses were generated specifically in the British pound and short sterling as the Bank of England reported a surge in inflation. Additional losses were generated in short positions in the Japanese government bond as the Bank of Japan continued to inject cash into the ailing economy by buying an unprecedented amount of bonds.

         March resulted in the first positive month of the year for Grant Park as long positions in the energy complex and soybeans both proved profitable. Energy rallied as tensions in the Middle East intensified sparking fears of supply disruptions. Soybeans rallied due to a deal between the United States and China regarding the exporting of genetically modified crops from the United States to China, which is the single largest soybean customer of the United States.

         April was a negative month for Grant Park as the crude oil market proved exceptionally volatile. While firm diplomacy by the United States eased tensions in the Middle East, the situation in Venezuela was becoming less predictable as President Hugo Chavez returned to office in a political reversal after being ousted just a few days earlier. Profitable positions in the U.S. dollar helped offset some of the losses incurred in the energy markets.

         Grant Park experienced solid gains in May as the U.S. dollar slipped sharply amidst renewed terror threats and weaker stocks. The U.S. dollar weakened unilaterally around the globe, hitting an eight-month low against the Euro and slipping against every major currency. Grant Park also profited in gold as the precious metal soared to its highest level since June 2000 on dollar worries, heightened tensions in Kashmir and floundering equity markets.

         June produced the first double-digit profitable month for Grant Park since the Long Term Capital Management and Russian debacles of 1998. Equity markets around the world were dramatically affected as accounting irregularities were uncovered at several public corporations. Several large companies warned that earnings would not meet expectations, which further accelerated the decline back to the lows seen after September 11, 2001. The U.S. dollar also fell, posting a twenty-seven-month low against the Euro and a seven-month low against the yen. Grant Park benefited from these trades as well as unrelated positions in long cotton and short coffee. Losses were incurred in gold, Canadian dollars and soybean oil.

         For the third consecutive month, Grant Park enjoyed solid gains in July. The most significant gains were generated in U.S. and European interest rate futures, stock indices, grains and the British pound. Some losses were generated by the rebound of the U.S. dollar and in volatility in soft commodities.

         In August, Grant Park posted another profitable month making for four consecutive months of positive performance. Long positions in Japanese government bonds and U.S interest rates futures accounted for a substantial portion of the gains as investors repositioned money away from the world's equity markets. Corn and wheat were also profitable as poor weather conditions caused the Department of Agriculture to reduce its crop yield forecasts, resulting in prices reaching four and one-half-year highs. Losses in August stemmed from reversals in the currency and stock index sectors.

         September was the fifth consecutive profitable month for Grant Park. Once again, long positions in U.S. interest rate futures produced positive returns as a wave of negative economic data renewed speculation that the Federal Reserve would respond with another round of interest rate cuts. Additional profits were made in energy, global stock indices and British interest rate futures. Japanese government bonds and the yen produced losses for Grant Park in September as the Japanese government indicated it might begin large-scale intervention in order to weaken the currency and stimulate the domestic economy.

         October ended the string of successive months of positive performance for Grant Park. A sharp surge in the U.S. stock market led to a corresponding decline in U.S. government debt instruments as investors moved back into equities. European debt instruments also fell in response to the stock market rally, as well as in response to data indicating resurgence in economic activity on the European continent. Long energy positions added to losses as it appeared the United States would not imminently undertake military action against Iraq. Some losses were offset by gains in long sugar and short U.S. dollar positions.

         November was negative for Grant Park. The most significant losses were generated from positions in global interest rate futures, European currencies and sugar. The strength in worldwide equity markets caused global bonds to decline and caused the U.S. dollar to rally versus its European counterparts. The recent uptrend in sugar prices reversed amid abundant supply and expectations for a large upcoming crop. Long positions in U.S. stock index futures produced some gains for Grant Park, as stocks rallied in response to the Federal Reserve's half-percentage point cut in interest rates.

         Grant Park finished the year on a positive note with a profitable December. Gains were made via long positions in European currencies, petroleum contracts, gold and Australian interest rate futures. The continued uncertainty in the Middle East caused the U.S. dollar to weaken and energy to rally. Risk-averse investors sought safe havens in gold and Australian debt instruments. Some losses were incurred by long positions in the soybean complex, which declined on news of improved weather in Brazil, as well as long positions in U.S. equity markets, which struggled amid growing tensions with both Iraq and North Korea.

YEAR ENDED DECEMBER 31, 2001

         In 2001, Grant Park had a return of 7.0%, approximately 13.3% of which was due to trading gains and approximately 3.3% was due to interest income, offset by approximately 9.6% due to brokerage fees, performance fees and operating and offering costs borne by Grant Park. An analysis of the 13.3% trading gain by sector is as follows:

                                                               % GAIN
                             SECTOR                            (LOSS)
        ---------------------------------------------          ------
        Interest Rates...............................           10.2
        Currencies...................................            1.2
        Stock Indices................................            4.7
        Energy.......................................           (2.3)
        Agriculturals................................           (0.3)
        Metals.......................................            0.5
        Softs........................................           (0.6)
        Miscellaneous................................           (0.1)
                                                                ----
                                                                13.3%
                                                                ====

         January was profitable for Grant Park, although the month was marked by much volatility. A surprise interest rate cut by the Federal Reserve sparked sharp profits early in the month, but those profits fell by mid-month amid questions about the true state of the economy and the ultimate effect of the rate cuts. The biggest winning positions for January were in the Eurodollar, soybeans and Australian three-year bonds. Losses were generated in the Australian dollar, silver and sugar.

         February resulted in a slight positive return for Grant Park. Grant Park's short equities positions and long bond positions both benefited from a continued decline in U.S. equities prices. Some of these gains, however, were offset by losses in energy and coffee. Coffee was particularly volatile as conflicting pressures from both producers and fund selling caused prices to fluctuate wildly.

         Grant Park posted solid gains in March. Concerns over the health of the global economy sent stocks downward and the U.S. dollar to new highs. Substantial profits were made via short positions in global stock indices, most notably the Hang Seng and FTSE 100 which both made two-year lows. Despite the weakness in U.S. equities, the U.S. dollar rose as investors reasoned that the United States was in better position to deal with its economic troubles than other developed nations.

         April was a challenging month for Grant Park as several of the trends that had previously been profitable had either ceased or reversed. The most significant losses occurred in the sugar and global debt markets. Sugar fell to its lowest level since May 2000 and choppiness in debt markets forced defensive liquidation of established positions. While overall Grant Park lost money in April, some profits were still posted in the Mexican peso and in unleaded gasoline.

         May performance was slightly negative for Grant Park. The month started with good prospects for trendfollowers, but by month end those prospects had faded. Losses were generated in gold, Euroswiss, Japanese yen and sugar as all of these sectors were marked by high volatility throughout May. Profits in natural gas and the Mexican peso somewhat softened these losses.

         June was another month with negative performance for Grant Park as tradable trends failed to materialize. Volatile, directionless price action in the Euroswiss, Euro and Australian interest rate markets accounted for the bulk of the losses in June. While these losses were lessened by profits in lean hogs and soybeans, the second quarter closed with seemingly disjointed markets marked by uncertainty regarding world economic conditions. Despite this difficult market environment, Grant Park was able to post a net positive return through the first half of the year.

         Grant Park posted a slight positive return for July amid weakness in U.S. stocks. Profits were garnered in the U.S. interest rate complex, the Hang Seng and soybeans. Interest rate contracts in the United States rallied as Federal Reserve Chairman Alan Greenspan made comments on the potential for additional interest rate cuts designed to spur the struggling economy. The Hang Seng struggled, as did most stock indices around the world, posting two-year lows. Soybeans rallied as the Department of Agriculture reported a deterioration of current crop conditions brought about by extended hot and dry weather in the Midwest. The bulk of the losses in July were derived from trend reversals in the world currency markets.

         August was another positive month for Grant Park. Short positions in the Hang Seng and German Dax were particularly profitable, as both indices posted multi-year lows. Additional profits were earned in short U.S. dollar and long global debt positions. Some of the dry conditions were alleviated in the grain producing areas of the United States, causing previously profitable trends to reverse and resulting in losses in some grain positions. Energy and Japanese government bonds were also quite choppy resulting in additional losses in an overall positive month.

         September was marked by the devastating terrorist attack on September 11th. While this event impacted the lives of individuals around the globe, it also created extreme volatility in various markets from which Grant Park was able to generate profits. As stock indices around the world moved lower due to the terrorist activities, Grant Park's short positions in the Dax and Hang Seng proved to be very profitable. As prices stabilized, Grant Park reduced its exposure, but still maintained some shorts in these markets. Additional profits were made in long global debt contracts as U.S. and European central banks lowered interest rates in the wake of the attacks.

         October was also profitable for Grant Park as the world began to recover from the September 11 attacks. U.S. debt contracts rallied sharply amid signs the terrorist attacks would further slow an already struggling economy. The weak economic data indicated further easing by the Federal Reserve which helped Grant Park's long U.S. debt positions. Other profits came in the short South African rand position as the negative outlook for emerging markets caused the rand to plummet. Losses occurred in silver and gold as the metals reversed from the recent highs experienced immediately after the attacks.

         November saw Grant Park return a portion of the gains made during the previous four months. Most notably, U.S. debt futures plummeted following encouraging developments in the war against Afghanistan. The surprisingly quick collapse of portions of the Taliban regime raised hopes that the United States-led war on terror would progress more rapidly than previously thought. Additional losses occurred in the Japanese yen as mid-month volatility caught Grant Park on both sides of the market. A continued short position in the South African rand earned profits as political instability in neighboring Zimbabwe caused the currencies of the region to move lower.

         Grant Park ended 2001 with positive performance in December. The majority of the gain for the month was made in currencies, primarily the Japanese yen and South African rand, which were both very weak. These gains were offset somewhat by losses in the U.S. interest rate sector amid signs the U.S. economy may be emerging from recession. Grant Park was positive for the third consecutive year amid declining world equity markets and diminished return on fixed income rates.

CAPITAL RESOURCES

         Grant Park plans to raise additional capital only through the sale of units offered through this prospectus and does not intend to raise any capital through borrowing. Due to the nature of Grant Park's business, it will make no capital expenditures and will have no capital assets that are not operating capital or assets.

LIQUIDITY

         Most U.S. futures exchanges limit fluctuations in some futures and options contract prices during a single day by regulations referred to as daily price fluctuation limits or daily limits. During a single trading day, no trades may be executed at prices beyond the daily limit. Once the price of a contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Futures prices have occasionally moved to the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent Grant Park from promptly liquidating unfavorable positions and subject Grant Park to substantial losses that could exceed the margin initially committed to those trades. In addition, even if futures or options prices do not move to the daily limit, Grant Park may not be able to execute trades at favorable prices, if little trading in the contracts is taking place. Other than these limitations on liquidity, which are inherent in Grant Park's futures and options trading operations, Grant Park's assets are expected to be highly liquid.

OFF-BALANCE SHEET RISK

         Off-balance sheet risk refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in future obligation or loss. Grant Park trades in futures and other commodity interest contracts and is therefore a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts Grant Park faces the market risk that these contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the commodity interest positions of Grant Park at the same time, and if Grant Park were unable to offset positions, Grant Park could lose all of its assets and the limited partners would realize a 100% loss. Grant Park minimizes market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 25%. All positions of Grant Park are valued each day on a mark-to-market basis.

         In addition to market risk, in entering into commodity interest contracts there is a credit risk that a counterparty will not be able to meet its obligations to Grant Park. The counterparty for futures and options on futures contracts traded in the United States and on most non-U.S. futures exchanges is the clearing organization associated with such exchange. In general, clearing organizations are backed by the corporate members of the clearing organization who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk.

         In cases where the clearing organization is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

         In the case of forward contracts, over-the-counter options contracts or swap contracts, which are traded on the interbank or other institutional market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a central clearing organization backed by a group of financial institutions. As a result, there likely will be greater counterparty credit risk in these transactions. Grant Park trades only with those counterparties that it believes to be creditworthy. Nonetheless, the clearing member, clearing organization or other counterparty to these transactions may not be able to meet its obligations to Grant Park, in which case Grant Park could suffer significant losses on these contracts.


           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTRODUCTION

         Grant Park is a speculative commodity pool. The market sensitive instruments held by it are acquired for speculative trading purposes, and all or a substantial amount of Grant Park's assets are subject to the risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to Grant Park's business.

         Market movements result in frequent changes in the fair market value of Grant Park's open positions and, consequently, in its earnings and cash flow. Grant Park's market risk is influenced by a wide variety of factors, including the level and volatility of exchange rates, interest rates, equity price levels, the market value of financial instruments and contracts, market prices for base and precious metals, energy complexes and other commodities, the diversification effects among Grant Park's open positions and the liquidity of the markets in which it trades.

         Grant Park rapidly acquires and liquidates both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a particular future market scenario will affect performance. Grant Park's current trading advisors all employ trend-following strategies that rely on sustained movements in price. Erratic, choppy, sideways trading markets and sharp reversals in movements can materially and adversely affect Grant Park's results. Grant Park's past performance is not necessarily indicative of its future results.

         Value at risk is a measure of the maximum amount that Grant Park could reasonably be expected to lose in a given market sector in a given day. However, the inherent uncertainty of Grant Park's speculative trading and the recurrence in the markets traded by Grant Park of market movements far exceeding expectations could result in actual trading or non-trading losses far beyond the indicated value at risk or Grant Park's experience to date. This risk is often referred to as the risk of ruin. In light of the foregoing as well as the risks and uncertainties intrinsic to all future projections, the inclusion of the quantification included in this section should not be considered to constitute any assurance or representation that Grant Park's losses in any market sector will be limited to value at risk or by Grant Park's attempts to manage its market risk. Moreover, value at risk may be defined differently as used by other commodity pools or in other contexts.

         Materiality, as used in this section, is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage, and multiplier features of Grant Park's market sensitive instruments.

         The following quantitative and qualitative disclosures regarding Grant Park's market risk exposures contain forward-looking statements. All quantitative and qualitative disclosures in this section are deemed to be forward-looking statements, except for statements of historical fact and descriptions of how Grant Park manages its risk exposure. Grant Park's primary market risk exposures, as well as the strategies used and to be used by its trading advisors for managing such exposures are subject to numerous uncertainties, contingencies and risks, including those described in "Risk Factors" and elsewhere in this prospectus, any one of which could cause the actual results of Grant Park's risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of Grant Park. Grant Park's current market exposure and/or risk management strategies may not be effective in either the short-or long-term and may change materially. Therefore, you should be prepared to lose all or substantially all of your investment in Grant Park.

QUANTITATIVE MARKET RISK

         TRADING RISK

         Grant Park's approximate risk exposure in the various market sectors traded by its trading advisors is quantified below in terms of value at risk. Due to Grant Park's mark-to-market accounting, any loss in the fair value of Grant Park's open positions is directly reflected in Grant Park's earnings, realized or unrealized.

         Exchange maintenance margin requirements have been used by Grant Park as the measure of its value at risk. Maintenance margin requirements are set by exchanges to equal or exceed the maximum losses reasonably expected to be incurred in the fair value of any given contract in 95% to 99% of any one-day interval. The maintenance margin levels are established by brokers, dealers and exchanges using historical price studies as well as an assessment of current market volatility and economic fundamentals to provide a probabilistic estimate of the maximum expected near-term one-day price fluctuation. Maintenance margin has been used rather than the more generally available initial margin, because initial margin includes a credit risk component that is not relevant to value at risk.

         In the case of market sensitive instruments that are not exchange-traded, including currencies and some energy products and metals in the case of Grant Park, the margin requirements for the equivalent futures positions have been used as value at risk. In those cases in which a futures-equivalent margin is not available, dealers' margins have been used.

         In the case of contracts denominated in foreign currencies, the value at risk figures include foreign currency margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to Grant Park, which is valued in U.S. dollars, in expressing value at risk in a functional currency other than U.S. dollars.

         In quantifying Grant Park's value at risk, 100% positive correlation in the different positions held in each market risk category has been assumed. Consequently, the margin requirements applicable to the open contracts have simply been aggregated to determine each trading category's aggregate value at risk. The diversification effects resulting from the fact that Grant Park's positions are rarely, if ever, 100% positively correlated have not been reflected.

         Value At Risk By Market Sectors

         The following tables indicate the trading value at risk associated with Grant Park's open positions by market category as of September 30, 2003 and December 31, 2002 and the trading gains/losses by market category for the nine months ended September 30, 2003 and the year ended December 31, 2002. All open position trading risk exposures of Grant Park have been included in calculating the figures set forth below. As of September 30, 2003, Grant Park's net asset value was approximately $29.4 million. As of December 31, 2002, Grant Park's net asset value was approximately $14.6 million.

                                                                                SEPTEMBER 30, 2003
                                                                   ---------------------------------------------
                                                                   VALUE AT         $ OF TOTAL         TRADING
                        MARKET SECTOR                                RISK         CAPITALIZATION     GAIN/(LOSS)
-----------------------------------------------------------        ----------   ------------------   -----------
Interest Rates.............................................        $  871,790           3.0%
Currencies.................................................           749,388           2.5
Stock Indices..............................................           506,914           1.7
Energy.....................................................           234,304           0.8
Agriculturals..............................................           279,503           1.0
Metals.....................................................           338,119           1.1
Softs......................................................           203,063           0.7
                                                                   ----------          ----
   Total...................................................        $3,183,081          10.8%
                                                                   ==========          ====


                                                                                DECEMBER 31, 2002
                                                                   ---------------------------------------------
                                                                    VALUE AT       % OF TOTAL         TRADING
                        MARKET SECTOR                                 RISK        CAPITALIZATION     GAIN/(LOSS)
-----------------------------------------------------------        ----------   ------------------   -----------
Interest Rates............................................         $  739,385           5.1%             10.1%
Currencies................................................            275,815           1.9              14.6
Energy....................................................            231,441           1.6               1.6
Stock Indices.............................................            145,977           1.0              (0.1)
Metals....................................................             93,182           0.6              (2.0)
Agriculturals.............................................             33,000           0.2               4.7
Softs.....................................................             25,150           0.2              (1.9)
                                                                   ----------          ----              ----
   Total..................................................         $1,544,151          10.6%             27.0%
                                                                   ==========          ====              ====

         Material Limitations On Value At Risk As An Assessment Of Market Risk

         The face value of the market sector instruments held by Grant Park is typically many times the applicable maintenance margin requirement, which generally range between approximately 1% and 10% of contract face value, as well as many times the capitalization of Grant Park. The magnitude of Grant Park's open positions creates a risk of ruin not typically found in most other investment vehicles. Because of the size of its positions, certain market conditions--unusual, but historically recurring from time to time--could cause Grant Park to incur severe losses over a short period of time. The value at risk table above, as well as the past performance of Grant Park, gives no indication of this risk of ruin.

         NON-TRADING RISK

         Grant Park has non-trading market risk on its foreign cash balances not needed for margin. However, these balances, as well as the market risk they represent, are immaterial. Grant Park also has non-trading market risk as a result of investing a substantial portion of its available assets in U.S. Treasury bills and Treasury repurchase agreements. The market risk represented by these investments is also immaterial.

QUALITATIVE MARKET RISK

         TRADING RISK

         The follow ing were the primary trading risk exposures of Grant Park as of September 30, 2003, by market sector.

         Interest Rates

         Interest rate risk is the principal market exposure of Grant Park. Interest rate movements directly affect the price of the futures positions held by Grant Park and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact Grant Park's profitability. Grant Park's primary interest rate exposure is to interest rate fluctuations in the United States and the other G-7 countries. However, Grant Park also takes futures positions on the government debt of smaller nations, such as Australia. The general partner anticipates that G-7 interest rates will remain the primary market exposure of Grant Park for the foreseeable future. As of September 30, 2003, Grant Park's interest rate exposure was a mix of both long and short positions in a variety of G-7 countries.

         Currencies

         Exchange rate risk is a significant market exposure of Grant Park. Grant Park's currency exposure is to exchange rate fluctuations, primarily fluctuations that disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political and general economic conditions. Grant Park trades in a large number of currencies, including cross-rates, which are positions between two currencies other than the U.S. dollar. The general partner anticipates that the currency sector will remain one of the primary market exposures for Grant Park for the foreseeable future. As of September 30, 2003, Grant Park was positioned to benefit from the effects of a weakening dollar against most major and minor currencies.

         Stock Indices

         Grant Park's primary equity exposure is to equity price risk in the G-7 countries as well as other countries including Hong Kong, Taiwan, and Australia. The stock index futures contracts traded by Grant Park currently are generally limited to futures on broadly based indices, although Grant Park may trade narrow-based stock index futures contracts in the future. As of September 30, 2003, Grant Park's primary exposures were in the S&P 500 (USA), NASDAQ (USA), Nikkei (Japan) and DAX (Germany) stock indices. Grant Park is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European and Japanese indices. Static markets would not cause major market changes but would make it difficult for Grant Park to avoid being "whipsawed" into numerous small losses.

         Energy

         Grant Park's primary energy market exposure is to gas and oil price movements, often resulting from political developments in the Middle East. As of September 30, 2003, Grant Park had a mild exposure in the energy market with a slight short bias.

         Agricultural/Softs

         Grant Park's primary commodities exposure is to agricultural price movements, which are often directly affected by severe or unexpected weather conditions. The soybean complex, cotton, wheat and coffee accounted for the bulk of Grant Park's long commodity exposure while Grant Park continued to hold short positions in corn and sugar as of September 30, 2003.

         Metals

         Grant Park's metals market exposure is due to fluctuations in the price of both precious metals, including gold and silver, as well as base metals including aluminum, copper, nickel and zinc. Gold, silver, copper, nickel and lead accounted for Grant Park's primary metal exposure as of September 30, 2003.

         NON-TRADING RISK EXPOSURE

         The following were the only non-trading risk exposures of Grant Park as of September 30, 2003.

         Foreign Currency Balances

         Grant Park's primary foreign currency balances are in Japanese yen, British pounds, Euros and Australian dollars. The advisors regularly convert foreign currency balances to U.S. dollars in an attempt to control Grant Park's non-trading risk.

         Cash Management

         Grant Park maintains a substantial portion, ranging from approximately 75% to 95%, of its available assets in Treasury bills held at the clearing broker or in Treasury repurchase agreements purchased at Harris Trust & Savings Bank and Horizon Cash Management, LLC. Violent fluctuations in prevailing interest rates could cause immaterial mark-to-market losses on Grant Park's cash management income.

         MANAGING RISK EXPOSURE

         The general partner monitors and controls Grant Park's risk exposure on a daily basis through financial, credit and risk management monitoring systems and, accordingly, believes that it has effective procedures for evaluating and limiting the credit and market risks to which Grant Park is subject.

         The general partner monitors Grant Park's performance and the concentration of its open positions, and consults with the trading advisors concerning Grant Park's overall risk profile. If the general partner felt it necessary to do so, the general partner could require the trading advisors to close out individual positions as well as enter positions traded on behalf of Grant Park. However, any intervention would be a highly unusual event. The general partner primarily relies on the trading advisors' own risk control policies while maintaining a general supervisory overview of Grant Park's market risk exposures. The trading advisors apply their own risk management policies to their trading. The trading advisors often follow diversification guidelines, margin limits and stop loss points to exit a position. The trading advisors' research of risk management often suggests ongoing modifications to their trading programs.

         As part of the general partner's risk management, the general partner periodically meets with the trading advisors to discuss their risk management and to look for any material changes to the trading advisors' portfolio balance and trading techniques. The trading advisors are required to notify the general partner of any material changes to their programs.

GENERAL

         From time to time, certain regulatory or self-regulatory organizations have proposed increased margin requirements on futures contracts. Because Grant Park generally will use a small percentage of assets as margin, Grant Park does not believe that any increase in margin requirements, as proposed, will have a material effect on Grant Park's operations.

                              THE CLEARING BROKERS

         Refco and UBS Financial Services serve as Grant Park's clearing brokers. The following descriptions provide for each clearing broker background information and information regarding material legal proceedings involving the clearing broker.

         For ease of administration, the trading advisors may direct all or a portion of their trades on behalf of Grant Park to executing brokers or floor brokers for execution with instructions to give-up the executed trade to the clearing broker for clearing and settlement. The cost of any give-up fees to brokers will be included in Grant Park's brokerage charge. Grant Park's over-the-counter options, forward, swap and spot contracts generally will be transacted through the clearing brokers or their affiliates. The trading advisors also from time to time may select other dealers through which such contracts will be traded, but only with the prior written consent of the general partner.

REFCO

         GENERAL

         Refco has served as Grant Park's clearing broker since Grant Park began trading in January 1989. The address of Refco's principal office is 550 West Jackson Boulevard, Suite 1300, Chicago, Illinois 60661 and its telephone number is (312) 788-2000. Refco is registered under the Commodity Exchange Act as a futures commission merchant and is a member of the NFA. It also is a member of certain principal U.S. futures exchanges.

         Refco provides commodity interest brokerage and clearing services to Grant Park. It is not a sponsor, general partner or selling agent for Grant Park, and the only relationship that it has with Grant Park is that of broker for executing and clearing Grant Park's commodity interest transactions. Refco does not have or accept any discretionary authority with respect to transactions or investments in Grant Park's trading account. Refco may use the services of other clearing brokers and brokers who are members of exchanges of which Refco is not a member. Refco maintains the trading account of Grant Park on its books and records as a separate account.

         CONFLICTS OF INTEREST

         Refco is presently acting as clearing broker for other commodity pools, providing services similar to those provided Grant Park, and expects to continue to serve in this capacity for commodity pools in the future. Refco also serves a number of other non-commodity pool customers. Its responsibilities to Grant Park and the responsibilities that it has or may undertake in the future may cause a conflict of interest. These conflicts may result in competition among commodity pools and other customers for services provided to them by the clearing broker. In addition, Refco may in the future charge other customers, including public and private commodity pools, a lower brokerage rate than is being charged to Grant Park.

         An affiliate of Refco, Refco Securities LLC, has in the past, and may in the future, serve as a selling agent for Grant Park. Because Refco's compensation as clearing broker is based, at least in part, on the net asset value of Grant Park, Refco Securities LLC, may have a conflict of interest between acting in the best interest of its clients when advising them to purchase or redeem units and assuring continued compensation to Refco.

         Refco and its principals, employees and agents may trade commodity interest contracts for their own accounts. These trades may be different from, opposite to or entered ahead of trades entered into by

Grant Park, and these persons may even be the other party to a trade entered into by Grant Park. The records of any of these trades will not be available to limited partners.

         LEGAL PROCEEDINGS

         Except as follows, Refco has advised the general partner that, as of the date of this prospectus, during the preceding five years neither Refco nor any of its principals have been the subject of any material administrative, civil or criminal action, whether pending, on appeal, or concluded.

         On May 24, 1999, Refco settled a CFTC administrative proceeding (In the Matter of Refco, Inc., CFTC Docket No. 99-12) in which Refco was alleged to have violated certain order taking, recordkeeping and supervisory rules. The CFTC allegations pertained to the period from January 1995 through December 1995 in which Refco took trading instructions from an independent introducing broker/broker-dealer that had discretionary trading authority over approximately 70 accounts. Without any hearing on the merits and without admitting any of the allegations, Refco settled the proceeding and agreed to payment of a $6 million civil penalty, entry of a cease and desist order, funding of a study on order entry and transmission procedures, and a review of its compliance policies and procedures related to its handling of trades by floor and back office personnel.

UBS FINANCIAL SERVICES

         GENERAL

         UBS Financial Services' principal office is located at 800 Harbor Boulevard, Weehawken, New Jersey 07086, telephone: (201) 352-3000. It is registered under the Commodity Exchange Act as an FCM and is a member of the NFA. UBS Financial Services is a wholly-owned indirect subsidiary of UBS AG.

         UBS Financial Services did not sponsor or organize Grant Park and is not responsible for the activities of the general partner or the trading advisors. In addition to acting as one of Grant Park's clearing brokers, it also acts as one of the selling agents for Grant Park.

         UBS Financial Services clears all foreign futures trades made on behalf of Grant Park and carried by UBS Financial Services through its parent, UBS AG.

         CONFLICTS OF INTEREST

         UBS Financial Services is also acting as a selling agent for Grant Park, which could give rise to a conflict of interest because its compensation as clearing broker and selling agent is based, at least in part, on the net asset value of Grant Park. Hence, in making recommendations to redeem or purchase additional units, UBS Financial Services employees may have a conflict of interest between acting in the best interest of their clients and assuring continued compensation to their employer and themselves.

         LEGAL PROCEEDINGS

         UBS Financial Services has advised the general partner that, except as set forth below, neither UBS Financial Services nor any of its principals have been involved in any administrative, civil or criminal proceeding, whether pending, on appeal or concluded, within the past five years that is in UBS Financial Services' determination material to a decision whether to invest in Grant Park in light of all the circumstances. Between March 5, 2001 and June 9, 2003, UBS Financial Services was known as UBS PaineWebber Inc. Prior to March 5, 2001, UBS PaineWebber Inc. was known as PaineWebber Inc.

         UBS Financial Services Inc. and UBS Securities Inc. (formerly known as UBS Warburg LLC) (together "the UBS defendants") are included among the ten firms participating in the global settlement announced on April 28, 2003 among the SEC, NYSE, NASD and the various states relating to the conflicts of interest between equity research and investment banking. Under the terms of the settlement, the UBS defendants will pay a $25 million penalty, $25 million in disgorgement of commissions and fees, and an additional $30 million for investor education and to purchase independent research going forward.

         On April 6, 2000, seventeen broker/dealer firms, including UBS Financial Services, entered into a global settlement resolving the allegations involving the pricing and sale of government securities in municipal bond advanced refunding transactions during the period 1990 through 1994. As a result, UBS Financial Services along with nine other firms entered into settlement agreements with the Department of Justice, the SEC and the Internal Revenue Service. Other firms settled similar charges with the NASD. Without admitting liability, these firms agreed, among other things, to the entry of a cease and desist order and to make payments in the amount of approximately $21 million to the United States Treasury and $4 million to certain municipal issuers.

         In the Matter of Certain Market Making Activities on NASDAQ was an SEC administrative action instituted and settled without a hearing or an admission of or denial of findings on January 11, 1999. The administrative action found that, in 1994, PaineWebber traders and a PaineWebber registered representative engaged on occasion in improper trading activities in connection with specified NASDAQ securities, failed to maintain certain required books and records and failed to reasonably supervise in connection with the above activities. PaineWebber agreed to pay a civil penalty of $6.3 million and disgorgement of $381,685; to an administrative cease and desist order prohibiting the firm from violating certain provisions of the federal securities laws; and to submit its policies and procedures relating to the matters alleged in the order to review by an SEC-appointed consultant. Twenty-seven other market makers and 51 traders at those firms settled related SEC administrative actions at the same time.

OTHER CLEARING BROKERS

         The general partner may, in its sole discretion, appoint additional or substitute clearing brokers for Grant Park. These clearing brokers may be compensated at a level higher or lower than Grant Park currently pays to its current clearing brokers.


                              CONFLICTS OF INTEREST

         Some of the parties involved with the operation and/or management of Grant Park, including the general partner, have other relationships that may create disincentives to act in the best interests of Grant Park and its limited partners. The general partner has not established, and has no plans to establish, any procedures or controls to prevent, address or resolve these conflicts. As a result, these conflicts may inhibit or interfere with the sound and profitable operation of Grant Park.

         In evaluating these conflicts of interest, you should be aware that the general partner has a responsibility to investors to exercise good faith and fairness in all dealings affecting Grant Park. The fiduciary responsibility of a general partner to investors is a developing and changing area of the law and if you have questions concerning the duties of the general partner, you should consult with your counsel.

RELATIONSHIP OF THE GENERAL PARTNER AND REFCO

         Mr. Kavanagh, who indirectly controls and is president of the general partner, receives, through Dearborn Capital Brokers, compensation from Refco, Grant Park's current clearing broker, in exchange for transactions that Dearborn Capital Brokers introduces to Refco for clearing. Therefore, he may have a


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disincentive to cause the general partner to terminate or replace Refco even if termination or replacement may be in the best interest of Grant Park.

OTHER ACTIVITIES OF THE GENERAL PARTNER

         Because the general partner may engage from time to time in other activities in the normal course of business, including acting as general partner to other similar partnerships and acting as sponsor and investment manager of Wimbledon Dearborn Alternative Investment Fund, the general partner's full efforts will not be devoted to the activities of Grant Park. This may create a conflict of interest with respect to the general partner's commitment to Grant Park of its resources. The general partner, however, intends to devote sufficient time Grant Park activities to properly manage Grant Park consistent with its fiduciary duties.

ANCILLARY BUSINESS ARRANGEMENTS BETWEEN THE GENERAL PARTNER AND CERTAIN TRADING ADVISORS

         The general partner and some of the trading advisors have business arrangements between them that do not directly relate to Grant Park's business. Specifically, in return for the general partner or its affiliates previously funding the trading of one of EMC's trading programs with proprietary assets, the general partner receives a portion of EMC's advisory fees that it earns from specified customer accounts. None of the assets allocated to EMC pursuant to this arrangement included assets of Grant Park, and in no event will the general partner share in any fees EMC earns from trading Grant Park's account. In addition, the general partner receives compensation from Rabar in exchange for the general partner's previous introduction of a customer account to Rabar. There is no ongoing undertaking for the general partner to continue to introduce accounts to Rabar. Under the terms of these arrangements, the general partner will continue to receive compensation from these trading advisors for these past services regardless of whether the trading advisors cease to act as trading advisors for Grant Park. Nonetheless, these business arrangements may present a disincentive for the general partner to terminate these trading advisors even though termination may be in the best interest of Grant Park.

OTHER TRADING ACTIVITIES OF THE TRADING ADVISORS

         Each of the trading advisors and some of their principals currently manage other trading accounts including their own accounts, and each will remain free to manage additional accounts in the future. These other trading activities present various conflict of interest, some of which are described below.

         The trading advisors or their principals may sometimes take positions in their proprietary accounts that are opposite to or ahead of Grant Park's account. Trading ahead of Grant Park presents a conflict because the trade first executed may receive a more favorable price than the same trade later executed for Grant Park. In addition, the trading advisors may have financial incentives to favor other accounts over Grant Park's account. The trading advisors may trade other customer accounts that pay higher advisory fees than does Grant Park, which may cause the trading advisors to devote more attention to these other accounts or trade these other accounts in a different manner. Finally, accounts traded by the trading advisors will compete with Grant Park and the trading advisors may compete with each other, in buying and selling commodity interest contracts for Grant Park's account. When similar orders are entered at the same time, the prices at which Grant Park's trades are filled may be less favorable than the prices allocated to other accounts. Some orders may be difficult or impossible to execute in markets with limited liquidity where prices may rise or fall sharply in response to orders entered. However, each trading advisor is required to use an allocation methodology that is fair to all of its customers. Because records with respect to other accounts are not accessible to investors in Grant Park, investors will not be able to determine if any other accounts are being favored over Grant Park's account.

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

COMMODITY INTEREST TRADING BY GENERAL PARTNER AND ITS PRINCIPALS

         Mr. Kavanagh currently trades futures contracts for his own account and may do so in the future. These trades may be different from, opposite to or entered ahead of trades entered into by Grant Park, and Mr. Kavanagh may even be the other party to a trade entered into by Grant Park. The general partner does not intend to trade for its own account, but may do so in the future. Records of trading of the general partner or its principals would not be made available to limited partners for inspection, so you would not be aware of the nature or details of any such trading.

GENERAL PARTNER AND TRADING ADVISOR OWNERSHIP INTEREST IN GRANT PARK

         As of December 31, 2003, Grant Park had net assets of approximately $67.8 million, of which approximately 1.25% represented the general partner's ownership interest in Grant Park. As of that date, the sole principal of EMC beneficially owned approximately 1.07% of the interests in Grant Park as a limited partner, and a principal of Rabar, Paul Rabar, owned approximately 2.22% of the interests in Grant Park as a limited partner. Other principals and affiliates of the general partner and/or the trading advisors own less than one percent of Grant Park's interests, in each case as a limited partner. Other persons affiliated with the general partner or the trading advisors may, from time to time, own interests in Grant Park.

         The general partner is subject to these and other potential conflicts of interest. The general partner, however, intends to treat Grant Park fairly, acting in accordance with its fiduciary duty.

UBS FINANCIAL SERVICES AS CLEARING BROKER AND SELLING AGENT

         UBS Financial Services is serving as one of the selling agents for Grant Park and is also serving as one of Grant Park's clearing brokers. This could give rise to a conflict of interest because the general partner may be reluctant to replace or terminate UBS Financial Services as clearing broker if it believes that this will adversely affect UBS Financial Services' efforts as a selling agent. Moreover, because UBS Financial Services' compensation as clearing broker and selling agent is based, at least in part, on the net asset value of Grant Park, in making recommendations to redeem or purchase additional units, UBS Financial Services employees may have a conflict of interest between acting in the best interest of their clients and assuring continued compensation to their employer and themselves.

GENERAL PARTNER ACTS AS TRANSFER AGENT FOR GRANT PARK

         Currently, the general partner acts as Grant Park's transfer agent. The fees and expenses associated in its role as transfer agent for Grant Park are operating expenses of Grant Park and will be reimbursed to the general partner by Grant Park. The total ongoing operating expenses of Grant Park are estimated to be approximately 0.35% of the average net assets of Grant Park per year. This amount may include certain overhead expenses and a portion of the salaries of those employees of the general partner attributable to acting in the capacity as transfer agent of Grant Park.


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                                FEES AND EXPENSES

FEES AND EXPENSES PAID BY GRANT PARK

         Grant Park pays the following fees and expenses in connection with the offering of units, trading activities and operation of Grant Park:

    RECIPIENT     NATURE OF PAYMENT             AMOUNT OF PAYMENT
    ---------     -----------------             -----------------

General Partner   Brokerage Charge  Class A units of Grant Park pay a monthly brokerage charge equal to 0.6583%, a rate of 7.9% annually, of Class A's month-end adjusted net assets; Class B units of Grant
                                    Park pay a monthly brokerage charge equal to 0.675%, a rate of 8.1% annually, of Class
                                    B's month-end adjusted net assets.


Counterparties    Dealer Spreads    Grant Park pays its counterparties bid-ask
                                    spreads on Grant Park's non-exchange traded commodity interest contracts.

Trading Advisors  Incentive Fees    Grant Park pays each trading advisor a
                                    quarterly incentive fee ranging from 20% to 24% of the new trading profits, if any, achieved on the trading advisor's allocated net assets as of the end of each calendar quarter.

General Partner   Organization and  Grant Park reimburses the general partner on
                  Offering Expense  a monthly basis for its advancement of Grant
                  Reimbursement     Park's organization and offering expenses,
                                    up to an amount not to exceed 1.0% per annum of the average month-end net assets of Grant
                                    Park.

Third Parties     Operating         Grant Park pays its ongoing operating
                  Expenses;         expenses up to a maximum of 0.35% of Grant
                  Extraordinary     Park's average net assets per year.  This
                  Expenses          includes expenses associated with Grant
                                    Park's SEC reporting obligations, which for 2004 are estimated to be approximately
                                    $200,000.  Grant Park also pays any
                                    extraordinary expenses it incurs.

         A more complete description of these fees and expenses follows:

         BROKERAGE CHARGE

         Class A units pay the general partner a monthly brokerage charge equal to 0.6583%, a rate of 7.9% annually, of Class A's month-end adjusted net assets; Class B units pay the general partner a monthly charge equal to 0.675%, a rate of 8.1% annually, of Class B's month-end adjusted net assets. The general partner pays from the brokerage charge all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation and consulting fees to the trading advisors. The payments to the clearing brokers are based upon a specified amount per round-turn for each commodity interest transaction executed on behalf of Grant Park. The amounts paid to selling agents, trading advisors or others may be based upon a specified percentage of Grant Park's net asset value or round-turn transactions. A round-turn is both the purchase, or sale, of a commodity interest contract and the subsequent offsetting sale, or purchase, of the contract. The balance of the brokerage charge not paid out to other parties is retained by the general partner as payment for its services to Grant Park.

         Grant Park pays the general partner the brokerage charge, which is based on a fixed percentage of net assets, regardless of whether actual transaction costs were less than or exceeded this fixed percentage or whether the number of trades significantly increases. Assuming Grant Park's brokerage charge was expressed on a per-transaction basis, the brokerage charge equates to round-turn commissions of

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

approximately $53.85 based on the average trading activity of the four trading advisors for the last three calendar years and assuming allocations of net assets to the trading advisors as follows: 30% to Rabar; 30% to EMC; 10% to ETC; and 30% to Graham.

         The clearing brokers are also paid by the general partner, out of its brokerage charge, an average of between approximately $5.00 and $10.00 per round turn transaction entered into by Grant Park. This round turn commission includes all clearing, exchange, execution, give-up and NFA fees.

         The Guidelines for the Registration of Commodity Pool Programs developed by the North American Securities Administrators Association, Inc., or NASAA Guidelines, require that the brokerage charge payable by Grant Park will not be greater than (1) 80% of the published retail commission rate plus pit brokerage fees, or (2) 14% annually of Grant Park's average net assets, including pit brokerage fees. Net assets for purposes of this limitation exclude assets not directly related to trading activity, if any. The general partner intends to operate Grant Park so as to comply with these limitations.

         DEALER SPREADS

         Grant Park trades foreign currency forward contracts and other non-exchange traded commodity interest contracts. These contracts are traded among dealers that act as principals or counterparties to each trade. The execution costs are included in the price of the contract purchased or sold, and accordingly, these costs to Grant Park cannot be determined. However, the general partner believes the bid-ask spreads paid by Grant Park are competitive with the spreads paid by other institutional customers generally. Any commissions or other transaction fees that may be incurred by Grant Park in trading forward and other non-exchange traded contracts, other than the associated bid-ask spreads, are paid by the general partner out of the brokerage charge.

         INCENTIVE FEES

         Grant Park will pay each trading advisor a quarterly incentive fee based on any new trading profits achieved on that trading advisor's allocated net assets as of the end of each calendar quarter. Generally, new trading profits means the net increase in trading profits, realized and unrealized, experienced by the trading advisor on its allocated net assets from the most recent prior quarter in which an incentive fee was paid to the trading advisor, or if an incentive fee has yet to be paid to that trading advisor, the trading advisor's initial allocation of net assets. The incentive fees will be as follows: 20% to Rabar, 22.5% to EMC, 24% to ETC and 20% to Graham.

         Calculation of New Trading Profits

         New trading profits are calculated with respect to each trading advisor's allocated net assets. Allocated net assets means that portion of Grant Park's net assets allocated to the trading advisor by the general partner and subject to the trading advisor's discretion (including any notional funds), together with any appreciation or depreciation in such allocated net assets. New trading profits are calculated on a high water mark basis, as described in the paragraph below. For a definition of net assets, please see "Limited Partnership Agreement--Nature of Classes and Determination of Net Asset Value."

         New trading profits on the allocated net assets of each trading advisor are calculated as the sum of (1) the net of any profits (excluding interest income) and losses realized on all trades closed out during the period of such allocated net assets, plus (2) the net of any unrealized profits and losses on open positions as of the end of such period on such allocated net assets, minus
(3)(A) the net of any unrealized profits or losses on open positions as of the end of the preceding period on such allocated net assets, (B) all expenses (except the incentive fee payable to the trading advisor, if any, for the current period and applicable state taxes) attributable to such allocated net assets incurred or accrued during such period,

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

including, without limitation, the brokerage charge and Grant Park's ongoing expenses, and (C) cumulative net realized or unrealized trading losses on such allocated net assets (reduced by a proportionate share of realized and unrealized trading losses on such allocated net assets attributable to redeemed units or reallocated amounts as of any redemption or reallocation date), if any, carried forward from all preceding periods since the last period for which an incentive fee was payable to the trading advisor. The general partner may, however, in its sole discretion, adjust the computation of new trading profits on the allocated net assets of any trading advisor to exclude or include all or a portion of particular expenses for purposes of calculating that trading advisor's incentive fee. The terms of this adjusted computation shall be set forth in the advisory contract among Grant Park, the general partner and the trading advisor.

         Incentive fees paid at the end of a quarter will be retained by each trading advisor and will not be repaid to Grant Park if the net assets of Grant Park or of any class subsequently decline. This could result in substantial incentive fees being paid to a trading advisor despite the fact that an overall decline in the net assets of Grant Park or of any class has occurred. Because each trading advisor's incentive fee will be determined independently based on new trading profits experienced on the net assets allocated to the trading advisor, it also is possible that one of the trading advisors could be paid incentive fees for a quarter even though, because of losses suffered by another trading advisor, the net asset value per unit of a limited partner's units declined during the quarter. Incentive fees will be payable on realized and unrealized profits and, therefore, without regard to cash available for distribution.

         The general partner may reallocate additional assets to or from a trading advisor as of the first trading day of any calendar month and as otherwise provided in the relevant advisory contract. If a trading advisor's advisory contract with Grant Park is terminated other than as of the end of a calendar quarter or assets are allocated away from the trading advisor on other than a quarter-end, the trading advisor will receive an incentive fee, if due, as though the termination date or reallocation date were the end of a calendar quarter. With respect to any allocated assets, in determining the trading advisor's quarterly incentive fee, reallocated assets are transferred at the net asset value they had on the last trading day immediately prior to the date they are allocated away from the trading advisor, and the trading advisor is paid its quarterly incentive fee on the new trading profits on the reallocated assets. Below is a sample calculation of the incentive fee:

         Assume one of Grant Park's trading advisors, referred to as trading advisor A, is entitled to a 20% incentive fee. Assume Grant Park paid an incentive fee to trading advisor A at the end of the fourth quarter of 2002 and assume that trading advisor A's allocated net assets recognized trading profits, net of all applicable fees and expenses, of $100,000 during the first quarter of 2003. The new trading profits, excluding interest income, for the quarter would be $100,000 and trading advisor A's incentive fee would be $20,000 (0.2 x $100,000). Alternatively, assume that Grant Park paid an incentive fee to trading advisor A at the end of the fourth quarter of 2002 but did not pay an incentive fee to trading advisor A at the end of the first quarter of 2003, because trading advisor A had trading losses of $50,000. If trading advisor A's allocated net assets recognized trading profits of $100,000 at the end of the second quarter of 2003, the net trading profits, excluding interest income, for the quarter would be $50,000 ($100,000-$50,000 loss carryforward) and trading advisor A's incentive fee would be $10,000 (0.2 x $50,000). You should note that this simplified example assumes that no additional assets have been allocated to, nor have any assets been allocated away from, trading advisor A during these sample time frames.

         Calculation of New Trading Profits and Allocation of Incentive Fees Among Limited Partners

         Before April 1, 2003, for purposes of calculating trading advisor incentive fees, assets in each limited partner's capital account were allocated among the trading advisors and incentive fees were then calculated for each limited partner based on the new trading profits earned on the portion of assets of that

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

limited partner that were allocated to that trading advisor. The result was that incentive fees were fairly specific to each limited partner's investment experience.

         As of April 1, 2003, new trading profits are calculated on the performance of each trading advisor's allocated net assets of Grant Park as a whole, and not on a capital account-by-capital account basis. In particular, because incentive fees are calculated on the basis of any new trading profits attributable to a trading advisor's allocated net assets, the incentive fees are subject to equal allocation among all limited partners, even though these persons may have purchased their units at different times. Furthermore, because incentive fees are calculated on the trading advisor's allocated net assets and not on the new trading profits experienced by a class of units, and each class of units bears differing proportions of Grant Park's organization and offering expenses, for purposes of calculating new trading profits these expenses are deemed to be shared proportionately among each unit.

         The distortions described above are the product of calculating and allocating incentive compensation among multi-advisor, multi-class, open-end funds among persons investing at different times while still maintaining a uniform net asset value per unit of each class. This method is the most common method used in publicly-offered managed futures funds in which the large number of investors makes it impracticable to individually track capital accounts for each investor, but can result in incentive fees that disproportionately benefit or disadvantage particular limited partners in comparison to funds that can assess fees solely based upon the individual investment experience of each limited partner.

         MISCELLANEOUS

         The NASAA Guidelines impose the following restrictions on the amount of advisory fees paid by Grant Park: any management fees, any advisory fees, and all other fees paid by Grant Park, excluding incentive fees and brokerage commissions, when added to the customary and routine administrative expenses of Grant Park may not exceed 1/2 of 1% of net assets per month, or 6% annually. Aggregate incentive fees may not exceed 15% of new trading profits. An additional 2% incentive fee, however, may be paid for each 1% by which the fees and expenses described above are reduced below 6% annually. The general partner intends to operate Grant Park so as to comply with these limitations.

         ORGANIZATION AND OFFERING EXPENSES

         All expenses incurred in connection with the organization and ongoing offering of the units are paid by the general partner and then reimbursed to the general partner by Grant Park. The limited partnership agreement provides that Grant Park shall be entitled to reimbursement for organization and offering expenses at a rate of up to 1.0% per annum, computed monthly, of which up to 10% of such amount is reimburseable by Class A and 90% is reimburseable by Class B. Effective April 1, 2004, Class A units will bear organization and offering expenses at an annual rate of 20 basis points (0.20%) of the adjusted net assets of the Class A units, calculated and payable monthly on the basis of month-end adjusted net assets. Class B units will bear these expenses at an annual rate of 90 basis points (0.90%) of the adjusted net assets of the Class B units, calculated and payable monthly on the basis of month-end adjusted net assets. In no event, however, will the reimbursement from Grant Park to the general partner exceed 1.0% per annum of the average month-end net assets of Grant Park. The general partner has the discretion to change the amounts assessed to each class for organization and offering expenses, provided the amounts do not exceed the limits set forth in the limited partnership agreement. In its discretion, the general partner may require Grant Park to reimburse the general partner in any subsequent calendar year for amounts that exceed these limits in any calendar year, provided that the maximum amount reimbursed by Grant Park in any calendar year will not exceed the overall limits set forth above.

         The NASAA Guidelines require that the organization and offering expenses of Grant Park do not exceed 15% of the total subscriptions accepted. The general partner, and not Grant Park, is responsible

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

for any expenses in excess of that limitation. Since the general partner has agreed to limit Grant Park's responsibility for these expenses to a total of 1% of Grant Park net assets per year, the general partner does not expect the NASAA Guidelines limit of 15% of total subscriptions to be reached.

         OPERATING EXPENSES

         Grant Park has borne, and will continue to bear, all ongoing operating expenses, such as legal, audit, internal control attestation, administration, transfer agent, printing and postage expenses and the costs and expenses of preparing and filing required periodic reports with the SEC. The general partner estimates that these operating expenses will be approximately 0.35% of the average net assets of Grant Park per year, but may be higher or lower in any given year. If actual operating expenses are higher than 0.35% of Grant Park's average net assets during any year, the general partner, not Grant Park, will bear the excess amount. The general partner estimates that the legal and audit fee portion of the operating expense chargeable to Grant Park during 2004, the first full year of its operation as a publicly-offered fund, will be approximately $200,000. Grant Park will also be responsible for any federal, state and local taxes payable by it, which amounts are not included in this 0.35% estimate. The portion of the operating expense borne by Grant Park relating to the fees and expenses associated with Grant Park's transfer agent will be paid to the general partner, which acts as Grant Park's transfer agent.

         The general partner will not cause Grant Park to pay any of the general partner's indirect expenses, other than organization and offering expenses as described above, incurred in connection with its administration of Grant Park, including salaries, rent, travel expenses or other items generally considered overhead.

         EXTRAORDINARY EXPENSES

         Grant Park is required to pay all of its extraordinary expenses, if any. These expenses include any litigation expenses and IRS audit expenses, among others.

         EARLY REDEMPTION FEE

         Class A limited partners do not pay a fee in order to cause Grant Park to redeem all or any part of their investment, other than incentive fees and other accrued expenses, as described elsewhere. Class B limited partners also do not pay any redemption fees, except that Class B limited partners who redeem units prior to the one year anniversary of their subscription for the redeemed units will pay the general partner an early redemption fee. The early redemption fee is based on the net asset value of the redeemed units as of the close of business on the date of the redemption and will differ depending on when the units are redeemed during the first year of investment as follows:

         o units redeemed on or before the third month-end after the subscription are subject to a fee of 3.5% of the net asset value of the redeemed units;

         o units redeemed after the third month-end and on or before the sixth month-end after the subscription are subject to a fee of 2.625% of the net asset value of the redeemed units;

         o units redeemed after the sixth month-end and on or before the ninth month-end after the subscription are subject to a fee of 1.75% of the net asset value of the redeemed units; and

         o units redeemed after the ninth month-end and before the one year anniversary of the subscription are subject to a fee of 0.875% of the net asset value of the redeemed units.

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

         For purposes of determining the existence and the amount of an early redemption fee, redemptions are made on a first-in, first-out basis such that the redeemed units will be deemed to have been acquired on the redeeming limited partner's earliest subscription date for which units have not yet been redeemed. Class B limited partners who redeem units on or after the one year anniversary of their subscription for the redeemed units do not pay any redemption fees for such redemption.

FEES AND EXPENSES PAID BY THE GENERAL PARTNER

         The general partner pays the following fees and expenses in connection with the offering of units, trading activities and operation of Grant Park.

         TRANSACTION COSTS

         As described above under "Brokerage Charge," the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, and other transaction costs incurred in connection with Grant Park's trading activities.

         SELLING AGENT COMPENSATION

         The general partner pays all upfront sales commissions and other ongoing compensation to the selling agents for the sales of any units. You will not directly pay sales compensation to the selling agents.

         Selling agents who sell Class A units do not receive an upfront sales commission. Each selling agent does, however, receive, beginning with the first month after the subscription proceeds of a Class A unit have been invested in Grant Park, ongoing compensation for continuing services it provides to unitholders calculated and payable monthly at an annual rate ranging between 2.0% and 2.25% of the month-end net asset value of the unit, provided that the total underwriting compensation per Class A unit does not exceed 10% of the subscription proceeds of the unit unless the selling agent is registered with the CFTC and is a member of the NFA as a futures commission merchant or introducing broker and the registered representative of the selling agent responsible for the sale is registered with the CFTC, is a member of the NFA and has either passed the Series 3 or Series 31 examination or was "grandfathered" as an associated person of the selling agent and agrees to perform certain ongoing services with respect to the holder of the unit. Once begun, this ongoing compensation will continue as long as the unit remains outstanding.

         Selling agents who sell Class B units receive for each Class B unit sold sales compensation as follows. The general partner pays that selling agent an upfront sales commission equal to 3.5% of the purchase price per Class B unit at the time that each Class B unit is sold. Then, beginning with the thirteenth month after the subscription proceeds of a Class B unit are invested in Grant Park, in return for ongoing services provided to the limited partners, the selling agent who sold the unit will receive ongoing compensation, calculated and payable monthly at an annual rate of up to 3.5% of the month-end net asset value of the unit, provided that the total underwriting compensation per Class B unit does not exceed 10% of the subscription proceeds of the unit unless the selling agent is registered with the CFTC and is a member of the NFA as a futures commission merchant or introducing broker and the registered representative of the selling agent responsible for the sale is registered with the CFTC, is a member of the NFA and has either passed the Series 3 or Series 31 examination or was "grandfathered" as an associated person of the selling agent and agrees to perform certain ongoing services with respect to the holder of the unit. Once begun, this ongoing compensation will continue as long as the unit remains outstanding.

         Grant Park also may engage registered broker-dealers or employees of the general partner to engage in wholesaling activities with respect to the Class A units and/or the Class B units. Any third party broker-dealers acting as wholesalers are compensated by the general partner out of its own assets. Any compensation of employees of the general partner for their wholesaling services is either considered part of Grant Park's organization and offering expenses, and is payable by Grant Park in accordance with the procedure described above under "Organization and Offering Expenses" or is paid by the general partner out of its own assets, in the general partner's sole discretion. TRADING ADVISOR CONSULTING FEES

         Each trading advisor receives a consulting fee, payable by the general partner not Grant Park, ranging from 1% to 2% per year, computed and accrued monthly on the basis of the trading advisor's month-end allocated net assets, excluding any notional funds, and paid quarterly. The general partner pays Grant Park's current trading advisors consulting fees in the following annual amounts:
2% to Rabar, 1.5% to EMC and 1% to ETC, and will pay 2% to Graham.


                                 USE OF PROCEEDS

         The proceeds of the offering will be deposited in Grant Park's bank and brokerage accounts for the purpose of engaging in trading activities in accordance with Grant Park's trading policies and the trading advisors' respective trading strategies.

         Approximately 5% to 25% of Grant Park's assets will be committed as margin for futures, options on futures or security futures contracts and held by the clearing brokers, although the amount committed may vary significantly. These assets are maintained in segregated accounts with the clearing brokers pursuant to the Commodity Exchange Act and CFTC regulations and are generally held in U.S. government securities. Approximately 1% to 5% of Grant Park's assets are deposited with the clearing brokers, their affiliates or other dealers to initiate and maintain forward, over-the-counter options, swap or spot contracts. These assets are not held in segregation or otherwise regulated under the Commodity Exchange Act and generally are held either in U.S. government securities or short-term time deposits with U.S.-regulated banks, which may or may not be affiliated with the clearing brokers, their affiliates or other dealers. The general partner anticipates investing the remaining 70% to 94% of Grant Park's assets in U.S. Treasury bills or Treasury repurchase agreements. Investors should note that maintenance of Grant Park's assets in U.S. government securities and banks does not reduce the risk of loss from trading commodity interest contracts. Grant Park receives all interest earned on its assets.

         The trading advisors will not, directly or indirectly, commingle Grant Park's assets with the property of any other person nor loan Grant Park's assets to the trading advisors or any affiliate of the trading advisors.


                          LIMITED PARTNERSHIP AGREEMENT

         The following is a summary of Grant Park's Third Amended and Restated Limited Partnership Agreement, a form of which is attached as Appendix A.

NATURE OF GRANT PARK

         Grant Park is organized under the Revised Uniform Limited Partnership Act of the State of Illinois. The purpose of Grant Park is to seek to profit from investing in, trading, buying, selling or otherwise acquiring, holding or disposing of commodity interests and all rights or interests in or pertaining to such activities and engaging in any other related activities.

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NATURE OF CLASSES AND DETERMINATION OF NET ASSET VALUE

         Grant Park is organized into two separate classes of limited partnership units, Class A limited partnership units and Class B limited partnership units, each having the rights and preferences described in this prospectus and in the limited partnership agreement. The general partner has the authority to establish one or more additional classes of units in its discretion.

         The terms "net asset value" or "net assets" as of any date with respect to any class of units refer to (1) the total assets of Grant Park constituting such class as of such date including all cash and cash equivalents, plus the market value of all open commodity interest positions and U.S. Treasury bills; minus (2) any brokerage commission attributable to that class that are or would be payable directly by Grant Park if all open commodity interest positions were closed as of the date the calculation is made; and minus (3) all accrued liabilities of Grant Park as of that date attributable to that class determined in accordance with generally accepted accounting principles. The terms "net asset value" or "net assets" as of any date with respect to Grant Park as a whole refer to the sum of the net asset values or net assets of all classes as of that date. Net assets include any unrealized profits or losses attributable to the net assets and any accrued fees or expenses, including fees and expenses based on a percentage of net assets, attributable to the net assets.

         The market value of a commodity interest is the price quoted on the exchange on which that commodity interest is traded as of the close of each trading day, or if the commodity interest is not traded on an exchange, the fair market value of the commodity interest, as determined by the general partner.

         Each class shall share in the assets, expenses and liabilities of Grant Park on a proportional basis with each other class, except to the extent otherwise specifically provided in the limited partnership agreement or to the extent that the general partner determines, in good faith, that any expense or liability of Grant Park, or any portion of any expense or liability of Grant Park, should be attributable only to a particular class or classes including, without limitation, expenses incurred in connection with the organization and offering of units. This allocation will be final and binding on all limited partners.

         The term "net asset value per unit" with respect to units of any class refers to the net asset value of that class divided by the number of units outstanding in that class. Thus, each unit within a class shall have the same net asset value as all other units within that same class.

         The general partner will calculate the approximate net asset value per unit of each class on a daily basis and furnish this information upon request to a limited partner.

LIABILITY OF LIMITED PARTNERS

         When purchased in this offering, units will be fully paid and nonassessable. A limited partner will be liable for the losses and obligations of Grant Park only to the extent of its capital contribution and any share of undistributed profits. Once a limited partner has caused Grant Park to redeem its units, Grant Park may have a claim against that limited partner for liabilities of Grant Park that arose before the date of redemption, but the claim will not exceed the limited partner's capital contribution and share of undistributed profits together with interest. Grant Park will make a claim against a limited partner only in the event that assets of Grant Park are insufficient to discharge Grant Park's liabilities to its creditors. The general partner will be liable for all obligations of Grant Park to the extent that Grant Park's assets are insufficient to discharge those obligations. Although the limited partnership units are separated into distinct classes, the assets and liabilities of Grant Park will not be segregated between the classes for legal purposes.

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MANAGEMENT OF GRANT PARK AFFAIRS

         The general partner is solely responsible for the management of Grant Park. With few exceptions, limited partners will take no part in the management and will have no voice in the operations of Grant Park. The general partner will delegate to the trading advisors the authority to make commodity interest trading decisions for Grant Park. The limited partners, by executing the subscription agreement and a power of attorney in favor of the general partner, will appoint the general partner their attorney-in-fact for purposes of executing various documents on behalf of Grant Park. In general, the general partner will not be liable, responsible or accountable in damages or otherwise to Grant Park or any of the limited partners for any act or omission performed by it in good faith pursuant to the authority granted to it by the limited partnership agreement.

         The general partner is accountable to Grant Park as a fiduciary and consequently must exercise good faith and integrity in handling Grant Park's affairs. This is a rapidly developing and changing area of the law, and if you have questions concerning the general partner's duties you should consult with your counsel.

REDEMPTIONS, DISTRIBUTIONS AND TRANSFERS

         REDEMPTION OF UNITS

         A limited partner may cause any of its units to be redeemed by Grant Park for an amount equal to the net asset value per applicable unit at the close of business on the last business day of any calendar month if at least 10 days prior to the redemption date, or at an earlier date if required by the limited partner's selling agent, the general partner receives a written request for redemption, a form of which is attached as Appendix D, indicating the number or dollar amount worth of units that the limited partner wishes to redeem and the requested redemption date. The general partner, in its sole discretion, may permit limited partners to cause their units to be redeemed under other conditions, at other times or upon shorter notice as it determines. The general partner will notify a redeeming limited partner in writing within ten days after the proposed redemption date regarding whether redemption has been, or will be, effected on the requested redemption date. Except as described below, the redemption amount will be paid by the fifteenth business day of the month following the redemption date. The general partner will redeem units at the net asset value per unit on the requested redemption date unless the number of redemptions would be detrimental to the tax status of Grant Park. In such a case, the general partner will select by lot that number of redemptions as will not impair Grant Park's tax status. The right to obtain redemption also is contingent upon Grant Park's having property sufficient to discharge its liabilities on the redemption date and may be delayed if the general partner determines that earlier liquidation of commodity interest positions to meet redemption payments would be detrimental to Grant Park or nonredeeming limited partners.

         The terms of the redemption request, which shall be irrevocable, must include (1) the number or dollar amount worth of units and the date for which redemption is requested, (2) an acknowledgment of the basis upon which valuation of the units being redeemed will be made, and (3) a representation by the limited partner that the limited partner is the lawful owner of the units being redeemed and that the units have not been encumbered in any fashion. There will be no redemption charge for redemption of Class A units. Holders of Class B units who desire to redeem any or all of their units before the one year anniversary of their subscription for the redeemed units, will pay the applicable early redemption fee to the general partner as described elsewhere in this prospectus. All redemptions shall be made on a first-in, first-out basis, such that the redeemed units will be deemed to have been acquired on the redeeming limited partner's earliest subscription date for which units have not yet been redeemed.

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         The net asset value per applicable unit as of the date of redemption may differ substantially from the net asset value per unit as of the date by which the irrevocable notice of redemption must be submitted.

         REQUIRED REDEMPTION

         The general partner may, at any time in its sole discretion, require any limited partner to withdraw entirely from Grant Park, or to withdraw a portion of the limited partner's units, on not less than 15 days' advance notice in writing to the limited partner. In addition, the general partner without notice may require at any time, or retroactively, withdrawal of any limited partner (1) that it determines is an employee benefit plan in order for the assets of Grant Park not to be treated as plan assets of the investing plan under ERISA, (2) that made a misrepresentation to the general partner in connection with its purchase of units, or (3) if the limited partner's ownership of units would result in the violation of applicable laws or regulations by Grant Park or a partner. A mandatorily redeemed limited partner is treated as withdrawn from Grant Park or as having made a partial withdrawal from his capital account, as the case may be, without further action on the part of the limited partner.

         SPECIAL REDEMPTION DATE

         The general partner will declare a special redemption date whenever Grant Park experiences a decline in the net asset value of a unit at the close of business on any business day to less than 50% of the net asset value per unit on the last valuation date. Grant Park will suspend trading during any special redemption period.

         DISTRIBUTIONS

         The general partner is not required to make distributions of Grant Park assets to any limited partner. While the general partner has the authority to make distributions of Grant Park assets, it does not intend to do so. The general partner believes that it is not necessary to make distributions, because you may cause Grant Park to redeem any or all of your units on a periodic basis. You should note, however, that, if Grant Park realizes profits during any fiscal year, your allocable share of those profits will constitute taxable income to you whether or not the general partner makes distributions to you.

         TRANSFERS AND ASSIGNMENTS

         A limited partner may transfer or assign his or her units in Grant Park upon 30 days' prior written notice to the general partner and subject to approval by the general partner of the assignee. The general partner will provide approval when it is satisfied that the transfer complies with applicable laws, does not endanger Grant Park's tax status as a partnership or otherwise have adverse legal consequences. An assignee not admitted to Grant Park as a limited partner will have only limited rights to share in the profits and capital of Grant Park and a limited redemption right.

TERMINATION OF GRANT PARK

         The affairs of Grant Park will be wound up and Grant Park will be liquidated upon the happening of any of the following events (1) expiration of Grant Park's term on December 31, 2027, (2) a decision by the limited partners to liquidate Grant Park, (3) withdrawal or dissolution of the general partner and the failure of the limited partners to elect a substitute general partner to continue Grant Park, or (4) assignment for the benefit of creditors or adjudication of bankruptcy of the general partner or appointment of a receiver for or seizure by a judgment creditor of the general partner's interest in Grant Park.

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AMENDMENTS AND MEETINGS

         In general, the limited partnership agreement may be amended if limited partners owning more than 50% of the outstanding units agree. The general partner may amend the limited partnership agreement without the approval of the limited partners in order to clarify inaccuracies or ambiguities, make changes required by any regulatory or self-regulatory authority, or by law or to make other changes the general partner deems advisable so long as they are not adverse to limited partners.

         Limited partners owning at least 10% of the outstanding units can require the general partner to call a meeting of Grant Park. In general, at the meeting, the limited partners owning more than 50% of the outstanding units may vote to (1) amend the limited partnership agreement as provided in the limited partnership agreement, (2) remove the general partner, (3) elect a substitute general partner upon the withdrawal of the existing general partner's removal,
(4) terminate any contract between Grant Park and the general partner or any trading advisor, or (5) liquidate Grant Park.

         In the event that the matter to be voted on affects only one class of units, then only limited partners holding units of the affected class will be entitled to vote, with such matter being approved by a vote of limited partners owning more than 50% of the outstanding units of the affected class.

         Any material changes to Grant Park's fundamental investment objectives or policies, as determined by the general partner in good faith, shall require the prior written approval of limited partners holding more than 50% of Grant Park's outstanding units.

INDEMNITY

         Grant Park will indemnify and hold harmless the general partner and its members, directors, officers, employees and agents from and against any loss, expense or other liability (including reasonable attorneys' fees and expenses) incurred by them by reason of any act performed or omission by them on behalf of Grant Park, provided that (1) the general partner has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of Grant Park, (2) the general partner or such related person was acting on behalf of, or performing services for, Grant Park, and (3) the loss or liability was not the result of negligence or misconduct by the general partner or such related person. Grant Park may only advance funds to the general partner and/or its members, directors, officers, employees and agents under this indemnity if (a) the legal action relates to acts or omissions relating to the performance of duties on behalf of Grant Park, (b) the legal action is initiated by someone other than a limited partner, or if initiated by a limited partner, the court approves the advance, and (c) the general partner and/or its members, directors, officers, employees and agents, as the case may be, agree to reimburse Grant Park for the amount of the advance plus interest if the legal action is subsequently deemed not to give rise to indemnification. Any indemnification of the general partner or any related person is recoverable only from the assets of Grant Park and not from the limited partners. Nevertheless, Grant Park shall not indemnify the general partner or any related person for any loss, expense or other liability arising from an alleged violation of federal or state securities laws unless the indemnification complies with the requirements for indemnification set forth in the NASAA Guidelines.

         The limited partnership agreement further provides that the general partner is authorized to cause Grant Park to indemnify and hold harmless the trading advisors, the clearing brokers, the selling agents and other third parties to the extent permitted by applicable law. In no event, however, will any undertaking to indemnify any selling agent or other person be contrary to the limitations on indemnification set forth in the NASAA Guidelines.

         No indemnity by Grant Park will increase the liability of any limited partner beyond the amount of the limited partner's capital contribution and profits, if any, in Grant Park.

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REPORTS AND NOTICES TO LIMITED PARTNERS

         Limited partners will receive monthly statements within 30 days after the last day of the prior month setting forth the value of their units and other information relating to Grant Park as may be required by CFTC rules. Within 90 days after the end of each calendar year, a certified annual report of financial condition of Grant Park will be distributed to limited partners, together with tax information necessary for limited partners to prepare their annual income tax returns. This certified annual report will contain financial statements that have been audited by Grant Park's independent accountants. If a certified annual report is due to be distributed within 45 days after the end of a calendar year, a monthly statement of account for December may not be distributed.

         Limited partners will have the right to inspect Grant Park's books and records at the general partner's offices during reasonable business hours upon reasonable notice to the general partner.

         In addition, notice will be mailed to each limited partner, together with a description of limited partners' redemption and voting rights and a description of any material effect that the applicable following event may have on limited partners, within seven business days of any of the following events:

         (1) a decrease in the net asset value per applicable unit to 50% or less of the net asset value per unit most recently reported;

         (2) any material change in any contract with a trading advisor, including any change to trading advisors or any modification in connection with the method of calculating the incentive fee, as determined by the general partner in good faith; and

         (3) any material change in the amount of the brokerage charge or any other material change affecting the compensation of any party, as determined by the general partner in good faith.

MISCELLANEOUS

         In compliance with the NASAA Guidelines, the limited partnership agreement provides that (1) no loans may be made by Grant Park to the general partner or any other person, (2) Grant Park's assets will not be commingled with the assets of any other person--assets used to satisfy margin requirements will not be considered commingled for this purpose, (3) no rebates or give ups may be received by the general partner nor may the general partner participate in any reciprocal business arrangements that could circumvent the NASAA Guidelines, (4) no trading advisor will receive a fee from Grant Park based on Grant Park net assets if the trading advisor shares, directly or indirectly, in any brokerage commissions generated by Grant Park, (5) the duration of any contract between Grant Park and the general partner or any trading advisor shall not exceed one year (although these contracts may be automatically renewable for successive one-year periods until terminated) and must be terminable without penalty upon no less than 60 days' prior written notice, (6) any other proposed or contemplated agreement, arrangement or transaction may be restricted in the discretion of a state securities administrator if it would be considered unfair to the limited partners, (7) Grant Park will not engage in pyramiding, and (8) at no time will a trading advisor be an affiliate of Grant Park's clearing broker nor at any time will a trading advisor be an affiliate of the general partner.

         In the event of the general partner's removal or withdrawal from Grant Park, the general partner will be entitled to redeem any units it owns at the applicable net asset value on the next valuation date following such removal or withdrawal.

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                      U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following summarizes the material U.S. federal income tax consequences to U.S. resident individual investors in Grant Park. Grant Park has obtained an opinion of Vedder, Price, Kaufman & Kammholz, P.C., counsel to Grant Park, that the summary below correctly describes the material U.S. federal income tax consequences as of the date hereof to Grant Park and to a U.S. resident individual who invests in Grant Park. The summary is based on current U.S. federal income tax law, which is subject to change. Vedder, Price, Kaufman & Kammholz, P.C.'s opinion is based on the facts described in the registration statement of which this prospectus is a part and on the accuracy of factual representations made by the general partner. Vedder, Price, Kaufman & Kammholz, P.C.'s opinion represents only its legal judgment and does not bind the Internal Revenue Service or the courts. No ruling has been or will be sought from the Internal Revenue Service as to any matters discussed below. Certain tax consequences discussed below may vary in their application to each limited partner depending on that limited partner's particular circumstances, and the summary below therefore is not intended to be a substitute for professional tax advice. You should consult with your own professional tax advisor concerning the U.S. federal, state and local tax consequences of investing in Grant Park.

THE PARTNERSHIP TAX STATUS OF GRANT PARK

         The general partner has received an opinion of counsel from Vedder, Price, Kaufman & Kammholz, P.C. to the effect that, under current U.S. federal income tax law, Grant Park will be treated as a partnership for U.S. federal income tax purposes, provided that (1) at least 90% of Grant Park's annual gross income consists of "qualifying income" as defined in the Internal Revenue Code and (2) Grant Park is organized and operated in accordance with its governing agreements and applicable law, and, therefore, that Grant Park will not pay any federal corporate income tax. However, Grant Park may constitute a so-called publicly traded partnership if less than 90% of Grant Park's annual gross income consists of "qualified income" as defined in the Internal Revenue Code. In that case, Grant Park generally would be subject to U.S. federal income tax as a corporation, and distributions to limited partners would be taxable as dividends. The general partner believes that Grant Park currently satisfies the 90% test and that it is likely, but not certain, that Grant Park will continue to do so.

TAXATION OF LIMITED PARTNERS ON PROFITS AND LOSSES OF GRANT PARK

         Assuming that Grant Park will be treated as a partnership for U.S. federal income tax purposes, each limited partner must pay tax on that limited partner's share of any of Grant Park's annual income and gains as determined for income tax purposes, even though Grant Park does not intend to make current cash distributions. The profits and losses of Grant Park will be allocated to the limited partners in a manner set forth in the limited partnership agreement. The general partner believes that the allocations provided for in the limited partnership agreement reflect each limited partner's economic interest in Grant Park and therefore should be respected for federal income tax purposes. However, it is possible that the allocations may be challenged and such challenge may result in profits and losses being allocated for federal income tax purposes in a manner different from that set forth in the limited partnership agreement. In such event, limited partners may be required to pay additional taxes plus interest and possible penalties.

         Limited partners will be allocated their proportionate share of the taxable income and losses realized by Grant Park during the period that units are owned by them. Taxable income will be allocated to correspond as closely as possible to economic income allocations. However, because some limited partners may redeem units before all other limited partners do so, the allocation of taxable income may differ from the way the economic benefits of the income have been allocated among the limited partners.

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LOSSES ALLOCATED TO LIMITED PARTNERS

         You may deduct any of Grant Park's tax losses only to the extent of your adjusted income tax basis in your interest in Grant Park. Generally, your tax basis is the total amount invested by you in Grant Park, reduced (but not below zero) by your share of any Grant Park distributions, losses and expenses and increased by your share of Grant Park's income and gains and liabilities, if any. However, if you are an individual or other limited partner who is subject to at-risk limitations (generally, non-corporate taxpayers and closely-held corporations), you can only deduct losses to the extent you are at-risk. Generally, the amount at-risk is a limited partner's allocable share of capital invested and such partner's share of recourse debt for which the limited partner is liable. Amounts representing nonrecourse financing (other than certain nonrecourse financing to hold real estate) are generally not considered to be at-risk. Losses that cannot be claimed under the "at-risk" rules may be carried forward and deducted in subsequent tax years, subject to the "at-risk" and other applicable limitations on deductibility. You should consult your own professional tax advisor concerning the application of the "at-risk" rules to your investment in Grant Park.

PASSIVE-ACTIVITY LOSS RULES AND THEIR EFFECT ON THE TREATMENT OF INCOME AND LOSS

         Grant Park's activities will not be treated as derived from a "passive activity", and therefore the passive activity loss rules will not result in the deductibility of any tax losses of Grant Park being limited by reason of the passive activity loss rules (but such losses may be subject to other deductibility limitations described in this summary) by reason of the "passive loss" rules. Because Grant Park's income and gains will not be treated as passive activity income, such income cannot offset any of your passive activity losses from other investments.

CASH DISTRIBUTIONS

         When you receive cash from Grant Park, either through a distribution or a partial redemption, you will not pay tax on that cash until the distribution exceeds your tax basis in your interest in Grant Park.

GAIN OR LOSS ON SECTION 1256 CONTRACTS AND NON-SECTION 1256 CONTRACTS

         Section 1256 Contracts include regulated futures contracts (other than security futures contracts) traded on U.S. futures exchanges, most options traded on U.S. futures exchanges and certain foreign currency contracts. For tax purposes, Section 1256 Contracts that remain open at year-end are treated as if they were sold at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss, regardless of how long the contracts are held.

         Contracts which are not Section 1256 Contracts include, among other things, most futures contracts traded on foreign exchanges, security futures contracts and certain foreign currency transactions. The gain and loss from non-Section 1256 Contracts generally will be short-term capital gain or loss, but certain of these transactions may generate ordinary income.

CAPITAL GAINS AND LOSSES

         For non-corporate taxpayers, net long-term capital gains, such as net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts, are taxed at a maximum U.S. federal income tax rate of 15%, and net short-term capital gains, such as most net gain on non-Section 1256 Contracts held one year or less and 40% of the gain on Section 1256 Contracts, are subject to tax at the same rates as ordinary income, with a current maximum U.S. federal income tax rate of 35%. Non-corporate taxpayers can deduct capital losses to the extent of their capital gains, and any capital losses in

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excess of capital gains may be used to offset up to $3,000 of ordinary income.
Any unused capital losses can be carried over to future years. Accordingly, Grant Park could suffer significant capital losses, and you could still be required to pay taxes on, for example, your share of Grant Park's interest income.

         Unlike net capital losses derived from the sale or exchange of a capital asset, a non-corporate taxpayer may elect to carry back net losses on
Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, the taxpayer can carry forward such losses indefinitely.

LIMITED DEDUCTION FOR CERTAIN EXPENSES

         The general partner intends to report the trading advisors' consulting and incentive fees on Grant Park's income tax returns as trade or business expenses that are not subject to the limitations on deductibility for investment expenses and other "miscellaneous itemized deductions." The Internal Revenue Service or a state or local taxing authority could contend otherwise. If Grant Park expenses are recharacterized as investment expenses, the deductible amount of these expenses would be reduced (and would not be deductible at all for alternative minimum tax purposes) to the extent allocable to limited partners who are non-corporate taxpayers. The consequences of the limitations on the deductibility of investment expenses will vary depending on the particular tax situation of each taxpayer. Non-corporate taxpayers should consult their own professional tax advisors with respect to the application of these limitations to their situation.

         In any event, Grant Park's expenses of offering interests are not deductible or amortizable for income tax purposes.

INTEREST INCOME

         Interest earned by Grant Park will be taxed as ordinary income and generally cannot be offset by capital losses. See the section above entitled "Capital Gains And Losses."

INVESTMENT INTEREST DEDUCTIBILITY LIMITATIONS

         Non-corporate limited partners can deduct investment interest, such as interest on indebtedness allocable to property held for investment, only to the extent that it does not exceed their net investment income. Net investment income does not include net long-term capital gain and dividends absent an election by the limited partner to treat that gain and dividends as ordinary income. The limitation on investment interest relates to property held for investment, which for this purpose would include the units of Grant Park. Thus, interest expense incurred by a limited partner to purchase such units and the limited partner's allocable share of Grant Park's interest expense, if any, will generally be subject to this limitation.

UNRELATED BUSINESS TAXABLE INCOME

         The general partner anticipates that tax-exempt limited partners will not be required to pay tax on their share of income or gains of Grant Park, provided that tax-exempt limited partners do not purchase their units with borrowed funds. Grant Park has not generated unrelated business taxable income in the past and the general partner does not anticipate the generation of unrelated business taxable income in the future. However, if Grant Park were to purchase interests in commodities with borrowed funds (although the general partner does not currently intend to do so), unrelated business taxable income may arise and be taxable to tax-exempt limited partners. You should consult with your tax advisors as to whether an investment in Grant Park will result in any unrelated business taxable income to you.

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FOREIGN INDIVIDUAL LIMITED PARTNERS

         A foreign individual limited partner generally is not subject to United States taxation on capital gains from commodity or derivatives trading, provided such foreign individual limited partner does not spend more than 182 days in the United States during the taxable year, and provided further, that such foreign individual limited partner is not otherwise engaged in a trade or business within the United States during the taxable year to which the income, gain or loss is treated as "effectively connected." An investment in Grant Park should not, by itself, cause a foreign individual limited partner to be engaged in a trade or business within the United States for the foregoing purposes, based on the manner of Grant Park's trading activities as described herein. Pursuant to certain "safe harbors" under the Internal Revenue Code, an investment fund whose United States business activities consist solely of trading commodities and derivatives for its own account should not be treated as engaged in a trade or business within the United States provided that such investment fund is not a dealer in commodities or derivatives and that the commodities traded are of a kind customarily dealt in on an organized commodity exchange. If the contracts traded by Grant Park in the future were not to be covered by these safe harbors, there is a risk that Grant Park would be treated as engaged in a trade or business within the United States and foreign individual limited partners would, in such case, be required to file United States federal income tax returns, be subject to United States federal income tax withholding and be required to pay United States federal income tax.

         Certain interest income (such as interest associated with original issue discount on Treasury Bills having a maturity of 183 days or less or commercial bank deposits) earned by Grant Park and allocable to foreign individual limited partners should not be subject to United States federal income tax or withholding, but may be subject to tax in other jurisdictions to which the foreign individual limited partner is connected. Likewise, portfolio interest income allocable to a foreign individual limited partner should not be subject to United States federal income tax withholding provided such partner is not otherwise engaged in a trade or business within the United States and provides Grant Park with a correct and complete Form W-8BEN or other applicable form.

INTERNAL REVENUE SERVICE AUDITS OF GRANT PARK AND ITS LIMITED PARTNERS

         Audits of tax items relating to Grant Park are conducted at Grant Park level rather than at the limited partner level. The general partner will act as tax matters partner with the authority to determine Grant Park's responses to an audit. If an audit results in an adjustment, limited partners may be required to pay additional taxes including state and local income taxes, interest and penalties. Interest on tax deficiencies generally is not deductible by non-corporate limited partners.

FOREIGN, STATE, LOCAL AND OTHER TAXES

         In addition to the U.S. federal income tax consequences described above, Grant Park and the limited partners may be subject to various foreign, state, local and other taxes. Prospective investors should consult their tax advisors as to the foreign, state and local tax consequences of investing in Grant Park.

BACKUP WITHHOLDING APPLICABLE TO U.S. PERSONS

         Each limited partner which is a U.S. person must furnish Grant Park its true, correct and complete "taxpayer identification number" or social security number in order to avoid backup withholding and possible penalties. If a taxpayer identification number or social security number is not furnished, or if the number furnished is not correct, Grant Park may be required to withhold, as backup withholding, up to 28 percent of the payments made to such limited partner.

IMPORTANCE OF OBTAINING PROFESSIONAL ADVICE

         THE FOREGOING ANALYSIS IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING, PARTICULARLY BECAUSE THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN GRANT PARK AND OF GRANT PARK'S TRANSACTIONS ARE COMPLEX, AND SOME OF THESE CONSEQUENCES WOULD VARY SIGNIFICANTLY WITH THE PARTICULAR SITUATION OF A LIMITED PARTNER. ACCORDINGLY, YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISORS REGARDING THE POSSIBLE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THIS INVESTMENT, INCLUDING, FOR EXAMPLE, THE POTENTIAL IMPACT ON YOUR LIABILITY FOR ALTERNATIVE MINIMUM TAX FROM EARNING LONG-TERM CAPITAL GAIN REALIZED FROM THIS INVESTMENT.

                          INVESTMENT BY ERISA ACCOUNTS

GENERAL

         Most employee benefit plans and individual retirement accounts ("IRAs") are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Internal Revenue Code of 1986, as amended (the "Code"), or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of an employee benefit plan as defined in ERISA or a plan as defined in Section 4975 of the Code who has investment discretion should take into account before deciding to invest the plan's assets in Grant Park. Employee benefit plans and plans are collectively referred to below as plans, and fiduciaries with investment discretion are referred to below as plan fiduciaries.

         This summary is based on the provisions of ERISA and the Code as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors. The summary does not include state or local law.

         POTENTIAL PLAN INVESTORS ARE URGED TO CONSULT WITH THEIR OWN PROFESSIONAL ADVISORS CONCERNING THE APPROPRIATENESS OF AN INVESTMENT IN GRANT PARK AND THE MANNER IN WHICH UNITS SHOULD BE PURCHASED.

SPECIAL INVESTMENT CONSIDERATIONS

         Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in Grant Park, including the role that an investment in Grant Park would play in the plan's overall investment portfolio. Each plan fiduciary, before deciding to invest in Grant Park, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses and that an investment in Grant Park complies with the terms of the plan.

GRANT PARK AND PLAN ASSETS

         A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a limited partnership will result in the underlying assets of the partnership being deemed plan assets for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a limited partnership will not be plan assets of a plan that purchases an equity interest in the partnership if the equity interest purchased is a publicly-offered security. If the underlying assets of a partnership are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that partnership would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

         The publicly-offered security exception described above applies if the equity interest is a security that is:

         (1) freely transferable (determined based on the relevant facts and circumstances);

         (2) part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

         (3)      either (a) part of a class of securities registered under
                  Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

         The plan asset regulations under ERISA state that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law, (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security, and (3) any restriction on the substitution of assignee as a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent (other than compliance with any of the foregoing restrictions).

         The general partner believes that the units are freely transferable within the meaning of the regulations. For ERISA accounts, the minimum investment in Class A units is $5,000 for existing limited partners and $200,000 for new investors, and the minimum investment in Class B units is $5,000. Limited partners may assign their economic interests in the partnership by providing written notice to the general partner, provided such assignment would not violate any applicable laws, adversely affect the tax status of the partnership, or have any other adverse legal consequences.

         The general partner believes that the conditions described above will be satisfied with respect to the units. The general partner believes that the units should therefore constitute publicly-offered securities, and the underlying assets of Grant Park should not be considered to constitute plan assets of any plan that purchases units.

PROHIBITED TRANSACTIONS

         ERISA and the Code generally prohibit certain transactions involving the plan and persons who have certain specified relationships to the plan.

         In general, units may not be purchased with the assets of a plan if the general partner, the clearing brokers, the trading advisors, or any of their affiliates, agents or employees either:

         o exercise any discretionary authority or discretionary control with respect to management of the plan;

         o exercise any authority or control with respect to management or disposition of the assets of the plan;

         o render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;

         o have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or

         o have any discretionary authority or discretionary responsibility in the administration of the plan.

         Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in a unit is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in a unit constitutes an arrangement under which Grant Park is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the unit, (3) the investing plan, by itself, has the authority or influence to cause Grant Park to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause Grant Park to engage in such transactions with such person.

SPECIAL IRA RULES

         IRAs are not subject to ERISA's fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA's prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from Grant Park and its custodial arrangement. Otherwise, if a separate qualifying custodial arrangement is not maintained, an investment in the units will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and the general partner makes no representation regarding whether an investment in units is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA's assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

EXEMPT PLANS

         Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the above-described prohibited transaction provisions described above apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which operate similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

         No view is expressed as to whether an investment in Grant Park (and any continued investment in Grant Park), or the operation and administration of Grant Park, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

         ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS NOT TO BE CONSTRUED AS A REPRESENTATION BY GRANT PARK, ITS GENERAL PARTNER, ANY TRADING ADVISOR, ANY CLEARING BROKER, THE SELLING AGENTS OR LEGAL COUNSEL OR OTHER ADVISORS TO SUCH PARTIES OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS SOME OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY SUCH PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH THE PLAN'S ATTORNEY AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN GRANT PARK IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN, CURRENT TAX LAW AND ERISA.

                              PLAN OF DISTRIBUTION

THE SELLING AGENTS

         The selling agents, the broker-dealers who are offering the units, are offering the units on a best efforts basis without any firm underwriting commitment. The selling agents for Grant Park currently include UBS Financial Services, A.G. Edwards & Sons, Inc. and Oppenheimer & Co. Inc. The general partner may retain additional selling agents or may replace Grant Park's existing selling agents in its sole discretion. From time to time, the general partner may also sell units directly. The general partner will not receive any sales compensation for its direct sales.

         Grant Park has entered into a selling agreement with each of the selling agents. In the selling agreements, the general partner has agreed to indemnify the selling agents against certain liabilities that the selling agents may incur in connection with the offering and sale of the units, including liabilities under the Securities Act of 1933, as amended.

SELLING AGENT COMPENSATION

         The general partner, not Grant Park, pays all upfront sales commissions, trailing commissions and other ongoing compensation to the selling agents for the sales of any units, as described below. You will not directly pay sales compensation to the selling agents.

         Selling agents who sell Class A units do not receive any upfront sales compensation. Each selling agent does, however, receive, beginning with the first month after the subscription proceeds of the Class A units sold have been invested in Grant Park, ongoing compensation for continuing services it provides to the limited partners, calculated and payable monthly at an annual rate ranging between 2.0% and 2.25% of the month-end net asset value of the unit, provided that the total underwriting compensation per Class A unit does not exceed 10% of the subscription proceeds of the unit unless the selling agent is registered with the CFTC and is a member of the NFA as a futures commission merchant or introducing broker and the registered representative of the selling agent responsible for the sale is registered with the CFTC, is a member of the NFA and has either passed the Series 3 or Series 31 examination or was "grandfathered" as an associated person of the selling agent and agrees to perform certain ongoing services with respect to the holder of the unit.

         Grant Park's selling agents who sell Class B units receive from the general partner an upfront sales commission equal to 3.5% of the purchase price per Class B unit at the time that each Class B unit is sold, and their registered representatives who sell Class B units receive a portion of this commission. The general partner finances the payment of these upfront sales commissions through a line of credit obtained by the general partner. Beginning with the thirteenth month after the subscription proceeds of a Class B unit are invested in Grant Park, in return for ongoing services provided to the limited partners, the selling agent who sold the unit receives ongoing compensation, calculated and payable monthly at an annual rate of up to 3.5% of the month-end net asset value of the unit, provided that the total underwriting compensation per Class B unit does not exceed 10% of the subscription proceeds of the unit unless the selling agent is registered with the CFTC and is a member of the NFA as a futures commission merchant or introducing broker and the registered representative of the selling agent responsible for the sale is registered with the CFTC, is a member of the NFA and has either passed the Series 3 or Series 31 examination or was "grandfathered" as an associated person of the selling agent and agrees to perform certain ongoing services with respect to the holder of the unit.

         The ongoing compensation referenced above, once begun, will continue for as long as the unit remains outstanding. Selling agents pay a portion of this compensation to their eligible registered representatives after deduction of due diligence and administrative expenses incurred in connection with this offering, in accordance with the selling agent's standard compensation arrangements. No selling agent will receive upfront sales commissions or ongoing compensation that exceed the amounts described above.

         Registered broker-dealers may be engaged by Grant Park to conduct wholesaling activities with respect to the Class A units and/or Class B units. Employees of the general partner also may provide wholesaling services for the units. Any third party broker-dealers acting as wholesalers are compensated by the general partner out of its own assets. Any compensation of employees of the general partner for their wholesaling services either is considered part of Grant Park's organization and offering expenses, and is payable by Grant Park in accordance with the procedure described above under "Organization and Offering Expenses" or is paid by the general partner out of its own assets, in the general partner's sole discretion.

         This offering will be made in compliance with NASD Conduct Rule 2810. Underwriting compensation to participating NASD members will not exceed 10% of the initial sale price of the Class A and Class B units, plus 0.5% for due diligence fees excluding the ongoing trailing commissions to be paid to each selling agent as detailed above, provided that the conditions for payment of such trailing commissions, as described above, are satisfied.

INVESTOR SUITABILITY

         The general partner cannot assure you that Grant Park will achieve its objectives or avoid substantial losses. An investment in Grant Park is suitable only for a limited segment of the risk portion of an investor's portfolio, and no one should invest more in Grant Park than he or she could afford to lose.

         To invest in Grant Park, you must meet certain regulatory requirements. Generally, you must have:

         o a net worth of at least $150,000, exclusive of home, furnishings and automobiles; or

         o an annual gross income of at least $45,000 and a net worth of at least $45,000, exclusive of home, furnishings and automobiles.

Certain jurisdictions in which the units are offered impose more stringent minimum suitability requirements on their residents, which are described in Appendix C to this prospectus. Please see Appendix C for a detailed description of the minimum suitability requirements in the state in which you reside. You will be required to represent that you meet the requirements set forth in your state of residence before your subscription to purchase units will be accepted. You should review the subscription requirements described in Appendix C carefully before deciding whether to invest. An investment in Grant Park may not be suitable for you even if you meet the regulatory requirements described above and in Appendix C. THESE SUITABILITY REQUIREMENTS ARE, IN EACH CASE, REGULATORY MINIMUMS ONLY, AND MERELY BECAUSE YOU MEET THE REQUIREMENTS DOES NOT MEAN THAT AN INVESTMENT IN THE UNITS IS SUITABLE FOR YOU. In no event may you invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in Grant Park. Employee benefit plans and investment retirement accounts are subject to special suitability requirements. IN ADDITION, INDIVIDUAL SELLING AGENTS MAY IMPOSE EVEN HIGHER MINIMUM SUITABILITY REQUIREMENTS ON THEIR CLIENTS INVESTING IN GRANT PARK THAN THOSE DESCRIBED ABOVE OR REQUIRED BY AN INDIVIDUAL STATE. YOU SHOULD CONSULT WITH YOUR FINANCIAL ADVISOR TO CONFIRM THAT YOU MEET THESE REQUIREMENTS BEFORE DECIDING TO INVEST IN GRANT PARK. If an investment in Grant Park is suitable for you, it is suitable only as a limited portion of your portfolio and you should not invest more than you can afford to lose. You should consult with your selling agent and financial advisor and consider the highly speculative and illiquid nature of an investment in Grant Park in determining whether an investment in Grant Park is consistent with your overall portfolio objectives.

MINIMUM INVESTMENT

         To invest in Class A units, if you are an existing Class A limited partner, you must subscribe for at least $15,000 in units, unless you are investing on behalf of an eligible employee benefit plan or individual retirement account, in which case you must subscribe for at least $5,000 in units. If you are a new investor, to invest in the Class A units, you must subscribe for at least $200,000 in units. In order to satisfy this minimum initial investment requirement, new investors in Class A units may commit to purchase at least $200,000 within one year from the date of their initial subscription. Subsequent investments in Class A units by any Class A limited partners must be at least $15,000, except for employee benefit plans or individual retirement accounts, for which it must be least $5,000 in units.

         To invest in Class B units, you must subscribe for at least $10,000 in units, unless you are investing on behalf of an eligible employee benefit plan or individual retirement account, in which case you must subscribe for at least $5,000. Any subsequent investments in Class B units by any limited partner must be for at least $2,000 in units.

SUBSCRIPTION PROCEDURES

         You may buy units as of any closing date, which is the close of business on the last business day of any month, by submitting your subscription at least five business days before the last business day of that month or at an earlier date if required by your selling agent. The number of units that you receive will be based on the net asset value per unit for that particular class as of the closing date. Units will be sold in fractions calculated to three decimal places. There is no minimum aggregate subscription amount that must be received before new investors' funds may be invested.

         The general partner will accept or reject your subscription, in whole or in part, in its sole discretion, within five business days after receipt. The general partner will deposit your subscription funds in Grant Park's non-interest bearing subscription account until invested. If the general partner accepts your subscription, your subscription funds will be invested in Grant Park on the closing date. If the general partner does not accept your subscription, your subscription funds will be returned to you without interest.

         The selling agents will use their best efforts to sell the units offered, without any firm underwriting commitment. You will not directly pay any sales commissions to the selling agents. All sales commissions and other compensation to the selling agents will be paid by the general partner out of its own assets. Investors will be required to make representations and warranties relating to their suitability to purchase the units in the subscription agreement and power of attorney.

         The general partner and the selling agents will make every reasonable effort to determine that the purchase of units is suitable and appropriate for each investor, based on the information provided by the investor regarding the investor's financial condition and investment objectives. No selling agent may complete a sale of units until at least five business days after the date the investor receives a final prospectus.

         Read this prospectus as well as the subscription agreement carefully and discuss with your financial advisor any questions you have about Grant Park. If you decide to invest, please complete and sign the subscription agreement and power of attorney and deliver to your selling agent a check made payable to "Grant Park Futures Fund Limited Partnership--Subscription Account," or authorize a wire transfer in the amount of your subscription in accordance with the instructions set forth in the subscription agreement and power of attorney. Alternatively, if available, you may authorize your selling agent to debit your customer securities account in the amount of your subscription.

         Additional investments in units may be made by completing, executing and delivering an additional subscription agreement and power of attorney, along with payment at least five business days prior to the applicable closing date.

COMPLIANCE WITH ANTI-MONEY LAUNDERING LAWS

         To satisfy Grant Park's, the general partner's and the selling agents' obligations under applicable anti-money laundering laws and regulations, subscribers will be required to make representations and warranties in the subscription agreement concerning the nature of the subscriber, its source of investment funds and other related matters. The general partner or the selling agents reserve the right to request additional information from subscribers as the general partner or the selling agents in their sole discretion require in order to satisfy applicable anti-money laundering obligations. By subscribing for units in Grant Park, each subscriber agrees to provide this information upon request.

REPRESENTATIONS AND WARRANTIES OF INVESTORS IN THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

         To invest in Grant Park, you must make representations and warranties in the subscription agreement and power of attorney. The representations and warranties enable the general partner to determine whether you are qualified to invest in Grant Park. The representations and warranties relate to:

         o your eligibility to invest in Grant Park, including legal age, net worth, annual income, investment objectives and investment experience;

         o        your representative capacity;

         o        information provided by you;

         o        information received by you;

         o        investments made on behalf of employee benefit plans; and

         o        your compliance with applicable anti-money laundering laws.


                                 PRIVACY POLICY

         Grant Park and the general partner obtain nonpublic personal information about investors from their subscription agreement and power of attorney, as well as in the course of processing redemption requests. None of that information is disclosed except as necessary in the course of processing subscriptions and redemptions and otherwise administering Grant Park--and then only subject to customary undertakings of confidentiality. Access to this information is restricted to the fullest extent permitted by law, and Grant Park and the general partner each maintain physical, electronic and procedural controls in keeping with federal government standards to safeguard this information. These standards are reasonably designed to (1) ensure the security and confidentiality of investors' records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors' records and information, and (3) protect against unauthorized access to or use of investors' records or information that could result in substantial harm or inconvenience to any investor.

                                  LEGAL MATTERS

         The legality of the units will be passed upon by Vedder, Price, Kaufman & Kammholz, P.C., Chicago, Illinois. The statements under "U.S. Federal Income Tax Consequences" have been reviewed by Vedder, Price, Kaufman & Kammholz, P.C.


                                     EXPERTS

         The financial statements of Grant Park as of December 31, 2002 and 2001 and for the years ended December 31, 2002, 2001 and 2000 and the balance sheet of the general partner as of December 31, 2002, included in this prospectus, have been audited by McGladrey & Pullen, LLP, independent auditors, as stated in their reports appearing herein. Such audited financial statements have been so included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.


                       WHERE YOU CAN FIND MORE INFORMATION

         This prospectus is part of a registration statement on Form S-1 Grant Park has filed with the SEC. This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. Summaries of agreements or other documents in this prospectus are not necessarily complete. Please see the registration statement for more information about Grant Park and the exhibits to the registration statement for complete copies of the agreements and other documents summarized in this prospectus.

         You may read and copy the registration statement and the exhibits to the registration statement at the SEC public reference room located at 450 Fifth Street N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The registration statement is also available on the SEC's website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.

                          INDEX TO FINANCIAL STATEMENTS

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
   Statements of financial condition as of September 30, 2003 (unaudited) and
     December 31, 2002 (audited).....................................................................     88
   Condensed schedule of investments as of September 30, 2003 (unaudited)............................     89
   Condensed schedule of investments as of December 31, 2002 (audited)...............................     90
   Statements of operations for the three and nine months ended September 30, 2003 and
     2002 (unaudited)................................................................................     91
   Statement of changes in partners' capital (net asset value) for the nine months ended
     September 30, 2003 (unaudited)..................................................................     92
   Notes to financial statements (unaudited).........................................................     93
Independent Auditor's Report.........................................................................     97
   Statements of financial condition as of December 31, 2002 and 2001................................     98
   Condensed schedule of investments as of December 31, 2002.........................................     99
   Statements of operations for the years ended December 31, 2002, 2001 and 2000.....................    100
   Statements of changes in partners' capital (net asset value) for the years ended
     December 31, 2002, 2001 and 2000................................................................    101
   Notes to financial statements.....................................................................    102
DEARBORN CAPITAL MANAGEMENT, L.L.C.
Independent Auditor's Report.........................................................................    106
   Statements of financial condition as of December 31, 2002.........................................    107
   Notes to statements of financial condition........................................................    108

                   GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
                        STATEMENTS OF FINANCIAL CONDITION
                      September 30, 2003; December 31, 2002


                                                                    SEPTEMBER 30,   DECEMBER 31,
                                                                        2003            2002
                                                                    ------------    ------------
                                                                    (Unaudited)
ASSETS
Equity in broker's trading accounts:
   U.S. Government securities, at market value................       $  2,798,017    $  2,093,108
   Cash.......................................................          1,720,400         689,688
   Unrealized gain (loss) on open contracts, net..............          1,738,274         941,073
                                                                     ------------    ------------
      Deposits with broker....................................          6,256,691       3,723,869
Cash and cash equivalents.....................................         34,216,540      12,061,861
Interest receivable...........................................                994           6,060
                                                                     ------------    ------------
      TOTAL ASSETS............................................       $ 40,474,225    $ 15,791,790
                                                                     ============    ============

LIABILITIES AND PARTNERS' CAPITAL
Liabilities
   Brokerage commission payable...............................       $    180,269    $         --
   Accrued management fees....................................                 --         131,277
   Commissions payable........................................                 --          23,226
   Accrued incentive fees.....................................            114,812          98,118
   Other accrued expenses.....................................             50,685          58,377
   Pending partner additions..................................         10,750,422         656,033
   Redemptions payable........................................                 --         218,800
                                                                     ------------    ------------
      TOTAL LIABILITIES.......................................         11,096,188       1,185,831
                                                                     ------------    ------------
Partners' Capital:
   General Partner (units outstanding September 30, 2003 -
      606.46).................................................            672,514         797,315
   Limited Partners:
      Class A (units outstanding September 30, 2003 -
        20,639.30)............................................         22,887,248      13,808,644
      Class B (units outstanding September 30, 2003 -
        5,807.38).............................................          5,818,275              --
                                                                     ------------    ------------
      TOTAL PARTNERS' CAPITAL.................................         29,378,037      14,605,959
                                                                     ------------    ------------
      TOTAL LIABILITIES AND PARTNERS' CAPITAL.................       $ 40,474,225    $ 15,791,790
                                                                     ============    ============

   The accompanying notes are an integral part of these financial statements.

                   GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
                        CONDENSED SCHEDULE OF INVESTMENTS
                               SEPTEMBER 30, 2003
                                   (UNAUDITED)

                             UNREALIZED                    UNREALIZED                     NET
                             GAIN/(LOSS)      PERCENT      GAIN/(LOSS)    PERCENT      UNREALIZED        PERCENT
                               ON OPEN          OF           ON OPEN        OF         GAIN/(LOSS)         OF
                                LONG         PARTNERS'        SHORT      PARTNERS'       ON OPEN        PARTNERS'
                              CONTRACTS       CAPITAL       CONTRACTS     CAPITAL       CONTRACTS        CAPITAL
                             -----------     ---------     -----------   ---------     -----------      --------
U.S. Futures Positions:
   Currencies..........      $  715,603         2.4%       $(140,694)     (0.5)%       $  574,909         2.0%
   Energy..............             675          *           (34,504)     (0.1)           (33,829)       (0.1)
   Grains..............
      11/03 Soybeans...         331,163         1.1               --        *             331,163         1.1
      Grains-Other.....         418,455         1.4           30,075       0.1            448,530         1.5
   Interest rates......         184,384         0.6          (24,266)     (0.1)           160,118         0.5
   Meats...............         (13,480)         *                --        *             (13,480)         *
   Metals..............          45,405         0.2               --        *              45,405         0.2
   Soft Commodities....         332,565         1.1          (10,825)       *             321,740         1.1
   Stock Indexes.......         (73,729)       (0.3)           6,463        *             (67,266)       (0.2)
                             ----------                    ---------                   ----------
Total U.S. Futures
   Positions...........       1,941,041                     (173,751)                   1,767,290
                             ----------                    ---------                   ----------
Foreign Futures
   Positions:
   Energy..............              --                       (3,650)       *              (3,650)         *
   Interest rates......         158,514         0.5         (113,038)     (0.4)            45,476         0.2
   Metals..............          80,611         0.3           (9,044)       *              71,567         0.2
   Stock indexes.......        (170,277)       (0.6)          22,341       0.1           (147,936)       (0.5)
   Soft Commodities....              --                        5,527        *               5,527          *
                             ----------                    ---------                   ----------
Total Foreign Futures
   Positions...........          68,848                      (97,864)                     (29,016)
                             ----------                    ---------                   ----------
                             $2,009,889                    $(271,615)                  $1,738,274         5.9%
                             ==========                    =========                   ==========         ===

------------------
* Percentage is less than 0.1% of partners' capital.


U.S. Government Securities:

                                                                        PERCENT
                                                                           OF
                                                                       PARTNERS'
  FACE VALUE                                                 VALUE      CAPITAL
  ----------                                                 -----     ---------
  $2,800,000   U.S. Treasury Bills, October 30, 2003      $2,798,017    9.5%
               Total U.S. Government Securities (cost,
               including accrued interest-$2,798,017)     $2,798,017
                                                          ==========

   The accompanying notes are an integral part of these financial statements.

                   GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
                        CONDENSED SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2002


                             UNREALIZED                    UNREALIZED                     NET
                             GAIN/(LOSS)      PERCENT      GAIN/(LOSS)    PERCENT      UNREALIZED        PERCENT
                               ON OPEN          OF           ON OPEN        OF         GAIN/(LOSS)         OF
                                LONG         PARTNERS'        SHORT      PARTNERS'       ON OPEN        PARTNERS'
                              CONTRACTS       CAPITAL       CONTRACTS     CAPITAL       CONTRACTS        CAPITAL
                             -----------     ---------     -----------   ---------     -----------      --------
U.S. Futures Positions:
   Currencies..........        $400,410         2.7%        $ 11,001        0.1%         $411,411          2.8%
   Energy..............          60,150         0.4               --         *             60,150          0.4
   Grains..............          (3,966)         *            19,025        0.1            15,059          0.1
   Interest rates......          80,481         0.6               --         *             80,481          0.6
   Meats...............             870          *                --         *                870           *
   Metals..............          44,700         0.3            2,638         *             47,338          0.3
   Stock Indexes.......         (15,367)       (0.1)          91,590        0.6            76,223          0.5
   Soft Commodities....          (9,114)       (0.1)           4,635         *             (4,479)          *
                               --------                     --------                      --------
Total U.S. Futures
   Positions...........         558,164                      128,889                      687,053
                               --------                     --------                      --------
Foreign Futures
   Positions:
   Energy..............           1,500          *             4,431         *               5,931          *
   Interest rates......         278,512         1.9            2,004         *             280,516         1.9
   Metals..............         (10,280)       (0.1)         (41,247)      (0.3)           (51,527)       (0.4)
   Stock indexes.......           5,804          *            13,296        0.1             19,100         0.1
                               --------                     --------                      --------
Total Foreign Futures
   Positions...........         275,536                      (21,516)                      254,020
                               --------                     --------                      --------
                               $833,700                     $107,373                      $941,073         6.4%
                               ========                     ========                      ========         ===

------------------
* Percentage is less than 0.1% of partners' capital.


U.S. Government Securities:

                                                                        PERCENT
                                                                          OF
                                                                       PARTNERS'
  FACE VALUE                                                 VALUE      CAPITAL
  ----------                                                 -----      -------
  $1,400,000   U.S. Treasury Bills, January 30, 2003       $1,395,553     9.6%
     700,000   U.S. Treasury Bill, March 20, 2003             697,555     4.8%
                                                           ----------
               Total U.S. Government Securities (cost,
               including accrued interest--$2,093,108)     $2,093,108
                                                           ==========

   The accompanying notes are an integral part of these financial statements.

                   GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
                            STATEMENTS OF OPERATIONS
       THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)


                                               THREE MONTHS ENDED            NINE MONTHS ENDED
                                                  SEPTEMBER 30,                 SEPTEMBER 30,
                                           --------------------------     -------------------------
                                               2003           2002           2003            2002
                                               ----           ----           ----            ----
                                                                  (Unaudited)
INCOME:
   Trading gains (losses)
      Realized.......................      $(1,390,464)    $2,203,250     $2,678,973     $2,835,172
      Change in unrealized...........        1,943,934       (479,294)       797,201        177,561
                                           -----------     ----------     ----------     ----------
        Net gains from trading.......          553,470      1,723,956      3,476,174      3,012,733
   Interest income...................           44,576         49,234        141,158        132,196
                                           -----------     ----------     ----------     ----------
        TOTAL INCOME.................          598,046      1,773,190      3,617,332      3,144,929
                                           -----------     ----------     ----------     ----------
EXPENSES:
   Brokerage commissions.............          334,707             --        334,707             --
   Commissions.......................           45,157         81,992        307,423        322,692
   Management fees...................           65,478        129,262        427,892        347,347
   Incentive fees....................          114,812        125,936        444,814        171,752
   Operating expenses................           51,804         50,836        173,910        139,029
                                           -----------     ----------     ----------     ----------
        TOTAL EXPENSES...............          611,958        388,026      1,688,746        980,820
                                           -----------     ----------     ----------     ----------
        NET INCOME/(LOSS)............      $   (13,912)    $1,385,164     $1,928,586     $2,164,109
                                           ===========     ==========     ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                   GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                NINE MONTHS ENDED SEPTEMBER 30, 2003 (UNAUDITED)

                                                                      LIMITED PARTNERS
                                                           ---------------------------------------------
                                    GENERAL PARTNER               CLASS A                  CLASS B
                                  -------------------      ---------------------      ------------------

                                   NUMBER                   NUMBER                     NUMBER                       TOTAL
                                  OF UNITS     AMOUNT      OF UNITS      AMOUNT       OF UNITS    AMOUNT            AMOUNT
                                  --------     ------      --------      ------       --------    ------            ------
Partners' capital,
   December 31, 2002.........          *      $797,315            *    $13,808,644           *   $       --      $14,605,959
   Contributions.............          *            --            *      4,161,879           *           --        4,161,879
   Redemptions...............          *      (200,000)           *        (20,000)          *           --         (220,000)
   Net income (loss).........         --         9,146           --       (111,059)         --           --         (101,913)
                                  ------      --------    ---------    -----------    --------   ----------      -----------
Partners' capital, March 31,
   2003 (Unaudited)..........     606.46       606,461    17,839.47     17,839,464          --           --       18,445,925
   Contributions.............         --            --           --             --          --           --               --
   Redemptions...............         --            --      (114.11)      (127,155)         --           --         (127,155)
   Net income................         --        67,202           --      1,977,208          --           --        2,044,410
                                  ------      --------    ---------    -----------    --------   ----------      -----------
Partners' capital, June 30,
   2003 (Unaudited)..........     606.46      $673,663    17,725.36    $19,689,517          --   $       --      $20,363,180
   Contributions.............         --            --     2,996.35      3,316,470    5,807.38    5,812,765        9,129,235
   Redemptions...............         --            --       (82.41)       (91,227)         --           --          (91,227)
   Offering Costs............         --            --           --         (3,763)         --       (5,476)          (9,239)
   Net income................         --        (1,149)          --        (23,749)         --       10,986          (13,912)
                                  ------      --------    ---------    -----------    --------   ----------      -----------
Partners' capital,
   September 30, 2003
   (Unaudited)...............     606.46      $672,514    20,639.30    $22,887,248    5,807.38   $5,818,275      $29,378,037
                                  ======      ========    =========    ===========    ========   ==========      ===========

Net asset value per unit at
   April 1, 2003 for A
   Units & at August 1, 2003
   for B Units (Unaudited)...                                          $ 1,000.00                $ 1,000.00
                                                                       ----------                ----------
Net asset value per unit at
   September 30, 2003
   (Unaudited)...............                                          $ 1,108.92                $ 1,001.88
                                                                       ----------                ----------

Increase in net asset value per
asset for the period April 1 to
September 30, 2003 for A Units
and for the period August 1 to
September 30, 2003 for B
   Units (Unaudited).........                                          $   108.92                $     1.88
                                                                       ----------                ----------

------------------
* The Fund converted its "Interests" to units effective April 1, 2003, with all existing Limited Partners at that date converting to Class A units. The financial results will be presented on a unitized basis from that date.

   The accompanying notes are an integral part of these financial statements.

                   GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
                      NOTES TO FINANCIAL STATEMENTS
                                (UNAUDITED)

NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

         Basis of presentation: The accompanying September 30, 2003 and 2002 unaudited financial statements of Grant Park Futures Fund Limited Partnership (the Partnership) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation of the financial condition and results of operations of the Partnership for the periods presented have been included.

         Operating results of the three and nine months ended September 30, 2003, are not necessarily indicative of the results that may be expected for the year ending December 31, 2003. For further information, refer to the financial statements and footnotes thereto included in the Partnership's annual report for the year ended December 31, 2002.

         Offerings of Securities and Use of Proceeds: On June 30, 2003, the Securities and Exchange Commission declared effective the Partnership's Registration Statement on Form S-1 (Reg. No. 333-104317), pursuant to which the Partnership registered for public offering $20,000,000 in aggregate amount of Class A Limited Partnership Units and $180,000,000 in aggregate amount of Class B Limited Partnership Units. Also as of June 30, 2003, the Partnership adopted the Third Amended and Restated Limited Partnership Agreement.

         Class A Limited Partnership Units and Class B Limited Partnership Units will be publicly offered at a price equal to the net asset value per unit as of the close of business on each applicable closing date, which is the last business day of each month. The proceeds of the offering are deposited in the Partnership's bank and brokerage accounts for the purpose of engaging in trading activities in accordance with the Partnership's trading policies and its trading advisors' respective trading strategies.

         Through February 28, 2003, the Partnership issued and sold its limited partnership interests in an offering exempt under the Securities Act of 1933, as amended (the Securities Act) pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. Similar reliance was placed on available exemptions from securities qualification requirements under applicable state securities laws. The recipients of securities in such offering made representations as to their intention to acquire the securities for investment only and not with a view to, or for sale in connection with, any distribution thereof, as to their ability to hold such securities indefinitely and generally, as to their qualification as accredited investors under the Securities Act and Regulation D promulgated thereunder. Further, such securities were restricted as to their transferability.

NOTE 2.  GENERAL PARTNER AND RELATED PARTY TRANSACTIONS

         Dearborn Capital Management, L.L.C. is the General Partner of the Partnership. The General Partner shall at all times, so long as it remains a general partner of the Partnership, own Units in the Partnership: (i) in an amount sufficient, in the opinion of counsel for the Partnership, for the Partnership to be taxed as a partnership rather than as an association taxable as a corporation; and (ii) during such time as the Units are registered for sale to the public, in an amount at least equal to the greater of: (a) 1% of all capital contributions of all Partners to the Partnership; or (b) $25,000; or such other amount satisfying the requirements then imposed by the NASAA Guidelines. Further, during such time as the

Units are registered for sale to the public, the General Partner shall, so long as it remains a general partner of the Partnership, maintain a net worth (as such term may be defined in the NASAA Guidelines) at least equal to the greater of: (i) 5% of the total capital contributions of all partners and all limited partnerships to which it is a general partner (including the Partnership) plus 5% of the Units being offered for sale in the Partnership; or (ii) $50,000; or such other amount satisfying the requirements then imposed by the NASAA Guidelines. In no event, however, shall the General Partner be required to maintain a net worth in excess of $1,000,000 or such other maximum amount satisfying the requirements then imposed by the NASAA Guidelines.

         Effective August 1, 2003, the Partnership pays the General Partner a brokerage commission up to 8.1% per annum of the Partnership net assets, as defined. The charge, which is accrued monthly, amounted to $334,707 for the two months ended September 30, 2003. Included in the brokerage commission of $334,707 is $220,107 of fees paid to the General Partner and its selling agents, $68,433 of management fees paid to commodity trading advisors and $46,167 of commissions paid to the broker.

         Prior to August 1, 2003, the Partnership paid the General Partner a management fee of 2 percent per annum of the Partnership net assets, as defined. This fee, which was accrued monthly and paid quarterly, amounted to $33,876 and $65,508 for the three months ended September 30, 2003 and 2002, respectively, and $221,750 and $178,017 for the nine months ended September 30, 2003 and 2002, respectively.

         The General Partner may, in its sole discretion, waive or reduce the management fee it is otherwise entitled to receive from any or all Limited Partners.

NOTE 3.  COMMODITY TRADING ADVISORS

         The Partnership has entered into advisory contracts with Rabar Market Research, Inc., EMC Capital Management, Inc., Eckhardt Trading Co. and Graham Capital Management, L.P. to be the Partnership's commodity trading advisors (the "Advisors"). Effective August 1, 2003, the Advisors receive a quarterly management fee ranging from 1 percent to 2 percent per annum of the Partnership's month-end allocated net assets, which amounted to fees of $68,433 for the two months ended September 30, 2003.

         Prior to the change on August 1, 2003, the Advisors received a quarterly management fee ranging from 1 percent to 2.5 percent per annum of the Partnership's month-end allocated net assets, which amounted to fees of $31,602 and $63,754 for the three months ended September 30, 2003 and 2002, respectively and $206,142 and $169,329 for the nine months ended September 30, 2003 and 2002, respectively.

         Additionally, the Advisors receive a quarterly incentive fee ranging from 20 percent to 24 percent of the new trading profits on the allocated net assets of the Advisor, which amounted to fees of $114,812 and $125,936 for the three months ended September 30, 2003 and 2002, respectively, and $444,814 and $171,752 for the nine months ended September 30, 2003 and 2002, respectively.

NOTE 4.  FINANCIAL HIGHLIGHTS

         The following financial highlights reflect activity related to the Partnership. Total return is based on the change in value during the period of a theoretical investment made at the beginning of each calendar month during the year. Individual investor's ratios may vary from these ratios based on various factors, including and among others, the timing of capital transactions.


                                                           THREE MONTHS ENDED        NINE MONTHS ENDED
                                                              SEPTEMBER 30,            SEPTEMBER 30,
                                                           ------------------        -----------------
                                                             2003        2002        2003         2002
                                                             ----        ----        ----         ----
                                                              (Unaudited)                (Unaudited)
Total return - A Units.............................         (0.17)%     11.41%       11.47%      19.18%
Total return - B Units***..........................          0.19%        N/A         0.19%        N/A
Ratios as a percentage of average net assets:
   Interest income**...............................          0.85%       1.57%        1.00%       1.53%
   Expenses**......................................         11.79%      12.39%       12.04%      11.33%

------------------
**      Annualized
*** B Units began trading on August 1, 2003.

         The interest income and total expense ratios above are computed based upon the weighted average net assets of the Partnership for the three months and six months ended September 30, 2003 and 2002 (annualized).

NOTE 5.  TRADING ACTIVITIES AND RELATED RISKS

         The Partnership engages in the speculative trading of U.S. and foreign futures contracts, options on U.S. and foreign futures contracts, and forward contracts (collectively, derivatives). These derivatives include both financial and nonfinancial contracts held as part of a diversified trading strategy. The Partnership is exposed to both market risk, the risk arising from changes in the market value of the contracts; and credit risk, the risk of failure by another party to perform according to the terms of a contract.

         The purchase and sale of futures and options on futures contracts require margin deposits with futures commission merchants (FCMs). Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with an FCM are considered commingled with all other customer funds subject to the FCM's segregation requirements. In the event of an FCM's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

         Net trading results from derivatives for the three months and nine months ended September 30, 2003 and 2002 are reflected in the statements of operations. Such trading results reflect the net gain arising from the Partnership's speculative trading of futures contracts, options on futures contract, and forward contracts.

         For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Partnership is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, the Partnership pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Partnership to potentially unlimited liability; for purchased options, the risk of loss is limited to the premiums paid.

         In addition to market risk, in entering into commodity interest contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Fund. The counterparty for futures and options on futures contracts traded in the United States and on most non-U.S. futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk.

         In cases where the clearinghouse is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

         In the case of forward contracts, over-the-counter options contracts or swap contracts, which are traded on the interbank or other institutional market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a clearinghouse backed by a group of financial institutions; thus, there likely will be greater counterparty credit risk. The Partnership trades only with those counterparties that it believes to be creditworthy. All positions of the Partnership are valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to the Partnership.

         The general partner has established procedures to actively monitor and minimize market and credit risks. The limited partners bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

NOTE 6.  SUBSEQUENT CAPITAL CONTRIBUTIONS AND WITHDRAWALS

         From October 1, 2003 to November 12, 2003, there were contributions and redemptions totaling approximately $11,006,000 and $71,000, respectively.

[MCGLADREY & PULLEN, LLP LOGO]

                          INDEPENDENT AUDITOR'S REPORT

To the Partners
Grant Park Futures Fund Limited Partnership
Chicago, Illinois

         We have audited the accompanying statements of financial condition of Grant Park Futures Fund Limited Partnership as of December 31, 2002 and 2001, including the condensed schedule of investments as of December 31, 2002, and the related statements of operations and changes in partners' capital for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grant Park Futures Fund Limited Partnership as of December 31, 2002 and 2001, and the results of its operations for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.




                                              /s/ McGladrey & Pullen, LLP
Chicago, Illinois
March 18, 2003








McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of independent accounting and consulting firms.

                   GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
                        STATEMENTS OF FINANCIAL CONDITION
                           December 31, 2002 and 2001

                                                           DECEMBER 31,    DECEMBER 31,
                                                               2002            2001
                                                           ------------    ------------
ASSETS
Equity in broker's trading accounts:
   U.S. Government securities, at market value........     $ 2,093,108      $ 2,713,100
   Cash...............................................         689,688        2,058,397
   Unrealized gain on open contracts, net.............         941,073          436,529
                                                           -----------      -----------
      Deposits with broker............................       3,723,869        5,208,026
Cash and cash equivalents.............................      12,061,861        6,992,459
Interest receivable...................................           6,060           18,110
                                                           -----------      -----------
      TOTAL ASSETS....................................     $15,791,790      $12,218,595
                                                           ===========      ===========
LIABILITIES AND PARTNERS' CAPITAL
Liabilities
   Accrued management fees............................     $   131,277     $    119,086
   Commissions payable................................          23,226           10,319
   Accrued incentive fees.............................          98,118           43,529
   Other accrued expenses.............................          58,377           37,468
   Pending partner additions..........................         656,033               --
   Redemptions payable................................         218,800          441,118
                                                           -----------      -----------
      TOTAL LIABILITIES...............................       1,185,831          651,520
                                                           -----------      -----------
Partners' Capital:
   General Partner....................................         797,315          686,975
   Limited Partners...................................      13,808,644       10,880,100
                                                           -----------      -----------
      TOTAL PARTNERS' CAPITAL.........................      14,605,959       11,567,075
                                                           -----------      -----------
      TOTAL LIABILITIES AND PARTNERS' CAPITAL.........     $15,791,790      $12,218,595
                                                           ===========      ===========

   The accompanying notes are an integral part of these financial statements.

                   GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
                        CONDENSED SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2002


                             UNREALIZED                    UNREALIZED                     NET
                             GAIN/(LOSS)      PERCENT      GAIN/(LOSS)    PERCENT      UNREALIZED        PERCENT
                               ON OPEN          OF           ON OPEN        OF         GAIN/(LOSS)         OF
                                LONG         PARTNERS'        SHORT      PARTNERS'       ON OPEN        PARTNERS'
                              CONTRACTS       CAPITAL       CONTRACTS     CAPITAL       CONTRACTS        CAPITAL
                             -----------     ---------     -----------   ---------     -----------      --------
U.S. Futures Positions:
   Currencies..........        $400,410         2.7%         $ 11,001        0.1%        $411,411          2.8%
   Energy..............          60,150         0.4                --         *            60,150          0.4
   Grains..............          (3,966)         *             19,025        0.1           15,059          0.1
   Interest rates......          80,481         0.6                --         *            80,481          0.6
   Meats...............             870          *                 --         *               870           *
   Metals..............          44,700         0.3             2,638         *            47,338          0.3
   Stock Indexes.......         (15,367)       (0.1)           91,590        0.6           76,223          0.5
   Soft Commodities....          (9,114)       (0.1)            4,635         *            (4,479)          *
                               --------                      --------                    --------
Total U.S. Futures
   Positions...........         558,164                       128,889                     687,053
                               --------                      --------                    --------
Foreign Futures
   Positions:
   Energy..............           1,500          *              4,431         *             5,931           *
   Interest rates......         278,512         1.9             2,004         *           280,516          1.9
   Metals..............         (10,280)       (0.1)          (41,247)      (0.3)         (51,527)        (0.4)
   Stock indexes.......           5,804          *             13,296        0.1           19,100          0.1
                               --------                      --------                    --------
Total Foreign Futures
   Positions...........         275,536                       (21,516)                    254,020
                               --------                      --------                    --------
                               $833,700                      $107,373                    $941,073
                               ========                      ========                    ========

------------------
* Percentage is less than 0.1% of partners' capital.


U.S. Government Securities:

                                                                       PERCENT
                                                                          OF
                                                                      PARTNERS'
  FACE VALUE                                               VALUE       CAPITAL
                                                           -----      ---------
  $1,400,000   U.S. Treasury Bills, January 30, 2003     $1,395,553      9.6%
     700,000   U.S. Treasury Bill, March 20, 2003           697,555      4.8%
                                                         ----------
               Total U.S. Government Securities (cost,
               including accrued interest--$2,093,108)   $2,093,108
                                                         ==========

   The accompanying notes are an integral part of these financial statements.

                   GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
                            STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000


                                          YEARS ENDED DECEMBER 31,
                                     ----------------------------------
                                     2002           2001           2000
                                     ----           ----           ----
INCOME:
   Trading gains (losses)
      Realized...................  $2,460,796     $2,564,474     $1,017,937
      Change in unrealized.......     510,668       (994,042)       494,863
                                   ----------     ----------     ----------
        Net gains from trading...   2,971,464      1,570,432      1,512,800
   Interest income...............     173,351        399,709        797,560
                                   ----------     ----------     ----------
        TOTAL INCOME.............   3,144,815      1,970,141      2,310,360
                                   ----------     ----------     ----------
EXPENSES:
   Commissions...................     439,731        366,368        430,967
   Management fees...............     478,624        480,800        565,315
   Incentive fees................     269,870        159,136         95,228
   Operating expenses............     168,385        143,294        148,039
                                   ----------     ----------     ----------
        TOTAL EXPENSES...........   1,356,610      1,149,598      1,239,549
                                   ----------     ----------     ----------
        NET INCOME...............  $1,788,205    $   820,543     $1,070,811
                                   ==========    ===========     ==========

   The accompanying notes are an integral part of these financial statements.

                   GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

                                         GENERAL      LIMITED
                                         PARTNER      PARTNERS        TOTAL
                                         -------      --------        -----
Partners' capital, December 31, 1999.... $900,459    $16,456,084   $17,356,543
   Contributions........................       --        592,000       592,000
   Redemptions.......................... (300,000)    (6,632,964)   (6,932,964)
   Net income...........................   37,410      1,033,401     1,070,811
                                         --------    -----------   -----------
Partners' capital, December 31, 2000....  637,869     11,448,521    12,086,390
   Contributions........................       --        163,382       163,382
   Redemptions..........................       --     (1,503,240)   (1,503,240)
   Net income...........................   49,106        771,437        820,543
                                         --------    -----------   -----------
Partners' capital, December 31, 2001....  686,975     10,880,100    11,567,075
   Contributions........................       --      2,546,373     2,546,373
   Redemptions..........................       --     (1,295,694)   (1,295,694)
   Net income...........................  110,340      1,677,865     1,788,205
                                         --------    -----------   -----------
Partners' capital, December 31, 2002.... $797,315    $13,808,644   $14,605,959
                                         ========    ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                   GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

         Nature of business: Grant Park Futures Fund Limited Partnership (the Partnership) was organized as a limited partnership in Illinois in August 1988 and will continue until December 31, 2027, unless sooner terminated as provided for in the Limited Partnership Agreement. As a commodity investment pool, the Partnership is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Partnership executes transactions. Additionally, the Partnership is subject to the requirements of futures commission merchants (brokers) and interbank and other market makers through which the Partnership trades.

         The General Partner and the Limited Partners share in profits or losses of the Partnership in the ratio that their respective capital accounts bear to the total capital of the Partnership.

         The Partnership is a multi-advisor pool that carries out its purpose through trading by independent professional commodity trading advisors retained by the General Partner and the Partnership. Through these trading advisors, the Partnership's business is to trade, buy, sell, margin or otherwise acquire, hold or dispose of futures and forward contracts for commodities, financial instruments or currencies, any rights pertaining thereto and any options thereon, or on physical commodities. The Partnership may also engage in hedge, arbitrage and cash trading of commodities and futures.

         The Partnership has elected not to provide statements of cash flows as permitted by Statement of Financial Accounting Standards No. 102, Statements of Cash Flows--Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.

         Offering: Limited Partnership interests ("Interests") in the Partnership are privately offered on a continuous basis pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. Subject to the discretion of the General Partner to require a greater or lesser investment, the minimum subscription shall be for $25,000 (plus sales commissions, if any, payable). Interests may be subscribed for as of any month-end. Interests are offered and sold by the Partnership through the General Partner and through certain selected selling agents on a best efforts basis. The General Partner also may utilize the services of certain selected marketing agents. Selling and marketing agents are collectively referred to in this document as the "Selling Agents." The Interests will be offered for any period or periods the General Partner, in its sole and absolute discretion, deemed appropriate and in the best interests of the Partnership. If subscription amounts are received prior to a month-end, the amounts will be held until month-end, at which time the funds will be transferred to the Partnership's trading account and the Interests will be deemed purchased. Investors will not receive interest on subscription funds. The General Partner reserved the right to make a subsequent private or public offering of Interests at a later date.

         Revenue recognition: Futures, options on futures, and forward contracts are recorded on the trade date and realized gains or losses are recognized when contracts are liquidated. Unrealized gains or losses on open contracts (the difference between contract trade price and market price) at the date of the Statement of Financial Condition are included in equity in broker trading accounts. Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. Market value of contracts is based upon exchange settlement prices.

         Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and cash equivalents: Cash and cash equivalents include cash, overnight investments, U.S. treasury bills and short-term investments in interest-bearing demand deposits with banks and cash managers with maturities of three months or less.

         Income taxes: No provision for income taxes has been made in these financial statements as each partner is individually responsible for reporting income or loss based on its respective share of the Partnership's income and expenses as reported for income tax purposes. The Partnership is required to pay an Illinois replacement tax of 1.5% of taxable income related to those limited partners who are not otherwise subject to the tax which has been included in operating expenses.


NOTE 2.  GENERAL PARTNER AND RELATED PARTY TRANSACTIONS

         Dearborn Capital Management, L.L.C. is the General Partner of the Partnership. The General Partner is required to maintain a capital contribution equal to an amount which will entitle it to at least 1 percent of the Partnership gain or loss, which at December 31, 2002, 2001 and 2000, was approximately $146,000, $116,000 and $121,000, respectively. The Partnership pays the General Partner a management fee of 2 percent per annum of the Partnership's Limited Partners' net assets, as defined. This fee, which is accrued monthly and paid quarterly, amounted to $245,615, $247,212 and $289,530 in 2002, 2001 and 2000, respectively. The General Partner may, in its sole discretion, waive or reduce the management fee it is otherwise entitled to receive from any or all Limited Partners.

         The General Partner pays certain selling agents a portion of the brokerage commission as compensation for selling interests of the Fund. See Note
5. To the extent the selling agents' compensation is not paid with respect to any interests, that amount will instead be retained by the General Partner.


NOTE 3.  COMMODITY TRADING ADVISORS

         The Partnership has entered into advisory contracts with Rabar Market Research, Inc., EMC Capital Management, Inc., and Eckhardt Trading Co. to be the Partnership's commodity trading advisors. The Advisors receive a quarterly management fee ranging from 1 percent to 2.5 percent per annum of the Partnership's month-end allocated net assets, which amounted to fees of $233,009, $233,588 and $275,785 in 2002, 2001 and 2000, respectively. The trading advisors also receive a quarterly incentive fee ranging from 20 percent to 26 percent of the new trading profits on the allocated net assets of the trading advisor, as defined, which amounted to fees of $269,870, $159,136 and $95,228 in 2002, 2001 and 2000, respectively.

NOTE 4.  REDEMPTIONS

         Limited Partners have the right to redeem Interests that have been held by them for more than six months as of any month-end upon ten (10) days' prior written notice to the Partnership. The General Partner, however, may permit earlier redemptions in its discretion. Redemptions will be made on the last day of the month for an amount equal to the net assets, as defined, represented by the interests to be redeemed.

         In addition, the General Partner may at any time cause the redemption of all or a portion of any Limited Partner's Interests upon 15 days' written notice. The General Partner may also immediately redeem any Limited Partner's Interests without notice if the General Partner believes that (i) the redemption is necessary to avoid having the assets of the Partnership deemed Plan Assets under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"),
(ii) the Limited Partner made a misrepresentation in connection with its subscription for the Interests, or (iii) the redemption is necessary to avoid a violation of law by the Partnership or any Partner.

NOTE 5.  OPERATING EXPENSES

         Brokerage commissions include other trading fees and are accrued on a round-turn basis. The Partnership pays brokerage commissions at a rate of $15 to $20 per round-turn futures transaction, which includes NFA transactions and exchange fees. Rates vary and may be higher in certain foreign futures and options contracts. The Partnership pays ongoing professional and administrative expenses.

NOTE 6.  FINANCIAL HIGHLIGHTS

         The following financial highlights reflect activity related to the Partnership. Total return is based on the change in value during the period of a theoretical investment made at the beginning of each calendar month during the year. Individual investor's ratios may vary from these ratios based on various factors, including and among others, the timing of capital transactions.

                                                            2002        2001
                                                            ----        ----
Total return.........................................       15.25%      7.00%
Ratios as a percentage of average net assets:
   Interest income...................................        1.45%      3.28%
   Expenses..........................................       11.39%      9.42%

        The interest income and total expense ratios above are computed based upon the weighted average net assets of the Partnership for the years ended December 31, 2002 and 2001.


NOTE 7.  TRADING ACTIVITIES AND RELATED RISKS

         The Partnership engages in the speculative trading of U.S. and foreign futures contracts, options on U.S. and foreign futures contracts, and forward contracts (collectively, derivatives). These derivatives include both financial and nonfinancial contracts held as part of a diversified trading strategy. The Partnership is exposed to both market risk, the risk arising from changes in the market value of the contracts; and credit risk, the risk of failure by another party to perform according to the terms of a contract.

         The purchase and sale of futures and options on futures contracts require margin deposits with FCMs. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act (CEAct) requires an FCM to segregate all customer transactions and assets from the FCM's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with an FCM are considered commingled with all other customer funds subject to the FCM's segregation requirements. In the event of an FCM's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

         Net trading results from derivatives for the years ended December 31, 2002, 2001 and 2000, are reflected in the statements of operations. Such trading results reflect the net gain arising from the Partnership's speculative trading of futures contracts, options on futures contract, and forward contracts.

         For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Partnership is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, the Partnership pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Partnership to potentially unlimited liability; for purchased options the risk of loss is limited to the premiums paid.

         In addition to market risk, in entering into commodity interest contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Fund. The counterparty for futures and options on futures contracts traded in the United States and on most non-U.S. futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk.

         In cases where the clearinghouse is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

         In the case of forward contracts, over-the-counter options contracts or swap contracts, which are traded on the interbank or other institutional market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a clearinghouse backed by a group of financial institutions; thus, there likely will be greater counterparty credit risk. The Fund trades only with those counterparties that it believes to be creditworthy. All positions of the Fund are valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to the Fund.

         The General Partner has established procedures to actively monitor and minimize market and credit risks. The limited partners bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

NOTE 8.  SUBSEQUENT EVENT

         From January 1, 2003 to March 18, 2003, there were contributions and redemptions totaling approximately $4,162,000 and $220,000, respectively.

[MCGLADREY & PULLEN, LLP LOGO]

                          INDEPENDENT AUDITOR'S REPORT

To the Members
Dearborn Capital Management, L.L.C.
Chicago, Illinois

         We have audited the accompanying statements of financial condition of Dearborn Capital Management, L.L.C. as of December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of financial condition are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statements of financial condition presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the statements of financial condition referred to above presents fairly, in all material respects, the financial position of Dearborn Capital Management, L.L.C. as of December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

                                            /s/ McGladrey & Pullen, LLP
Chicago, Illinois
March 18, 2003












McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of independent accounting and consulting firms.

                       DEARBORN CAPITAL MANAGEMENT, L.L.C.
                        STATEMENT OF FINANCIAL CONDITION
                                December 31, 2002

ASSETS:
Cash and cash equivalents......................................   $  358,997
Receivable from futures commission merchant....................      918,548
Investment in limited partnership..............................      797,315
Other investments, at fair value...............................       52,106
Receivables....................................................      257,278
Office equipment, net of accumulated depreciation of $52,051...        2,388

Other assets...................................................        5,939
                                                                  ----------
      TOTAL ASSETS.............................................   $2,392,571
                                                                  ==========
LIABILITIES AND MEMBERS' EQUITY:
LIABILITIES
   Accounts payable, accrued expenses and other liabilities....      $67,198
Members' equity................................................    2,325,373
                                                                  ----------
      TOTAL LIABILITIES AND MEMBERS' EQUITY....................   $2,392,571
                                                                  ==========

                   The accompanying notes are an integral part
                    of this statement of financial condition.

                       DEARBORN CAPITAL MANAGEMENT, L.L.C.
                    NOTES TO STATEMENT OF FINANCIAL CONDITION

NOTE 1.  NATURE OF THE BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

         Dearborn Capital Management, L.L.C. (the Company) was organized as a limited liability company in Illinois in January 1996 and will continue until December 31, 2045, unless sooner terminated as provided for in the Operating Agreement. The Company is registered as a Commodity Pool Operator ("CPO") and a Commodity Trading Advisor ("CTA") with the Commodity Futures Trading Commission ("CFTC") and is a member of the National Futures Association ("NFA"). The Company conducts an investment management business, acts as the general partner for an investment partnership, and allocates proprietary funds to a third-party trading advisor.

         Significant accounting policies are as follows:

         Revenue recognition: Futures contracts are recorded on the trade date and realized gains or losses are recognized when contracts are liquidated. Unrealized gains or losses on open contracts (the difference between contract purchase price and market price) at the financial statement date are included in the receivable from futures commission merchant ("FCM") on the statement of financial condition and as a net gain or loss on the statement of operations, as there exists a right of offset of unrealized gains or losses in accordance with the Financial Accounting Standards Board Interpretation No. 39--"Offsetting of Amounts Related to Certain Contracts." Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. Market value of exchange-traded contracts is based upon exchange settlement prices. Market value of non-exchange-traded contracts is based on third party quoted dealer values on the Interbank market.

         Investments: The Company accounts for its investment in the limited partnership on the equity method of accounting, whereby the investment in limited partnership is adjusted for the Company's proportionate share of the partnerships' results of operations.

         The Company values securities that are listed on a securities exchange at their last sale price on the date of determination or, if no sales occurred on that date, at the mean between the last closing "bid" and "asked" prices on that date. For securities that are not listed on a securities exchange, they are valued at their last closing bid prices for long positions and their last closing asked prices for short positions on the date of determination. In the absence of quoted values or when quoted values are not deemed to be representative of market values, investments are valued at fair value as determined in good faith by the Company.

         Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and cash equivalents: Cash and cash equivalents include cash, overnight investments, U.S. treasury bills and short-term investments in interest-bearing demand deposits with banks and cash managers.

         Income taxes: No provision for income taxes has been made in these financial statements as each member is individually responsible for reporting income or loss based on its respective share of the Company's income and expenses as reported for income tax purposes.

NOTE 2.  RECEIVABLE FROM FUTURES COMMISSION MERCHANT

         At December 31, 2002, receivable from FCM consists of the following:

U.S. Government securities, at market value......................   $699,225
Cash.............................................................    157,306
Unrealized gain on open contacts, net............................     62,017
                                                                    --------
                                                                    $918,548
                                                                    ========

NOTE 3.  INVESTMENTS

         The investment in the limited partnership represents an investment in Grant Park Futures Fund Limited Partnership ("Partnership"), for which the Company is the General Partner.

         Other investments consist of a private equity investment of $50,000 and a publicly traded security of $2,106, both of which are recorded at fair value.

NOTE 4.  RECEIVABLES

         At December 31, 2002, receivables consist of the following:

Management fees receivable........................................  $167,380
Commissions receivable............................................    39,898
Unrealized gain on open contacts, net.............................    50,000
                                                                    --------
                                                                    $257,278
                                                                    ========

         The Partnership pays the Company a management fee of 2 percent per annum of the Partnership's Limited Partners' net assets. The Company may, at its own discretion, waive or reduce the management fee it is otherwise entitled to receive from any or all Limited Partners. At December 31, 2002, the Company has a management fee receivable of $67,597.

         The Company collects a portion of the brokerage commission paid to the FCM by the Partnership and pays certain selling agents a portion thereof as compensation for selling interests of the Partnership. At December 31, 2002, the Company has commissions receivable of $39,898 and related selling agent fees payable of $20,199, which is included in accounts payable, accrued expenses and other liabilities.

         The Company is a Co-Investment Advisor to Wimbledon Dearborn Alternative Investment Fund ("Wimbledon"). The Investment Advisors receive an annual advisor and distribution fee equal to 2 percent of Wimbledon's net assets, payable quarterly in arrears, of which the Company receives 50 percent of the fee. At December 31, 2002, the Company has a management fee receivable from Wimbledon of $86,922 and related selling agent fees payable of $43,729, which is included in accounts payable, accrued expenses and other liabilities.

         The Company is the Investment Manager of the Dearborn Discovery Fund, Ltd. ("Discovery"). Pursuant to the investment management agreement, Discovery pays to the Company a fixed management fee, payable quarterly in arrears, equal to 1 percent annually of Discovery's net asset value. No incentive or performance fee will be paid to the Company. At December 31, 2002, the Company has a management fee receivable from Discovery of $12,861.

         A note receivable of $50,000 is stated at the unpaid principal balance. Interest on the note of 18% annually is recognized over the term of the loan using the interest method, with the maturity date on February 28, 2010. The accrual of interest on the note is discounted when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due.

NOTE 5.  TRADING ACTIVITIES AND RELATED RISKS

         The Company, as part of its proprietary trading program, as well as through its investment in the limited partnership, engages in the speculative trading of U.S. and foreign futures contracts, options on U.S. and foreign futures contracts, and forward contracts (collectively, derivatives). These derivatives include both financial and nonfinancial contracts held as part of a diversified trading strategy. The Company is exposed to both market risk, the risk arising from changes in the market value of the contracts; and credit risk, the risk of failure by another party to perform according to the terms of a contract.

         The purchase and sale of futures and options on futures contracts require margin deposits with FCMs. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with an FCM are considered commingled with all other customer funds subject to the FCM's segregation requirements. In the event of an FCM's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

         For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Company is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, the Company pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Company to potentially unlimited liability; for purchased options the risk of loss is limited to the premiums paid.

         The unrealized gain (loss) on open futures and forward contracts is comprised of the following:

                                                DECEMBER 31, 2002
                              --------------------------------------------------
                              FUTURES CONTRACTS   FORWARD CONTRACTS
                              (EXCHANGE-TRADED)  (NON-EXCHANGE-TRADED)   TOTAL
                              -----------------  ---------------------   -----
Gross unrealized gains.......    $102,785                 $--          $102,785
Gross unrealized (losses)....     (40,768)                 --           (40,768)
                                ---------                 ---          --------
Net unrealized gain (loss)...   $  62,017                 $--          $ 62,017
                                ========                  ===          ========

         In addition to market risk, in entering into commodity interest contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Company. The counterparty for futures and options on futures contracts traded in the United States and on most non-U.S. futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

         The Company is exposed to concentrations of credit risk. The Company maintains cash at a financial institution and in a trading account at a FCM. The total cash balance maintained at the financial institution is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000 per depositor, per bank. The Company had cash at December 31, 2002, that exceeded the balance insured by the FDIC. The Company trades only with those counterparties that it believes to be creditworthy. All positions of the Company are valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to the

Company. The Company monitors such credit risk at both the financial institution and the FCM and has not experienced any losses related to such risks to date.

                  PART TWO: STATEMENT OF ADDITIONAL INFORMATION

                             GRANT PARK FUTURES FUND
                               LIMITED PARTNERSHIP

                  $50,000,000 CLASS A LIMITED PARTNERSHIP UNITS
                 $150,000,000 CLASS B LIMITED PARTNERSHIP UNITS

























         AN INVESTMENT IN THE UNITS IS SPECULATIVE. BEFORE YOU DECIDE WHETHER TO INVEST, YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY AND CONSIDER THE RISK FACTORS BEGINNING ON PAGE 13.

         THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH PARTS CONTAIN IMPORTANT INFORMATION.

            This statement of additional information and accompanying
             disclosure document are both dated ____________, 2004.

                         THE COMMODITY INTEREST MARKETS

         The regulation of commodity interest transactions, markets and intermediaries is governed by the Commodity Exchange Act, or CEA. In December 2000, the CEA was amended by the Commodity Futures Modernization Act of 2000, or CFMA, which substantially revised the regulatory framework governing certain commodity interest transactions and the markets on which they trade. The CEA, as amended by the CFMA, now provides for varying degrees of regulation of commodity interest transactions depending upon the variables of the transaction. In general, these variables include (1) the type of instrument being traded (e.g., contracts for future delivery, options, swaps or spot contracts), (2) the type of commodity underlying the instrument (distinctions are made between instruments based on agricultural commodities, energy and metals commodities and financial commodities), (3) the nature of the parties to the transaction (retail, eligible contract participant, or eligible commercial entity), (4) whether the transaction is entered into on a principal-to-principal or intermediated basis, (5) the type of market on which the transaction occurs, and
(6) whether the transaction is subject to clearing through a clearing organization. Information regarding commodity interest transactions, markets and intermediaries, and their associated regulatory environment, is provided below.

FUTURES CONTRACTS

         A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place. Futures contracts are traded on a wide variety of commodities, including agricultural products, bond, stock index, interest rate, currency, energy and metal markets. The size and terms of futures contracts on a particular commodity are identical and are not subject to any negotiation, other than with respect to price and quantity between the buyer and seller.

         The contractual obligations of a buyer or seller may be satisfied by taking or making physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Some futures contracts, such as stock index contracts, settle in cash (reflecting the difference between the contract purchase/sale price and the contract settlement price) rather than by delivery of the underlying commodity.

         In market terminology, a trader who purchases a futures contract is long in the market and a trader who sells a futures contract is short in the market. Before a trader closes out his long or short position by an offsetting sale or purchase, his outstanding contracts are known as open trades or open positions. The aggregate amount of open positions held by traders in a particular contract is referred to as the open interest in such contract.

FORWARD CONTRACTS

         A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Unlike futures contracts, however, forward contracts are typically traded in the over-the-counter markets and are not standardized contracts. Forward contracts for a given commodity are generally available in any size and maturity and are subject to individual negotiation between the parties involved. Moreover, generally there is no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in


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the contract but will settle and recognize the profit or loss on both positions simultaneously on the prompt date, or the delivery date. Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the prompt date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the prompt date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity.

         The forward markets provide what has typically been a highly liquid market for foreign exchange trading, and in certain cases the prices quoted for foreign exchange forward contracts may be more favorable than the prices for foreign exchange futures contracts traded on U.S. exchanges. The forward markets are largely unregulated. Forward contracts are, in general, not cleared or guaranteed by a third party. Commercial banks participating in trading foreign exchange forward contracts often do not require margin deposits, but rely upon internal credit limitations and their judgments regarding the creditworthiness of their counterparties. In recent years, however, many over-the-counter market participants in foreign exchange trading have begun to require that their counterparties post margin.

         Further, as the result of the CFMA, over-the-counter derivative instruments such as forward contracts and swap agreements (and options on forwards and physical commodities) may begin to be traded on lightly-regulated exchanges or electronic trading platforms that may, but are not required to, provide for clearing facilities. Exchanges and electronic trading platforms on which over-the-counter instruments may be traded and the regulation and criteria for that trading are more fully described below under "Futures Exchanges and Clearing Organizations." Nonetheless, absent a clearing facility, Grant Park's trading in foreign exchange and other forward contracts is exposed to the creditworthiness of the counterparties on the other side of the trade.

OPTIONS ON FUTURES CONTRACTS

         Options on futures contracts are standardized contracts traded on an exchange. An option on a futures contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price (the striking, strike, or exercise price) in the underlying futures contract or underlying interest. The buyer of a call option acquires the right, but not the obligation, to purchase or take a long position in the underlying interest, and the buyer of a put option acquires the right, but not the obligation, to sell or take a short position in the underlying interest.

         The seller, or writer, of an option is obligated to take a position in the underlying interest at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to take a short position in the underlying interest at the strike price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying interest at the strike price.

         A call option is said to be in-the-money if the strike price is below current market levels, and out-of-the-money if the strike price is above current market levels. Conversely, a put option is said to be in-the-money if the strike price is above the current market levels, and out-of-the-money if the strike price is below current market levels.

         Options have limited life spans, usually tied to the delivery or settlement date of the underlying interest. Some options, however, expire significantly in advance of such date. The purchase price of an option is referred to as its premium, which consists of its intrinsic value plus its time value. As an option nears its expiration date, the time value shrinks and the market and intrinsic values move into parity. An option that is out-of-the-money and not offset by the time it expires becomes worthless. On certain


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exchanges, in-the-money options are automatically exercised on their expiration date, but on others unexercised options simply become worthless after their expiration date.

         Regardless of how much the market swings, the most an option buyer can lose is the option premium. The option buyer deposits his premium with his broker, and the money goes to the option seller. Option sellers, on the other hand, face risks similar to participants in the futures markets. For example, since the seller of a call option is assigned a short futures position if the option is exercised, his risk is the same as someone who initially sold a futures contract. Because no one can predict exactly how the market will move, the option seller posts margin to demonstrate his ability to meet any potential contractual obligations.

OPTIONS ON FORWARD CONTRACTS OR COMMODITIES

         Options on forward contracts or commodities operate in a manner similar to options on futures contracts. An option on a forward contract or commodity gives the buyer of the option the right, but not the obligation, to take a position at a specified price in the underlying forward contract or commodity. However, similar to forward contracts, options on forward contracts or on commodities are individually negotiated contracts between counterparties and are typically traded in the over-the-counter market. Therefore, options on forward contracts and physical commodities possess many of the same characteristics of forward contracts with respect to offsetting positions and credit risk that are described above.

SECURITY FUTURES CONTRACTS

         The CFMA lifted a long standing prohibition against trading in futures and options on futures for which the underlying commodity is an individual security or a narrow-based security index. These financial instruments are referred to as security futures contracts. Security futures contracts are subject to the dual regulation of the CFTC and the SEC as the contracts are deemed futures contracts under the CEA and securities under the federal securities laws. Security futures contracts began trading on certain newly established exchanges in the United States in November 2002. Options on security futures contracts may not be traded unless the CFTC and SEC jointly permit such options by regulation after December 2003. A trading advisor generally may choose to trade security futures contracts for Grant Park's account if the trading advisor determines that the market for the particular contract is sufficiently liquid and that trading the contract is consistent with the trading advisor's trading program.

SWAP CONTRACTS

         Swap transactions generally involve contracts with a counterparty to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap contracts are principal contracts traded off-exchange, although recently, as a result of regulatory changes enacted as part of the CFMA, certain swap contracts are now being traded in electronic trading facilities and cleared through clearing organizations.

         Swaps are usually entered into on a net basis, that is, the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Swaps do not generally involve the delivery of underlying assets or principal. Accordingly, the risk of loss with respect to swaps is generally limited to the net amount of payments that the party is contractually obligated to make. In some swap transactions the counterparty may require collateral deposits to support the obligation under the swap agreement. If the counterparty to such a swap defaults, the risk of loss consists of the net amount of payments that the party is contractually entitled to receive in addition to any collateral deposits made with the counterparty.


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SPOT CONTRACTS

         Spot contracts are cash market transactions where the buyer and the seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement. Spot contracts are not uniform and not traded on an exchange. An exchange for physical, or EFP, transaction is one type of common transaction involving spot contracts. An EFP is the spot purchase or sale of a commodity in conjunction with an offsetting sale or purchase of a corresponding futures contract involving the same or equivalent commodity, without making an open and competitive trade for the futures contract on the exchange. Exchange rules govern the manner in which EFPs involving futures contracts that are listed on the exchange may be transacted.

PARTICIPANTS

         The two broad classes of persons who trade commodities are hedgers and speculators. Hedgers include financial institutions that manage or deal in interest rate-sensitive instruments, foreign currencies or stock portfolios, and commercial market participants, such as farmers and manufacturers, that market or process commodities. Hedging is a protective procedure designed to lock in profits that could otherwise be lost due to an adverse movement in the underlying commodity, for example, the adverse price movement between the time a merchandiser or processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. In such a case, at the time the hedger contracts to buy the commodity at a future date he will simultaneously buy a futures or forward contract for the necessary equivalent quantity of the commodity. At the time for performance of the contract, the hedger may accept delivery under his futures contract or he may buy the actual commodity and close out his position by making an offsetting sale of a futures contract.

         The commodity interest markets enable the hedger to shift the risk of price fluctuations. The usual objective of the hedger is to protect the profit that he expects to earn from farming, merchandising, or processing operations rather than to profit from his trading. However, at times the impetus for a hedge transaction may result in part from speculative objectives.

         Unlike the hedger, the speculator generally expects neither to make nor take delivery of the underlying commodity. Instead, the speculator risks his capital with the hope of making profits from price fluctuations in the commodities. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely make or take delivery of the underlying commodity; rather they attempt to close out their positions prior to the delivery date. Because the speculator may take either a long or short position in commodities, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

         All trades made by Grant Park will be for speculative rather than for hedging purposes. There are always two parties to a contract; consequently, for any gain achieved by one party on a contract, a corresponding loss is suffered by the other. At most, only 50% of open interest can experience gain at any one time, without reference to brokerage commissions and other costs of trading that may reduce or eliminate any gain that would otherwise be achieved.

FUTURES EXCHANGES AND CLEARING ORGANIZATIONS

         Futures exchanges provide centralized market facilities in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Futures exchanges may provide for execution of trades at a physical location utilizing trading pits and/or may provide for trading to be done electronically through computerized matching of bids and offers pursuant to various algorithms. Members of a particular exchange and the trades executed on such exchanges are subject to the rules of that exchange. Futures exchanges and clearing organizations are given reasonable
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promulgating rules and regulations to control and regulate their members.
Examples of regulations by exchanges and clearing organizations include the establishment of initial margin levels, size of trading units, rules regarding trading practices, contract specifications, speculative position limits, daily price fluctuation limits, and execution and clearing fees.

         Clearing organizations provide services designed to mutualize or transfer the credit risk arising from the trading of contracts on an exchange or other electronic trading facility. Once trades made between members of an exchange or electronic trading facility have been confirmed, the clearing organization becomes substituted for the clearing member acting on behalf of each buyer and each seller of contracts traded on the exchange or trading platform and in effect becomes the other party to the trade. Thereafter, each clearing member party to the trade looks only to the clearing organization for performance. The clearing organization generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing organization, at least to a large degree, to meet its obligations with regard to the other side of an insolvent clearing member's contracts. The clearing organizations do not deal with customers, but only with their member firms and the guarantee of performance for open positions provided by the clearing organization does not run to customers. Furthermore, the clearing organization requires margin deposits and continuously marks positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing organization is to ensure the integrity of trades, and members effecting transactions on an exchange need not concern themselves with the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their clearing broker and the clearing organization.

         U.S. FUTURES EXCHANGES

         Futures exchanges in the U.S. are subject to varying degrees of regulation by the CFTC based on their designation as one of the following: a designated contract market, a derivatives transaction execution facility, an exempt board of trade or an electronic trading facility.

         A designated contract market is the most highly regulated level of futures exchange. Designated contract markets may offer products to retail customers on an unrestricted basis. To be designated as a contract market, the exchange must demonstrate that it satisfies specified general criteria for designation, such as having the ability to prevent market manipulation, rules and procedures to ensure fair and equitable trading, position limits, dispute resolution procedures, minimization of conflicts of interest and protection of market participants. Among the principal designated contract markets in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange and the New York Mercantile Exchange. Each of the designated contract markets in the United States must provide for the clearance and settlement of transactions with a CFTC-registered derivatives clearing organization.

         A derivatives transaction execution facility, or DTEF, is a new type of exchange that is subject to fewer regulatory requirements than a designated contract market but is subject to both commodity interest and participant limitations. DTEFs limit access to eligible traders that qualify as either eligible contract participants or eligible commercial entities for futures and option contracts on commodities that have a nearly inexhaustible deliverable supply, are highly unlikely to be susceptible to the threat of manipulation, or have no cash market, security futures products, and futures and option contracts on commodities that the CFTC may determine, on a case-by-case basis, are highly unlikely to be susceptible to the threat of manipulation. In addition, certain commodity interests excluded or exempt from the CEA, such as swaps, etc. may be traded on a DTEF. There is no requirement that a DTEF use a clearing organization, except with respect to trading in security futures contracts, in which case the clearing organization must be a securities clearing agency. However, if futures contracts and options on futures contracts on a DTEF are cleared, then it must be through a CFTC-registered derivatives clearing organization, except that some


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excluded or exempt commodities traded on a DTEF may be cleared through a clearing organization other than one registered with the CFTC.

         An exempt board of trade is also a newly designated form of exchange. An exempt board of trade is substantially unregulated, subject only to CFTC anti-fraud and anti-manipulation authority. An exempt board of trade is permitted to trade futures contracts and options on futures contracts provided that the underlying commodity is not a security or securities index and has an inexhaustible deliverable supply or no cash market. All traders on an exempt board of trade must qualify as eligible contract participants. Contracts deemed eligible to be traded on an exempt board of trade include contracts on interest rates, exchange rates, currencies, credit risks or measures, debt instruments, measures of inflation, or other macroeconomic indices or measures. There is no requirement that an exempt board of trade use a clearing organization. However, if contracts on an exempt board of trade are cleared, then it must be through a CFTC-registered derivatives clearing organization. A board of trade electing to operate as an exempt board of trade must file a written notification with the CFTC.

         An electronic trading facility, or ETF, is a new form of exchange that operates by means of an electronic or telecommunications network and maintains an automated audit trail of bids, offers, and the matching of orders or the execution of transactions on the ETF. The CEA does not apply to, and the CFTC has no jurisdiction over, transactions on an ETF in certain excluded commodities that are entered into between principals that qualify as eligible contract participants, subject only to CFTC anti-fraud and anti-manipulation authority. In general, excluded commodities include interest rates, currencies, securities, securities indices or other financial, economic or commercial indices or measures.

         The trading advisors intend to monitor the development of and opportunities and risks presented by the new less-regulated DTEFs, exempt boards of trade and ETFs and may, in the future, allocate a percentage of Grant Park's assets to trading in products on these exchanges. Provided Grant Park maintains assets exceeding $5 million, Grant Park would qualify as an eligible contract participant and thus would be able to trade on such exchanges.

         NON-U.S. FUTURES EXCHANGES

         Non-U.S. futures exchanges differ in certain respects from their U.S. counterparts. Importantly, non-U.S. futures exchanges are not subject to regulation by the CFTC, but rather are regulated by their home country regulator. In contrast to U.S. designated contract markets, some non-U.S. exchanges are principals' markets, where trades remain the liability of the traders involved, and the exchange or an affiliated clearing organization, if any, does not become substituted for any party. Due to the absence of a clearing system, such exchanges are significantly more susceptible to disruptions. Further, participants in such markets must often satisfy themselves as to the individual creditworthiness of each entity with which they enter into a trade. Trading on non-U.S. exchanges is often in the currency of the exchange's home jurisdiction. Consequently, Grant Park is subject to the additional risk of fluctuations in the exchange rate between such currencies and U.S. dollars and the possibility that exchange controls could be imposed in the future. Trading on non-U.S. exchanges may differ from trading on U.S. exchanges in a variety of ways and, accordingly, may subject Grant Park to additional risks.

SPECULATIVE POSITION LIMITS

         The CFTC and U.S. designated contract markets have established limits or position accountability rules, referred to as speculative position limits or position limits, on the maximum net long or net short speculative position that any person or group of persons under common trading control (other than a hedger, which Grant Park is not) may hold, own or control in commodity interests. Among the purposes of speculative position limits is to prevent a corner or squeeze on a market or undue influence on prices


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by any single trader or group of traders. The position limits established by the
CFTC apply to certain agricultural commodity interests, such as grains (oats, barley, and flaxseed), soybeans, corn, wheat, cotton, eggs, rye, and potatoes.
In addition, U.S. exchanges may set position limits for all commodity interests traded on that exchange. Certain exchanges or clearing organizations also set limits on the total net positions that may be held by a clearing broker. In general, no position limits are in effect in forward or other over-the-counter contract trading or in trading on non-U.S. futures exchanges, although the principals with which Grant Park and the clearing brokers may trade in such markets may impose such limits as a matter of credit policy. For purposes of determining position limits Grant Park's commodity interest positions will not be attributable to investors in their own commodity interest trading.

DAILY PRICE LIMITS

         Most U.S. futures exchanges (but generally not non-U.S. exchanges or, in the case of forward or over-the-counter contracts, banks or dealers) may limit the amount of fluctuation in some futures contract or options on futures contract prices during a single trading day by regulations. These regulations specify what are referred to as daily price fluctuation limits or more commonly, daily limits. The daily limits establish the maximum amount that the price of a futures or options on futures contract may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular futures or options on futures contract, no trades may be made at a price beyond the limit. Positions in the futures or options contract may then be taken or liquidated, if at all, only at inordinate expense or if traders are willing to effect trades at or within the limit during the period for trading on such day. Because the daily limit rule governs price movement only for a particular trading day, it does not limit losses and may in fact substantially increase losses because it may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved the daily limit for several consecutive trading days, thus preventing prompt liquidation of positions and subjecting the trader to substantial losses for those days.

COMMODITY INTEREST PRICES

         Commodity interest prices are volatile and, although ultimately determined by the interaction of supply and demand, are subject to many other influences, including the psychology of the marketplace and speculative assessments of future world and economic events. Political climate, interest rates, treaties, balance of payments, exchange controls and other governmental interventions as well as numerous other variables affect the commodity interest markets, and even with comparatively complete information it is impossible for any trader to predict reliably commodity interest prices.

REGULATION

         Futures exchanges in the United States are subject to varying degrees of regulation under the CEA depending on whether such exchange is a designated contract market, DTEF, exempt board of trade or ETF. Derivatives clearing organizations are also subject to the CEA and CFTC regulation. The CFTC is the governmental agency charged with responsibility for regulation of futures exchanges and commodity interest trading conducted on those exchanges. The CFTC's function is to implement the CEA's objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets. In addition, the various exchanges and clearing organizations themselves exercise regulatory and supervisory authority over their member firms.

         The CFTC possesses exclusive jurisdiction to regulate the activities of commodity pool operators and commodity trading advisors and has adopted regulations with respect to the activities of those persons and/or entities. Under the CEA, a registered commodity pool operator, such as the general partner, is required to make annual filings with the CFTC describing its organization, capital structure, management


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and controlling persons. In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered commodity pool operators. Pursuant to this authority, the CFTC requires commodity pool operators to keep accurate, current and orderly records for each pool that they operate. The CFTC may suspend the registration of a commodity pool operator (1) if the CFTC finds that the operator's trading practices tend to disrupt orderly market conditions, (2) if any controlling person of the operator is subject to an order of the CFTC denying such person trading privileges on any exchange, and
(3) in certain other circumstances. Suspension, restriction or termination of the general partner's registration as a commodity pool operator would prevent it, until that registration were to be reinstated, from managing Grant Park, and might result in the termination of, Grant Park. Grant Park itself is not required to be registered with the CFTC in any capacity.

         The CEA gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as Grant Park's trading advisors. If a trading advisor's commodity trading advisor registration were to be terminated, restricted or suspended, the trading advisor would be unable, until the registration were to be reinstated, to render trading advice to Grant Park.

         The CEA requires all futures commission merchants, such as Grant Park's clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers' funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades. The CEA authorizes the CFTC to regulate trading by futures commission merchants and by their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes an administrative procedure under which customers may institute complaints for damages arising from alleged violations of the CEA. The CEA also gives the states powers to enforce its provisions and the regulations of the CFTC.

         Grant Park's investors are afforded prescribed rights for reparations under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker or a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

         Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self-regulatory organization for commodity interest professionals, other than futures exchanges. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers, and their respective associated persons and floor brokers. The general partner, each trading advisor, the selling agents and the clearing brokers are members of the NFA. As such, they are subject to NFA standards relating to fair trade practices, financial condition and consumer protection. Grant Park itself is not required to become a member of the NFA. As the self-regulatory body of the commodity interest industry, the NFA promulgates rules governing the conduct of professionals and disciplines those professionals that do not comply with these rules. The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership and audits of its existing members.

         The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA, as the case may be, has approved or endorsed that person or that person's trading program or objectives. The registrations and memberships of the parties


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described in this summary must not be considered as constituting any such approval or endorsement. Likewise, no futures exchange has given or will give any similar approval or endorsement.

         The regulation of commodity interest trading in the United States and other countries is an evolving area of the law. The various statements made in this summary are subject to modification by legislative action and changes in the rules and regulations of the CFTC, the NFA, the futures exchanges, clearing organizations and other regulatory bodies.

         The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and other disruptions to market integrity, avoiding systemic risk, preventing fraud and promoting innovation, competition and financial integrity of transactions. As mentioned above, this regulation, among other things, provides that the trading of commodity interest contracts generally must be upon exchanges designated as contract markets or DTEFs and that all trading on those exchanges must be done by or through exchange members. Under the CFMA, commodity interest trading in some commodities between sophisticated persons may be traded on a trading facility not regulated by the CFTC. As a general matter, trading in spot contracts, forward contracts, options on forward contracts or commodities, or swap contracts between eligible contract participants is not within the jurisdiction of the CFTC and may therefore be effectively unregulated. The trading advisors may engage in those transactions on behalf of Grant Park in reliance on this exclusion from regulation.

         In general, the CFTC does not regulate the interbank and forward foreign currency markets with respect to transactions in contracts between certain sophisticated counterparties such as Grant Park or between certain regulated institutions and retail investors. Although U.S. banks are regulated in various ways by the Federal Reserve Board, the Comptroller of the Currency and other U.S. federal and state banking officials, banking authorities do not regulate the forward markets.

         While the U.S. government does not currently impose any restrictions on the movements of currencies, it could choose to do so. The imposition or relaxation of exchange controls in various jurisdictions could significantly affect the market for that and other jurisdictions' currencies. Trading in the interbank market also exposes Grant Park to a risk of default since failure of a bank with which Grant Park had entered into a forward contract would likely result in a default, and thus possibly substantial losses to Grant Park.

         The CFTC is prohibited by statute from regulating trading on non-U.S. futures exchanges and markets. The CFTC, however, has adopted regulations relating to the marketing of non-U.S. futures contracts in the U.S. These regulations permit certain contracts traded on non-U.S. exchanges to be offered and sold in the U.S.

MARGIN

         Original or initial margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader's broker to initiate and maintain an open position in futures contracts. Maintenance margin is the amount (generally less than the original margin) to which a trader's account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the trader's performance of the futures contracts that he or she purchases or sells. Futures contracts are customarily bought and sold on margin that represents a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation. The amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract.

         Brokerage firms, such as Grant Park's clearing brokers, carrying accounts for traders in commodity interest contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy to further protect themselves. The clearing brokers require Grant Park to make margin deposits equal to exchange minimum levels for all commodity interest contracts. This requirement may be altered from time to time in the clearing brokers' discretion.

         Trading in the over-the-counter markets where no clearing facility is provided generally does not require margin but generally does require the extension of credit between counterparties.

         When a trader purchases an option, there is no margin requirement, however, the option premium must be paid in full. When a trader sells an option, on the other hand, he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex trading strategies in which a trader acquires a mixture of options positions and positions in the underlying interest.

         Margin requirements are computed each day by a trader's clearing broker. When the market value of a particular open commodity interest position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the trader's position. With respect to Grant Park's trading, Grant Park (and not its investors personally) is subject to margin calls.

         Finally, many major U.S. exchanges have passed certain cross margining arrangements involving procedures pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.

             HISTORICAL PERSPECTIVE OF THE MANAGED FUTURES INDUSTRY

         Since 1980, the world's futures markets have expanded from consisting primarily of agricultural contracts to include worldwide financial markets such as stock indices, currencies and global interest rates. The pie chart below demonstrates this growth of diversity within the futures industry. In 1980, the agricultural sector dominated the trading volume of the industry. By 2002, the agricultural sector represented approximately only 8% of trading while interest rates, currencies and stock indices represented approximately 80%.

                            FUTURES INDUSTRY SECTORS

[GRAPHICS OMITTED]

SOURCE:  Futures Industry Association, Washington, D.C.
The above charts were prepared by Dearborn Capital Management, L.L.C.

         The managed futures industry is made up of professional money managers known as commodity trading advisors. These commodity trading advisors manage client assets on a discretionary basis using global futures markets as an investment medium. As the chart below illustrates, assets dedicated to managed futures have grown from approximately $300 million in 1980 to over $86 billion in 2003.

                     GROWTH IN THE MANAGED FUTURES INDUSTRY
                           JANUARY 1980-DECEMBER 2003

                       [GRAPHIC OMITTED]

This chart was prepared by Dearborn Capital Management, L.L.C. using data obtained from Barclay Trading Group, Ltd.

                       POTENTIAL ADVANTAGES OF INVESTMENT

         The following section provides a description of the potential advantages of investing in Grant Park Futures Fund.

VALUE OF DIVERSIFYING INTO MANAGED FUTURES

         The inclusion of managed futures into a portfolio is based upon the most fundamental of all investment principles: diversification. Dr. Harry Markowitz's groundbreaking work in portfolio construction concluded that a more efficient portfolio can be created by investing across non-correlated asset classes. This hypothesis became known as Modern Portfolio Theory and earned Dr. Markowitz a Nobel Prize in economics.

         In 1980 John Lintner of Harvard University applied this theory to the developing asset class of managed futures. His study determined that "the combined portfolios of stocks (or stocks and bonds) after including judicious investments... in leveraged managed futures accounts show substantially less risk at every possible level of expected return than portfolios of stocks and bonds alone." While managed futures were intuitively understood to have a low correlation to traditional asset classes, this landmark study confirmed the diversification benefits derived from allocating a portion of a portfolio into this asset class.

         True diversification is derived from investing across asset classes that move independently, or are non-correlated, to each other. Managed futures have long been recognized as having a low correlation to traditional asset classes.

HISTORICAL CORRELATION AND COMPARATIVE PERFORMANCE

         The chart below shows the historical correlation of the monthly returns of the NASDAQ Composite Index, HFRI Fund Weighted Composite Index, Morgan Stanley Capital International Europe, Australasia, Far East (MSCI EAFE) Index, Lehman Brothers Long Government Bond Index and the CISDM Trading Advisor Qualified Universe Index with the Standard & Poor's 500 Composite Stock Index (S&P 500 Index). The NASDAQ Composite Index, HFRI Fund Weighted Composite Index, MSCI EAFE Index, Lehman Brothers Long Government Bond Index and S&P 500 Index are passive, unmanaged indices of equity or debt securities, as applicable, generally purchased by investors for investment purposes. The CISDM Trading Advisor Qualified Universe Index is an index of the performance of public and private commodity pools. All of the above indices are used by the marketplace in varying degrees as performance benchmarks of the various asset classes they represent.

         A correlation of 1.0 indicates a perfect positive and direct correlation between the particular index and the S&P 500 Index; a correlation of -1.0 indicates a perfectly negative or inverse correlation between the particular index and the S&P 500 Index. Note that stocks associated with the NASDAQ, HFRI Fund Weighted Composite and MSCI EAFE indices, as well as bonds, have historically had a higher correlation with the S&P 500 Index than managed futures investments, as represented by the CISDM Trading Advisor Qualified Universe Index. This low correlation shows that managed futures have a tendency to behave somewhat independently from stocks.

       HISTORICAL CORRELATION OF MONTHLY RETURNS WITH S&P 500 STOCK INDEX
                           JANUARY 1980-DECEMBER 2003

[GRAPHIC OMITTED]

This chart was prepared by Dearborn Capital Management, L.L.C. See the glossary in Appendix E for descriptions of the indices in this chart.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ADVANTAGES OF NON-CORRELATION

         Given that historically, managed futures investments have had very little correlation to the stock and bond markets, Dearborn Capital Management, L.L.C., Grant Park's sponsor and general partner, believes that the performance of Grant Park should also exhibit a substantial degree of non-correlation with the performance of traditional equity and debt portfolio components, in part because of the ease of selling commodity interests short. This feature of many commodity interest contracts--being able to be long or short a commodity interest position with similar ease--means that profit and loss from commodity interest trading is not dependent upon economic prosperity or stability.

         However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and it is entirely possible that Grant Park may not outperform other sectors of an investor's portfolio, or may produce losses. Additionally, although adding managed futures funds to a portfolio may provide diversification, managed futures funds are not a hedging mechanism and you should not assume that managed futures funds will appreciate during periods of inflation or stock and bond market declines.

         Non-correlated performance should not be confused with negatively correlated performance. Negative correlation occurs when the performance of two asset classes are in opposite direction to each other. Non-correlation means only that Grant Park's performance will likely have no relation to the performance of equity and debt instruments, reflecting the general partner's belief that certain factors that affect equity and debt prices may affect Grant Park differently and that certain factors that affect equity and debt prices may not affect Grant Park at all. Grant Park's net asset value per unit may decline or increase more or less than equity and debt instruments during both rising and falling cash markets. The general partner does not expect that Grant Park's performance will be negatively correlated to general debt and equity markets.

         The chart below shows the historical correlation of the monthly returns of the CISDM Trading Advisor Qualified Universe Index, Lehman Brothers Long Government Bond Index, the MSCI EAFE Index, S&P 500 Index, the HFRI Fund Weighted Composite Index, and the NASDAQ Composite Index with Grant Park.

     HISTORICAL CORRELATION OF MONTHLY RETURNS WITH GRANT PARK FUTURES FUND
                           JANUARY 1989--DECEMBER 2003

[GRAPHIC OMITTED]

This chart was prepared by Dearborn Capital Management, L.L.C. See the glossary in Appendix E for descriptions of the indices in this chart.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

          ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS
                         AND IS NET OF FEES AND EXPENSES

ADVANTAGES OF COMMODITY POOL INVESTMENTS

         Both the commodity interest markets and funds investing in those markets offer many structural advantages that make managed futures an efficient way to participate in global markets. For example, each investor in Grant Park should be able to participate in a greater number of commodity interest markets (both U.S. and non-U.S.) and to a greater extent than would be possible if Grant Park's minimum investment were traded on an individual investor basis.

PROFIT POTENTIAL

         Commodity interest contracts can easily be leveraged, which magnifies the potential profit and the potential loss. As a result of this leveraging, even a small movement in the price of a contract can cause major losses.

INTEREST INCOME

         Unlike some alternative investment funds, Grant Park does not borrow money in order to obtain leverage, so Grant Park does not incur any interest expense. Rather, Grant Park's margin deposits are maintained in cash equivalents, such as U.S. Treasury bills, and interest is earned on 100% of Grant Park's available assets, which include unrealized profits credited to Grant Park's accounts.

DIVERSIFICATION WITHIN A SINGLE INVESTMENT

         Commodity interest contracts allow an investor to diversify risk across market sectors, as well as geographically. For example, an investor can trade interest rates, stock indices, currencies, energy products and metals in numerous countries around the world. This market diversification may reduce the risk of loss. While Grant Park itself trades across a diverse selection of global markets, an investment in Grant Park is not a substitute for overall portfolio diversification.

         The pie chart below shows the commodity interest market sectors in which Grant Park's assets were invested as of December 31, 2003.

                  GRANT PARK FUTURES FUND MARKET SECTORS TRADED
                             AS OF DECEMBER 31, 2003

                       [GRAPHIC OMITTED]

This chart was prepared by Dearborn Capital Management, L.L.C. See "The Commodity Interest Markets" above for information related to this chart.

ABILITY TO PROFIT OR LOSE IN A RISING OR FALLING MARKET ENVIRONMENT

         Grant Park can establish short positions and thereby profit from declining markets as easily as it can establish long positions. This potential to make money, whether markets are rising or falling around the world, makes managed futures particularly attractive to sophisticated investors. Of course, if markets go higher while an investor has a short position, the investor will lose money until the short position is exited.

PROFESSIONAL TRADING

         Grant Park's trading decisions are made by Rabar Market Research, Inc., EMC Capital Management, Inc., Eckhardt Trading Company and Graham Capital Management, L.P., each using its own proprietary trading program. Each of the trading advisors is a full-time commodity trading advisor with an established performance record and a dedicated staff of experienced alternative investment professionals. The general partner may terminate or replace the trading advisors or retain additional trading advisors in its sole discretion.

CONVENIENCE

         Through Grant Park, investors can participate in global markets and opportunities without needing to master complex trading strategies and monitor multiple international markets. In addition, Grant Park provides to or obtains for its investors many services designed to alleviate the administrative details involved in trading commodity interests directly, including maintaining books and records of trading activities, preparing unaudited monthly and audited annual account statements to investors and supplying investors with information necessary for preparing their federal income tax returns.

LIQUIDITY

         In most cases, the commodity interest markets on which Grant Park trades have sufficient liquidity. Some markets trade 24 hours on business days. While there can be cases where there may be no buyer or seller for a particular market, Grant Park attempts to select markets for investment based upon, among other things, their perceived liquidity. Most exchanges impose limits on the amount that prices in certain futures or options contracts can move in one day. Situations in which markets have moved the limit for several consecutive days have not been common, but do occur.

         Investors also may cause Grant Park to redeem all or a portion of their units on a monthly basis.

LIMITED LIABILITY

         Investors' liability is limited to the amount of their investment in Grant Park. Investors cannot individually be subjected to margin calls and will not be required to contribute additional capital to Grant Park.

SPONSOR EXPERIENCE

         Grant Park's sponsor and general partner, Dearborn Capital Management, L.L.C., and its principals have extensive experience managing and operating Grant Park. Grant Park has been in continuous existence since January 1989. However, past performance is not necessarily indicative of future results.

LOW INVESTMENT REQUIREMENTS

         Generally, the minimum investment for existing Class A limited partners in Class A units is $15,000 and for new investors in Class B units is $10,000. Typically, the minimum investment in an individually managed futures account would be substantially greater. In fact, some of Grant Park's current trading advisors have a general account size minimum of at least $1,000,000.

         SUPPLEMENTAL PERFORMANCE INFORMATION OF GRANT PARK FUTURES FUND

         The tables and accompanying information on the remaining pages that follow present certain supplemental historical performance and statistical information of the Class A units of Grant Park. Most new investors will invest in Class B units, which are assessed an annual rate of 90 basis points (0.90%) of the adjusted net assets of the Class B units in organization and offering expenses, calculated and payable monthly on the basis of month-end adjusted net assets. Effective April 1, 2004, Class A units are assessed an annual rate of 20 basis points (0.20%) of the adjusted net assets of the Class A units, calculated and payable monthly on the basis of month-end adjusted net assets. In addition, Class A units will pay the general partner a monthly brokerage charge equal to 0.6583%, a rate of 7.90% annually, of the month-end adjusted net assets of the Class A units, whereas Class B unit holders will pay a monthly brokerage charge equal to 0.675%, a rate of 8.1% annually, of the month-end adjusted net assets of the Class B units. Had these additional expenses been reflected, the performance of the Class A units would have been lower. Although the following information has not been audited, the general partner believes this information to be reliable. ALL PERFORMANCE INFORMATION FOR GRANT PARK IS SHOWN NET OF FEES AND EXPENSES. You should consult Part One of this prospectus regarding the material terms applicable to an investment in Grant Park, including the associated fees and expenses. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                      SUPPLEMENTAL PERFORMANCE INFORMATION
                      GRANT PARK FUTURES FUND PERFORMANCE--
                         INCEPTION THROUGH JANUARY 2004
                                   (UNAUDITED)

Name of the Fund                                           Grant Park Futures Fund Limited Partnership (Class A units)
Type of Fund                                               Privately offered (through February 2003); Multi-advisor
Inception of Trading                                       January 1989
Aggregate Gross Subscriptions at 1/31/04                   $42,712,869
Net Asset Value at 1/31/04                                 $37,128,393
Worst Monthly Percentage Draw-Down* (Since inception)      -21.72%  08/89
Worst Peak-to-Valley Draw-Down* (Since inception)          -38.87%  06/89-10/89

                                                        RATE OF RETURN
-----------------------------------------------------------------------------------------------------------------------------
MONTH       2004   2003   2002   2001   2000   1999   1998   1997   1996    1995  1994    1993   1992   1991     1990   1989
---------   ----   ----   ----   ----   ----   ----   ----   ----   ----    ----  ----    ----   ----   ----     ----   ----
January..   0.38%  2.72% -0.87%  1.86% -1.12% -2.02%  1.96%  6.82% -1.09% -10.69 -13.74%  2.38% -15.23 -12.36%   5.20%  0.97%
February.          5.77% -5.95%  0.53%  0.69%  7.95%  2.62%  7.61 -13.59%  16.37% -9.39% 18.13%  -5.32 -13.31%   6.32% -3.29%
March....         -7.47%  2.26%  6.63% -1.70% -5.18% -1.08%  1.06% -1.34%  20.67% 23.25%  1.57%  -2.32%  1.75%  22.20% 17.34%
April....          2.57% -3.07% -4.51% -3.84%  2.92% -7.46% -8.45%  4.97%  10.88%  2.31% 15.69%  -4.13% -6.52%  31.10% -9.51%
May......          9.68%  5.17% -0.47%  1.80% -5.51%  3.13% -0.91% -4.35%  14.93% 14.29%  2.30%  -2.34% -1.90% -15.80% 26.07%
June.....         -1.26% 10.07% -2.66% -3.51%  0.22% -0.37%  0.34%  2.32%  -1.82% 14.25% -2.34%   8.33%  3.93%  14.00% -3.31%
July.....         -0.49%  6.63%  0.12% -1.60% -2.68% -0.30% 15.73% -1.48% -14.36% -5.96% 20.56%  16.34 -10.99%  16.03%  0.70%
August...          0.19%  1.57%  2.88%  4.36% -1.16% 24.62% -8.17% -2.53% -11.29% -6.26%  0.16%   7.34% -1.85%  22.83 -21.72%
September          0.13%  2.87%  3.69% -2.30%  1.54%  6.23%  2.92%  3.81% -10.54%  2.76% -3.99% -11.40%  6.76%  14.76% -1.68%
October..          2.52% -6.04%  5.30%  0.80% -8.65% -4.64% -5.18% 14.82%  -5.40% -7.54% -5.39%  -0.72%  0.12%   5.49 -18.43%
November.         -0.19% -2.53% -7.80%  8.91%  2.10% -3.21%  0.81%  7.80%   2.77% 15.50%  4.57%   2.41% -0.21%   2.83%  5.37%
December.          6.00%  5.58%  2.14%  9.00%  3.05%  2.09%  6.10% -6.99%  18.69% -0.17% 13.15%  -5.55% 35.80%  -2.65% 29.00%
Year.....   0.38% 20.03% 15.25%  7.00% 10.97% -8.24% 22.40% 17.31% -0.59%  23.04% 24.30% 84.25% -15.50% -6.77% 197.04%  8.61%

------------------
*Draw-Down means losses experienced by Grant Park over a specified period.


Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of such draw-down.

Worst Peak-to-Valley Draw-Down is greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which such draw-down occurred.

The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

During the period presented through March 31, 2003, Grant Park's net profits and losses were allocated on a capital account-by-capital account basis. As of April 1, 2003, net profits and losses are allocated on a per-unit basis within each class of units. Investors should note that these two methods of allocation may result in slight differences in how Grant Park's performance is calculated.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

                      SUPPLEMENTAL PERFORMANCE INFORMATION
               GRANT PARK FUTURES FUND CLASS B UNITS PERFORMANCE--
                        AUGUST 2003 THROUGH JANUARY 2004
                                   (UNAUDITED)
         The past performance record of Grant Park's Class B units for 2003 (since August 2003 when the Class B units began trading) and year-to-date 2004 is presented below. The pro forma past performance record of Grant Park's Class B units for the last five years appears in the following table.

         While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. ALL PERFORMANCE INFORMATION IS SHOWN NET OF FEES AND EXPENSES.

Name.......................................    Grant Park Futures Fund Limited
                                                  Partnership (Class B units)
Type.......................................    Public; Multi-advisor
Inception of Trading.......................    August 2003
Aggregate Gross Subscriptions at 1/31/04...    $46,708,606
Net Asset Value at 1/31/04.................    $48,868,242
Worst Monthly Percentage Draw-Down*
   (Since 8/03)............................    -0.98% 11/03
Worst Peak-to-Valley Draw-Down*
   (Since 8/03)............................    -0.98% 11/03

                                          RATE OF RETURN
                                        -------------------
            MONTH                        2004         2003
                                         ----         ----
            January..............       0.31%
            February.............
            March................
            April................
            May..................
            June.................
            July.................
            August...............                      0.12%
            September............                      0.06
            October..............                      2.45
            November.............                     -0.98
            December.............                      5.93
            YEAR.................       0.31%          7.66%

------------------
* Draw-Down means losses experienced by Grant Park over a specified period.

         Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

         Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

         The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PRO FORMA PERFORMANCE RECORD

         The following pro forma performance record presents Grant Park's historical performance record from inception through July 2003, adjusted to give approximate effect to the aggregate fees and expenses applicable to the Class B units as if such fees and expenses had been applicable to all limited partnership interests in Grant Park. This pro forma performance record should be reviewed in conjunction with the actual performance for the Class B units record found on page 131 of this prospectus.

         THIS PRO FORMA PERFORMANCE TABLE IS AN APPROXIMATION ONLY, AND IS IN NO WAY INTENDED TO IMPLY THAT CLASS B LIMITED PARTNERS WILL EXPERIENCE THE RESULTS DEPICTED.

                      SUPPLEMENTAL PERFORMANCE INFORMATION
                      GRANT PARK FUTURES FUND PERFORMANCE--
                  PRO FORMA PERFORMANCE RECORD (CLASS B UNITS)
                         INCEPTION THROUGH JULY 31, 2003
                                   (UNAUDITED)

Name of the Fund                                         Grant Park Futures Fund Limited Partnership (Class B units)
Type of Fund                                             Public; Multi-advisor
Inception of Trading                                     January 1989
Aggregate Gross Subscriptions at 12/31/03                $42,712,869
Net Asset Value at 12/31/03                              $37,128,393
Worst Monthly Percentage Draw-Down* (Since inception)    -21.77%  08/89
Worst Peak-to-Valley Draw-Down* (Since inception)        -39.08%  06/89-10/89

                                                       RATE OF RETURN
-------------------------------------------------------------------------------------------------------------------------
MONTH        2003   2002   2001   2000   1999   1998   1997   1996    1995    1994   1993    1992    1991    1990    1989
-----        ----   ----   ----   ----   ----   ----   ----   ----    ----    ----   ----    ----    ----    ----    ----
January...   2.65% -0.93%  1.79% -1.19% -2.09%  1.89%  6.75% -1.15% -10.75% -13.80%  2.31% -15.29% -12.42%   5.13%   0.90%
February..   5.69% -6.01%  0.47%  0.63%  7.88%  2.56%  7.54- 13.65%  16.29%  -9.45% 18.05%  -5.38% -13.37%   6.25%  -3.35%
March.....  -7.53%  2.19%  6.56% -1.77% -5.25% -1.14%  0.99% -1.41%  20.58%  23.17%  1.50%  -2.38%   1.68%  22.11%  17.26%
April.....   2.50% -3.14% -4.57% -3.91%  2.85% -7.52% -8.51%  4.90%  10.80%   2.24% 15.61%  -4.19%  -6.59%  31.00%  -9.57%
May.......   9.61%  5.10% -0.54%  1.73% -5.57%  3.06% -0.97% -4.41%  14.85%  14.21%  2.23%  -2.41%  -1.96% -15.86%  25.99%
June......  -1.33% 10.00% -2.73% -3.57%  0.16% -0.44%  0.27%  2.25%  -1.88%  14.17% -2.40%   8.26%   3.86%  13.92%  -3.38%
July......  -0.56%  6.56%  0.05% -1.67% -2.74% -0.37% 15.65% -1.55% -14.42%  -6.02% 20.48%  16.27% -11.05%  15.95%   0.63%
August....          1.50%  2.81%  4.29% -1.22% 24.53% -8.23% -2.60% -11.35%  -6.32%  0.09%   7.27%  -1.92%  22.74% -21.77%
September.          2.80%  3.62% -2.37%  1.48%  6.16%  2.85%  3.74% -10.60%   2.69% -4.06% -11.46%   6.69%  14.68%  -1.75%
October...         -6.10%  5.23%  0.73% -8.71% -4.70% -5.25% 14.74%  -5.47%  -7.60% -5.45%  -0.78%   0.05%   5.42% -18.48%
November..         -2.59% -7.86%  8.83%  2.03% -3.28%  0.74%  7.73%   2.70%  15.43%  4.49%   2.34%  -0.28%   2.76%   5.30%
December..          5.51%  2.08%  8.93%  2.98%  2.02%  6.03% -7.06%  18.61%  -0.24% 13.07%  -5.62%  35.71%  -2.72%  28.91%
Year......  19.06% 14.32%  6.14% 10.08% -8.97% 21.41% 16.37% -1.39%  22.04%  23.30% 82.76% -16.18%  -7.52% 194.60%   7.73%

------------------
*Draw-Down means losses experienced by Grant Park over a specified period.


Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of such draw-down.

Worst Peak-to-Valley Draw-Down is greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which such draw-down occurred.

The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

During the period presented through March 31, 2003, Grant Park's net profits and losses were allocated on a capital account-by-capital account basis. As of April 1, 2003, net profits and losses are allocated on a per-unit basis within each class of units. Investors should note that these two methods of allocation may result in slight differences in how Grant Park's performance is calculated.


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

COMPARATIVE PERFORMANCE STATISTICS

         The table below compares various performance statistics for Grant Park, the S&P 500 Index, the MSCI EAFE Index, the NASDAQ Composite Index, and the Lehman Brothers Long Government Bond Index from January 1989, the date of Grant Park's inception, through December 2003.

                      SUPPLEMENTAL PERFORMANCE INFORMATION

                       COMPARATIVE PERFORMANCE STATISTICS
                           JANUARY 1989--DECEMBER 2003

                       COMPARATIVE PERFORMANCE STATISTICS THROUGH DECEMBER 2003
-------------------------------------------------------------------------------------------------------------------
                                                                                                           LEHMAN
                                                                                                           BROS.
                                                    GRANT PARK                                             LONG
                                                       FUND                     MSCI                       GOVT.
                                                     CLASS A        S&P 500     EAFE         NASDAQ        BOND
                                                      UNITS          INDEX      INDEX        INDEX         INDEX
                                                    ---------       -------     ------       -------      --------
Rate of Return............      December 2003          6.00%           5.24%       7.81%        2.20%        1.23%
                                Year To Date          20.03%          28.68%      38.59%       50.01%        2.59%

Compound Annual Rate of
   Return.................      Last 12 Months        20.03%          28.68%      38.59%       50.01%        2.59%
                                Last 3 Years          13.96%          -4.05%      -2.91%       -6.75%        7.78%
                                Last 5 Years           8.55%          -0.57%      -0.05%       -1.79%        6.57%
                                Since Jan. 1989       20.00%          12.28%       3.64%       11.69%        9.86%

Cumulative Returns........      Last 12 Months        20.03%          28.68%      38.59%       50.01%        2.59%
                                Last 3 Years          48.01%         -11.67%      -8.48%      -18.91%       25.22%
                                Last 5 Years          50.72%          -2.82%      -0.27%       -8.63%       37.47%
                                Since Jan. 1989    1,440.88%         463.30%      71.01%      425.27%      309.75%

Annualized Standard Deviation
   of Monthly Returns (Risk)    Last 12 Months        15.15%          11.39%      14.57%       13.41%       13.65%
                                Last 3 Years          15.37%          18.39%      18.06%       32.88%       10.91%
                                Last 5 Years          15.35%          17.15%      17.44%       35.75%        9.36%
                                Since Jan. 1989       32.50%          14.91%      17.12%       25.52%        8.57%

Worst Case Decline........      Last 5 Years         -21.08%         -44.73%     -47.98%      -75.04%      -10.61%
                                Duration          9-99 to 7-00   8-00 to 9-02 12-99 to 3-03 2-00 to 9-02 5-03 to 7-03
                                Since Jan. 1989       -38.87%        -44.73%     -47.98%      -75.04%      -11.80%
                                Duration          5-89 to 10-89  8-00 to 9-02 12-99 to 3-03 2-00 to 9-02 1-94 to10-94

Correlation with S&P 500 Index  Last 5 Years           -0.30           1.00        0.84         0.79       -0.30

Correlation During S&P 500
   Index Positive Months..      Last 5 Years           -0.23           1.00        0.61         0.43       -0.09

Correlation During S&P 500
   Index Negative Months..      Last 5 Years           -0.39           1.00        0.66         0.67       -0.28

This table was prepared by Dearborn Capital Management, L.L.C. See the glossary in Appendix E for descriptions of the indices in this chart.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

         The chart below shows the worst peak-to-valley draw-down for Grant Park and several other indices. Worst peak-to-valley draw-down generally refers to the greatest loss in value of Grant Park or index during consecutive months for the period presented.

                      SUPPLEMENTAL PERFORMANCE INFORMATION
                         WORST PEAK-TO-VALLEY DRAW-DOWN
                           JANUARY 1989--DECEMBER 2003

[GRAPHIC OMITTED]

This chart was prepared by Dearborn Capital Management, L.L.C. See the glossary in Appendix E for descriptions of the indices in this chart.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

BENCHMARK COMPARISON

         The chart below shows the actual performance of Grant Park compared with the following market benchmarks: the S&P 500 Index, the NASDAQ Composite Index, the Lehman Long-Term Treasury Bond Index and the CISDM Trading Advisor Qualified Universe Index.

                      SUPPLEMENTAL PERFORMANCE INFORMATION

                      GROWTH OF $10,000 INITIAL INVESTMENT
                              BENCHMARK COMPARISON
                           JANUARY 1989--DECEMBER 2003


[GRAPHIC OMITTED]

This chart was prepared by Dearborn Capital Management, L.L.C. See the glossary in Appendix E for descriptions of the indices in this chart.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PERFORMANCE HISTORY

         The following chart illustrates the growth of a $10,000 initial investment in Grant Park on January 1, 1989 at the end of each year through December 2003. As of December 31, 2003, that investment would have grown to $154,087.72, assuming there were no additions or redemptions made over the course of the investment.

                      SUPPLEMENTAL PERFORMANCE INFORMATION

                   PERFORMANCE HISTORY OF A $10,000 INVESTMENT
                           JANUARY 1989--DECEMBER 2003


[GRAPHIC OMITTED]

This chart was prepared by Dearborn Capital Management, L.L.C.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PERFORMANCE STATISTICS

         The following tables present historical performance information and other related information for Grant Park from January 1, 1989 through December 31, 2003.

                      SUPPLEMENTAL PERFORMANCE INFORMATION

                             PERFORMANCE STATISTICS
                           JANUARY 1989--DECEMBER 2003

       COMPOUNDED ANNUAL RATES OF RETURN
---------------------------------------------
12-Month.........................      20.03%
36-Month.........................      13.96
60-Month.........................       8.55
120-Month........................      12.65
Since Inception (January 1989)...      20.00


                     OTHER PERFORMANCE STATISTICS
---------------------------------------------------------------------
                                               1 MONTH      12 MONTH
                                               -------      --------
Average Rate of Return................          1.95%        25.89%
Average Gain..........................          7.84         37.31
Average Loss..........................         -5.42        -12.17
Best Period...........................         35.80        303.33
Worst Period..........................        -21.72        -34.81

    Number of Profitable Months...............         100
    Number of Unprofitable Months.............          80
    Standard Deviation of Monthly Returns.....        9.38%
    Annualized Standard Deviation.............       32.50%
    Annualized Sharpe Ratio (5.00%)...........        0.57

These tables were prepared by Dearborn Capital Management, L.L.C. See the glossary in Appendix E for definitions relevant to these tables.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

         The following table shows the five worst peak-to-valley draw-downs for Grant Park from January 1, 1989 through December 31, 2003. The table also reflects the length of the decline and the time to recover to new highs.

                      SUPPLEMENTAL PERFORMANCE INFORMATION

                         WORST PEAK-TO-VALLEY DRAW-DOWNS
                           JANUARY 1989-DECEMBER 2003

        PERIOD             DECLINE       LENGTH      RECOVERY
        ------             -------       ------      --------
May 1989 - Oct 1989        -38.87%      5 Months      5 Months
Nov 1990 - Aug 1991        -37.34%      9 Months     20 Months
May 1995 - Oct 1995        -36.88%      5 Months     34 Months
Dec 1993 - Feb 1994        -21.84%      2 Months      3 Months
Jun 1994 - Oct 1994        -21.36%     22 Months      8 Months

This table was prepared by Dearborn Capital Management, L.L.C.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

         The tables below demonstrate that historically, Grant Park's returns are not negatively correlated with stocks, but rather non-correlated and therefore perform independently from stocks. These tables compare the performance of Grant Park during the ten best performing quarters of the S&P 500 Index since Grant Park's inception in January 1989 through December 2003 and simultaneously during the ten worst performing quarters of the S&P 500 Index during the same time period.

                      SUPPLEMENTAL PERFORMANCE INFORMATION

                          S&P 500 INDEX VS. GRANT PARK

                             DURING 10 BEST QUARTERS
                              (JAN 1989 -- DEC 2003)
                    ----------------------------------------------
                                                S&P         GRANT
                      #           QTR        500 INDEX      PARK
                    -----       ------       ---------     -------
                                                         (Unaudited)
                      1         Dec-98         21.29%      (5.77)%
                      2         Jun-97         17.46       (8.97)
                      3         Jun-03         15.40       11.08
                      4         Dec-99         14.88       (3.89)
                      5         Mar-91         14.53      (22.70)
                      6         Mar-98         13.95        3.51
                      7         Sep-89         10.71      (22.50)
                      8         Dec-03         12.81        7.68
                      9         Dec-01         10.69       (0.83)
                     10         Mar-95          9.75       25.41
                      AVERAGE:                 14.08%      (1.70)%
                                               =====       =====

                             DURING 10 WORST QUARTERS
                              (JAN 1989 -- DEC 2003)
                    ----------------------------------------------
                                                S&P          GRANT
                      #           QTR        500 INDEX       PARK
                    -----       ------       ---------     -------
                                                         (Unaudited)
                      1         Sep-02        (17.28)%      11.41%
                      2         Sep-01        (14.68)        6.80
                      3         Jun-02        (13.39)       12.30
                      4         Sep-90        (13.74)       63.55
                      5         Mar-01        (11.86)        9.20
                      6         Sep-98         (9.95)       31.98
                      7         Dec-00         (7.82)       19.66
                      8         Sep-99         (6.25)       (2.32)
                      9         Mar-94         (3.79)       (3.66)
                     10         Mar-03         (3.15)        0.53
                      AVERAGE:                (10.19)%      14.95%
                                              ======        =====

These tables were prepared by Dearborn Capital Management, L.L.C. See the glossary in Appendix E for a description of the S&P 500 Index.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

         The table below further demonstrates that, historically, Grant Park's returns are not negatively correlated with stocks, but rather perform independently from stocks. As shown below, between January 1989 and December 2003, Grant Park and the S&P 500 Index have experienced losses simultaneously during 15% of the time; experienced positive returns simultaneously 33% of the time; and in 52% of the 180 months represented, the performance of Grant Park and the S&P 500 Index has moved in opposite directions.

                CORRELATION ANALYSIS GRANT PARK AND S&P 500 INDEX
                           JANUARY 1989-DECEMBER 2003

[GRAPHIC OMITTED]

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

THE EFFECT OF ADDING GRANT PARK FUTURES FUND TO AN INVESTMENT PORTFOLIO

         Any discussion of return must also be weighed against the risk factors involved. Historically, the non-correlating aspect of managed futures has allowed investors to lower their overall portfolio risk while enhancing return. The charts on the pages that follow demonstrate the effect of allocating increasing percentages of an investment in Grant Park to a hypothetical portfolio of stocks and bonds. The first chart begins with a portfolio consisting of 60% stocks and 40% bonds. An investment in Grant Park is added in increments of 5% while the bond portion is reduced by a like amount. The allocations to stocks remain the same. As the allocation to Grant Park is increased to 10%, returns increased while standard deviation, one measure of risk, decreased. An allocation greater than 10% to Grant Park resulted in increased return but risk increased as well.

         PROSPECTIVE INVESTORS MUST BE AWARE THAT THE HYPOTHETICAL ANALYSIS THAT FOLLOWS BELOW IS DEPENDENT ON PERIODS IN WHICH GRANT PARK OUTPERFORMS OTHER ASSET CLASSES USED IN THE PORTFOLIO. GRANT PARK MAY NOT, HOWEVER, OUTPERFORM THE OTHER ASSET CLASSES DURING ANY PARTICULAR TIME PERIOD. THE CHARTS BELOW DO NOT CONSTITUTE A RECOMMENDATION THAT ANYONE INVEST MORE THAN 10% OF HIS OR HER NET WORTH, EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES, WHICH IS THE MAXIMUM INVESTMENT PERMITTED, IN GRANT PARK.

                      SUPPLEMENTAL PERFORMANCE INFORMATION

 THE EFFECT OF ADDING GRANT PARK TO A HYPOTHETICAL PORTFOLIO OF STOCKS AND BONDS
                           JANUARY 1989--DECEMBER 2003

[GRAPHIC OMITTED]

This chart, prepared by Dearborn Capital Management, L.L.C., contains historical trading results for the period January 1989 through December 2003 hypothetically blended assuming a quarterly rebalancing. The stocks are represented by the S&P 500 Index and the bonds are represented by the Lehman Long-Term Treasury Bond Index. Grant Park returns are net of all fees. See the glossary in Appendix E for descriptions of those indices.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

HYPOTHETICAL PERFORMANCE RESULTS MAY HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

The chart below shows the effect of allocating increasing percentages to Grant Park to a hypothetical portfolio of stocks and bonds. In this example, allocations to Grant Park are added in increments of 5% while the allocation to stocks is reduced by a like amount. The allocations to bonds remain the same.

                      SUPPLEMENTAL PERFORMANCE INFORMATION

 THE EFFECT OF ADDING GRANT PARK TO A HYPOTHETICAL PORTFOLIO OF STOCKS AND BONDS
                           JANUARY 1989--DECEMBER 2003

[GRAPHIC OMITTED]

This chart, prepared by Dearborn Capital Management, L.L.C., contains historical trading results for the period January 1989 through December 2003 hypothetically blended assuming a quarterly rebalancing. The stocks are represented by the S&P 500 Index and the bonds are represented by the Lehman Long-Term Treasury Bond Index. Grant Park returns are net of all fees. See the glossary in Appendix E for descriptions of those indices.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

HYPOTHETICAL PERFORMANCE RESULTS MAY HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

The chart below shows the effect of allocating increasing percentages to Grant Park to a hypothetical portfolio of stocks and bonds. In this example, allocations to Grant Park are added in increments of 10% while the allocation to stocks and bonds are equally reduced by 5% increments. As the allocation to Grant Park is increased to 10%, returns increased while standard deviation, one measure of risk, decreased. An allocation greater than 10% to Grant Park resulted in increased return but risk increased as well.

                      SUPPLEMENTAL PERFORMANCE INFORMATION

           THE EFFECT OF ADDING GRANT PARK TO AN INVESTMENT PORTFOLIO
                           JANUARY 1989--DECEMBER 2003

[GRAPHIC OMITTED]

This chart, prepared by Dearborn Capital Management, L.L.C., contains historical trading results for the period January 1989 through December 2003 hypothetically blended assuming a quarterly rebalancing. The stocks are represented by the S&P 500 Index and the bonds are represented by the Lehman Long Term Treasury Bond Index. Grant Park returns are net of all fees. See the glossary in Appendix E for a description of those indices.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

HYPOTHETICAL PERFORMANCE RESULTS MAY HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY

SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

 The chart below demonstrates the effect on a hypothetical portfolio both with and without an allocation to Grant Park. The first gray shaded line in the chart below represents performance of a portfolio consisting of 100% stocks compared to a portfolio of 90% stocks and 10% allocated to Grant Park, which is represented by the black shaded line in the chart below. The portfolio with a 10% allocation to Grant Park resulted in a 22% better return than the portfolio consisting of stocks alone.

                     SUPPLEMENTAL PERFORMANCE INFORMATION

  VALUE OF HYPOTHETICAL $100,000 PORTFOLIO WITH A 10% ALLOCATION TO GRANT PARK
                FUTURES FUND A UNITS VS. A 100% EQUITY PORTFOLIO
                           JANUARY 1989--DECEMBER 2003

[GRAPHIC OMITTED]

This chart, prepared by Dearborn Capital Management, L.L.C., contains historical trading results for the period January 1989 through December 2003 hypothetically blended and rebalanced quarterly. The stock allocation is represented by the S&P 500 Index. Grant Park returns are net of all fees. See the glossary in Appendix E for a description of the S&P 500 Index.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

HYPOTHETICAL PERFORMANCE RESULTS MAY HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY

AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

         Grant Park's assets are divided into four separate accounts each traded by a different commodity trading advisor. The allocations shown in the chart below are as of December 31, 2003.

                           TRADING ADVISOR ALLOCATIONS
                             AS OF DECEMBER 31, 2003

[GRAPHIC OMITTED]

         The information included in the following tables reflects the composite performance of the trading programs used by Grant Park's current trading advisors to manage its assets. The last column in the second table reflects Grant Park's actual performance for the Class A units. Grant Park's allocation to trading advisors has changed and evolved over time, and is subject to further change in the discretion of Grant Park's general partner. The performance figures that follow are from the trading advisor's composite performance tables representing the composite performance of all accounts traded under these trading programs. Although the general partner believes the information provided is reliable, it has not independently verified such information and cannot guarantee its accuracy or completeness. Fees, expenses and performance of individual accounts making up the composite track records will differ from that of Grant Park. No representation is made that an investor in Grant Park will or is likely to achieve results comparable to those shown, or will make any profit or will not suffer any loss. For a more complete discussion of the trading advisors and a more complete discussion of Grant Park's performance and its fee structure, please refer to pages 29 through 69 of this prospectus.

                      SUPPLEMENTAL PERFORMANCE INFORMATION

                            TRADING ADVISOR OVERVIEW
                                DECEMBER 31, 2003

                                                                                                     GRAHAM CAPITAL
                                 EMC CAPITAL                              ECKHARDT TRADING             MANAGEMENT
                                 MANAGEMENT         RABAR MARKET          COMPANY (GLOBAL             (GLOBAL DIV
                              (CLASSIC PROGRAM)       RESEARCH            FINANCIAL PROGRAM)            PROGRAM)
                              -----------------     ------------          ------------------         --------------

                                                                         Firm Total: $775m       Firm Total: $4.5 billion
Firm Assets Under Mgmt..             $80m                $300m         Global Financial: $300m      GDP: $1 billion
Program Inception.......            Jan-85               Jan-85                 Nov-97                 Feb-1995
Began Trading for Grant
   Park.................            Jan-89               Jan-89                 Apr-98                  Sept-03
Margin/Equity...........       10-18%; Avg. 13%     3-25%; Avg. 11%         1-10%; Avg. 5%         10-15%; Avg. 12%
Roundturns per Million..             2100                 1300                   1250                    1200
Number of Markets Traded              45                Over 80                 20-40                     80
                                                                         Predominantly short;
                                                                           7-15 days; some
                                                     30-80 days; 50     intermediate and long
Time Horizon............     20-50 days; 30 avg.          avg.           term systems exist.      Long-term; >60 days

Compounded Annual ROR             1/85-12/03           1/85-12/03            11/97-12/03              2/95-12/03
   Since Inception......            29.13%               30.00%                 12.11%                  12.96%
Compounded Annual ROR            1/1999-12/03         1/1999-12/03           1/1999-12/03             1/99-12/03
   Last 5 Years.........            9.55%                7.55%                 11.41 %                  10.65%
Worst Drawdown Since                45.16%               29.91%                 14.90%                  15.75%
   Inception............       May-95 to May-96     May-95 to Oct-95       Feb-99 to Jul-00        Oct-01 to Apr-02
Worst Drawdown Last 5               23.93%               21.80%                 14.90%                  15.75%
   Years................       Sep-01 to Feb-02     Feb-99 to Jul-00       Feb-99 to Jul-00        Oct-01 to Apr-02
Annualized Standard
   Deviation Since
   Inception............            57.02%               48.95%                 14.78%                  14.42%
Annualized Standard
   Deviation Last 5
   Years................            24.60%               15.75%                 12.12%                  14.82%

     This table and chart was prepared by Dearborn Capital Management, LLC. See the glossary in Appendix E for definitions relevant to this table.

                      SUPPLEMENTAL PERFORMANCE INFORMATION

                   TRADING ADVISOR ANNUAL PERFORMANCE ANALYSIS
                                DECEMBER 31, 2003

                                                             ECKHARDT          GRAHAM
                                                             TRADING           CAPITAL
                                                             COMPANY         MANAGEMENT         GRANT PARK
                            EMC             RABAR            (GLOBAL           (GLOBAL           FUTURES
                          CAPITAL           MARKET            FIN'L              DIV             FUND A
                        MANAGEMENT        RESEARCH /1/       PROGRAM)         PROGRAM)           UNITS /2/
                        ----------        ------------       --------         --------          ----------
1985.............           51.60% /3/       91.72% /3/
1986.............          134.76           125.86
1987.............          178.00            78.19
1988.............          124.95            90.30
1989.............           -3.96             9.91                                                 8.61%
1990.............          187.64           122.71                                               197.04
1991.............            3.21            -5.74                                                -6.77
1992.............          -32.49            -4.36                                               -15.50
1993.............           65.02            49.74                                                84.25
1994.............          -18.38            33.63                                                24.30
1995.............           21.70            12.36                               27.87% /5/       23.04
1996.............           -2.21             0.65                               15.25            -0.59
1997.............           14.29            11.51             -5.66% /4/         7.29            17.31
1998.............            3.94            24.38             25.00             13.02            22.40
1999.............          -11.01            -9.27             -1.00              4.72            -8.24
2000.............           17.65             1.79             19.44             15.61            10.97
2001.............           14.50             0.77              9.61              6.45             7.00
2002.............           -2.39            24.57             17.51             18.76            15.25
2003.............           34.86            23.93             12.70              8.37            20.03
                            -----            -----             -----              ----            -----
Comp. Annual ROR.           29.13%           30.00%            12.11%            12.96%           20.00%
                            =====            =====             =====             =====            =====

------------------
1       Rabar Market Research's performance experienced in Grant Park on actual funds was greater than that of their composite track record during this same time period, due to the utilization of notional funding by Grant
        Park.
2       Performance reflected for Grant Park is for Class A units since inception. Most new investors will invest in Class B units, which carry an additional 90 basis points (0.90%) per year in expenses. Had this additional charge been reflected, performance would have been lower.
3       Inception of trading for EMC Classic Program and Rabar Market Research was 1/85.
4       Inception of trading Global Financial Program for Eckhardt Trading was 11/97.
5       Inception of trading for Global Diversified Program for Graham Capital Management was 2/95.

          This table was prepared by Dearborn Capital Management, LLC.

                    ALL PERFORMANCE IS REFLECTED NET OF FEES.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   APPENDIX A

                           THIRD AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                   GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

         This THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, effective as of June 30, 2003, by and among Dearborn Capital Management, L.L.C., an Illinois limited liability company, as the General Partner, the Limited Partners of the Partnership as of the date hereof and those other parties who agree to be bound hereby as Limited Partners in the future, amends and restates in its entirety the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of April 1, 2003.

         The above parties formed the Partnership on August 26, 1988 and now desire to continue the business of the Partnership described in Article IV hereof upon the terms and conditions hereinafter set forth.

         It is, therefore, agreed as follows:

                                    ARTICLE I
                                  DEFINITIONS.

         1.1 ACT. The term "Act" shall refer to the Revised Uniform Limited Partnership Act of the State of Illinois.

         1.2 ADMINISTRATOR. The term "Administrator" shall refer to an official or agency administering the securities laws of a state.

         1.3 AFFILIATE. The term "Affiliate" with respect to any Person shall refer to: (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person; (iv) any officer, director or partner of such Person; or (v) if such Person is an officer, director or partner, any Person for which such Person acts in such capacity.

         1.4 AGREEMENT. The term "Agreement" shall refer to this Third Amended and Restated Limited Partnership Agreement, as amended, modified or supplemented from time to time.

         1.5 ALLOCATED NET ASSETS. The term "Allocated Net Assets" shall refer to that portion of the Net Assets of the Partnership allocated to a Trading Advisor by the General Partner and subject to the Trading Advisor's trading discretion (including any notional funds), together with any appreciation or depreciation in such Allocated Net Assets.

         1.6 CAPITAL CONTRIBUTIONS. The term "Capital Contributions" shall refer to the total cash investment in the Partnership by a Partner or by all Partners, as the case may be, unless the context requires otherwise.

         1.7 CLASS. The term "Class" shall refer to a separate class of the Partnership, the Units of which shall be beneficial interests in the Partnership separately identified with and belonging to such Class.

         1.8 CLEARING BROKER. The term "Clearing Broker" shall refer to any Person who engages in the business of effecting transactions in Commodity Interests for the accounts of others or for its own accounts and who has been appointed by the General Partner to so act on behalf of the Partnership from time to time. As of the date of this Agreement, the Partnership's Clearing Brokers are Refco, Inc. and UBS Financial Services Inc.

         1.9 COMMODITY INTERESTS. The term "Commodity Interests" shall refer to U.S. and foreign futures contracts, forward contracts and all other interests in commodities whether traded on an exchange or over-the-counter (including, without limitation, security futures contracts, foreign currencies, swap contracts, spot contracts, and options contracts on futures contracts, forward contracts and physical commodities).

         1.10 GENERAL PARTNER. The term "General Partner" shall refer to Dearborn Capital Management, L.L.C., but in the event it is no longer acting as General Partner, the term shall mean the party or parties then acting in such capacity.

         1.11 LIMITED PARTNERS. The term "Limited Partners" shall refer to the Limited Partners of the Partnership as of the effective date hereof and all parties who agree to be bound by this Agreement as Limited Partners following the effective date hereof, including parties admitted as additional or substituted Limited Partners.

         1.12 NASAA GUIDELINES. The term "NASAA Guidelines" shall refer to the Guidelines for the Registration of Commodity Pool Programs promulgated by the North American Securities Administrators Association, Inc., as amended, modified or supplemented from time to time.

         1.13 NET ASSET VALUE. The terms "Net Asset Value" or "Net Assets" as of any date with respect to any Class shall refer to: (i) the total assets of the Partnership constituting such Class as of such date including all cash and cash equivalents, plus the market value of all open Commodity Interest positions and U.S. Treasury bills; minus (ii) any brokerage commissions attributable to such Class that are payable directly by the Partnership (or which would be payable directly by the Partnership) if all open Commodity Interest positions were closed as of the date the calculation is being made; and minus (iii) all other accrued liabilities of the Partnership as of such date attributable to such Class determined in accordance with generally accepted accounting principles. The market value of a Commodity Interest shall be that price quoted on the exchange on which each such Commodity Interest is traded as of the close of each trading day, or if any such Commodity Interest is not so traded, the fair market value of each Commodity Interest, as determined by the General Partner. Each Class shall share in the assets, expenses and liabilities of the Partnership on a pro rata basis with all other Classes, except to the extent otherwise specifically provided in this Agreement or to the extent that the General Partner determines, in good faith, that any expense or liability of the Partnership (or a portion thereof) should be attributable only to a particular Class or Classes (including, without limitation, expenses incurred in connection with the organization and offering of Units of a Class or Classes). Any such determination shall be final and binding as to all Limited Partners. The terms "Net Asset Value" or "Net Assets" as of any date with respect to the Partnership as a whole shall refer to the sum of the Net Asset Values or Net Assets of all Classes as of such date. Without limitation to the foregoing, Net Assets shall include any unrealized profits or losses on open positions attributable to such Net Assets and any accrued fees or expenses (including fees based on a percentage of Net Assets) attributable to such Net Assets.

         1.14 NET ASSET VALUE PER UNIT. The term "Net Asset Value per Unit" with respect to Units of any Class shall refer to the Net Asset Value of such Class divided by the number of Units in such Class outstanding.

         1.15 NEW TRADING PROFITS ON THE ALLOCATED NET ASSETS OF EACH TRADING ADVISOR. The term "New Trading Profits on the Allocated Net Assets of each Trading Advisor" shall mean the sum of (A) the net of any profits (excluding interest income) and losses realized on all trades closed out during the period on such Allocated Net Assets, plus (B) the net of any unrealized profits and losses on open positions as of the end of such period (after deduction for any accrued brokerage commissions payable directly by the Partnership) on such Allocated Net Assets, minus (C) (i) the net of any unrealized profits or losses on open positions as of the end of the preceding period (after deduction for any accrued brokerage commissions payable directly by the Partnership) on such Allocated Net Assets, (ii) all expenses (except the incentive fee payable to such Trading Advisor for the current period and applicable state taxes) attributable to such Allocated Net Assets, incurred or accrued during such period, including without limitation, any management fees paid to the General Partner and such Trading Advisor, any brokerage fee expressed as a percentage of Net Assets, and the Partnership's other ongoing expenses, and (iii) cumulative net realized or unrealized trading losses on such Allocated Net Assets (reduced by a proportionate share of realized and unrealized trading losses on such Allocated Net Assets attributable to redeemed Units or reallocated amounts as of any redemption or reallocation date), if any, carried forward from all preceding periods since the last period for which an incentive fee was payable to the Trading Advisor. Notwithstanding the foregoing, the General Partner may, in its sole discretion, adjust the computation of New Trading Profits on the Allocated Net Assets with respect to any Trading Advisor to exclude or include certain expenses (or a portion thereof) for purposes of calculating such Trading Advisor's incentive fee. The terms of such adjusted computation shall be set forth in the Advisory Contract by and among the Partnership, the General Partner and such Trading Advisor.

         1.16 NET WORTH. The term "Net Worth" shall refer to the excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

         1.17 ORGANIZATION AND OFFERING EXPENSES. The term "Organization and Offering Expenses" shall refer to all expenses incurred by the Partnership in connection with and in preparing any Class of Units for registration and subsequently offering and distributing such Units to the public, including but not limited to, total Selling Agent, underwriting and brokerage discounts and commissions, expenses for printing, engraving, mailing, salaries of the General Partner's employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of such Units under federal and state law, including taxes and fees, accountants' and attorneys' fees, to the extent applicable.

         1.18 PARTNERS. The term "Partners" shall refer to the General Partner and all Limited Partners, as constituted from time to time, where no distinction is required by the context in which the term is used.

         1.19 PARTNERSHIP. The term "Partnership" shall refer to the limited partnership continued pursuant to this Agreement by the parties hereto, as said partnership may from time to time be constituted.

         1.20 PERSON. The term "Person" shall refer to any natural person, partnership, corporation, association or other legal entity.

         1.21 PIT BROKERAGE FEES. The term "Pit Brokerage Fees" shall include floor brokerage, clearing fees, National Futures Association fees and exchange fees.

         1.22 PROSPECTUS. The term "Prospectus" shall refer to either the Confidential Private Offering Circular adopted by the General Partner in connection with the private offering of Units, or in the event of a public offering of Units, the final prospectus and disclosure document of the Partnership, contained in any Registration Statement that is filed with the Securities and Exchange Commission ("SEC") and declared effective thereby, as the same at any time and from time to time may be amended or supplemented after the effective date(s) of such Registration Statement(s).

         1.23 PYRAMIDING. The term "Pyramiding" shall refer to a method of using all or a part of an unrealized profit in a Commodity Interest contract position to provide margin for any additional Commodity Interest contracts of the same or related commodities.

         1.24 REGISTRATION STATEMENT. "Registration Statement" shall refer to a registration statement on Form S-1, as amended, that the General Partner may file for the Partnership with the SEC for the registration and public offering of the Units, as the same may at any time and from time to time be further amended or supplemented.

         1.25 SELLING AGENT. The term "Selling Agent" shall refer to any broker-dealer that is engaged by the General Partner from time to time to offer and sell the Units to prospective Limited Partners. As of the date of this Agreement, the Partnership's primary Selling Agents are UBS Financial Services Inc., A.G. Edwards & Sons, Inc. and Fahnestock & Co. Inc. The General Partner may replace the above named primary Selling Agents or engage additional Selling Agents in its sole discretion.

         1.26 SPONSOR. The term "Sponsor" shall refer to any Person directly or indirectly instrumental in organizing the Partnership or any Person who will manage or participate in the management of the Partnership, including any Clearing Broker who pays any portion of the Organization and Offering Expenses of the Partnership, and the General Partner and any other Person who regularly performs or selects the Persons who performs service for the Partnership. The term "Sponsor" does not include wholly independent third parties such as any attorneys, accountants, Selling Agents and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term "Sponsor" shall be deemed to include its Affiliates. As of the date of this Agreement, the Partnership's sole Sponsor is Dearborn Capital Management, L.L.C.

         1.27 TRADING ADVISOR. The term "Trading Advisor" shall refer to any Person who for consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase or sale of Commodity Interests and who has been appointed by the General Partner to so act on behalf of the Partnership from time to time. As of the date of this Agreement, the Partnership's Trading Advisors are EMC Capital Management, Inc., Rabar Market Research, Inc., Eckhardt Trading Company and Graham Capital Management, L.P.

         1.28 UNITS. The term "Units" shall refer to the ownership interests in the Partnership acquired upon the making of a Capital Contribution by the General Partner or a Limited Partner. Ownership of Units by a Partner constitutes an ownership interest of such Partner in the Partnership, including the right of such Partner to any and all benefits to which a Partner may be entitled under this Agreement and the Act, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement with which such Partner is required to comply. The General Partner's ownership of the Partnership shall be represented by "General Partnership Units," and a Limited Partner's ownership of the Partnership shall be represented by "Limited Partnership Units," which Limited Partnership Units shall comprise one or more Classes as provided for herein. From time to time, the General Partner also may subscribe for Limited Partnership Units of a Class or Classes upon such terms as are applicable to such Class(es) generally. When used in this Agreement, the term "Unit" shall include both Limited Partnership Units and General Partnership Units, pari passu, unless the context requires otherwise. The Units may, but need not, be evidenced by certificates.

         1.29 UNIT OWNERSHIP PERCENTAGE. The term "Unit Ownership Percentage" with respect to each Partner holding Units of a Class as of any date, shall refer to the number of Units owned by such

Partner of such Class, divided by the number of Units of such Class outstanding as of such date. The sum of the Unit Ownership Percentages as to each Class shall equal 100%.

         1.30 VALUATION DATE. The term "Valuation Date" shall refer to the close of business on the last business day of each calendar month (or portion thereof) of Partnership operations or such other day as determined by the General Partner in its sole discretion and on which day the Net Asset Value of each Class is determined. The time on any such day when the close of business shall occur shall be determined in the sole discretion of the General Partner.

                                   ARTICLE II
                           CONTINUATION AND OFFERING.

         2.1 CONTINUATION OF PARTNERSHIP. The parties hereby agree to continue a limited partnership under the provisions of the Act and the rights and liabilities of the Partners shall be as provided in that Act except as herein otherwise expressly provided.

         2.2 OFFERING OF UNITS. There is no maximum on the amount of Units being offered, but the General Partner reserves the right to institute a maximum in the future. The minimum Capital Contribution required to subscribe for Limited Partnership Units of any Class together with other related terms of offering shall be determined by the General Partner in its sole and absolute discretion, and shall be set forth in the Prospectus.

                                   ARTICLE III
                      NAME AND PRINCIPAL PLACE OF BUSINESS.

         3.1 NAME. The business of the Partnership shall be conducted under the name of Grant Park Futures Fund Limited Partnership, or such other name as the General Partner may determine.

         3.2 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Partnership shall be 550 West Jackson Boulevard, Suite 1300, Chicago, Illinois 60661, or such other place as the General Partner may determine.

                                   ARTICLE IV
                                    PURPOSE.

         The purpose of the Partnership shall be to seek profit from investing in, trading, buying, selling or otherwise acquiring, holding or disposing of:
(i) Commodity Interests and all rights or interests in or pertaining thereto, and engaging in any other activities relating thereto; and (ii) any other investment products or opportunities, investments, strategies, ventures or transactions deemed appropriate in the sole determination of the General Partner including, without limitation, derivatives, currencies, short sales and all rights or interests in or pertaining thereto, and engaging in any other activities relating thereto.

                                    ARTICLE V
                                      TERM.

         The term of the Partnership commenced on August 26, 1988 and shall end on December 31, 2027, unless sooner dissolved as hereinafter provided.

                                   ARTICLE VI
                   CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS.

         6.1 GENERAL PARTNER CAPITAL CONTRIBUTION; NET WORTH OF GENERAL PARTNER. The General Partner shall at all times, so long as it remains a general partner of the Partnership, own Units in the Partnership: (i) in an amount sufficient, in the opinion of counsel for the Partnership, for the Partnership to be taxed as a partnership rather than as an association taxable as a corporation; and
(ii) during such time as the Units are registered for sale to the public, in an amount at least equal to the greater of: (a) 1% of all Capital Contributions of all Partners to the Partnership; or (b) $25,000; or such other amount satisfying the requirements then imposed by the NASAA Guidelines. Further, during such time as the Units are registered for sale to the public, the General Partner shall, so long as it remains a general partner of the Partnership, maintain a Net Worth at least equal to the greater of: (i) 5% of the total Capital Contributions of all partners and all limited partnerships to which it is a general partner (including the Partnership) plus 5% of the Units being offered for sale in the Partnership; or (ii) $50,000; or such other amount satisfying the requirements then imposed by the NASAA Guidelines. In no event, however, shall the General Partner be required to maintain a Net Worth in excess of $1,000,000, or such other maximum amount satisfying the requirements then imposed by the NASAA Guidelines.

         6.2 ESTABLISHMENT OF INITIAL CLASSES; NATURE OF CLASSES. The General Partner shall have the power and authority, without Limited Partner approval, to issue Units in one or more Classes from time to time as it deems necessary or desirable. The General Partner shall have exclusive power without the requirement of Limited Partner approval to establish and designate such separate and distinct Classes, as provided in Section 6.3, and to fix and determine the relative rights and preferences as between the Units of the separate Classes relative to any matter including, without limitation, fees, minimum Capital Contributions, payment of expenses and rights of redemption. Without limiting the authority of the General Partner set forth in this Section 6.2 to establish and designate any further Classes, the General Partner hereby establishes and designates two (2) initial Classes of Limited Partnership Units, Class A Limited Partnership Units and Class B Limited Partnership Units, having the relative rights and preferences set forth in the Prospectus and this Agreement. For the avoidance of doubt, the creation of separate Classes of Units shall be for accounting purposes only, and is not intended to separate or segregate the assets and liabilities of one Class from all other Classes for legal or any other purposes. Further, for the avoidance of doubt, the General Partnership Units shall be accounted for separately from all other Units and shall be considered the functional equivalent of a separate "class" of Units for all purposes hereunder. Such General Partnership Units shall share in the profits, losses and expenses of the Partnership on a pro rata basis, excluding any management fees, incentive fees and certain other expenses (or a portion thereof) as determined by the General Partner in its sole discretion.

         6.3 ESTABLISHMENT OF ADDITIONAL CLASSES. The establishment and designation of any Classes of Units other than those specifically named in
Section 6.2 above shall be effective upon the execution by the General Partner of an instrument setting forth such establishment and designation and the relative rights and preferences of such Class, or as otherwise provided in such instrument. At any time that there are no Units outstanding of any particular Class previously established and designated, the General Partner may by an instrument executed by it abolish that Class and the establishment and designation thereof. Each instrument referred to in this Section 6.3 shall have the status of an amendment to this Agreement.

         6.4 DIVISION OR COMBINATION OF UNITS. From time to time, the General Partner may divide or combine the Units of any Class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Class. The General Partner may issue Units of any Class for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Unit distribution or split-up), all without action or approval of the Limited Partners. The General Partner may classify or reclassify any unissued Units or any Units previously issued and reacquired of any Class into one or more Classes that may be established and designated from time to time. The General Partner may hold as treasury Units, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Units of any Class reacquired by the Partnership. The Units may be divided into fractional Units. Notwithstanding the foregoing, the Units of any Class will be offered at such times as are set forth in the Prospectus at the then applicable Net Asset Value per Unit of such Class.

         6.5 PROCEDURES FOR BECOMING LIMITED PARTNER. A party shall become a Limited Partner at such time as:

                  (a) It has made a Capital Contribution of the Partnership for deposit in the Partnership's account established for that purpose, and such Capital Contribution has been accepted by the General Partner;

                  (b) It has executed and delivered to the General Partner a Subscription Agreement in form and substance acceptable to the General Partner and designating the Class of Units to be subscribed therefor; and

                  (c) The General Partner has designated such Person as a Limited Partner holding Units of the applicable Class on the books and records of the Partnership.

         6.6 CAPITAL ACCOUNTS. A capital account shall be established for each Partner. The initial balance of each Partner's capital account shall be the amount of his initial Capital Contribution to the Partnership. Thereafter, each Partner's capital account shall be: (i) increased by all net profits allocated to the Partner pursuant to Section 7.1 below and all subsequent Capital Contributions to the Partnership by such Partner; and (ii) decreased by (a) all net losses and items of expense allocated to the Partner pursuant to Section 7.1 below, (b) all distributions made to the Partner pursuant to Article VIII below and (c) all redemptions or withdrawals made by such Partner.

         6.7 UNITS FULLY PAID AND NONASSESSABLE. Once a Capital Contribution is made and accepted by the General Partner, a Partner's Units shall be fully paid and nonassessable.

         6.8 INVESTMENT BY GENERAL PARTNER AND AFFILIATES. The General Partner, its principals, certain employees of the General Partner and its Affiliates may make contributions for Units of such Class or Classes as the General Partner may in its sole discretion determine.

         6.9 ADMISSION OF ADDITIONAL LIMITED PARTNERS. The General Partner shall have complete discretionary authority regarding the admission of additional Limited Partners and the number which may be admitted, provided that no offer to additional investors shall be made if it would violate federal or state securities laws, the Commodity Exchange Act, as amended, or any other applicable laws.

         6.10 NO RIGHT TO DEMAND RETURN OF CONTRIBUTION. Except as specifically provided in Article XIII of this Agreement, no Limited Partner shall have the right to demand the return of his contribution at any time or to reduce his contribution to the Partnership.

                                   ARTICLE VII
                    ALLOCATION OF NET PROFITS AND NET LOSSES.

         7.1 DETERMINATION OF NET ASSET VALUE. The Net Asset Value of any Class shall be determined for each Valuation Date before any management fees and incentive fees payable with respect to Units of such Class as of such date. All net profits, net losses and items of expense attributable to a

Class, before payment of any management or incentive fees as of the end of such period shall then be credited or charged to the capital accounts of the Partners holding Units in such Class in proportion to their respective Unit Ownership Percentages. Any management fees and incentive fees with respect to each Partner holding Units of a Class for such period shall then be charged to the capital account of such Partner in proportion to his Unit Ownership Percentage. The amount of any distribution to a Partner and any amount paid to a Partner in redemption shall be charged to that Partner's capital account. The General Partner shall calculate the approximate Net Asset Value per Unit of each Class on a daily basis and furnish such information upon request to a Limited Partner.

         7.2 ALLOCATIONS OF PROFIT AND LOSS. As of the end of each fiscal year, the Partnership's profit or loss attributable to a Class shall be allocated among the Partners holding Units of such Class pursuant to the following subparagraphs for federal income tax purposes. Such allocation of profits and losses shall be in proportion to such Partners' respective Unit Ownership Percentages from net short-term capital gain or loss, net long-term capital gain or loss and net ordinary income or loss realized by the Partnership and attributable to such Class as follows:

                  (a) First, the General Partner may, in its sole and absolute discretion, make special allocations of income and gain or expense and loss to any Partner or former Partner who received one or more payments in withdrawal from its capital account pursuant to Article XIII hereof during the fiscal year to reflect equitably amounts credited or debited to its capital account pursuant to Sections 6.6 and 7.1 hereof for each fiscal year and all prior fiscal years as compared to the aggregate taxable income or loss allocated to the Partner or former Partner in all prior fiscal years.

                  (b) Second, the remainder of the taxable income or loss of the Partnership attributable to such Class for the fiscal year, if any, and each item of Partnership income, gain, loss, expense, or credit attributable to such Class included therein, shall be allocated among the Partners holding Units of such Class, and former Partners who held Units at any time during such fiscal year of such Class, in such amounts and in such proportions as will, as determined in the sole and absolute discretion of the General Partner, reflect equitably amounts credited or debited to each such Partner's and former Partner's capital account for the fiscal year and all prior fiscal years as compared to the aggregate taxable income or loss that has been allocated to such Partner and former Partner during the fiscal year (including allocations for the fiscal year under subsection (a) hereof) and all prior fiscal years.

                  (c) The character of any item of income, gain, expense or loss allocated pursuant to this Section 7.2 shall be made solely in the discretion of the General Partner.

                  (d) All amounts withheld from Partnership revenues or distributions by the Partnership pursuant to the Internal Revenue Code ("Code") or any provision of any state or local tax law shall be treated for all purposes as distributions to those Partners who receive tax credits with respect to withheld amounts or for whose account such amounts are withheld. In any case where a tax, fee or other assessment is levied upon the Partnership, the amount of which is determined in whole or in part by the status or identity of the Partners, the General Partner may allocate the expense and deduct from such Partners' capital accounts their distributable share of such taxes, fees and assessments.

                  (e) Notwithstanding the foregoing, the General Partner, in its sole discretion, may allocate the Partnership's items of income, gain, expense, or loss attributable to a Class in a manner other than that provided in this
Section 7.2, provided such allocation is made in accordance with Section 704(b) of the Code. Any allocation made pursuant to this subsection (e) will replace any allocation of profit or loss otherwise provided for herein and neither the amendment of this Agreement nor the consent of the Limited Partners shall be required to effect any allocation made pursuant hereto.

                                  ARTICLE VIII
                                 DISTRIBUTIONS.

         8.1 DISTRIBUTIONS GENERALLY. The Partnership shall have the right to make distributions of Partnership profits at any time to the Limited Partners, but such distributions shall be in the sole and absolute discretion of the General Partner. It is not anticipated that the General Partner will make any such distributions unless the profits of the Partnership are substantial. Any such distributions shall be made pro rata among each Class of Limited Partnership Units and in proportion to the Unit Ownership Percentages of Limited Partners holding Limited Partnership Units of each such Class.

         8.2 TIMING OF DISTRIBUTIONS. Distributions pursuant to this Article VIII shall be charged against the respective capital accounts of the Limited Partners as of the date of the distribution.

         8.3 RETURN OF DISTRIBUTIONS. If any amounts have been distributed to the Limited Partners (whether pursuant to this Article VIII or in accordance with redemptions by the Limited Partners pursuant to Section 13.1 below), attributable to repayment, in whole or in part, of Capital Contributions to the Partnership, whether prior to or subsequent to the dissolution of the Partnership, and subsequent to any such distributions there shall be unpaid debts or obligations of the Partnership that arose before such distribution, then each of the Limited Partners shall be obligated to repay to the Partnership such distributed amounts, with interest, as may be required to discharge any such unpaid debts or obligations upon demand by the General Partner.

         8.4 NO GUARANTEE OF RETURN OF CAPITAL CONTRIBUTION. No provision in the Agreement shall be construed as guaranteeing the return, either by the General Partner personally or by the Partnership, of part or all of the Capital Contributions made to the Partnership by any of the Limited Partners.

         8.5 TAX WITHHOLDING. All amounts withheld from Partnership revenue or distributions by or for the Partnership pursuant to the Internal Revenue Code, of 1986, as the same shall be amended from time to time (the "Code"), or any provision of any state or local tax law shall be treated for all purposes of this Agreement as distributions to those Partners who receive tax credits with respect to such withheld amounts. In any case where a tax, fee or other assessment is levied upon the Partnership, the amount of which is levied in whole or in part by the status or identity of the Partners, the General Partner shall allocate the expense and withhold from the distributions to each Partner their respective attributable share of such taxes, fees and assessments.

                                   ARTICLE IX
                              THE GENERAL PARTNER.

         9.1 AUTHORITY OF GENERAL PARTNER. The General Partner shall have the exclusive right and power to manage and operate the business of the Partnership and to do all things necessary to carry on the business of the Partnership for the purpose described in Article IV of this Agreement. Except as otherwise specifically provided in this Agreement, the General Partner shall have all of the rights, powers and authority of a general partner of a limited partnership under the Act. Without limiting the foregoing or any other provision of this Agreement, the General Partner, in its sole and absolute discretion, shall have the power on behalf of the Partnership to:

                  (a) Employ agents, attorneys, accountants, custodians, consultants or such other Persons, firms or corporations from time to time on such terms as the General Partner deems appropriate and to delegate to them any powers of the General Partner;

                  (b) Retain itself, Affiliates, the Trading Advisors, the Clearing Brokers or others as commodity pool operator, commodity trading advisor, clearing and executing broker and/or investment manager;

                  (c) Invest Partnership property in interest-bearing accounts or depositories or in U.S. government debt securities;

                  (d) Effect private or public offerings of Units now or in the future, cause the Partnership to file a Registration Statement and such amendments as the General Partner deems advisable with the SEC for the registration and public offering of Units, and seek to qualify the Units for sale in various jurisdictions as the General Partner deems advisable; and

                  (e) Cause the Partnership to enter into selling agreements with one or more Selling Agents on such terms as the General Partner deems appropriate.

         9.2 GENERAL PARTNER OBLIGATIONS. The General Partner shall be liable for all obligations of the Partnership in excess of the Partnership's total assets, except to the extent that the Partnership obtains financing where the creditor has recourse only against the property that secures such financing or other property of the Partnership.

         9.3 DEVOTION OF TIME. The General Partner and its principals shall devote so much of their time to the business of the Partnership as they determine is reasonably required to operate and manage the Partnership in an efficient manner, but shall not be required to devote their entire time to Partnership business.

         9.4 STANDARD OF CARE. In carrying out its duties and exercising its powers hereunder, the General Partner shall exercise good faith and shall act at all times in the best interests of the Limited Partners. Neither the General Partner nor its directors, officers, employees or its agents shall be liable to the Partnership or the Limited Partners for any act or omission performed or omitted in good faith pursuant to the authority granted to them by this Agreement.

         9.5 THIRD PARTY DEALINGS. Persons dealing with the Partnership are entitled to rely conclusively upon the certificate furnished by the General Partner that it is acting according to powers, rights and authority granted by this Agreement.

         9.6 RETENTION OF CLEARING BROKERS. The General Partner, on behalf of the Partnership, shall retain the Clearing Brokers and hereby is authorized to enter into a Clearing Agreement on behalf of the Partnership with each such Clearing Broker. The General Partner is further authorized to retain different or additional Clearing Brokers in the future and to engage (or cause or permit the Trading Advisors to engage) floor brokers, executing brokers or dealers to assist in the execution of the Partnership's Commodity Interest transactions. The General Partner further is authorized to cause the Partnership to pay to the Clearing Brokers brokerage commissions at the rates and on the terms provided for in the Clearing Agreements, it being understood that a portion of such commissions may be paid to the Selling Agents or, in some cases, the General Partner, as may be described in the Prospectus. In addition, the General Partner is authorized to assess against the Net Assets of the Partnership (or any Class therein) a brokerage fee or other fee, either expressed as a percentage of the Net Asset Value of the Partnership (or any Class therein), as a specified dollar amount per transaction undertaken on behalf of the Partnership, or in any other manner as determined by the General Partner in its sole discretion, as may be described in the Prospectus. The General Partner is authorized to pay all or a portion of any such fees collected from the Partnership to the Clearing Brokers, the Trading Advisors, the Selling Agents, custodians, consultants or such other Persons, firms or corporations as compensation for services performed (or to be performed) on behalf of the Partnership, and the General Partner is authorized to retain the balance of any such fees as remuneration for its services undertaken on behalf of the Partnership, as may be described in the Prospectus. The foregoing brokerage commissions and fees may be increased in the future, provided, however, that during such time as the Units are registered for sale to the public, written notice thereof is given to the Limited Partners pursuant to
Section 15.8.

         9.7 RETENTION OF TRADING ADVISORS. The General Partner shall retain Trading Advisors to make all trading decisions regarding the Partnership and shall delegate complete trading discretion with respect to the Partnership to such Trading Advisors; provided, however, the General Partner shall have the right to reverse any trading decisions of the Trading Advisors which, in the opinion of the General Partner, are in violation of the trading policies of the Partnership as described in the Prospectus. The Trading Advisors shall initially be granted trading discretion over their respective Allocated Net Assets of the Partnership. The General Partner may from time to time, in its sole discretion, appoint additional or substitute Trading Advisors, dismiss the Trading Advisors (or any of them), and in each case reallocate Partnership assets among the remaining Trading Advisors. There is no assurance that new or additional advisors may be engaged on the same terms as are currently in place and such engagement may occur without prior notice to the Limited Partners. The General Partner also may allocate notional funds (as such may be described in the Advisory Contracts) to the Trading Advisors. For the avoidance of doubt, each Trading Advisor shall be granted trading discretion over a portion of the Partnership's Net Assets as a whole.

         9.8 ADVISORY CONTRACTS. The General Partner hereby is authorized to enter into the Advisory Contracts, described in the Prospectus, by and among the Partnership, the General Partner and each Trading Advisor. The General Partner further is authorized to either cause the Partnership to pay each Trading Advisor, in connection with the trading advice rendered to the Partnership, a management or consulting fee or the General Partner may compensate the Trading Advisors out of the fees collected by the General Partner from the Partnership as described in Section 9.6 hereof, as may be described in the Prospectus. Moreover, the General Partner is authorized to cause the Partnership to pay each Trading Advisor an incentive fee calculated as a percentage of New Trading Profits on the Allocated Net Assets allocated to such Trading Advisor, as may be described in the Prospectus. The method of calculating the applicable fees or other compensation payable to any Trading Advisor shall be set forth in the Advisory Contract and further described in the Prospectus.

         9.9 GENERAL PARTNER MANAGEMENT FEE. In consideration for its services hereunder, the General Partner is authorized to cause the Partnership to pay to it a management fee equal to a percentage of the Net Assets of each Class of Limited Partnership Units, as may be described in the Prospectus. In addition, the General Partner is authorized to retain the balance of the fees collected from the Partnership, as described in Section 9.6 hereof, that are not paid out to the Clearing Brokers, Trading Advisors, Selling Agents or the Partnership's other service providers, as remuneration for its services hereunder, as may be described in the Prospectus.

         9.10 ORGANIZATION AND OFFERING EXPENSES; OPERATING EXPENSES; RESTRICTIONS ON LOANS.

                  (a) The General Partner shall advance the Organization and Offering Expenses incurred in any initial and continuous public offerings of the Class A Units and the Class B Units, and no such expenses shall be deducted from the proceeds of such offerings. Subject to the limitation described below, at the General Partner's discretion and upon presentation by the General Partner of invoices to the Partnership, the Partnership shall reimburse such amounts advanced by the General Partner after the closing of the initial offering and monthly during the continuous offering up to the total amount of the Organization and Offering Expenses incurred, and such reimbursed amounts shall be borne 10% by the Class A Units and 90% by the Class B Units. The General Partner shall have discretion to adopt reasonable procedures to implement the amortization of such expenses, including grouping expenses related to the same offering period and expensing de minimis amounts as they are incurred. In no event, however, shall the General Partner be entitled to invoice the Partnership, and to receive reimbursement therefrom, in any calendar year in an amount greater than 0.0833% (1.0% per annum) of the Net Asset Value of the Partnership per month in such year (the "maximum annual reimbursement amount"), with the Class A Units and the Class B Units bearing such proportional amounts of such maximum annual reimbursement amount as are set forth above. The General Partner may, in its sole discretion, in any subsequent calendar year invoice the Partnership for amounts advanced that exceeded the maximum annual reimbursement amount in any prior year and cause the Partnership to reimburse it for such amounts, subject always to total reimbursement by the Partnership in any calendar year of no more than the maximum annual reimbursement amount. In the event the Partnership terminates prior to completion of the reimbursement, the General Partner will not be entitled to receive additional reimbursement and the Partnership will have no obligation to make further reimbursement payments to the General Partner. In no event shall the Organization and Offering Expenses paid by the Partnership exceed limits set by the NASAA Guidelines during such time as the Units are registered for sale to the public.

                  (b) The Partnership shall pay its ongoing operating expenses and any extraordinary expenses, as described in the Prospectus. The General Partner will not cause the Partnership to pay any of the General Partner's indirect expenses (other than Organization and Offering Expenses) incurred in connection with its administration of the Partnership, including but not limited to, salaries, rent, travel expenses or other items generally considered "overhead."

                  (c) With respect to loans made to the Partnership by the General Partner, if any, the General Partner may not receive interest in excess of its interest costs, nor may the General Partner receive interest in excess of amounts that would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees, if any) by unrelated banks on comparable loans for the same purpose and the General Partner shall not receive points or other financing charges regardless of the amount.

         9.11     NASAA GUIDELINES.

                  (a) Notwithstanding the foregoing, during such time as the Units are registered for sale to the public, compensation payable by the Fund to any party, including without limitation the General Partner, any Trading Advisor or any Clearing Broker, shall not exceed the limitations imposed by the NASAA Guidelines, as such are interpreted and applied by the General Partner in its good faith determination. In the event the compensation exceeds the NASAA Guidelines during such period, the General Partner shall promptly reimburse the Partnership for such excess. As of the date hereof, the NASAA Guidelines impose the following limitations on fees: (i) management fees, advisory fees and all other fees, except for incentive fees and commodity brokerage commissions, when added to the customary and routine administrative expenses, shall not exceed 6% annually of the commodity pool's net asset value; (ii) the aggregate incentive fees shall not exceed 15% of new trading profits experienced by the commodity pool; (iii) the sponsor or advisor to the commodity pool will be entitled to an additional 2% incentive fee for each 1% by which the fees and expenses set forth in (i) above is reduced below 6%; and (iv) commodity brokerage rates will be presumptively reasonable if they satisfy either 80% of the published retail rate plus Pit Brokerage Fees or 14% annually of average net assets (excluding assets not directly related to trading activity, if any), including Pit Brokerage Fees.

                  (b) During such time as the Units are registered for sale to the public and to the extent required by the NASAA Guidelines: (i) no loans may be made by the Partnership to the General Partner or any other Person; (ii) the Partnership's assets shall not be commingled with the assets of any other Person (assets used to satisfy margin requirements will not be considered commingled for this purpose); (iii) no rebates or give ups may be received by the General Partner nor may the General Partner participate in any reciprocal business arrangements which could circumvent the NASAA Guidelines; (iv) no Trading Advisor shall receive a fee from the Partnership based on Partnership Net Assets if the Trading Advisor shares, directly or indirectly, in any brokerage commissions incurred by the Partnership; (v) the duration of any contract between the Partnership and the General Partner or any Trading Advisor shall not exceed one
(1) year (although such contracts may be automatically renewable for successive one (1) year periods until terminated) and must be terminable without penalty upon no less than sixty (60) days' prior written notice; (vi) any other proposed or contemplated agreement, arrangement or transaction may be restricted in the discretion of an Administrator if it would be considered unfair to the Limited Partners; (vii) the Partnership shall not engage in Pyramiding; and (viii) at no time will a Trading Advisor be an Affiliate of a Clearing Broker nor at any time will a Trading Advisor be an Affiliate of the General Partner.

         9.12 ADVISORY FEES UPON REDEMPTION. In the event Limited Partnership Units of a Class are redeemed at any date other than the end of a month, any management fees payable to the General Partner and the incentive fees payable to the Trading Advisor with respect to the Limited Partnership Units of such Class will be prorated and adjusted accordingly. If any fee is paid to the Trading Advisors in connection with investment advice rendered to the Partnership and the Partnership thereafter suffers trading losses, the Trading Advisors shall not forfeit the amount previously held.

         9.13 TAX MATTERS PARTNER. The General Partner shall be the "tax matters partner" as described in Sections 6221-6233 of the Code. The General Partner may enter into any settlement agreement pursuant to the Code. All costs and expenses incurred in connection with or as a result of an audit of the Partnership shall be borne by the Partnership.

         9.14 GENERAL PARTNER WITHDRAWAL. The General Partner shall not withdraw from the Partnership without giving Limited Partners no less than one hundred twenty (120) days' prior written notice. In the event the General Partner withdraws as general partner and the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal. In the event of removal or withdrawal of the General Partner, the General Partner shall be entitled to redemption of its Units at the applicable Net Asset Value per Unit on the next Valuation Date following such removal or withdrawal.

                                    ARTICLE X
                                INDEMNIFICATION.

         10.1 INDEMNIFICATION OF GENERAL PARTNER. The Partnership will indemnify and hold harmless the General Partner and its members, directors, officers, employees and agents (each, a "General Partner Party") from and against any loss, expense or other liability (including reasonable attorneys' fees and expenses) incurred by them by reason of any act performed or omission by them on behalf of the Partnership, provided that: (i) the General Partner has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership; (ii) the General Partner Party was acting on behalf of or performing services for the Partnership; and
(iii) such loss or liability was not the result of negligence or misconduct by the General Partner Party. Any indemnification of a General Partner Party is recoverable only from the assets of the Partnership and not from the Limited Partners. Notwithstanding the foregoing, the Partnership shall not indemnify a General Partner Party for any loss, expense or other liability arising from an alleged violation of federal or state securities laws unless one of the following conditions have been met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to such General Partner Party; or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such General Partner Party; or (iii) a court of competent jurisdiction approves a settlement of claims against such General Partner Party and finds that indemnification to such General Partner Party of the settlement amount and any related costs should be made, provided that the court considering the request for indemnification has been advised of the position of the SEC and any relevant Administrator with respect to such indemnification. The Partnership shall not incur the cost of that portion of any insurance which insures the General Partner against any liability the indemnification of which is herein prohibited. The advancement of Partnership funds to the General Partner or its Affiliates for legal expenses and other costs incurred as a result of any legal action shall be permissible, but only if: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership; (ii) the legal action is initiated by a third party who is not a Limited Partner, or the legal action is initiated by a Limited Partner and a court of competent jurisdiction specifically approves such advancement; and
(iii) the General Partner or its Affiliates undertake to repay the advanced funds of the Partnership, together with the applicable legal rate of interest thereon, in cases in which such Person is not entitled to indemnification in this Section 10.1.

         10.2 INDEMNIFICATION OF THIRD PARTIES. In its discretion, the General Partner is authorized to cause the Partnership to indemnify and hold harmless the Trading Advisors, the Clearing Brokers, the Selling Agents and other third parties against losses, expenses or liabilities (including without limitation, reasonable attorneys' fees and expenses) incurred in connection with such Persons' performance of services for or on behalf of the Partnership, to the extent permitted by applicable law, on such commercially reasonable terms as may be agreed upon by the General Partner and such Persons. In no event, however, shall any undertaking by the Partnership to indemnify any Selling Agent or other third party be contrary to the limitations on indemnification set forth in the NASAA Guidelines.

         10.3 EFFECT ON LIMITED PARTNERS. No indemnity by the Partnership will increase the liability of any Limited Partner beyond the amount of his Capital Contribution and profits, if any, in the Partnership.

                                   ARTICLE XI
                                LIMITED PARTNERS.

         11.1 NO ROLE IN PARTNERSHIP BUSINESS. No Limited Partner, as such, shall take any part in the conduct or control of the Partnership's business nor have any right or authority to act for or on behalf of the Partnership.

         11.2 LIMITATION OF LIABILITY. No Limited Partner, as such, shall be liable for any debts or obligations of the Partnership in excess of his Capital Contributions to the Partnership, plus his share of accumulated and undistributed net profits of the Partnership and interest thereon. No Limited Partner shall be permitted or required to contract away the fiduciary obligation owed to the Limited Partners by the General Partner.

         11.3     VOTING RIGHTS.

                  (a) Limited Partners shall have no voting rights except as set forth in this Agreement.

                  (b) Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then outstanding that are entitled to vote on the matter to be presented, delivered in person or by certified mail that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice, either in person or by certified mail, to each eligible Limited Partner of record mailed within fifteen (15) days after receipt of such request, call a meeting of the Partnership. Such meeting shall be held at least thirty (30) but not more than sixty (60) days after the mailing of such notice and such notice shall specify the date, a reasonable place and time and the purpose of such meeting.

                  (c) At any meeting called pursuant to Section 11.3(b), upon the affirmative vote (which may be in person or proxy or otherwise deemed received pursuant to Section 17.4) of the Limited Partners owning more than 50% of the Units then outstanding that are entitled to vote on the matter to be presented (excluding Units owned by the General Partner and its Affiliates), the following actions may be taken without the consent of the General Partner: (i) the amendment of this Agreement to the extent permitted by Article XVII; (ii) the removal of the General Partner; (iii) the election of a substitute General Partner or General Partners upon the removal or withdrawal of the existing General Partner, provided that the substitute General Partner or General Partners shall continue the business of the Partnership without dissolution; and
(iv) the termination of any contracts between the Partnership and the General Partner (excluding, for the avoidance of doubt, this Agreement) or any Trading Advisor upon no less than sixty (60) days' notice without penalty; and (v) the liquidation of the Partnership.

                  (d) In the event that the matter to be voted on affects only one Class of Units, then only Limited Partners holding Units of such Class shall be entitled to vote on such matter, with such matter being approved by a vote of Limited Partners owning more than 50% of the outstanding Units of such Class (excluding Units owned by the General Partner and its Affiliates).

                  (e) Any material changes to the Partnership's fundamental investment objectives or policies, as determined by the General Partner in good faith, shall require the prior written approval of Limited Partners holding more than 50% of the Partnership's outstanding Units (excluding Units owned by the General Partner and its Affiliates).

                  (f) Without the consent of the Limited Partners owning more than 50% of the Units then outstanding that are entitled to vote on the matter to be presented (excluding Units owned by the General Partner and its Affiliates), the General Partner may not: (i) amend this Agreement except as provided for in Section 17.3; (ii) appoint a new General Partner or General Partners; or (iii) liquidate the Partnership. Notwithstanding anything else in this Agreement to the contrary, any amendment to this Agreement which modifies the compensation or distributions to which the General Partner is entitled or which affects the duties of the General Partner shall be conditioned upon the consent of the General Partner.

         11.4 DISSOLUTION. The Partnership shall not be dissolved by the incompetency, bankruptcy or death of any Limited Partner or by a change in any Limited Partner's relative capital interest in the Partnership, whether by assignment or otherwise. If any such event effects a dissolution of the Partnership by operation of law, then upon its occurrence a new Partnership automatically shall be in effect among the remaining Limited Partners, and such successor Partnership shall succeed to all the property, assets and business, subject to all liabilities and contracts, of the prior Partnership and shall be controlled by the terms of this Agreement.

         11.5 CONSENT TO FURTHER ACTION. Each Limited Partner (or any permitted assignee thereof) hereby agrees that the General Partner is authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statements on behalf of the Partnership without any further act, approval or vote of the Limited Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation.

                                   ARTICLE XII
                   SUBSTITUTE OR ADDITIONAL LIMITED PARTNERS.

         12.1     ADMISSION, TRANSFER AND ASSIGNMENT.

                  (a) Each Limited Partner expressly agrees that he will not voluntarily assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of the Partnership in violation of any applicable federal or state securities laws or without given written notice to the General Partner at least thirty (30) days prior to the date of such assignment, transfer or disposition. No assignment, transfer or disposition by a Limited Partner of Units or of any part of his right, title and interest in the capital or profits of the Partnership shall be effective against the Partnership or the General Partner until; (i) the General Partner receives the written notice of the assignment, unless such notice is waived by the General Partner in its sole discretion; (ii) the proposed assignee completes any required subscription documentation or other documentation; and (iii) the General Partner consents to such proposed assignments, transfer or disposition. No such assignee, except with the consent of the General Partner, which consent may be withheld under the circumstances provided below, may become a substituted Limited Partner, nor will the estate or any beneficiary of a deceased Limited Partner or assignee have any right to redeem Units from the Partnership except by redemption as provided in Article XIII hereof. The General Partner may withhold consent only to prevent or minimize potential adverse legal or tax consequences to the Partnership or in the event the proposed assignee does not independently satisfy the standards for admission as a Limited Partner set forth in the subscription documentation, as determined by the General Partner in its reasonable discretion. Upon advice of legal counsel, the General Partner shall eliminate or modify any restrictions on substitution or assignment at such time as the restriction is no longer necessary. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Partnership or the General Partner until the first day of the month succeeding the month in which the General Partner consents to such assignment, transfer or disposition, or as otherwise provided by the General Partner. No Units may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to Affiliates.

                  (b) Any assignee or proposed assignee of a Limited Partner shall pay or obligate itself to pay all reasonable legal fees and other expenses incurred by the Partnership or General Partner in connection with such assignment as the General Partner may determine.

         12.2 WITHDRAWAL FROM PARTNERSHIP. No Limited Partner at any time shall be entitled to elect to withdraw from the Partnership except to the extent provided in Article XIII below. If a Limited Partner shall die, be adjudicated insane or incompetent, or be dissolved, prior to dissolution of the Partnership, the Limited Partner's legal representative shall be deemed to be an assignee of, and with the prior written consent of the General Partner may be substituted for, such Limited Partner. The legal representative of any such Limited Partner shall have no right to elect to receive the value of such Limited Partner's interest in the Partnership as a creditor of the Partnership in lieu of the rights of the Limited Partner to profits, losses and distributions provided by this Agreement.

                                  ARTICLE XIII
                              REDEMPTION OF UNITS.

         13.1 MONTHLY REDEMPTIONS. Limited Partners may require the Partnership to redeem Units for an amount equal to all or a portion of the Net Assets represented by such Units, as of the close of business on the last business day of any calendar month if the Partnership has received written notice of such desired redemption at least ten (10) days prior to the last business day of the month-end as of which the redemption is to occur, or as may otherwise be provided for in the Prospectus. The General Partner will notify a redeeming Limited Partner in writing within ten (10) days after the proposed redemption date regarding whether the redemption has been, or will be, effected on the requested redemption date. Except as described below, the redemption amount will be paid by the fifteenth business day of the month following the redemption date. The General Partner will redeem Units at the Net Asset Value per Unit on the requested redemption date unless the number of redemptions would be detrimental to the tax status of the Partnership, in which case, the General Partner shall select by lot that number of redemptions as will, in its judgment, not impair the Partnership's tax status. The right to obtain redemption is also contingent upon the Partnership's having property sufficient to discharge its liabilities on the redemption date and may be delayed if the General Partner determines that earlier liquidation of Commodity Interest positions to meet redemption payments would be detrimental to the Partnership or nonredeeming Limited Partners. Redemption charges for redemption of Units of any Class, if any, shall be as set forth in the Prospectus; provided, however, that: (i) no redemption charge shall be assessed against holders of the Class A Units; and
(ii) during such time as the Units are registered for sale to the public, all redemption charges shall comply with any restrictions on redemption charges imposed by the NASAA Guidelines. Redemptions from investors purchasing Units will be made on a first-in-first-out basis. The General Partner may cause the Partnership to redeem its capital at any time.

         13.2 REDEMPTION REQUESTS. In order to effect a redemption, a Limited Partner must furnish the General Partner with a written request for redemption. The terms of the request for redemption must include: (i) the Units and the date for which redemption is requested; (ii) an acknowledgment of the basis upon which valuation of Units being redeemed will be made; and (iii) a representation by the Limited Partner that he is the lawful owner of the Units being redeemed and that the Units have not been encumbered in any fashion.

         13.3 REQUIRED REDEMPTION. The General Partner may, at any time, in its sole discretion, require any Unit holder to withdraw entirely from the Partnership, or to withdraw a portion of his Partner capital account, by giving not less than fifteen (15) days' advance written notice to the Unit holder thus designated. In addition, the General Partner without notice may require at any time, or retroactively, withdrawal of all or any portion of the capital account of any Limited Partner: (i) that the General Partner determines is a benefit plan investor (within the meaning of Department of Labor Regulations ss. 2510.3-101(f)(2)) in order for the assets of the Partnership not to be treated as plan assets under ERISA; (ii) which made a misrepresentation to the General Partner in connection with its purchase of Units; or (iii) if such Limited Partner's ownership of Units would result in the violation of any law or regulation applicable to the Partnership or a Partner. The Unit holder thus designated shall withdraw from the Partnership or withdraw that portion of his Partner capital account specified in such notice, as the case may be, as of the close of business on such date as determined by the General Partner. The Unit holder thus designated shall be deemed to have withdrawn from the Partnership or to have made a partial withdrawal from his Partner capital account, as the case may be, without further action on the part of said Unit holder and the provisions of Section 13.1 shall apply.

         13.4 SPECIAL REDEMPTION. The General Partner may, in its sole discretion and upon notice to the Limited Partners, declare a special redemption date on which Limited Partners may redeem their Units at the Net Asset Value per Unit, provided that the Limited Partner submits a request for redemption in a form acceptable to the General Partner. During such time as the Units are registered for sale to the public, the General Partner shall declare such a special redemption date whenever the Partnership experiences a decline in Net Asset Value per Unit as of the close of business on any business day to less than 50% of the Net Asset Value per Unit on the last valuation date. The Partnership shall suspend trading during such special redemption period.

                                   ARTICLE XIV
                        COMPETING OR RELATED BUSINESSES.

         14.1 OTHER ACTIVITIES OF GENERAL PARTNER AND LIMITED PARTNERS. Except as provided in Section 14.2, the General Partner (and its principals and Affiliates) and the Limited Partners may acquire Commodity Interests and other investments for their own account or engage in the business of investing, trading, buying and selling Commodity Interests or other investments on behalf of other partnerships, joint ventures, corporations or other business ventures formed by them or in which they may have an interest, including, without limitation, business ventures similar to, related to or in direct or indirect competition with any business of the Partnership. Neither the Partnership nor any other Partner shall have any right by virtue of this Agreement in or to such other business ventures or income, profits or fees derived from any of the foregoing.

         14.2 COMPLIANCE WITH POSITION LIMITS. Each Partner herein represents, covenants and agrees with the Partnership that he shall not hold positions in commodity futures contracts in excess of any applicable position limits imposed from time to time by the Commodity Futures Trading Commission ("CFTC"), any other regulatory body or any commodity exchange on which the Partnership may trade in commodity futures contracts. Such limitation shall apply to the Partner individually and to any other Person controlled by or trading pursuant to a common pattern with any of the Partners or any other Person whose holdings may be attributed to any Partner by the CFTC, any other regulatory body or any such exchange. If position limits are exceeded by reason of trading by or attributed to any Partner, in the opinion of the CFTC, any other regulatory body, any exchange or the General Partner, such Partner (and not the Partnership) shall immediately reduce positions attributed to him (other than positions held by the Partnership) to comply with such position limit.

                                   ARTICLE XV
          FISCAL YEAR, BOOKS OF ACCOUNT, ACCOUNTING AND OTHER REPORTS,
                            TAX RETURNS AND BANKING.

         15.1 FISCAL YEAR. The fiscal year of the Partnership shall be the calendar year.

         15.2 BOOKS AND RECORDS. The General Partner shall maintain, or cause to be maintained, for a period of no less than five (5) years from the date each such record is generated and in accordance with CFTC Reg. ss.1.31 and ss.4.23, full and accurate books for the Partnership at the Partnership's principal place of business reflecting all receipts and expenditures, assets and liabilities, income and losses and all other records necessary for recording the Partnership's business and transactions, including those sufficient to record the allocations and distributions provided for in Articles VII and VIII. Notwithstanding the foregoing, records relating to the suitability of a Limited Partner purchasing Units through the General Partner directly (as opposed to through a Selling Agent) shall be maintained by the General Partner for no less than six (6) years from the date such records are generated. Each Limited Partner shall have the right to inspect such books and records during reasonable business hours upon reasonable written notice to the General Partner. A Limited Partner may inspect or (at such Limited Partner's expense) obtain a list of the names and addresses of all Limited Partners, provided that such Limited Partner first provides to the General Partner adequate written assurances that such information is reasonably related to such Limited Partner's interest as a Limited Partner and will not be used for commercial purposes.

         15.3 INDEPENDENT AUDITOR. The records and books of account of the Partnership may be audited by independent certified public accountants selected by the General Partner at any time that the General Partner may deem it necessary or desirable.

         15.4 PARTNERSHIP TAX RETURNS. The General Partner shall prepare or cause to be prepared all tax returns required of the Partnership and may make any available or necessary elections.

         15.5 ANNUAL REPORT. As soon as reasonably practicable after the end of each fiscal year, but in no event later than ninety (90) days after such period, the General Partner shall furnish each Limited Partner with an "Annual Report," as required by CFTC Reg. ss.4.22(c), and a tax statement showing the amounts of any income, gains and losses allocated to the Limited Partner and the amount of any distributions made to the Limited Partner pursuant to this Agreement.

         15.6 MONTHLY ACCOUNT STATEMENT. The General Partner also shall furnish each Limited Partner with a monthly "Account Statement," as required by CFTC Reg. ss.4.22(a), within thirty (30) calendar days following the last day of the prior monthly period; provided, however, that such statement for the last month of the Partnership's fiscal year need not be distributed in the event an annual report required by Section 15.5 is to be distributed to each Limited Partner within forty-five (45) calendar days after the end of the Partnership's fiscal year. The General Partner will comply with the reporting requirements of CFTC Reg. ss.4.22 with respect to the Partnership.

         15.7 FUND DEPOSITORIES. All funds of the Partnership shall be deposited in a separate customer account or accounts or such other appropriate depositories as shall be determined by the General Partner.

         15.8 NOTICE TO LIMITED PARTNERS. During such time as the Units are registered for sale to the public, notice will be mailed to each Limited Partner, together with a description of Limited Partners' redemption and voting rights and a description of any material effect the applicable following event may have on Limited Partners, within seven (7) business days of any of the following events:

                  (a) a decrease in the Net Asset Value per Unit of such Limited Partners' Units to 50% or less of the Net Asset Value per Unit most recently reported;

                  (b) any material change in any Advisory Contract with a Trading Advisor, including any change to Trading Advisors or any modification in connection with the method of calculating the incentive fee, as determined by the General Partner in good faith; and

                  (c) any material change in the amount of any brokerage commissions or brokerage fees paid by the Partnership, or any other material change affecting the compensation of any party, as determined by the General Partner in good faith.

                                   ARTICLE XVI
                          DISSOLUTION AND LIQUIDATION.

         16.1     DISSOLUTION.

                  (a) The Partnership shall be dissolved prior to the expiration of the term provided in Article V upon the happening of any of the following events:

                  (b) A decision of Limited Partners holding more than 50% of the Partnership's outstanding Units (excluding Units owned by the General Partner and its Affiliates) to liquidate the Partnership;

                  (c) The withdrawal or dissolution of the General Partner, and the failure of the Limited Partners to elect a substitute General Partner to continue the Partnership; or

                  (d) The assignment for the benefit of creditors or adjudication of bankruptcy of the General Partner or appointment of a receiver for or seizure by a judgment creditor of the General Partner's interest in the Partnership.

         16.2 LIQUIDATION. There shall be no liquidation and termination of the Partnership unless dissolution has occurred pursuant to Section 16.1 or unless dissolution has occurred at the end of the term provided in Article V. In the event of any such dissolution, the General Partner first shall contribute to the Partnership an amount equal to the debit balance, if any, in the capital account for the General Partner and then shall proceed to wind up the affairs of the Partnership and liquidate its investments. The General Partner shall have full right and unlimited discretion to determine the time, manner, and terms of any sale of Partnership property pursuant to such liquidation having due regard to the activity and condition of the relevant market and general financial and economic conditions. The proceeds of such liquidation shall be applied and distributed in the following order of priority:

                  (a) To the payment of debts and liabilities of the Partnership (other than any loans or advances that may have been made by any of the Limited Partners to the Partnership) and the expenses of the liquidation;

                  (b) To the creation of any reserves that the General Partner may consider reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership; provided, however, that if and when a contingency ceases to exist, the monies, if any, then in reserve attributable to such contingency shall be distributed in the manner hereinafter provided;

                  (c) To the repayment of any loans or advances that may have been made by any of the Partners to the Partnership, or pro rata among them if the amount available for repayment is insufficient; and

                  (d) Amongst the Classes pro rata and to all Partners of a Class in accordance with their respective Unit Ownership Percentages with respect to such Class.

Solely for purposes of this Section 16.2, in the event that the General Partner is unable to wind up the affairs of the Partnership and liquidate its assets, such Person as may be designated by the Limited Partners holding more than 50% of all Limited Partnership Units of the Partnership then issued and outstanding (excluding Units owned by the General Partner and its Affiliates) shall carry out such duties in accordance with the provisions of this Article XVI.

         16.3 SALE OF ASSETS. The Limited Partners shall have no right to demand property other than cash in return for their contributions to the capital of the Partnership. Upon dissolution, any physical assets of the Partnership shall be sold at public or private sale at such price and upon such terms as the General Partner may consider advisable. Any Partner may purchase the assets of the Partnership at any such sale.

         16.4 RETURN OF CAPITAL CONTRIBUTIONS. The General Partner shall not be personally responsible or liable for the return of all or any part of the Capital Contributions of the Limited Partners, and any such return shall be made solely from Partnership assets.

         16.5 LIQUIDATION STATEMENT. Each of the Limited Partners shall be furnished with a statement, prepared or caused to be prepared by the General Partner, reflecting the assets and liabilities of the Partnership as of the date of complete liquidation. Upon the completion of distributions pursuant to the preceding subsections of this Article XVI, the Limited Partners shall cease to be such; and the General Partner shall cause any Certificate of Limited Partnership to be cancelled.

                                  ARTICLE XVII
                                   AMENDMENTS.

         17.1 PROCEDURE FOR AMENDMENTS GENERALLY. Except as otherwise provided in this Article XVII, amendments to this Agreement may only be made with the consent of holders of more than 50% of the Limited Partnership Units of the Partnership then outstanding (excluding Units owned by the General Partner and its Affiliates) except that (a) without the consent of all Partners, no amendment shall amend this Article XVII, and (b) no amendment may change the requisite percentage of Units held by Limited Partners which are needed to give any consent or approval under this Agreement without the consent of at least such requisite percentage.

         17.2 AMENDMENTS REQUIRING LIMITED PARTNER CONSENT. No amendment shall:
(i) reduce the participation of a Limited Partner in net profits and losses or distributions of the Partnership; (ii) change the Partnership to a general partnership; (iii) reduce the liabilities, obligations or responsibilities of the General Partner; or (iv) increase the obligations or liabilities of a Limited Partner without the written consent of such Partner. Any Limited Partner that does not consent to such a proposed amendment affecting such Limited Partner may withdraw from the Partnership prior to the effectiveness of the amendment.

         17.3 AMENDMENTS WITHOUT LIMITED PARTNER CONSENT. The General Partner may, in its discretion, without the consent of the Limited Partners, modify or amend any provision of this Agreement for any of the following purposes: (i) for the purpose of adding to this Agreement any further covenants, restrictions, undertakings or other provisions for the protection of the Limited Partners;
(ii) to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions contained herein or otherwise to more accurately reflect the intent of the General Partner in connection with the operations of the Partnership or the computation and determination of allocations hereunder; (iii) to cause the allocations contained herein to comply with Section 704 of the Code or any other statutory provisions or regulations relating to such allocations; (iv) to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes; (v) to ensure that the Partnership is not required to register as an "investment company" under the Investment Company Act of 1940;
(vi) to ensure that the Partnership is not treated as a "publicly-traded partnership" under Section 7704 of the Code; (vii) to ensure that the Partnership is not considered to hold "plan assets" within the meaning of the Employee Retirement Income Security Act of 1974; (viii) to ensure that the Partnership is not in violation of any applicable law or regulation, including to bring the Partnership into compliance with the securities or Blue Sky laws of the SEC or any other federal agency or any state in which Units have been or will be sold; (ix) to make any other change not materially adverse to the interests of the Limited Partners; or (x) if the General Partner is expressly authorized to amend this Agreement as provided herein.

         17.4 METHODS OF LIMITED PARTNER CONSENT. In any matter regarding any Partnership action in which the consent of a Limited Partner is required, such consent shall be deemed given if either:

(i) such Limited Partner affirmatively grants such consent in writing; or (ii) the Limited Partner has been furnished with a written notice of the matter(s) for which consent is requested and the Limited Partner shall have failed to respond to such notice within the time period designated for such in the notice.

                                  ARTICLE XVIII
                               POWER OF ATTORNEY.

         18.1 POWER OF ATTORNEY GENERALLY. Each Limited Partner, by becoming a Limited Partner, constitutes and appoints the General Partner its true and lawful attorney-in-fact and agent in his name, place and stead to make, execute, sign, acknowledge, file and record from time to time with respect to the
Partnership:

                  (a) Any documents and instruments that the General Partner deems appropriate to reflect any amendment, change or modification of the Partnership, in accordance with the terms of this Agreement;

                  (b) Any certificates, documents or instruments that the General Partner deems necessary or appropriate to effect the dissolution of the Partnership; and

                  (c) All such other certificates, documents and instruments that may be required by the laws of the State of Illinois, the United States of America, or any other jurisdiction in which the Partnership may do business to effectuate, implement, continue and defend the valid and subsisting existence of the Partnership.

         18.2 GENERAL PARTNER ACTION. The General Partner shall take no action as such attorney that would in any way increase the liability of any Limited Partner beyond the liability expressly set forth in this Agreement.

         18.3 SURVIVAL OF POWER OF ATTORNEY. The power of attorney granted by each Limited Partner to the General Partner shall be a power coupled with an interest, shall be irrevocable and shall survive the death, incompetence or dissolution of such Limited Partner and the delivery of an assignment by a Limited Partner of his Units, except that where the assignee thereof has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any certificate, instrument or document necessary to effect such substitution.

         18.4 EXERCISE OF POWER OF ATTORNEY. The power of attorney granted herein shall be exercisable by the General Partner for each Limited Partner by a facsimile signature or by listing all the Limited Partners executing any instrument with a single signature of the General Partner.

                                   ARTICLE XIX
                                    NOTICES.

         Any notice given pursuant to this Agreement may be served personally on the Partner to be notified or may be mailed, postage prepaid, registered with return receipt requested, addressed as follows, or at such other address as a Partner may from time to time designate in writing:

         To the General Partner: At the address set forth in Section 3.2 hereof.

         To any Limited Partner: At the address as last provided to the General Partner in writing.

                                   ARTICLE XX
                                   PARTITION.

         The Partner agrees that the Partnership properties are not suitable for partition. Accordingly, each of the Partners irrevocably waives any and all rights that he may have to maintain any action for partition of any of the Partnership's property.

                                   ARTICLE XXI
                                ENTIRE AGREEMENT.

         This Agreement constitutes the entire agreement among the parties.

                                  ARTICLE XXII
                                 GOVERNING LAW.

         This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Illinois, without regard to principles of conflicts of law, except for matters arising under federal or state securities laws (exclusive of Illinois securities laws). Any and all litigation arising out of this Agreement shall be conducted only in courts located in the State of Illinois.

                                  ARTICLE XXIII
                                 BINDING EFFECT.

         All the terms and conditions of this Agreement shall be binding upon the Partners and their legal representatives, heirs, successors and assigns of the Partners except as otherwise expressly provided in this Agreement.

                                  ARTICLE XXIV
                                    PRONOUNS.

         Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter genders.

                                   ARTICLE XXV
                                    CAPTIONS.

         Captions and section headings contained in this Agreement are inserted for convenience only and in no way define, limit or extend the scope or intent of any provision of this Agreement.

                                  ARTICLE XXVI
                                  COUNTERPARTS.

         This Agreement, and any amendment thereto, may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In addition, this Agreement, and any amendment thereto, may contain more than one counterpart of the signature page, and all such counterpart signature pages shall have the same force and effect as though all parties had signed a single signature page.

                                  ARTICLE XXVII
                                  COPY ON FILE.

         Each Partner agrees that one original of this Agreement, or set of original counterparts, shall be held at the principal place of business of the Partnership and that there shall be distributed to each Partner a composite conformed copy of this Agreement.

                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

                                         GENERAL PARTNER:


                                         DEARBORN CAPITAL MANAGEMENT, L.L.C.
                                              Dearborn Capital Management, Ltd.,


                                         By:  its Managing Member
                                              By:



                                         ---------------------------------------
                                         David M. Kavanagh,
                                         its President


                                         Limited Partners:

                                         ---------------------------------------
                                         ---------------------------------------
                                         ---------------------------------------
                                         ---------------------------------------


                 (This page has been left blank intentionally.)

                                   [SPECIMEN]

                                   APPENDIX B

         The top of this Subscription Agreement and the front of the prospectus are dated ________. This material will expire no later than 9 months following that date. It may expire prior to the end of that 9-month period. Before using these documents you should confirm with your home office or Dearborn Capital Management, LLC that the document date is current (dial toll-free at 1-800-217-7955 or e-mail at funds@dearborncapital.com). Subscriptions using expired documents CANNOT be accepted.

                   GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
          INSTRUCTIONS TO SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

                              DATED: _____________

        ANY PERSON CONSIDERING SUBSCRIBING FOR THE UNITS SHOULD CAREFULLY READ AND REVIEW A CURRENT PROSPECTUS. THE PROSPECTUS SHOULD BE ACCOMPANIED
                 BY THE MOST RECENT MONTHLY REPORT OF THE FUND.

1. Enter the total dollar amount to be invested on LINE 1 and check the box indicating Class A or B units.

2. Enter the investor's brokerage account number on LINE 2, and check the box if the account is to be debited for investment.

3. Enter the Social Security Number OR Taxpayer ID Number, as applicable, on LINE 3 and check the appropriate box to indicate ownership type. For IRA accounts, the Taxpayer ID Number of the Custodian should be entered as well as the Social Security Number of the investor.

4. Check the box in LINE 4 if this is an addition to an existing account and list Partner #.

5. Enter the name of the investor on LINE 5. For UGMA/UTMA (Minor), enter the Minor name on LINE 5, followed by "Minor", and enter the custodian name on LINE 6. For Corporations, Partnerships, and Estates, enter the entity name on LINE 5 and the Trustee(s) name(s) on LINE 6. Investors who are not individuals must furnish a copy of organizing or other documents evidencing the authority of such entity to invest in the Fund. FOR EXAMPLE, TRUSTS MUST FURNISH COPIES OF THE TRUST AGREEMENT, CORPORATIONS MUST FURNISH A CORPORATE RESOLUTION OR BYLAWS.

6. Enter the legal address (which is the residence or domicile address used for tax purposes) of the investor on LINE 7 (no post office boxes). Line 7 must be completed.

7. If the legal address is different from the mailing address, enter on LINE 8.

8.       If an IRA account, enter Custodian's name and address on LINE 9.

9.       Enter email address of investor, if desired, on LINE 10.

10. Investor must sign and date LINE 11. If it is a joint account, both investors must sign. In the case of IRA's, the Custodian's signature, as well as the investor's signature, is required.

11. The Financial Advisor must sign and date in LINE 12. Some broker/dealers may also require the signature of an office manager.

12. The name of the selling firm, Financial Advisor name, Financial Advisor number, and address and phone number must be entered in LINE 13.

                                   [SPECIMEN]

         THE CLIENT SHOULD RETURN THIS SUBSCRIPTION AGREEMENT AND PAYMENT TO HIS OR HER FINANCIAL ADVISOR'S OFFICE ADDRESS.

         Subscription agreements, payment, and any other required documents should be sent by the Financial Advisor to either:

         1) the administration or Fund Administration office of the selling firm, if firm procedures require, or

         2) to the custodial firm if one is required (sending document early in the month is best if it is to reach the general partner before month end), or

         3) to Dearborn Capital Management/Grant Park Futures Fund, 550 W. Jackson Blvd., Suite 1300, Chicago, IL, 60661.

         If payment is being made by wire transfer, the Financial Advisor should contact either his or her firm's Fund Administration Department or Dearborn's Fund Administration Department for instructions. PAYMENTS AND SUBSCRIPTION DOCUMENTS MUST BE RECEIVED BY THE GENERAL PARTNER AT LEAST FIVE BUSINESS DAYS PRIOR TO THE END OF THE MONTH. However, the selling firm's Fund Administration Department may have an earlier cut-off for subscriptions.

         If Financial Advisors have specific questions about the subscription process, please call the general partner's Back Office at 800-217-7955, or your Fund Administration Department.

                                   [SPECIMEN]

                                                             Dated:  ___________



                   GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
                            LIMITED PARTNERSHIP UNITS
                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
c/o Dearborn Capital Management, L.L.C.
550 West Jackson Boulevard, Suite 1300
Chicago, Illinois  60661

Dear Sir or Madam:

         1. Subscription for Units. I hereby subscribe for the dollar amount of Limited Partnership Units ("units") in Grant Park Futures Fund Limited Partnership ("Grant Park") as set forth in this Subscription Agreement and Power of Attorney, at the asset value per unit as set forth in the prospectus of Grant Park dated _________ (the "prospectus"). I have (i) enclosed a check payable to "Grant Park Futures Fund Limited Partnership--Subscription Agreement," in the full amount of my subscription, (ii) authorized a wire transfer to Grant Park's account (as set forth in this Subscription Agreement and Power of Attorney) in the full amount of my subscription, or (iii) authorized my selling agent to debit my customer securities account in the full amount of my subscription. Dearborn Capital Management, L.L.C. (the "General Partner"), in its sole and absolute discretion, may accept or reject this subscription in whole or in part. Once submitted, all subscriptions are irrevocable.

         2. Representations and Warranties of Subscriber. I have received the prospectus, the Third Amended and Restated Limited Partnership Agreement (each as supplemented by sticker supplements, if any) and the most recent monthly report of Grant Park if trading has commenced for the class of units in which I am investing. I ACKNOWLEDGE THAT I AM MAKING THE REPRESENTATIONS AND WARRANTIES SET FORTH IN APPENDIX C TO THE PROSPECTUS, INCLUDING THE APPLICABLE REQUIREMENTS RELATING TO NET WORTH AND ANNUAL INCOME. If subscriber is not an individual, the person signing the Subscription Agreement and Power of Attorney on behalf of the subscriber is duly authorized to execute such signature page. By signing the Subscription Agreement and Power of Attorney, I am not waiving any rights under the federal or state securities laws.

         3. Power of Attorney. In connection with my purchase of units, I do hereby irrevocably constitute and appoint the General Partner, and its successors and assigns, as my true and lawful attorney-in-fact, with full power of substitution, in my name, place and stead, (i) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of Grant Park, and (ii) to make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments that may be considered necessary or desirable by the General Partner to carry out fully the provisions of Grant Park's Third Amended and Restated Limited Partnership Agreement, including, without limitation, the execution of said Agreement itself, and the execution of all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my units.

                                   [SPECIMEN]

                                                             Dated:  ___________

         4. Irrevocability; Governing Law. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after this Subscription Agreement and Power of Attorney has been submitted and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my units in Grant Park. I hereby acknowledge and agree that this Subscription Agreement and Power of Attorney shall be governed by and shall be interpreted in accordance with the laws of the State of Illinois, without regard to principles of conflicts of laws, except for matters arising under federal or state securities laws (exclusive of Illinois securities laws).

              PLEASE CAREFULLY READ AND COMPLETE THE REVERSE SIDE.

                                   [SPECIMEN]


                                                            DATED:  ____________
                             GRANT PARK FUTURES FUND
                               LIMITED PARTNERSHIP
                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
          IMPORTANT: READ INSTRUCTIONS AND REVERSE SIDE BEFORE SIGNING

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney and by either (i) enclosing a check payable to "Grant Park Futures Fund Limited Partnership - Subscription Account," (ii) authorizing a wire transfer in the investor's name to Grant Park's subscription account at Harris Bank & Trust, Account No. 274-9513, ABA #071000288 or (iii) authorizing the Selling Agent to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of units at the net asset value per unit.

         The named investor further acknowledges receipt of the prospectus of Grant Park dated _________, including Grant Park's Third Amended and Restated Limited Partnership Agreement, the Subscription Agreement and Power of Attorney (supplemented by sticker supplements, if any), the terms of which govern the investment in the units being subscribed for hereby.



1)    (a) Class of units [_] Class A [_] Class B                         2) Account #_______________ (must be completed)
      (b) Total $ Amount ____________________                               [_] if payment is made by debit to investor's securities
      (Class A minimum for existing limited partners: $15,000 ($5,000       account, check box
      for employee benefit plans and IRAs). Class A minimum for new investors: $200,000. Subsequent investments must be at least
      $15,000 ($5,000 for employee benefit plans and IRAs).)

      (Class B minimum: $10,000 ($5,000 for employee benefit plans and IRAs). Subsequent investments must be at least $2,000.)
------------------------------------------------------------------------------------------------------------------------------------
3)    Social Security #_______ - _______ - _______                           Taxpayer ID #_______ - _______ - _______



      Taxable Investors (check one):
[_]   Individual Ownership          [_]   Tenants in Common          [_]   Estate*                    [_]   UGMA/UTM
[_]   Partnership*                  [_]   Joint Tenants with Right   [_]   Grantor or Other                 (Minor)
                                          of Survivorship                  Revocable Trust*



[_]   Corporation*                  [_]   Tenants in Entirety        [_]   Trust other than a         [_]   Community Property
                                                                           Grantor or Revocable
                                                                           Trust*
      Non-Taxable Investors (check one):
[_]   IRA                           [_]   Profit Sharing*            [_]   Pension*                   [_]   Other (specify)
[_]   IRA Rollover                  [_]   Defined Benefit*           [_]   SEP
[_]   Roth IRA
               (*APPROPRIATE AUTHORIZATION DOCUMENTS MUST ACCOMPANY SUBSCRIPTION, I.E., TRUST, PENSION, ESTATE, OR CORPORATE
                                                                  DOCUMENTS)
------------------------------------------------------------------------------------------------------------------------------------

4)    [_] CHECK HERE IF THIS IS AN ADDITION TO AN EXISTING ACCOUNT. PARTNER #_____________________:

5)    NAME
              ----------------------------------------------------------------------------------------------------------------------

6)    ------------------------------------------------------------------------------------------------------------------------------
      ADDITIONAL INFORMATION (FOR ESTATES, PARTNERSHIPS, TRUSTS AND CORPORATIONS)

7)    RESIDENT ADDRESS
                        ------------------------------------------------------------------------------------------------------------
                        STREET (P.O. BOX NOT ACCEPTABLE)             CITY                  STATE                 ZIP CODE

8)   MAILING ADDRESS
     (IF DIFFERENT)     ------------------------------------------------------------------------------------------------------------
                        STREET                                       CITY                  STATE                 ZIP CODE

9)   CUSTODIAN NAME
     AND MAILING
     ADDRESS            ------------------------------------------------------------------------------------------------------------
                        NAME                  STREET                 CITY                  STATE                 ZIP CODE

10)  [_] THE CFTC REQUIRES THE FUND TO PROVIDE YOU WITH MONTHLY ACCOUNT STATEMENTS.  I HEREBY CONSENT TO HAVE THE REQUIRED
         MONTHLY ACCOUNT STATEMENTS MADE AVAILABLE TO ME VIA THE GENERAL PARTNER'S SECURE WEBSITE RATHER THAN IN HARDCOPY (AT
         SUCH TIME AS SECURE WEBSITE ACCESS IS AVAILABLE). I UNDERSTAND THAT MY CONSENT SHALL BE EFFECTIVE UNTIL REVOKED AND
         THAT I MAY REVOKE THIS CONSENT AND RECEIVE SUCH STATEMENTS IN HARDCOPY AT ANY TIME BY WRITTEN NOTICE TO THE GENERAL
         PARTNER. MY E-MAIL ADDRESS IS __________.
------------------------------------------------------------------------------------------------------------------------------------
11)                          INVESTOR(S) MUST SIGN

     X  ---------------------------------------------------                 X  -----------------------------------------------------
        SIGNATURE OF INVESTOR                                                  SIGNATURE OF JOINT INVESTOR (IF ANY) OR CUSTODIAN

        ------------------------------------                                   ------------------------------------
        DATE                                                                   DATE

        ------------------------------------
        TELEPHONE NO.

                          UNITED STATES INVESTORS ONLY
I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: [_]
Under penalties of perjury, by signature above, I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

                        NON-UNITED STATES INVESTORS ONLY
Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.
--------------------------------------------------------------------------------
12)                       FINANCIAL ADVISOR MUST SIGN
The undersigned Financial Advisor ("F.A.") hereby certifies that: (1) the F.A. has informed the person(s) named above of all pertinent facts relating to the liquidity and marketability of the units as set forth in the prospectus; (2) the F.A. has delivered to the person(s) named above a copy of the prospectus on the date of this certification; and (3) the F.A. has reasonable grounds to believe (on the basis of information obtained from the person(s) named above concerning such person(s') age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments and any other information known by the F.A.) that; (a) the purchase of units is a suitable and appropriate investment for such person(s); (b) such person(s) meet(s) the applicable minimum income and net worth standard; (c) such person(s) can reasonably benefit from the investment based on such person's(s') overall investment objectives and portfolio structure; (d) such person(s) can bear the economic risks of the investment; and (e) such person(s) appears(s) to have an understanding of the fundamental risks of the investment (including than an investor may lose its entire investment), the restrictions on the liquidity and transferability of the units, and the general background and qualifications of the general partner and the trading advisors.
The Financial Advisor MUST sign below in order to substantiate compliance with NASD Rule 2810.

     X  ---------------------------------------------------                 X  -----------------------------------------------------
        FINANCIAL ADVISOR SIGNATURE                                            OFFICE MANAGER SIGNATURE (if required by Selling
                                                                               Firm procedures)

        ------------------------------------                                   ------------------------------------
        DATE                                                                   DATE
------------------------------------------------------------------------------------------------------------------------------------

13)
SELLING FIRM                                        F.A. NAME                                       F.A. NUMBER
              -----------------------------------             ----------------------------------                --------------------
              (print clearly for proper credit)
------------------------------------------------------------------------------------------------------------------------------------
F.A. PHONE ____________________________________ F.A. FAX ________________________________ F.A. EMAIL ADDRESS _______________________
F.A. ADDRESS            ____________________________________________________________________________________________________________
(for confirmation)      STREET (P.O. BOX NOT ACCEPTABLE)                   CITY               STATE               ZIP CODE

                                   APPENDIX C

                            SUBSCRIPTION REQUIREMENTS

NOTICE: AN INVESTMENT IN GRANT PARK IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. PLEASE REFER TO THE SECTION OF THE PROSPECTUS ENTITLED "RISK FACTORS" FOR A COMPLETE DESCRIPTION OF THE MATERIAL RISKS OF AN INVESTMENT IN GRANT PARK.

I.       SUBSCRIPTION PROCEDURES

         To subscribe for limited partnership units in the Grant Park Futures Fund Limited Partnership ("Grant Park"), you must:

         o execute and deliver to the selling agent who solicited your subscription the subscription agreement and power of attorney, and any other documents needed (for example, fund, pension, corporate authorizations, as applicable); and

         o unless you intend to make payment by debiting your brokerage account with your selling agent, deliver to your selling agent a check in the full amount of the subscription payable to "Grant Park Futures Fund Limited Partnership, Subscription Account," or authorize a wire transfer in the amount of your subscription in accordance with the instructions set forth in the subscription agreement and power of attorney.

         The minimum investment in Class A units for existing Class A limited partners and their affiliates is $15,000, except for existing Class A limited partners that are eligible employee benefit plans and/or individual retirement accounts for which the minimum investment is $5,000. The minimum initial investment or investment commitment in Class A units for new investors is $200,000. Subsequent investments in Class A units for all Class A limited partners must be at least $15,000 or, in the case of additional investments in Class A units by employee benefit plans or individual retirement accounts, $5,000.

         The minimum initial investment in Class B units is $10,000, except for eligible employee benefit plans and/or individual retirement accounts for which the minimum initial investment is $5,000. Subsequent investments in Class B units for all limited partners must be at least $2,000.

         Any of these minimums may be waived by the general partner in its sole discretion. You will be required to reimburse Grant Park and Dearborn Capital Management, L.L.C., the general partner of Grant Park, for any expense or loss incurred as a result of the cancellation of your subscription for units due to your failure to deliver good funds in the amount of the subscription price.

         By executing and delivering the subscription agreement and power of attorney, you irrevocably subscribe for Class A units or Class B units, as specified, at a price equal to the net asset value per unit of the class subscribed for as of the close of business on the last business day of the month in which your subscription is accepted, provided your subscription is received at least five business days prior to the month end. The general partner may accept or reject your subscription, in whole or in part, in its sole discretion. If your subscription is accepted, you agree to contribute your subscription to Grant Park and to be bound by the terms of the limited partnership agreement (a form of which is attached as Appendix A to Grant Park's prospectus). By executing and delivering the subscription agreement and power of attorney, you will be deemed to have executed the limited partnership agreement.

II.      REPRESENTATIONS AND WARRANTIES

         AS AN INDUCEMENT TO THE GENERAL PARTNER TO ACCEPT YOUR SUBSCRIPTION, YOU, BY EXECUTING AND DELIVERING YOUR SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY, REPRESENT AND WARRANT TO GRANT PARK, THE GENERAL PARTNER, THE CLEARING BROKERS AND THE SELLING AGENT WHO SOLICITED YOUR SUBSCRIPTION AS FOLLOWS, AS
APPLICABLE:

1. You are of legal age to execute the subscription agreement and power of attorney and are legally competent to do so. You acknowledge that you have received a copy of the prospectus, including the limited partnership agreement contained therein (as supplemented by sticker supplements, if any).

2. All information that you have furnished to the general partner or that is set forth in the subscription agreement and power of attorney submitted by you is correct and complete as of the date of the subscription agreement and power of attorney, and if there should be any change in such information before acceptance of your subscription, you will immediately furnish the revised or corrected information to the general partner.

3. Unless paragraph 4 or 5 below is applicable, your subscription is made with your funds for your own account and not as trustee, custodian or nominee for another.

4. The subscription, if made as custodian for a minor, is a gift that you have made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

5. If you are subscribing in a representative capacity, you have full power and authority to purchase the units and enter into and be bound by the subscription agreement and power of attorney on behalf of the entity for which you are purchasing the units, and such entity has full right and power to purchase such units and enter into and be bound by the subscription agreement and power of attorney and become a limited partner pursuant to the limited partnership agreement.

6. You either are not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA") or, if you are required to be so registered and to have such membership, are duly registered with the CFTC and are a member in good standing of the NFA.

7. If you are acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), the individual signing the subscription agreement and power of attorney on your behalf hereby further represents and warrants as, or on behalf of, the plan responsible for purchasing units (the "Plan Fiduciary") that:

         (a) the Plan Fiduciary has considered an investment in Grant Park for such plan in light of the risks relating thereto;

         (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in Grant Park is consistent with the Plan Fiduciary's responsibilities under ERISA;

         (c) the plan's investment in Grant Park does not violate and is not otherwise inconsistent with the terms of any legal document constituting the plan or any agreement thereunder;

         (d) the plan's investment in Grant Park has been duly authorized and approved by all necessary parties;

         (e) none of the general partner, any trading advisor, any clearing brokers, any selling agent, or any of their respective affiliates, agents or employees (1) has investment discretion with respect to the investment of assets of the plan used to purchase units, (2) has authority or responsibility to or regularly gives investment advice with respect to the assets of the plan used to purchase units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the plan and that such advice will be based on the particular investment needs of the plan, or (3) is an employer maintaining or contributing to the plan; and

         (f) the Plan Fiduciary (1) is authorized to make, and is responsible for, the decision to invest in Grant Park, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that plan investments be diversified so as to minimize the risks of large losses, (2) is independent of the general partner, the trading advisors, the clearing brokers, any selling agent and each of their respective affiliates, and (3) is qualified to make such investment decision.

         You will, at the request of the general partner, furnish the general partner with such information as the general partner may reasonably require to establish that the purchase of the units by the plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons" as defined therein.

8. If you are acting on behalf of a trust (the "Subscriber Trust"), the individual signing the subscription agreement and power of attorney on behalf of the Subscriber Trust hereby further represents and warrants that an investment in the trust is permitted under the trust agreement of the Subscriber Trust, and that the undersigned is authorized to act on behalf of the Subscriber Trust under the trust agreement thereof.

9. You have a net worth of at least $150,000, exclusive of home, furnishings and automobiles, or an annual gross income of at least $45,000 and a net worth, similarly calculated, of at least $45,000. If you are a resident of any of the following states, you must also meet the requirements set forth below for that state. Furthermore, in no event may you invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in Grant Park. Net worth in all cases is exclusive of home, furnishings and automobiles.

Alaska, Arizona,
Minnesota, Mississippi,
Oklahoma, Oregon or South Dakota.. Net worth of at least $225,000 or a net worth of at least $60,000 and an annual
                                   gross income of $60,000.

California........................ Net worth of at least $150,000 or net worth of at least $75,000 and an annual gross
                                   income of at least $50,000.

Iowa.............................. Net worth (individually or joint with spouse) in excess of $1,000,000; or annual taxable income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years (Investors purchasing Class A units only). Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000 (Investors purchasing Class B units only).

Maine............................. Net worth of at least $225,000, or net worth of $100,000 and an annual gross income of $100,000.

Massachusetts, Michigan, Missouri,
Nebraska, North Carolina or Texas. Net worth of at least $225,000 or a net worth of at least $60,000 and an annual
                                   taxable income of at least $60,000.

New Hampshire..................... Net worth of at least $225,000 or a net worth of at least $125,000 and an annual taxable income of at least $50,000.


Pennsylvania...................... Net worth of at least $175,000 or a net worth of at least $100,000 and an annual taxable income of $50,000.

Tennessee......................... Net worth of at least $250,000 or a net worth of at least $60,000 and an annual
                                   taxable income of at least $60,000.

10. You understand that the investment is not liquid, except in accordance with the redemption provisions of the limited partnership agreement, as amended from time to time.

11. You acknowledge that due to anti-money laundering requirements operating in the United States, as well as Grant Park's own internal anti-money laundering policies, Grant Park, the general partner and/or your selling agent may require further identification of you and the source of your subscription funds before your subscription agreement and power of attorney can be processed, subscription monies accepted, or request for redemption processed. Grant Park, the general partner, your selling agent and each of their respective principals, members, shareholders, directors, officers, and employees shall be held harmless and indemnified against any losses, expenses or liabilities arising as a result of a failure to process your subscription agreement and power of attorney or any request for redemption if you have not satisfactorily provided any information that has been required by an indemnified party. You further acknowledge that all subscription payments delivered to Grant Park must originate directly from a bank or brokerage account in your name. You represent and warrant that you are not involved in any anti-money laundering scheme and that acceptance by the general partner of your subscription agreement and power of attorney to subscribe for units in Grant Park, together with acceptance of the appropriate remittance, will not breach any applicable laws, rules and regulations designed to avoid money laundering, including the provisions of the Bank Secrecy Act of 1970, as amended. Specifically, you represent and warrant that all evidence of identity provided is genuine and all related information furnished, and to be furnished in the future, is accurate.

         (a) You represent and warrant that you are subscribing for units for your own account and own risk, and, unless you advise the general partner and your selling agent to the contrary in writings and identify with specificity supplementally each beneficial owner on whose behalf you are acting, you represent that you are not acting as a nominee for any other person or entity, and no other person or entity will have a beneficial or economic interest in your units. You also represent that you do not have the present intention or obligation to sell, distribute or transfer the units, directly or indirectly, to any other person or entity or to any nominee account.

         (b) If you are (i) acting as trustee, agent, representative or disclosed nominee for another person or entity, or (ii) an entity investing on behalf of underlying investors, other than a publicly traded company listed on an organized exchange (or a subsidiary or a pension fund of such a company) based in a Financial Action Task Force ("FATF") Compliant Jurisdiction (the persons, entities and underlying investors referred to in (i) and (ii) being referred to collectively as the "Beneficial Owners"), you represent and warrant that:

                  (A) You understand and acknowledge the representations, warranties and agreements made in this paragraph 11 are made by you (i) with respect to you, and (ii) with respect to the Beneficial Owners;

                  (B) You have all requisite power and authority from the Beneficial Owners to execute and perform the obligations under the subscription agreement and power of attorney;

                  (C) You have adopted and implemented anti-money laundering policies, procedures and controls that comply with, and will continue to comply in all respects with, the requirements of applicable anti-money laundering laws and regulations; and

                  (D) You have established the identity of or have access to all Beneficial Owners, hold evidence of or have access to such identities, and (i) will make such information available to the general partner and /or your selling agent upon request, or (ii) will provide a certificate signed by you or by a senior officer of you with respect to your compliance with the anti-money laundering policies, procedures and controls, and, in either case, have procedures in place to ensure that no Beneficial Owner is a Prohibited Investor.

         (c) You represent and warrant that, to the best of your knowledge and belief, neither you, any Beneficial Owners nor any person controlling, controlled by, or under common control with any such Beneficial Owners, nor any person having a beneficial or economic interest in any such Beneficial Owners, is a Prohibited Investor or, unless disclosed to the general partner and your selling agent in writing, a Senior Foreign Political Figure or a member of the Immediate Family or a Close Associate of a Senior Foreign Political Figure, and you are not investing and will not invest in Grant Park on behalf or for the benefit of any Prohibited Investor. You agree promptly to notify the general partner and your selling agent of any change in information affecting the representations and warranties in this paragraph II.

         (d) You represent and warrant that the funds being used to make this investment are not derived from any unlawful or criminal activities.

         (e) For purposes of this paragraph II, the following terms shall have the following meanings:

         o CLOSE ASSOCIATE OF A SENIOR FOREIGN POLITICAL FIGURE is a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure.

         o FATF-COMPLIANT JURISDICTION is a jurisdiction that (i) is a member in good standing of FATF and (ii) has undergone two rounds of FATF mutual evaluations.*

         o        FATF means the Financial Action Task Force on Money
                  Laundering.

_____________
* For a current list of FATF-compliant jurisdictions refer to the Financial Action Task Force website, http://www1.oecd.org/fatf/NCCT_en.htm

         o FOREIGN BANK means an organization that (i) is organized under the laws of a non-U.S. country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a non-U.S. bank.

         o FOREIGN SHELL BANK means a Foreign Bank without a Physical Presence in any country, but does not include a Regulated Affiliate. Regulated Affiliate means a Foreign Shell Bank that
                  (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a non-U.S. country, as applicable, and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

         o IMMEDIATE FAMILY OF A SENIOR FOREIGN POLITICAL FIGURE typically includes such person's parents, siblings, spouse, children and in-laws.

         o NON-COOPERATIVE JURISDICTION means any non-U.S. country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the FATF, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur.**

         o PHYSICAL PRESENCE means a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank (i) employs one or more individuals on a full-time basis, (ii) maintains operating records related to its banking activities, and (iii) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

         o PROHIBITED INVESTOR means (i) a person or entity whose name appears on the various lists issued and maintained by the U.S. Office of Foreign Assets Control ("OFAC"), including the List of Specially Designated Nationals and Blocked Persons, the Specially Designated Terrorists List and the Specially Designated Narcotics Traffickers List;*** (ii) a Foreign Shell Bank; or (iii) a person or entity who is a citizen or resident of, or which is located in, or whose subscription funds are transferred from or through, a Foreign Bank in a Non-Cooperative Jurisdiction or Sanctioned Regime.

         o REGULATED AFFILIATE means a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a non-U.S. country, as applicable, and (ii) is subject to supervision by a banking

_____________________
** The list of Non-Cooperative Countries and Territories is amended periodically. For a current list of Non-Cooperative Countries and Territories, refer to the Financial Action Task Force website, http://www1.oecd.org/fatf/NCCT_en.htm

***      The OFAC lists may be found at the OFAC website:
         http://www.treas.gov/ofac
                  authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

         o SANCTIONED REGIMES means targeted foreign countries, terrorism sponsoring organizations and international narcotics traffickers in respect of which OFAC administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals.****

         o SENIOR FOREIGN POLITICAL FIGURE means a senior official in the executive, legislative, administrative, military or judicial branch of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

______________
**** As of the date of this prospectus, OFAC has imposed sanctions upon the following regimes: the Balkans, Burma (Myanmar), Cuba, Iran, Iraq, Liberia, Libya, North Korea, Sierra Leone, Sudan, Taliban (Afghanistan), UNITA (Angola), Yugoslavia (Serbia and Montenegro) and Zimbabwe.

                                   APPENDIX D
                   GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
                             REQUEST FOR REDEMPTION

                               ____________, 200__
                                  (Please date)

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
c/o Dearborn Capital Management, L.L.C.
550 West Jackson Boulevard, Suite 1300
Chicago, Illinois  60661

Dear Sir or Madam:

         I hereby request redemption of the number/dollar amount of limited partnership units on the Redemption Date (as defined below) specified below, subject to all of the conditions set forth in the Third Amended and Restated Limited Partnership Agreement of Grant Park Futures Fund Limited Partnership ("Grant Park"):

Class A: _______________          Requested Redemption Date: ____________, 200__
Class B: _______________

(Specify number or dollar amount of units to be redeemed in each Class and the month-end on which you want the redemption to take effect. If no number or dollar amount is specified, it will be assumed that the limited partner wishes to redeem ALL units. If no month is specified, it will be assumed that the limited partner wishes that the redemption take effect as of the next available Redemption Date.)

         I understand that a limited partner may cause any of its units to be redeemed by Grant Park for an amount equal to the net asset value per applicable unit as of the close of business on the last business day of any calendar month (the "Redemption Date") if at least 10 days prior to the Redemption Date, or at an earlier date if required by its selling agent, Dearborn Capital Management, L.L.C. (the "General Partner") receives a written request for redemption indicating the number or dollar amount of units the limited partner wishes to redeem. I understand that Class A limited partners will not pay a fee in order to cause Grant Park to redeem all or any part of their investment, other than incentive fees and other accrued expenses, as described in the prospectus. I also understand that Class B limited partners will pay no redemption fees, except that Class B limited partners who redeem units prior to the one year anniversary of their subscription for the redeemed units will pay the General Partner an early redemption fee. This early redemption fee will be based on the net asset value of the redeemed units as of the close of business on the Redemption Date and will be calculated as follows:

         o units redeemed on or before the third month-end after the subscription will be subject to a fee of 3.5% of the net asset value of the redeemed units;

         o units redeemed after the third month-end and on or before the sixth month-end after the subscription will be subject to a fee of 2.625% of the net asset value of the redeemed units;

         o units redeemed after the sixth month-end and on or before the ninth month-end after the subscription will be subject to a fee of 1.75% of the net asset value of the redeemed units; and

         o units redeemed after the ninth month-end and before the one-year anniversary of the subscription will be subject to a fee of 0.875% of the net asset value of the redeemed units.

         I understand that the units will be redeemed on a "first-in, first-out" basis, such that the redeemed units will be deemed to have been acquired on the redeeming limited partner's earliest subscription date for which units have not yet been redeemed. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the units to which this Request for Redemption relates, with full power and authority to request redemption of such units. Such units are not subject to any pledge or otherwise encumbered in any fashion.

UNITED STATES TAXABLE LIMITED PARTNERS ONLY

         Under penalties of perjury, by signature below, I hereby certify that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is my true, correct and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of Section 3406(a)(1)(c) of the Internal Revenue Code.

NON-UNITED STATES LIMITED PARTNERS ONLY

         Under penalties of perjury, by signature below, I hereby certify that
(a) I am not a citizen or resident of the United States or (b) (in the case of an investor that is not an individual), the investor is not a United States corporation, partnership, estate or trust.

ALL REDEMPTION PROCEEDS WILL BE PAYABLE BY CHECK IN THE NAME OF THE INVESTOR AND MAILED TO THE INVESTOR'S ADDRESS ONLY UNLESS THE GENERAL PARTNER AGREES OTHERWISE. SIGNATURES ON REVERSE SIDE MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED.

                       UNITS REGISTERED IN THE NAME(S) OF:

________________________________________________________________________________
Type or Print Name                                Social Security or Taxpayer ID

________________________________________________________________________________
Street

________________________________________________________________________________
City                    State                          Zip Code

________________________________________________________________________________
Account #               Type                            FA

                                  SIGNATURE(S).

                            INDIVIDUAL OWNER(S) OR ASSIGNEE(S)

                            Print Name(s): _____________________________________
                                           _____________________________________

                            Signature(s) of
                              owner(s) or
                              assignee(s): _____________________________________
                                           _____________________________________



                           ENTITY OWNER (OR ASSIGNEE)

                           _____________________________________________________
                           _____________________________________________________
                           _____________________________________________________

                           By: _________________________________________________
                               (Trustee, partner or authorized officer. If
                               a corporation, include a certified copy of
                               authorizing resolution.)


NOTE: If the entity owner is a trustee, custodian, or fiduciary of an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

                           PLAN PARTICIPANT

                           _____________________________________________________
                                           Type or Print Name

                           _____________________________________________________
                                             (Signature)

                                    CHECK ONE
   [ ]    PLEASE RETURN THE PROCEEDS OF THIS REDEMPTION TO THE ADDRESS ABOVE.
   [ ]    PLEASE RETURN THE PROCEEDS OF THIS REDEMPTION TO MY BROKERAGE ACCOUNT.


THIS REQUEST FOR REDEMPTION MUST BE RECEIVED BY THE GENERAL PARTNER AT LEAST TEN
(10) DAYS PRIOR TO THE REDEMPTION DATE ON WHICH YOUR REDEMPTION IS TO BECOME EFFECTIVE OR AT AN EARLIER DATE IF REQUIRED BY YOUR SELLING AGENT.

                                   APPENDIX E

                                    GLOSSARY

         The following glossary may assist prospective investors in understanding certain terms used in this prospectus:

         Administrator. An official or agency administering the securities laws of a state.

         Affiliate. An affiliate of a person is (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person, (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person, (c) any person, directly or indirectly, controlling, controlled by or under common control of such person,
(d) any officer, director or partner of such person, or (e) if such person is an officer, director or partner, any person for which such person acts in such capacity.

         Allocated Net Assets. The portion of Grant Park's net assets allocated to a trading advisor and subject to that trading advisor's investment discretion (including any notional funds), together with any appreciation or depreciation in such assets.

         CEA. Commodity Exchange Act, as amended.

         CFMA. Commodity Futures Modernization Act of 2000.

         CFTC. Commodity Futures Trading Commission. An independent regulatory commission of the U.S. government empowered to regulate futures transactions and other commodity interest transactions under the CEA.

         CISDM (formerly MAR/Zurich) Trading Advisor Qualified Universe Index. A dollar weighted index named after the University of Massachusetts Center for International Securities and Derivatives Markets that includes the performance of commodity trading advisors that have the objective of speculative trading profits. The CISDM Index is utilized as a broad measure of overall managed futures returns, as compared to other indices that measure the overall returns of stocks and bonds as separate asset classes. The CISDM Index is not the same as an investment in Grant Park, as it is more broadly diversified across a much greater number of trading programs. Furthermore, Grant Park may perform quite differently than the CISDM Index, just as, for example, an individual stock may perform quite differently from the S&P 500 Index.

         Clearing Broker. Any person who engages in the business of effecting commodity interest transactions for the accounts of others or for its own account and who has been appointed by the general partner to act as a clearing broker on behalf of Grant Park. Currently, Grant Park's clearing brokers are Refco, Inc. and UBS Financial Services Inc.

         Commodity. Refers to goods, wares, merchandise, produce and in general everything that is bought and sold in commerce, including financial instruments that have been selected as appropriate vehicles for trading on various national and international exchanges or markets located in principal marketing and commercial areas.

         Commodity Interest. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or other contract or transaction described in this prospectus the value of which is tied to an underlying commodity.

         Daily Price Fluctuation Limit. The maximum permitted fluctuation (imposed by an exchange and approved by the CFTC) in the price of a futures contract or options on futures contract that can occur on an exchange on a given day in relation to the previous day's settlement price. Such maximum permitted fluctuation is subject to change from time to time by the exchange. These limits generally are not imposed outside the U.S.

         Delivery. The process of satisfying a futures contract, option on a commodity or a forward contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof. Certain financial instrument contracts are not settled by delivery of the financial instrument, but rather are settled in cash.

         Draw-down. Losses experienced by the composite record over a specified period. Draw-downs are measured on the basis of month-end net asset values only.

         EFP. Exchange for physical. An EFP transaction involves the spot purchase or sale of a commodity in conjunction with the offsetting sale or purchase of a corresponding futures contract involving the same or equivalent commodity, without making an open competitive trade on an exchange as permitted by exchange rules.

         ERISA. Employee Retirement Income Security Act of 1974, as amended.

         ERISA Plan.  Employee benefit plan governed by ERISA.

         FCM. Futures commission merchant.

         Forward Contract. A contract relating to the purchase and sale of a commodity for delivery at a future date. It is distinguished from a futures contract in that it is not traded on an exchange, and in that it is not uniform and contains terms and conditions specifically negotiated by the parties.

         Futures Contract. A contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or for cash settlement. Such contracts are uniform for each commodity on each exchange and vary only with respect to price and delivery time. It is important to note that trading in futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price, or by offsetting the contractual obligation with a countervailing contract on the same or a linked exchange prior to delivery.

         HFRI Fund Weighted Composite Index. The Hedge Fund Research Institute's Hedge Fund Weighed Composite Index is an internationally-recognized benchmark comprised of over 1,475 funds from the internal HFR Database. HFRI Fund Weighted Composite Index is an equal-weighted return of all funds in the HFR Monthly Indices, excluding HFRI Fund of Funds Index. This is a broad-based index comprising a wide variety of hedge fund strategies. Any specific hedge fund may perform quite differently than the index. This index differs from Grant Park significantly in that it encompasses such a wide variety of trading styles and market sectors.

         IRA. Individual Retirement Account.

         Lehman Brothers Long Government Bond Index/Lehman Brothers Long-Term Treasury Bond Index. Indices consisting of various government bonds that have at least one year to maturity. Total return comprises price appreciation/depreciation and income as a percentage of the original investment. These indices are rebalanced monthly by market capitalization.

         Long Contract. A contract to accept delivery of (i.e., to buy) a specified amount of a commodity at a future date at a specified price.

         Margin. Good faith deposits with a clearing broker to assure fulfillment of a purchase or sale of a futures contract or, in certain cases, forward or option contract. Commodity interest margins do not usually involve the payment of interest. Original or initial margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader's broker to initiate and maintain an open position in futures contracts. Maintenance margin is the amount (generally less than the original margin) to which a trader's account may decline before the trader must deliver additional margin.

         Margin Call. A demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular exchange or a clearing broker.

         Morgan Stanley Capital International Europe, Australasia, Far East Index (MSCI EAFE Index). A capitalization-weighted index that is designed to measure the investment returns of developed economies outside of North America. The index includes publicly traded stocks from 21 countries that are divided into industry groups, with representative stocks selected from each industry group. Cross-ownership is tracked to ensure that the market weight given each company is accurate.

         NASAA. North American Securities Administrators Association, Inc.

         NASAA Guidelines. The Guidelines for the Registration of Commodity Pool Programs imposed by NASAA.

         NASDAQ Composite Index. An index that measures all NASDAQ domestic and non-U.S. based common stocks listed on the NASDAQ Stock Market (currently over 4,000 companies). The index is market-value weighted. This means that each company's stock affects the index in proportion to its market value. The market value, the last sale price multiplied by total shares outstanding, is calculated throughout the trading day, and is related to the total value of the index.

         NAV. Net asset value. Net asset value as of a specified time with respect to any class of units or of Grant Park as a whole equals the value of the net assets attributable to such class or of Grant Park, as applicable, as of that time.

         NFA. National Futures Association. A self-regulatory organization for commodity interest professionals.

         Net Assets. The total assets attributable to any class of units or of Grant Park, as applicable, including all cash, plus Treasury securities at accrued interest and the market value of all open commodity interest positions attributable to such class or of Grant Park, less all liabilities attributable to such class or of Grant Park, determined in accordance with generally accepted accounting principles (GAAP).

         Net Asset Value per Unit. Net asset value of a class of units divided by the aggregate number of units of such class outstanding.

         Net Worth. The excess of total assets over total liabilities as determined in accordance with GAAP. Net worth is determined exclusive of home, home furnishings and automobiles.

         New Trading Profits. The excess, if any, of the value of the trading advisor's allocated net assets as of the end of a quarter over the value of the trading advisor's allocated net assets as of the end of the most recent prior quarter in which an incentive fee was paid to the trading advisor.

         Notional Funds. The difference between the nominal size of an account as agreed between a trading advisor and the client and the actual amount of cash funds held in the client's account at the clearing broker. Notional funds has the same meaning as notional equity.

         Open Position. A contractual commitment arising under a commodity interest contract that has not been extinguished by an offsetting trade or by delivery.

         Option. A contract giving the purchaser the right, as opposed to the obligation, to acquire or to dispose of the commodity, futures contract or forward contract underlying the option.

         Organization and Offering Expenses. All expenses incurred by Grant Park in connection with and in preparing any class of units for registration and subsequently offering and distributing the units to the public, including total selling agent, underwriting and brokerage discounts and commissions, expenses for printing, engraving, mailing, salaries of the general partner's employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of the units under federal and state law, including taxes and fees, accountants' and attorneys' fees, to the extent applicable.

         Person. Any natural person, partnership, corporation, association or other legal entity.

         Pit Brokerage Fees. Includes floor brokerage, clearing fees, NFA fees and exchange fees.

         Pyramiding. A method of using all or a part of an unrealized profit in a commodity interest contract position to provide margin for any additional commodity interest contracts of the same or related commodities.

         Round-turn Transaction. The process of opening an investment in a commodity interest by taking a position together with the process of closing out that investment by undertaking an offsetting transaction.

         SEC. Securities and Exchange Commission.

         Selling Agent. Any broker-dealer that is engaged by the general partner to offer and sell the units to prospective investors. Currently, Grant Park's lead selling agents are UBS Financial Services Inc., A.G. Edwards & Sons, Inc., and Oppenheimer & Co. Inc. The general partner may engage additional selling agents.

         Settlement Price. The closing price for futures contracts in a particular commodity established by the clearing organization or exchange after the close of each day's trading.

         Short Contract. A contract to make delivery of (i.e., to sell) a specified amount of a commodity at a future date at a specified price.

         Speculative Position Limit. The maximum number of speculative futures or option contracts in any one commodity (on one contract market), imposed by the CFTC or a U.S. futures exchange, that can be held or controlled at one time by one person or a group of persons acting together. These limits generally are not imposed for trading on markets or exchanges outside the U.S.

         Sponsor. Any person directly or indirectly instrumental in organizing Grant Park or any person who will manage or participate in the management of Grant Park, including any clearing broker who pays any portion of the organization and offering expenses of Grant Park, and the general partner and any other person who regularly performs or selects the persons who performs service for Grant Park. The term

"sponsor" does not include wholly independent third parties such as any attorneys, accountants, selling agents and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "sponsor" shall be deemed to include its affiliates. Grant Park's sole sponsor is Dearborn Capital Management, L.L.C.

         Spot Contract. A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a specific commodity, usually with a two-day settlement. Spot contracts are not uniform and are not exchange traded.

         Spread or Straddle. A trading strategy involving the simultaneous buying and selling of contracts on the same commodity interest but involving different delivery dates or markets and in which the trader expects to earn a profit from a widening or narrowing of the difference between the prices of the two contracts.

         Standard & Poor's 500 Composite Stock Index (S&P 500 Index). A weighted index consisting of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor's based on industry representation, liquidity and stability. The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.

         Standard Deviation. Standard deviation measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

         Sharpe Ratio. A return/risk measure developed by William Sharpe. Return (numerator) is defined as the incremental average return of an investment over the risk free rate. Risk (denominator) is defined as the standard deviation of the investment returns.

         Swap Contract. A transaction that generally involves contracts with a counterparty to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap contracts generally are not uniform and not exchange traded.

         Trading Advisor. Any person who for consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase or sale of commodity interests and who has been appointed to act as a trading advisor for Grant Park. Currently, Grant Park's trading advisors are Rabar Market Research, Inc., EMC Capital Management, Inc., and Eckhardt Trading Company. A fourth trading advisor, Graham Capital Management, L.P., is expected to begin trading shortly after the first closing date for this offering.

         Unrealized Profit or Loss. The profit or loss that would be realized on an open position if it were closed out at the current settlement price.

         Valuation Date. The date as of which the net assets of any class of units or of Grant Park are determined.

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the units pursuant to the prospectus contained in this registration statement.

                                                             AMOUNT
                                                          ------------
           SEC registration fee (actual)..............        $ *
           NASD filing fees...........................          *
           Blue Sky expenses..........................          *
           Accountants' fees and expenses.............          *
           Legal fees and expenses....................          *
           Printing and engraving expenses............          *
           Miscellaneous expenses.....................          *
                                                                --
              Total...................................        $ *
                                                              ===
---------------
*   To be completed by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The registrant will indemnify and hold harmless the general partner and its members, directors, officers, employees and agents from and against any loss, expense or other liability (including reasonable attorneys' fees and expenses) incurred by them by reason of any act performed or omission by them on behalf of the registrant, provided that (1) the general partner has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the registrant, (2) the general partner was acting on behalf of, or performing services for, the registrant, and (3) the loss or liability was not the result of negligence or misconduct by the general partner or its affiliates. Grant Park may only advance funds to the general partner and/or its members, directors, officers, employees and agents under this indemnity if (a) the legal action relates to acts or omissions relating to the performance of duties on behalf of Grant Park, (b) the legal action is initiated by someone other than a limited partner, or if initiated by a limited partner, the court approves the advance, and (c) the general partner and/or its members, directors, officers, employees and agents, as the case may be, agree to reimburse Grant Park for the amount of the advance plus interest if the legal action is subsequently deemed not to give rise to indemnification. Any indemnification of the general partner is recoverable only from the assets of the registrant and not from the limited partners. Nevertheless, the registrant shall not indemnify the general partner for any loss, expense or other liability arising from an alleged violation of federal or state securities laws unless the indemnification complies with the requirements for indemnification set forth in the NASAA Guidelines.


         No indemnity by the registrant will increase the liability of any limited partner beyond the amount of the limited partner's capital contribution and profits, if any, in the registrant.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

         From its formation through February 28, 2003, the registrant issued and sold its limited partnership interests in an offering exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. Similar reliance has been placed on available exemptions from securities qualification requirements under applicable state securities laws. The recipients of securities in such offering made representations as to their intention to acquire the securities for investment only and not with a view to, or for sale in connection with, any distribution thereof, as to their ability to hold such securities indefinitely and generally, as to their qualification as accredited investors under the Securities Act and Regulation D promulgated thereunder. Further, such securities were restricted as to their transferability.

         Limited partnership interests sold pursuant to these exemptions in each of the registrant's three most recent years totaled approximately $4.2 million in 2003, $2.5 million in 2002, and $163,000 in 2001. The registrant added approximately 133 new limited partners between 2001 and February 28, 2003.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a)      EXHIBITS

1.1+ Form of Selling Agreement among the registrant, Dearborn Capital Management, L.L.C. and the lead selling agents.

1.2+ Form of Additional Selling Agent Agreement among the registrant, Dearborn Capital Management, L.L.C. and the additional selling agents.

3.1 Third Amended and Restated Limited Partnership Agreement of the registrant (attached to the prospectus as Appendix A).

3.2+     Certificate of Limited Partnership of the registrant.

5.1 Opinion of Vedder, Price, Kaufman & Kammholz, P.C. relating to the legality of the units.

8.1 Opinion of Vedder, Price, Kaufman & Kammholz, P.C. with respect to federal income tax consequences.*

10.1+ First Amended and Restated Advisory Contract among the registrant, Dearborn Capital Management, L.L.C. and Rabar Market Research, Inc.

10.2+ First Amended and Restated Advisory Contract among the registrant, Dearborn Capital Management, L.L.C. and EMC Capital Management, Inc.

10.3+ First Amended and Restated Advisory Contract among the registrant, Dearborn Capital Management, L.L.C. and Eckhardt Trading Company.

10.4+    Advisory Contract among the registrant, Dearborn Capital
         Management, L.L.C. and Graham Capital Management, L.P.

10.5 Subscription Agreement and Power of Attorney (attached to the prospectus as Appendix B).

10.6     Request for Redemption Form (attached to the prospectus as Appendix D).

23.1     Consent of Vedder, Price, Kaufman & Kammholz, P.C. (included in Exhibit
         5.1).

23.2     Consent of McGladrey & Pullen LLP.

24.1     Powers of Attorney (included on signature page).

------------------
+ Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-104317) and incorporated herein by reference.
*       To be filed by amendment.

         (b)      FINANCIAL STATEMENT SCHEDULES

         Financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

ITEM 17.  UNDERTAKINGS

(a) The registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (5) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 4th day of March, 2004.

                                     GRANT PARK FUTURES FUND LIMITED PARTNERSHIP


                                      BY:  DEARBORN CAPITAL MANAGEMENT, L.L.C.
                                           its general partner


                                      By:  /s/ David M. Kavanagh
                                           -------------------------------------
                                           David M. Kavanagh
                                           President

                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints David M. Kavanagh, Margaret E. Manning and Maureen O'Rourke his or her true and lawful attorneys-in-fact and agents, acting alone, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-1 (including any registration statement filed pursuant to Rule 462(b), (c) or (d) under the Securities Act of 1933, and all amendments thereto) and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, which attorney and agent may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on March 4, 2004.

            SIGNATURE                             TITLE
-------------------------------         -----------------------------

/s/ David M. Kavanagh                             President
-------------------------------         (principal executive officer)
David M. Kavanagh


/s/ Maureen O'Rourke                       Chief Financial Officer
-------------------------------           (principal financial and
Maureen O'Rourke                             accounting officer)

                                  EXHIBIT INDEX

EXHIBIT  DESCRIPTION
-------  -----------

1.1+ Form of Selling Agreement among the registrant, Dearborn Capital Management, L.L.C. and the lead selling agents.

1.2+ Form of Additional Selling Agent Agreement among the registrant, Dearborn Capital Management, L.L.C. and the additional selling agents.

3.1 Third Amended and Restated Limited Partnership Agreement of the registrant (attached to the prospectus as Appendix A).

3.2+     Certificate of Limited Partnership of the registrant.

5.1 Opinion of Vedder, Price, Kaufman & Kammholz, P.C. relating to the legality of the units.

8.1 Opinion of Vedder, Price, Kaufman & Kammholz, P.C. with respect to federal income tax consequences.*

10.1+ First Amended and Restated Advisory Contract among the registrant, Dearborn Capital Management, L.L.C. and Rabar Market Research, Inc.

10.2+ First Amended and Restated Advisory Contract among the registrant, Dearborn Capital Management, L.L.C. and EMC Capital Management, Inc.

10.3+ First Amended and Restated Advisory Contract among the registrant, Dearborn Capital Management, L.L.C. and Eckhardt Trading Company.

10.4+    Advisory Contract among the registrant, Dearborn Capital
         Management, L.L.C. and Graham Capital Management, L.P.

10.5 Subscription Agreement and Power of Attorney (attached to the prospectus as Appendix B).

10.6     Request for Redemption Form (attached to the prospectus as Appendix D).

23.1     Consent of Vedder, Price, Kaufman & Kammholz, P.C. (included in Exhibit
         5.1).

23.2     Consent of McGladrey & Pullen LLP.

24.1     Powers of Attorney (included on signature page).

------------------
+ Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-104317) and incorporated herein by reference.
*       To be filed by amendment.